    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 1996.

                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]      Filed by a Party other than the Registrant [_]
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

CHECK THE APPROPRIATE BOX:

[_] Preliminary Proxy Statement          [_] Confidential, for Use of the
                                         Commission Only
[X] Definitive Proxy Statement                 (as permitted by Rule 14a-
                                               6(e)(2))
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11c or (S)240.14a-12

                             ATRIA SOFTWARE, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ATRIA SOFTWARE, INC.
                  (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2) or
Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies: Common Stock, $.0001 par value, of Pure Software Inc. ("Pure") and Common Stock, $.01 par value, of Registrant
  2) Aggregate number of securities to which transaction applies: up to 23,941,533 shares of Pure Common Stock
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $231,035.79*
  4) Proposed maximum aggregate value of transaction: $231,035.79
  5) Total fee paid: $231,035.79
  --------
  * Established in accordance with Rule 0-11(a)(4) based on the average high and low prices of the Atria Common Stock, as reported on The Nasdaq National Market on June 20, 1996.

[X]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid: $231,035.79
  2) Form, Schedule or Registration Statement No.: Schedule 14A
  3) Filing Party: Pure Software Inc. and Atria Software, Inc.
  4) Date Filed: June 24, 1996

                         [LOGO OF ATRIA APPEARS HERE]

                                                                  July 26, 1996

Dear Stockholder:

  As most of you are aware, Atria Software, Inc. ("Atria") has entered into an agreement to combine with Pure Software Inc. ("Pure") in a "merger of equals" strategic business combination (the "Merger"). At our Special Meeting on Friday, August 23, 1996, you will be asked to consider and approve the Agreement and Plan of Reorganization between Pure, its wholly owned subsidiary, CST Acquisition Corporation and Atria (the "Agreement") relating to the Merger. The accompanying Prospectus/Joint Proxy Statement presents the details of the Merger. Following the Merger, based on the shares of Atria Common Stock and Pure Common Stock outstanding as of July 1, 1996, the former holders of Atria Common Stock will hold 55.7% of the Common Stock of the consolidated entity composed of Pure and Atria together (the "Combined Company Common Stock"), and the holders of Pure Common Stock prior to the Merger will hold 44.3% of the Combined Company Common Stock.

  After careful consideration, Atria's Board of Directors has unanimously approved the Agreement and recommends that you vote FOR the approval and adoption of the Agreement. The Board of Directors of Atria believes the Merger offers Atria and its stockholders a number of important benefits including:
(i) the strategic fit between the two companies, creating an opportunity for the combined company to play a defining role in the market for software development management products, (ii) the potential for the combined company to capitalize on the expanded product offerings and the marketing and product synergies between Atria's and Pure's product lines and (iii) the greater financial, product development, sales and marketing resources that would result from combining the two companies. In the Merger, all of the issued and outstanding shares of capital stock of Atria will be converted into the right to receive an aggregate of approximately 22,200,461 shares of Common Stock, $.0001 par value per share, of Pure, based on the capitalization of Atria and Pure on July 1, 1996. Pure will also assume options exercisable for up to approximately 2,598,602 additional shares of Combined Company Common Stock, based on the number of options outstanding on July 1, 1996.

  All stockholders are invited to attend the Special Meeting in person. The affirmative vote of holders of a majority of the shares of Common Stock, $.01 par value per share ("Atria Common Stock"), of Atria outstanding as of the record date will be necessary for approval and adoption of the Agreement and the transactions contemplated thereby. PURSUANT TO MASSACHUSETTS LAW, AND AS DESCRIBED IN GREATER DETAIL IN THE NOTICE OF THE MEETING AND IN THE PROSPECTUS/JOINT PROXY STATEMENT, HOLDERS OF ATRIA COMMON STOCK WILL BE ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER.

  Stockholders are urged to review carefully the information contained in the accompanying Prospectus/Joint Proxy Statement, including in particular the information under the captions "Risk Factors," "Atria Software, Inc. Special Meeting--Recommendation of Atria Board of Directors," "Approval of the Merger and Related Transactions--Joint Reasons for the Merger" and "--Atria's Reasons for the Merger" prior to making any voting decision in connection with their Atria Common Stock.

  Whether or not you expect to attend the Special Meeting in person, please complete, sign and promptly return the enclosed proxy card in the enclosed postage-prepaid envelope to assure representation of your shares. You may revoke your proxy at any time before it has been voted, and if you attend the Special Meeting you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                       Sincerely,

                                       Paul H. Levine
                                       President and Chief Executive Officer

Lexington, Massachusetts

                 YOUR PROXY IS IMPORTANT--PLEASE VOTE PROMPTLY

  ATRIA STOCKHOLDERS SHOULD NOT SURRENDER OR OTHERWISE ATTEMPT TO EXCHANGE THEIR ATRIA STOCK CERTIFICATES FOR PURE STOCK CERTIFICATES UNLESS AND UNTIL THEY HAVE RECEIVED APPROPRIATE NOTICE AND INSTRUCTIONS FOR EXCHANGE.

                             ATRIA SOFTWARE, INC.
                                20 MAGUIRE ROAD
                        LEXINGTON, MASSACHUSETTS 02173

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 23, 1996

  A Special Meeting of Stockholders (the "Atria Meeting") of Atria Software, Inc., a Massachusetts corporation ("Atria"), will be held at the offices of Testa, Hurwitz & Thibeault, LLP, located at High Street Tower, 125 High Street, Boston, Massachusetts 02110, on Friday, August 23, 1996, at 12:00 noon, local time, to consider and act on the following matters:

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization (the "Agreement") dated as of June 6, 1996, among Pure Software Inc., a Delaware corporation ("Pure"), CST Acquisition Corporation, a Massachusetts corporation and wholly owned subsidiary of Pure (the "Merger Sub"), and Atria, pursuant to which, among other matters (i) Merger Sub will be merged with and into Atria (the "Merger") and (ii) each share of Common Stock, $.01 par value per share ("Atria Common Stock"), of Atria will be converted into the right to receive, and become exchangeable for, 1.544615 shares of Common Stock, par value $.0001 per share ("Pure Common Stock"), of Pure (based on the closing stock prices of the Atria Common Stock and Pure Common Stock on June 5, 1996, the last trading day prior to the execution of the Agreement).

    2. To transact such other matters as may properly come before the Atria Meeting or any postponements or adjournments of the Atria Meeting.

  If the Agreement is approved by the stockholders of Atria at the Atria Meeting and effected by Atria, any stockholder (1) who files with Atria before the taking of the vote on the approval of such action, written objection to the proposed action stating that such stockholder intends to demand payment for such shares if the action is taken and (2) whose shares are not voted in favor of such action, has or may have the right to demand in writing from the surviving corporation, within 20 days after the date of mailing to such stockholder of notice in writing that the corporate action has become effective, payment for such stockholder's shares and an appraisal of the value thereof. Atria and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in Sections 85 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts. Following the Merger, based on the shares of Atria Common Stock and Pure Common Stock outstanding as of July 1, 1996, the former holders of Atria Common Stock will hold 55.7% of the Common Stock of the consolidated entity composed of Pure and Atria and their respective subsidiaries after the Merger (the "Combined Company Common Stock"), and the holders of Pure Common Stock prior to the Merger will hold 44.3% of the Combined Company Common Stock.

  Information relating to the above matters is set forth in the attached Prospectus/Joint Proxy Statement. Stockholders of record as of the close of business on July 19, 1996 will be entitled to notice of, and to vote at, the Atria Meeting and any adjournments or postponements thereof.

  All stockholders are cordially invited to attend the Atria Meeting in person.

                                          By Order of the Board of Directors

                                          W. Geoffrey Stein
                                          Clerk

Lexington, Massachusetts
July 26, 1996

  WHETHER OR NOT YOU EXPECT TO ATTEND THE ATRIA MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

[LOGA OF PURE SOFTWARE APPEARS HERE]               [LOGO OF ATRIA APPEARS HERE]
                      PROSPECTUS/JOINT PROXY STATEMENT

                               23,941,533 SHARES

                               PURE COMMON STOCK
                                ---------------

  This Prospectus/Joint Proxy Statement constitutes the Prospectus of Pure Software Inc., a Delaware corporation ("Pure"), with respect to up to 23,941,533 shares of its Common Stock, par value $0.0001 per share ("Pure Common Stock"), to be issued in connection with the proposed merger (the "Merger") of CST Acquisition Corporation, a Massachusetts corporation and a wholly owned subsidiary of Pure ("Merger Sub"), with and into Atria Software, Inc., a Massachusetts corporation ("Atria"), pursuant to the terms set forth in the Agreement and Plan of Reorganization, dated as of June 6, 1996 (the "Agreement"), among Pure, Merger Sub and Atria. As used herein, the term "Combined Company" means Pure and Atria and their respective subsidiaries as a consolidated entity following the Merger and references to the products, business, results of operations or financial condition of the Combined Company should be considered to refer to Pure and Atria, unless the context otherwise requires. The shares of Pure Common Stock after the Merger are referred to herein as the "Combined Company Common Stock" and the Common Stock, $.01 par value per share, of Atria is herein referred to as "Atria Common Stock." As a result of the Merger, each outstanding share of Atria Common Stock, other than shares as to which appraisal rights pursuant to the Massachusetts Business Corporation Law (the "MBCL") have been exercised and shares held in the treasury of Atria or owned by Merger Sub, Pure or any wholly owned subsidiary of Pure or Atria, will be converted into the right to receive 1.544615 shares of Pure Common Stock (the "Exchange Ratio"), and each outstanding option or right to purchase Atria Common Stock under the Atria 1990 Stock Option Plan, 1994 Stock Plan and 1994 Non-Employee Director Stock Option Plan (collectively, the "Atria Stock Option Plans") and the Atria 1994 Employee Stock Purchase Plan (the "Atria Stock Purchase Plan") will be assumed by Pure and will become an option or right to purchase Combined Company Common Stock, with appropriate adjustments to the number of shares issuable thereunder and the exercise price thereof based on the Exchange Ratio. Holders of Atria Common Stock who do not vote in favor of the Merger may, under certain circumstances and by following prescribed statutory procedures, receive cash for their shares. See "Terms of the Merger--Appraisal Rights."

  This Prospectus/Joint Proxy Statement also constitutes the Proxy Statements of Pure and Atria with respect to the Special Meeting of Stockholders of Pure scheduled to be held on August 23, 1996 (the "Pure Meeting") and the Special Meeting of Stockholders of Atria scheduled to be held on August 23, 1996 (the "Atria Meeting").

  This Prospectus/Joint Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders of Pure and Atria on or about July 26, 1996.

                               ---------------

  SEE "RISK FACTORS" AT PAGE 17 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PURE AND ATRIA STOCKHOLDERS IN EVALUATING THE PROPOSALS TO BE VOTED ON AT THE PURE MEETING AND AT THE ATRIA MEETING AND THE ACQUISITION OF THE SECURITIES OFFERED HEREBY.

                               ---------------

 NEITHER THIS TRANSACTION NOR THE SECURITIES OF PURE OFFERED HEREBY HAVE BEEN
  APPROVED OR DISAPPROVED BY  THE SECURITIES AND  EXCHANGE COMMISSION OR ANY
   STATE SECURITIES COMMISSION NOR HAS  THE SECURITIES AND EXCHANGE COMMIS-
    SION OR  ANY STATE SECURITIES  COMMISSION PASSED UPON  THE ACCURACY OR
     ADEQUACY OF  THIS PROSPECTUS/JOINT PROXY  STATEMENT. ANY REPRESENTA-
      TION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------

      The date of this Prospectus/Joint Proxy Statement is July 26, 1996.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION......................................................   2
TRADEMARKS.................................................................   2
FORWARD-LOOKING STATEMENTS.................................................   2
SUMMARY....................................................................   3
RISK FACTORS...............................................................  17
INTRODUCTION...............................................................  24
PURE SOFTWARE INC. SPECIAL MEETING.........................................  24
  Date, Time and Place of Pure Meeting.....................................  24
  Purpose..................................................................  24
  Record Date and Outstanding Shares.......................................  24
  Vote Required............................................................  24
  Proxies..................................................................  25
  Solicitation of Proxies; Expenses........................................  25
  Recommendations of Pure Board of Directors...............................  25
ATRIA SOFTWARE, INC. SPECIAL MEETING.......................................  26
  Date, Time and Place of Atria Meeting....................................  26
  Purpose..................................................................  26
  Record Date and Outstanding Shares.......................................  26
  Vote Required............................................................  26
  Proxies..................................................................  26
  Solicitation of Proxies; Expenses........................................  27
  Appraisal Rights.........................................................  27
  Recommendation of Atria Board of Directors...............................  27
APPROVAL OF THE MERGER AND RELATED TRANSACTIONS............................  28
  Joint Reasons For the Merger.............................................  28
  Pure's Reasons For the Merger............................................  29
  Atria's Reasons For the Merger...........................................  30
  Material Contacts and Board Deliberations................................  31
  Opinions of Pure's Financial Advisors....................................  34
  Opinion of Atria's Financial Advisor.....................................  42
  Certain Federal Income Tax Considerations................................  46
  Governmental and Regulatory Approvals....................................  47
  Accounting Treatment.....................................................  47
TERMS OF THE MERGER........................................................  48
  Effective Time...........................................................  48
  Manner and Basis of Converting Shares....................................  48
  Stock Ownership Following the Merger.....................................  48
  Conduct of Combined Company Following the Merger.........................  49
  Conduct of Pure's and Atria's Business Prior to the Merger...............  50
  No Solicitation..........................................................  51
  Break Up Fees; Expenses..................................................  52
  Conditions to the Merger.................................................  52
  Termination of the Agreement.............................................  54
  Stock Option Agreements..................................................  54
  Voting Agreements........................................................  55
  Affiliate Agreements.....................................................  56
  Licensing and Marketing Agreement........................................  56
  Interests of Certain Persons.............................................  56
  Appraisal Rights.........................................................  57

                                                                           PAGE
                                                                           ----
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION..............   60
  Financial Statements....................................................   60
  Combined Company Following the Merger...................................   65
ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY PURE STOCKHOLDERS....   67
  Proposal Two--Amendment to Restated Certificate of Incorporation........   67
  Proposal Three--Amendment of the 1995 Stock Option Plan.................   67
PURE......................................................................   73
  Pure Business...........................................................   73
  Pure Management's Discussion and Analysis of Financial Condition and
   Results of Operations..................................................   79
  Pure Certain Transactions...............................................   85
  Pure Management and Executive Compensation..............................   85
  Pure Stock Information..................................................   90
ATRIA.....................................................................   92
  Atria Business..........................................................   92
  Atria Management's Discussion and Analysis of Financial Condition and
   Results of Operations..................................................  101
  Securities Ownership of Certain Beneficial Owners and Management of
   Atria..................................................................  108
  Market Price of Atria Common Stock......................................  112
  Compensation and Other Information Concerning Directors and Officers of
   Atria..................................................................  113
COMPARISON OF CAPITAL STOCK...............................................  116
EXPERTS...................................................................  122
LEGAL MATTERS.............................................................  122
FINANCIAL STATEMENTS......................................................  F-1
  Index to Financial Statements...........................................  F-1
  Report of KPMG Peat Marwick LLP (Pure)..................................  F-2
  Report of Ernst & Young LLP (Atria)..................................... F-17
ANNEX A--Agreement and Plan of Reorganization, dated as of June 6, 1996, among Pure Software Inc., CST Acquisition Corporation and Atria
          Software, Inc...................................................  A-1
ANNEX B--Stock Option Agreements dated as of June 6, 1996 between Pure
          Software Inc. and Atria Software, Inc...........................  B-1
ANNEX C--Sections 85-98 of the Massachusetts Business Corporation Law.....  C-1
ANNEX D--Opinion of Deutsche Morgan Grenfell/C.J. Lawrence Inc. ..........  D-1
ANNEX E--Opinion of Morgan Stanley & Co. Incorporated.....................  E-1
ANNEX F--Opinion of Wessels, Arnold & Henderson, L.L.C. ..................  F-1

                             AVAILABLE INFORMATION

  Pure and Atria are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address "http://www.sec.gov". Pure Common Stock is quoted on the Nasdaq National Market ("Nasdaq"), and such reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

  Pure has filed with the SEC a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus/Joint Proxy Statement does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement. Copies of the Registration Statement and the exhibits and schedules thereto may be inspected, without charge, at the offices of the SEC, or obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THESE MATTERS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PURE OR ATRIA. NEITHER THE DELIVERY HEREOF NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF. THIS PROSPECTUS/JOINT PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROSPECTUS/JOINT PROXY STATEMENT WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

                               ----------------

                                  TRADEMARKS

  This Prospectus/Joint Proxy Statement contains trademarks of Pure and Atria and may contain trademarks of others.

                               ----------------

                          FORWARD-LOOKING STATEMENTS

  This Prospectus/Joint Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those projected in the forward-looking statements as a result of certain factors, including those set forth in the risk factors set forth below. Reference is made to the particular discussions set forth under "Pure--Pure Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Atria--Atria Management's Discussion and Analysis of Financial Condition and Results of Operations." In connection with forward-looking statements which appear in these disclosures, stockholders should carefully review the factors set forth in this Prospectus/Joint Proxy Statement under "Risk Factors."

                                    SUMMARY

  THE FOLLOWING CONTAINS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS/JOINT PROXY STATEMENT. THIS SUMMARY DOES NOT CONTAIN A COMPLETE STATEMENT OF ALL MATERIAL ELEMENTS OF THE PROPOSALS TO BE VOTED ON AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS/JOINT PROXY STATEMENT AND IN THE INFORMATION AND DOCUMENTS ANNEXED HERETO.

THE COMPANIES

 Pure Software Inc.

  Pure develops, markets and supports a comprehensive, integrated suite of software products that are designed to enable the production of reliable, high-quality software and improve the software development process. Pure's products, which include Purify, Quantify, PureCoverage, PureLink, PureDDTS, PureTestExpert, PureVision and PurePerformix, comprise a family of tools for use from initial software development through quality assurance and deployment. These products are designed to improve software reliability, reduce development and testing cost, shorten time-to-market and increase the predictability of software development cycles.

  Pure's products are sold directly by telephone and field sales personnel in North America, Europe and Japan and through distributors in these and a variety of other countries. Pure's products are used by information systems departments that develop software to support internal operations, engineering departments that develop software as a component of a manufactured product and independent software vendors that develop software for resale.

  Pure was initially incorporated in California in 1991 and was reincorporated in Delaware in July 1995. Pure maintains its executive offices at 1309 South Mary Avenue, Sunnyvale, California 94087, and its telephone number is (408) 720-1600.

 CST Acquisition Corporation

  Merger Sub is a corporation recently organized by Pure for the purpose of effecting the Merger. It has no material assets and has not engaged in any activities except in connection with the Merger. Merger Sub's executive offices are located at 1309 South Mary Avenue, Sunnyvale, California 94087, and its telephone number is (408) 720-1600.

 Atria Software, Inc.

  Atria and its subsidiaries develop, market and support software that facilitates the management of complex software development, enhancement and maintenance. Atria's software configuration management ("SCM") and change request management ("CRM") products are used by professional software development teams to control the software development process, develop releases more efficiently, improve software quality and shorten time to market.

  Atria's products are sold directly by field sales personnel in North America and Europe and through distributors in these and a variety of other countries. Atria's products are used by engineering departments that develop software as a component of a manufactured product, independent software vendors that develop software for resale and information systems departments that develop software to support internal operations.

  Atria was incorporated in Massachusetts in 1990. Atria's principal executive offices are located at 20 Maguire Road, Lexington, Massachusetts 02173, and its telephone number is (617) 676-2400.

SPECIAL MEETING OF STOCKHOLDERS OF PURE

 Time, Date, Place and Purpose

  A Special Meeting of Stockholders of Pure will be held at TECHMART, 5201 Great America Parkway, Santa Clara, California on Friday, August 23, 1996 at 9:00 a.m., local time (the "Pure Meeting"). The purpose of the Pure Meeting is to approve (i) the issuance of shares of Pure Common Stock to the stockholders of Atria pursuant to the Agreement, (ii) an amendment to the Restated Certificate of Incorporation of Pure (the "Certificate") to change the corporate name of Pure to "Pure Atria Corporation" subject to and upon consummation of the Merger, and (iii) an increase of 2,200,000 shares to be reserved for issuance under the Pure 1995 Stock Option Plan (representing approximately 5% of the shares of Combined Company Common Stock estimated to be outstanding following consummation of the Merger (based on the capitalization of Pure and Atria as of July 1, 1996)), subject to and upon consummation of the Merger. See "Pure Software Inc. Special Meeting--Date, Time and Place of Pure Meeting," and "--Purpose."

 Record Date and Vote Required

  Only Pure stockholders of record at the close of business on July 19, 1996 (the "Pure Record Date") are entitled to notice of and to vote at the Pure Meeting. Under Delaware law, the charter documents of Pure and the rules of Nasdaq, (i) the issuance of shares of Pure Common Stock requires the affirmative vote of a majority of the total votes cast regarding such proposal,
(ii) the amendment of the Certificate requires the affirmative vote of holders of a majority of the outstanding shares of Pure Common Stock and (iii) the amendment of the Pure 1995 Stock Option Plan requires the affirmative vote of a majority of the total votes cast regarding such proposal. See "Pure Software Inc. Special Meeting--Record Date and Outstanding Shares" and "--Vote Required."

  As of the Pure Record Date, there were 355 stockholders of record of Pure Common Stock and 17,745,135 shares of Pure Common Stock outstanding, each of which will be entitled to cast one vote per share on each matter to be acted upon at the Pure Meeting. Pure's directors and certain of its officers have agreed to vote their shares in favor of the issuance of shares in connection with the Agreement. See "Pure Software Inc. Special Meeting--Vote Required" and "Terms of the Merger--Voting Agreements."

 Recommendation of Pure Board of Directors

  Pure's Board of Directors (the "Pure Board") has unanimously approved the Agreement and the transactions contemplated thereby and has determined that the Merger is fair and in the best interests of Pure and its stockholders. After careful consideration, the Pure Board unanimously recommends a vote in favor of
(i) the issuance of shares of Pure Common Stock pursuant to the Agreement, (ii) an amendment of the Certificate to change the corporate name of Pure to "Pure Atria Corporation" subject to and upon consummation of the Merger, and (iii) an increase of 2,200,000 shares to be reserved for issuance under the Pure 1995 Stock Option Plan, subject to and upon consummation of the Merger. Stockholders should read this Prospectus/Joint Proxy Statement carefully before voting. See "Pure Software Inc. Special Meeting--Recommendations of Pure Board of Directors" and "Approval of the Merger and Related Transactions--Joint Reasons for the Merger," "--Pure's Reasons for the Merger" and "--Material Contacts and Board Deliberations."

SPECIAL MEETING OF STOCKHOLDERS OF ATRIA

 Time, Date, Place and Purpose

  A Special Meeting of Stockholders of Atria will be held at the offices of Testa, Hurwitz & Thibeault, LLP, located at High Street Tower, 125 High Street, Boston, Massachusetts 02110 on Friday, August 23, 1996 at 12:00 noon, local time (the "Atria Meeting"). The purpose of the Atria Meeting is to approve and adopt the Agreement. See "Atria Software, Inc. Special Meeting--Date, Time and Place of Atria Meeting" and "--Purpose."

 Record Date and Vote Required

  Only Atria stockholders of record at the close of business on July 19, 1996 (the "Atria Record Date") are entitled to notice of and to vote at the Atria Meeting. Pursuant to the MBCL and the Atria Restated Articles of

Organization, as amended, the affirmative vote of the holders of a majority of the Atria Common Stock outstanding as of the Atria Record Date is required to approve and adopt the Agreement.

  As of the Atria Record Date, there were 180 stockholders of record of Atria Common Stock and 14,381,437 shares of Atria Common Stock outstanding, each of which will be entitled to cast one vote per share on each matter to be acted upon at the Atria Meeting. Atria's directors and certain of its officers have agreed to vote their shares in favor of the approval and adoption of the Agreement. See "Atria Software, Inc. Special Meeting--Vote Required," "Terms of the Merger--Voting Agreements" and "--Interests of Certain Persons."

 Recommendation of Atria Board of Directors

  Atria's Board of Directors (the "Atria Board") has unanimously approved the Agreement and the transactions contemplated thereby and has determined that the Merger is fair and in the best interests of Atria and its stockholders. After careful consideration, the Atria Board unanimously recommends a vote in favor of approval and adoption of the Agreement. Stockholders should read this Prospectus/Joint Proxy Statement carefully prior to voting. See "Approval of the Merger and Related Transactions--Joint Reasons for the Merger," "--Atria's Reasons for the Merger," "Atria Software, Inc. Special Meeting--Recommendation of Atria Board of Directors," and "--Material Contacts and Board Deliberations."

RISK FACTORS

  THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED BY STOCKHOLDERS IN CONNECTION
HEREWITH: (I) THE EXPECTED LONG-TERM STRATEGIC BENEFITS OF THE MERGER ARE DEPENDENT UPON THE SUCCESSFUL COMBINATION AND INTEGRATION OF THE TWO COMPANIES, AND THERE CAN BE NO ASSURANCE THAT THIS WILL OCCUR; (II) THE FLUCTUATION OF STOCK PRICES, AND THE FIXED NATURE OF THE EXCHANGE RATIO, MAY CAUSE THE VALUE RECEIVED BY ATRIA STOCKHOLDERS TO DECLINE PRIOR TO THE EFFECTIVE TIME; (III) THERE IS NO ASSURANCE THAT THE INTEGRATION OF ATRIA'S AND PURE'S BUSINESS OPERATIONS WILL NOT INVOLVE UNEXPECTED COSTS; (IV) THERE IS NO ASSURANCE THAT THE BUYING PATTERNS OF PURE'S AND ATRIA'S CUSTOMERS WILL NOT BE AFFECTED BY THE MERGER; (V) BOTH PURE'S AND ATRIA'S PRODUCTS HAVE HISTORICALLY BEEN LICENSED ON THE UNIX OPERATING SYSTEM, AND SUCH PRODUCTS ARE SENSITIVE TO FACTORS AFFECTING THE DEMAND FOR, AND THE USE OF, SUCH OPERATING SYSTEM; (VI) THE COMBINED COMPANY EXPECTS TO INTRODUCE NEW PRODUCTS INTO, AND EXPAND ITS PRODUCT OFFERINGS IN, NEW MARKETS, INCLUDING MARKETS CHARACTERIZED BY GREATER USAGE OF THE WINDOWS AND WINDOWS NT OPERATING SYSTEMS, AND THERE IS NO ASSURANCE THAT THE COMBINED COMPANY WILL BE ABLE TO ACHIEVE BROAD MARKET ACCEPTANCE OR COMPETE EFFECTIVELY IN THESE NEW MARKETS; (VII) A NUMBER OF FACTORS MAY RESULT IN UNANTICIPATED FLUCTUATIONS IN QUARTERLY RESULTS; (VIII) CHANGING TECHNOLOGY AND MARKET REQUIREMENTS INVOLVE CERTAIN INHERENT RISKS, INCLUDING THE POTENTIAL DIFFICULTY IN SUCCESSFULLY INTRODUCING NEW PRODUCTS; (IX) CERTAIN RISKS ASSOCIATED WITH MANAGING AND MAINTAINING RAPID GROWTH; (X) THE AUTOMATED SOFTWARE QUALITY, SCM AND CRM TOOLS MARKETS, IN WHICH THE COMBINED COMPANY'S PRODUCTS WILL COMPETE, ARE HIGHLY COMPETITIVE; (XI) THE RISKS INHERENT IN INTERNATIONAL OPERATIONS, INCLUDING CURRENCY FLUCTUATIONS AND ADDITIONAL COSTS;
(XII) THE COMBINED COMPANY WILL BE DEPENDENT ON PROPRIETORY TECHNOLOGY, WHICH IT MAY NOT BE ABLE TO FULLY PROTECT; (XIII) THE MARKET FOR THE COMBINED COMPANY'S COMMON STOCK, AND FOR TECHNOLOGY STOCKS IN GENERAL, IS EXTREMELY VOLITILE; AND (XIV) THE EFFECTS OF CERTAIN ANTI-TAKEOVER PROVISIONS APPLICABLE TO THE COMBINED COMPANY. SEE "RISK FACTORS."

REASONS FOR THE MERGER

  The Boards of Atria and Pure have authorized the execution and delivery of the Agreement with the expectation that the proposed Merger, by combining the experience, financial resources, size and breadth of product offerings of Pure and Atria, will result in significant long-term strategic benefits to the companies. See "Risk Factors," "Approval of the Merger and Related Transactions--Joint Reasons for the Merger," "--Pure's Reasons for the Merger," and "--Atria's Reasons for the Merger."

FAIRNESS OPINIONS

  Each of Deutsche Morgan Grenfell/C.J. Lawrence Inc. ("DMG") and Morgan Stanley & Co. Incorporated ("Morgan Stanley") has delivered to the Pure Board its written opinion, dated June 6, 1996, to the effect that, as of such date, the Merger was fair from a financial point of view to Pure. The full text of the opinions of DMG and Morgan Stanley, which set forth assumptions made and matters considered, are attached hereto as Annex D and Annex E, respectively, to this Prospectus/Joint Proxy Statement and are incorporated herein by reference. HOLDERS OF PURE COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINIONS IN THEIR ENTIRETIES. See "Approval of the Merger and Related Transactions--Opinions of Pure's Financial Advisors" and Annexes D and E hereto.

  Wessels, Arnold & Henderson, L.L.C. ("Wessels") has delivered to the Atria Board its written opinion, dated June 6, 1996, to the effect that, as of such date, the Merger was fair from a financial point of view to the holders of Atria Common Stock. The full text of the opinion of Wessels, which sets forth assumptions made and matters considered is attached hereto as Annex F to this Prospectus/Joint Proxy Statement, and is incorporated herein by reference. HOLDERS OF ATRIA COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. See "Approval of the Merger and Related Transactions--Opinion of Atria's Financial Advisor" and Annex F attached hereto.

INCOME TAX TREATMENT

  The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), in which case no gain or loss should generally be recognized by the holders of shares of Atria Common Stock on the exchange of their shares of Atria Common Stock solely for shares of Pure Common Stock. Pure and Atria have each received an opinion from tax counsel that the Merger will constitute a reorganization under Section 368(a) of the Code. HOWEVER, ALL ATRIA STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS. See "Approval of the Merger and Related Transactions--Certain Federal Income Tax Considerations."

REGULATORY MATTERS

  Pure and Atria are aware of no material governmental or regulatory approvals required for consummation of the Merger, other than compliance with the federal securities laws and applicable securities and "blue sky" laws of the various states. See "Approval of the Merger and Related Transactions--Governmental and Regulatory Approvals."

ACCOUNTING TREATMENT

  The Merger is intended to qualify as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles. Consummation of the Merger is conditioned upon receipt at the closing of the Merger by Pure and Atria of letters from KPMG Peat Marwick LLP, Pure's independent auditors, and Ernst & Young LLP, Atria's independent auditors, reaffirming those firms' concurrence with Pure management's and Atria management's conclusions, respectively, as to the appropriateness of pooling-of-interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if consummated in accordance with the Agreement. See "Approval of the Merger and Related Transactions--Accounting Treatment."

THE MERGER

 Terms of the Merger

  At the Effective Time (as defined below) of the Merger, Merger Sub will merge with and into Atria and Pure will own all of the capital stock of Atria. It is currently intended that the operations of Pure and Atria will be combined as soon as practicable following the closing of the Merger. As a result of the Merger, each outstanding share of Atria Common Stock, other than shares as to which appraisal rights pursuant to the MBCL have been exercised and shares held in the treasury of Atria or owned by Merger Sub, Pure or any wholly owned subsidiary of Pure or Atria, will be converted into the right to receive
1.544615 shares of Pure Common Stock, and each outstanding option or right to purchase Atria Common Stock under the Atria Stock Option Plans and Atria Stock Purchase Plan will be assumed by Pure and will become an option or right to purchase Combined Company Common Stock, with appropriate adjustments to be made to the number of shares issuable thereunder and the exercise price thereof based on the Exchange Ratio. In addition, as a result of the Merger and pursuant to the terms of the Atria Stock Option Plans, the exercisability of outstanding options and the lapse of repurchase rights under such plans will accelerate by 2 1/2 years from the Effective Time of the Merger.

  No fractional shares will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Atria Common Stock (after aggregating all fractional shares to be received by such holder) will receive from the Combined Company an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Pure Common Stock for the ten most recent days that Pure Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq. See "Terms of the Merger--Manner and Basis of Converting Shares."

 Effective Time of the Merger

  The Merger will become effective upon the filing of Articles of Merger (the "Articles of Merger") with the Secretary of State of the Commonwealth of Massachusetts or at such later time as may be agreed in writing by Pure, Atria and Merger Sub and specified in the Articles of Merger (the "Effective Time"). Assuming all conditions to the Merger are met or waived prior thereto, it is anticipated that the Closing Date of the Merger (the "Closing Date") and Effective Time will be on or about August 26, 1996. See "Terms of the Merger-- Effective Time."

 Exchange of Atria Stock Certificates

  Promptly after the Effective Time, the Combined Company, acting through U.S. Stock Transfer Corp. as its exchange agent (the "Exchange Agent"), will deliver to each Atria stockholder of record a letter of transmittal with instructions to be used by such stockholder in surrendering certificates which, prior to the Merger, represented shares of Atria Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF ATRIA COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. At the Effective Time, each then outstanding option or right to purchase Atria Common Stock, whether vested or unvested, will be assumed by Pure without any action on the part of the holder thereof and the number of shares issuable thereunder and the exercise price thereof shall be appropriately adjusted according to the Exchange Ratio. OPTION AGREEMENTS NEED NOT BE SURRENDERED. See "Terms of the Merger--Manner and Basis of Converting Shares."

 Form S-8 Registration Statement

  No later than two business days after the Closing Date, the Combined Company will file a registration statement on Form S-8 under the Securities Act covering the shares of Combined Company Common Stock issuable upon exercise of options to purchase Atria Common Stock to be assumed by Pure at the Effective Time. See "Terms of the Merger--Manner and Basis of Converting Shares."

 Stock Ownership Following the Merger

  Based upon the number of shares of Atria Common Stock outstanding and the number of shares issuable upon exercise of outstanding options to purchase Atria Common Stock as of July 1, 1996, and assuming that no holder of Atria Common Stock exercises appraisal rights, an aggregate of approximately 22,200,461 shares of Pure Common Stock will be issued to Atria stockholders in the Merger and Pure will assume options exercisable for up to approximately 2,598,602 additional shares of Combined Company Common Stock. Based upon the number of shares of Pure Common Stock issued and outstanding as of July 1, 1996, and after giving effect to the issuance of Pure Common Stock as described in the previous sentence, the former holders of Atria Common Stock would hold, and have voting power with respect to, approximately 55.7% of the Combined Company's total issued and outstanding shares, and holders of former Atria options would hold options to purchase approximately 6.1% of the Combined Company's total issued and outstanding shares (assuming the exercise of only such options). The foregoing numbers of shares and percentages are subject to change in the event that the capitalization of either Pure or Atria changes subsequent to July 1, 1996 and prior to the Effective Time, and there can be no assurance as to the actual capitalization of Pure or Atria at the Effective Time or the Combined Company at any time following the Effective Time. See "Terms of the Merger--Stock Ownership Following the Merger."

 Conduct of Combined Company Following the Merger

  Pursuant to the Agreement, the full Board of Directors of the Combined Company following the Merger will consist of six directors, three of whom will be designated by Pure and three of whom will be designated by Atria. One designee of Pure will be Reed Hastings and the two remaining designees will be non-employee directors and are expected to be Thomas A. Jermoluk and Larry W. Sonsini, all of whom are currently directors of Pure. One designee of Atria will be Paul H. Levine and the two remaining designees will be non-employee directors and are expected to be David A. Litwack and Louis J. Volpe, all of whom are currently directors of Atria.

  Following the Merger, the principal executive officers of the Combined Company will be as follows: Paul H. Levine, who is currently President and Chief Executive Officer of Atria, will be Chairman of the Board; Reed Hastings, who is currently President and Chief Executive Officer of Pure, will be President and Chief Executive Officer; and Chuck Bay, who is currently Vice President, Finance, Chief Financial Officer, General Counsel and Secretary of Pure, will be Vice President, Finance and Chief Financial Officer. See "Terms of the Merger--Conduct of Combined Company Following the Merger."

 No Solicitation

  Under the terms of the Agreement, until the earlier of the Effective Time or termination of the Agreement pursuant to its terms, each of Pure and Atria have agreed that they will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than Atria or Pure, respectively, and its respective affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning itself or any of its subsidiaries to, or afford any access to the properties, books or records of itself or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Atria or Pure, respectively, and its respective affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to itself. For the purposes of the Agreement, an "Acquisition Proposal" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of the Agreement),
(ii) sale of 10% or more of the outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a

Schedule 13G with respect thereto); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Each of Pure and Atria have agreed to cease any and all existing activities, discussions or negotiations with any parties conducted prior to the signing of the Agreement with respect to any of the foregoing. Each of Pure and Atria have agreed to (i) notify Atria or Pure, respectively, as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify Atria or Pure, respectively, of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions set forth in this section, from and after the date of the Agreement until the earlier of the Effective Time and termination of the Agreement pursuant to its terms, each of Pure and Atria and its subsidiaries have agreed to not, and have agreed to instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Atria or Pure, respectively); provided, however, that nothing in the Agreement will prohibit the Board of Directors of either Pure or Atria from taking and disclosing to its stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

  Notwithstanding the foregoing, each of Pure and Atria may, to the extent its Board of Directors determines, in good faith, after consultation with outside legal counsel, that such Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of the following paragraph, furnish information to any person, entity or group after such person, entity or group has delivered to either Pure or Atria, as the case may be, in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of such company in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the stockholders of such company from a financial point of view than the Merger and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of such company (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group, and which is likely to be consummated (a "Superior Proposal"). In the event either Pure or Atria receives a Superior Proposal, nothing contained in the Agreement will prevent the Board of Directors of such company from approving such Superior Proposal or recommending such Superior Proposal to its stockholders, if such Board determines that such action is required by its fiduciary duties under applicable law; provided, however, that Pure or Atria have agreed not to accept or recommend to their respective stockholders, or enter into any agreement concerning, a Superior Proposal for a period of not less than 48 hours after the receipt by Atria or Pure, as the case may be, of a copy of such Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing). See "Terms of the Merger--No Solicitation."

 Market Price Data

  Pure Common Stock has been traded on Nasdaq under the symbol "PRSW" since Pure's initial public offering in August 1995. On June 5, 1996, the last day before the execution of the Agreement, the closing price of Pure Common Stock as reported on Nasdaq was $40.625 per share. On July 19, 1996, the closing price of Pure Common Stock as reported on Nasdaq was $27.625. There can be no assurance as to the actual price of Pure Common Stock prior to, at or at any time following the Effective Time of the Merger, or in the event the Merger is not consummated.

  Atria Common Stock has been traded on Nasdaq under the symbol "ATSW" since Atria's initial public offering in May 1994. On June 5, 1996, the last day before the execution of the Agreement, the closing price of Atria Common Stock as reported on Nasdaq was $62.75 per share. Following the Merger, Atria Common Stock will no longer be traded on Nasdaq. On July 19, 1996, the closing price of Atria Common Stock as reported on Nasdaq was $40.50. There can be no assurance as to the actual price of Atria Common Stock prior to, or at the Effective Time of the Merger, or in the event the Merger is not consummated. See "Risk Factors," "Pure--Pure Stock Information," and "Atria-- Market Price of Atria Common Stock."

 Termination; Fees; Expenses

  The Agreement may be terminated under certain circumstances, including, without limitation, by mutual written consent of Pure and Atria authorized by their respective Boards of Directors; and by either Pure or Atria if the other party commits certain breaches of any representation, warranty or covenant contained in the Agreement; if consummation of the Merger is restricted by an order or other action of a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission; if the Merger is not consummated on or before December 31, 1996 (except that the Agreement cannot be terminated pursuant to this provision by a party whose action or failure to act has been a principal cause of the failure of the Merger to occur on or before such date where such action or failure to act constitutes a breach of the Agreement); or if a material adverse effect with respect to the other party has occurred since the date of the Agreement.

  Each of Pure and Atria have agreed that if it accepts a Superior Proposal, if the Board of Directors of such company recommends a Superior Proposal to the stockholders of such company, or if the stockholders of such company fail to approve the Merger following a publicly disclosed (and not withdrawn) Acquisition Proposal with regard to such company, then, such company will immediately pay to the other party the sum of $25 million. Each of Pure and Atria have agreed that if the stockholders of such company fail to approve the Merger following the withholding, withdrawal or modification by the Board of Directors of such company, in a manner adverse to the other party, of its recommendation in favor of the Merger (and the $25 million sum is not otherwise payable), then such company will immediately pay to the other party the sum of $15 million. And each of Pure and Atria have agreed that if the stockholders of such company fail to approve the Agreement and/or Merger under circumstances not described in the preceding sentences, then such company will immediately pay to the other party the sum of $5 million. See "Terms of the Merger--Break Up Fees; Expenses," and "--Termination of the Agreement."

 Conditions to the Merger

  Consummation of the Merger is subject to the satisfaction of various conditions, including approvals by the requisite vote of the stockholders of Pure and Atria and the receipt by Pure and Atria of certain letters from their respective independent accountants regarding the ability of the Combined Company to account for the Merger as a pooling of interests. The ability of the Combined Company to account for the Merger as a pooling of interests depends in part on there being no exercise of appraisal rights under applicable law as to greater than a certain number of shares of Atria Common Stock. If appraisal rights are exercised as to a greater number of shares, then in the absence of waivers from Pure and Atria regarding the failure to meet that condition, the Merger would not close.

  Consummation of the Merger is also subject to the satisfaction of the following conditions: the Registration Statement filed with the SEC relating to the issuance of shares of Pure Common Stock in connection with the Merger shall be effective and such shares shall be authorized for listing on Nasdaq; no injunction, court order, or other legal restraint preventing consummation of the Merger shall be in effect; and Pure and Atria shall have received opinions from their respective legal counsel to the effect that the Merger will qualify as a "reorganization" within the meaning of the Code. In addition, the obligations of Atria to consummate the Merger are subject to the following conditions, unless waived by Atria: the representations and warranties of Pure and Merger Sub contained in the Agreement shall be accurate except where any breach or breaches did not have or would not reasonably be expected to have a material adverse effect on Pure; Pure and Merger Sub shall have performed in all material respects the covenants required by the Agreement; no material adverse effect with respect to Pure shall have occurred; and Atria shall have received a legal opinion from counsel to Pure. In addition, the obligations of Pure to consummate the Merger are subject to the following conditions, unless waived by Pure: the representations and warranties of Atria contained in the Agreement shall be accurate except where any breach or breaches did not have or would not reasonably be expected to have a material adverse effect on Atria; Atria shall have performed in all material respects the covenants required by the Agreement; no material adverse effect with respect to Atria shall have occurred; and Pure shall have received a legal opinion from counsel to Atria. See "Terms of the Merger--Conditions to the Merger."

 Stock Option Agreements

  As an inducement to Atria to enter into the Agreement, Pure entered into a Stock Option Agreement with Atria dated June 6, 1996 (the "Pure Option Agreement") pursuant to which Pure granted Atria the right (the "Pure Option"), under certain conditions, to purchase up to 2,646,096 shares of Pure Common Stock by exchanging therefore shares of Atria Common Stock at the rate of
0.64741 of a share of Atria Common Stock for each option share and/or, at Atria's election, by paying cash of $40.625 per share (the "Pure Exercise Price"). Subject to certain conditions, the Pure Option may be exercised in whole or in part by Atria (i) upon the commencement of a tender or exchange offer for 25% or more of any class of Pure's capital stock, (ii) in the event Pure shall have accepted a Superior Proposal or if the Board of Directors of Pure recommends a Superior Proposal to the stockholders of Pure or (iii) in the event the stockholders of Pure fail to approve the issuance of shares of Pure Common Stock by virtue of the Merger if prior to such failure there shall have occurred an Acquisition Proposal (as such term is defined below) with respect to Pure which shall have been publicly disclosed and not withdrawn.

  As an inducement to Pure to enter into the Agreement, Atria entered into a Stock Option Agreement with Pure dated June 6, 1996 (the "Atria Option Agreement") pursuant to which Atria granted Pure the right (the "Atria Option"), under certain conditions, to purchase up to 2,149,038 shares of Atria Common Stock by exchanging therefore shares of Pure Common Stock at the rate of
1.544615 shares of Pure Common Stock for each option share and/or, at Pure's election, by paying cash of $62.75 per share (the "Atria Exercise Price"). Subject to certain conditions, the Atria Option may be exercised in whole or in part by Pure (i) upon the commencement of a tender or exchange offer for 25% or more of any class of Atria's capital stock, (ii) in the event Atria shall have accepted a Superior Proposal or if the Board of Directors of Atria recommends a Superior Proposal to the stockholders of Atria or (iii) in the event the stockholders of Atria fail to approve the Agreement and the Merger if prior to such failure there shall have occurred an Acquisition Proposal with respect to Atria which shall have been publicly disclosed and not withdrawn. The Pure Option Agreement and the Atria Option Agreement are sometimes collectively referred to herein as the "Stock Option Agreements." See "Terms of the Merger-- Stock Option Agreements."

 Voting Agreements

  Each of the members of the Pure Board (including Reed Hastings, Audrey MacLean for the Audrey MacLean and Michael M. Clair Trust u/a/d/ December 1, 1990, Aki Fujimura, Andrew S. Rachleff, Thomas A. Jermoluk and Larry W. Sonsini) and Chuck Bay, Pure's Vice President, Finance, Chief Financial Officer, General Counsel and Secretary (who own an aggregate of 4,513,021 shares of Pure Common Stock and options exercisable within 60 days of the Pure Record Date to purchase an aggregate of 686,683 shares of Pure Common Stock, representing approximately 25.4% of the votes entitled to be cast by holders of shares of Pure Common Stock issued and outstanding as of the Pure Record Date or 28.2% of such votes assuming exercise of all options held by such persons) has entered into a Voting Agreement with Atria (the "Pure Voting Agreement"). Pursuant to the Pure Voting Agreement, which is irrevocable, each of the foregoing Pure stockholders has agreed to vote in favor of the Merger and against approval of any proposal made in opposition or competition with consummation of the Merger.

  Each of the members of the Atria Board (including Paul H. Levine, Paul J. Ferri, Gardner C. Hendrie, David A. Litwack, Robert D. Pavey and Louis J. Volpe) and Elliot M. Katzman, Atria's Vice President, Finance and
Administration and Chief Financial Officer; John C. Leary, Atria's Vice President, Sales; Norris H. Evans,

Atria's Vice President, Research and Development; and David B. Leblang, Atria's Chief Technical Officer; (who own an aggregate of 773,839 shares of Atria Common Stock and options exercisable within 60 days of the Atria Record Date to purchase an aggregate of 197,400 shares of Atria Common Stock, representing approximately 5.4% of the votes entitled to be cast by holders of shares of Atria Common Stock issued and outstanding as of the Atria Record Date, and 6.7% of such votes assuming exercise of all options held by such persons) has entered into a Voting Agreement with Pure (the "Atria Voting Agreement"). Pursuant to the Atria Voting Agreement, which is irrevocable, each of the foregoing Atria stockholders has agreed to vote in favor of the Merger and against approval of any proposal made in opposition or competition with consummation of the Merger. See "Terms of the Merger--Voting Agreements."

 Affiliate Agreements

  Each of the members of the Board of Directors of Pure and certain officers of Pure have entered into agreements restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of Pure Common Stock held by them to help ensure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes. Each of the members of the Board of Directors of Atria and certain officers of Atria have entered into agreements restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of Atria Common Stock held by them prior to the Merger and the shares of Pure Common Stock received by them in the Merger so as to comply with the requirements of applicable federal securities and tax laws and to help ensure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes. See "Terms of the Merger--Conditions to the Merger" and "--Affiliate Agreements."

 Licensing and Marketing Agreement

  Pure and Atria have also entered into a License and Marketing Agreement (the "License and Marketing Agreement") in connection with the Agreement. The License and Marketing Agreement would become effective only in the event that the Agreement is terminated under certain circumstances. The License and Marketing Agreement, if effective, would permit Atria to market, distribute, support and maintain the PureDDTS defect tracking system product, and modify and create derivative works of the product. The License and Marketing Agreement contains customary warranty, indemnity and confidentiality provisions. See "Terms of the Merger--Licensing and Marketing Agreement."

 Interests of Certain Persons in the Merger

  In considering the recommendation of the Atria Board with respect to the Agreement, holders of Atria Common Stock should be aware that members of the Atria Board and the executive officers of Atria have certain interests in the Merger that are in addition to the interests of holders of Atria Common Stock generally. See "Terms of the Merger -- Interests of Certain Persons."

 Appraisal Rights

  Holders of Pure Common Stock are not entitled to appraisal rights under the Delaware General Corporation Law in connection with the Merger. Pursuant to Massachusetts law, and as described in greater detail in the Notice of the Meeting and in the Prospectus/Joint Proxy Statement, holders of Atria Common Stock will be entitled to appraisal rights in connection with the Merger. A holder of Atria Common Stock who desires to pursue appraisal rights must (i) file a written objection to the Agreement with Atria before the taking of the stockholders' vote on the Agreement, (ii) refrain from voting in favor of the Agreement; and (iii) make written demand from the surviving corporation for payment for the stockholder's shares, all in accordance with the MBCL. Such appraisal rights are not conditioned upon voting against the Agreement. See "Terms of the Merger--Appraisal Rights."

 Anti-takeover Provisions of Delaware Law and the Combined Company's Charter Documents

  Upon consummation of the Merger, the stockholders of Atria, a corporation organized under the laws of Massachusetts, will become stockholders of the Combined Company, a corporation organized under the laws of Delaware. Certain provisions of Delaware law applicable to the Combined Company may have the effect of delaying, deterring, or preventing changes in control or management of the Combined Company. The charter documents of the Combined Company will contain certain additional provisions which may further this effect. The Combined Company will be subject to the provisions of Section 203 of the Delaware General Corporation Law, which restricts the corporation from entering into certain "business combinations" with an "interested person" for a period of three years. An interested person is generally defined to mean a person or entity that has acquired in excess of 15% of the Combined Company's voting stock. In addition, the Combined Company's Board will have authority to issue up to 2,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of such shares without any further vote or action by the stockholders. The issuance of such preferred stock could have a dilutive effect upon the stockholders of the Combined Company, and could discourage an unsolicited attempt to take over the Combined Company. See "Comparison of Capital Stock."

       SELECTED HISTORICAL AND SELECTED PRO FORMA COMBINED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

  The following selected historical financial information of Pure and Atria has been derived from their respective historical financial statements, and should be read in conjunction with such consolidated financial statements and the notes thereto, included elsewhere in this Prospectus/Joint Proxy Statement. The selected pro forma financial information is derived from the unaudited pro forma combined condensed financial statements, which give effect to the Merger as a pooling of interests and should be read in conjunction with such unaudited pro forma statements and the notes thereto included in this Prospectus/Joint Proxy Statement. For purposes of the pro forma operating data, Pure's consolidated financial statements for the three fiscal years ended December 31, 1993, 1994, and 1995, and for the three months ended March 31, 1995 and 1996 have been combined with the Atria financial statements for the three fiscal years ended December 31, 1993, 1994, and 1995, and for the three months ended March 31, 1995 and 1996. No dividends have been declared or paid on Pure or Atria Common Stock. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods indicated, nor is it necessarily indicative of future operating results or financial position.

                 PURE SELECTED HISTORICAL FINANCIAL INFORMATION

                                                                  THREE MONTHS
                                                                      ENDED
                                 YEAR ENDED DECEMBER 31,            MARCH 31,
                          -------------------------------------  ----------------
                           1991   1992   1993    1994    1995     1995     1996
                          ------ ------ ------- ------- -------  -------  -------
HISTORICAL CONSOLIDATED
 STATEMENT OF OPERATIONS
 DATA:
Revenues................  $2,205 $6,329 $11,925 $21,993 $44,042  $ 8,245  $15,128
Gross margin............   1,669  5,431  10,717  19,976  40,292    7,646   13,836
Merger and integration..     --     --      --      --    2,961      --       --
In-process research and
 development............     --     --      --      --   10,100   10,100      --
Income (loss) from oper-
 ations.................     597  1,845     881   2,480  (6,368)  (9,010)   2,330
Income (loss) before in-
 come taxes.............     599  1,853     901   2,640  (5,550)  (8,888)   2,637
Net income (loss).......     599  1,523     828   2,047  (8,695)  (9,088)   1,775
Net income (loss) per
 share..................                                                  $  0.09
Pro forma net income
 (loss) (1).............                          1,752  (9,419)  (9,309)
Pro forma net income
 (loss)
 per share (1)..........                        $  0.11 $ (0.60) $ (0.64)
Shares used in per share
 computations...........                         15,838  15,784   14,505   19,905

                                          AS OF DECEMBER 31,            AS OF
                                 ------------------------------------ MARCH 31,
                                  1991   1992   1993   1994    1995     1996
                                 ------ ------ ------ ------- ------- ---------
HISTORICAL CONSOLIDATED BALANCE
 SHEET DATA:
Cash, cash equivalents and
 short-term investments........  $  466 $3,267 $3,003 $ 8,995 $37,435  $40,004
Working capital................     784  3,508  3,476   8,322  32,882   34,660
Total assets...................   1,068  4,768  7,749  17,315  58,102   64,512
Long-term obligations..........     --     --     165     318      67      --
Redeemable convertible pre-
 ferred stock..................     319  2,436  2,397   6,467     --       --
Total stockholders' equity.....     578  1,514  2,100   3,847  39,834   42,798

                ATRIA SELECTED HISTORICAL FINANCIAL INFORMATION

                                                                     THREE MONTHS
                                                                         ENDED
                                  YEAR ENDED DECEMBER 31,              MARCH 31,
                          ----------------------------------------- ---------------
                           1991     1992     1993    1994    1995    1995    1996
                          -------  -------  ------- ------- ------- ------- -------
HISTORICAL CONSOLIDATED
 STATEMENT OF OPERATIONS
 DATA:
Revenues................  $    50  $ 2,084  $ 9,262 $20,765 $40,143 $ 8,020 $13,502
Operating income
 (loss).................   (1,401)  (1,389)     709   3,447   5,805   1,489   2,739
Net income (loss).......   (1,312)  (1,300)     818   3,380   5,173   1,256   2,076
Net income (loss) per
 share..................  $ (0.31) $ (0.31) $  0.08 $  0.25 $  0.34 $  0.08 $  0.14
Shares used in per share
 computation............    4,184    4,198   10,768  13,308  15,006  14,932  15,210

                                    AS OF DECEMBER 31,                 AS OF
                          ------------------------------------------ MARCH 31,
                           1991     1992     1993     1994    1995     1996
                          -------  -------  -------  ------- ------- ---------
HISTORICAL CONSOLIDATED
 BALANCE SHEET DATA:
Working capital.......... $ 1,009  $ 3,664  $ 3,775  $28,055 $32,674  $35,127
Total assets.............   1,224    5,144    7,485   37,401  51,972   56,892
Redeemable convertible
 preferred stock.........   2,053    6,117    6,167      --      --       --
Total stockholders' eq-
 uity (deficit)..........  (1,818)  (3,116)  (2,187)  29,133  36,021   38,849

               SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               THREE MONTHS
                                                                   ENDED
                                     YEAR ENDED DECEMBER 31,     MARCH 31,
                                     -----------------------  ----------------
                                      1993    1994    1995     1995     1996
                                     ------- ------- -------  -------  -------
PRO FORMA COMBINED CONDENSED
 STATEMENT OF OPERATIONS DATA:
Revenues............................ $21,187 $42,758 $84,185  $16,265  $28,630
Gross margin........................  19,338  38,776  76,320   14,870   25,816
Income (loss) from operations.......   1,590   5,927    (563)  (7,521)   5,069
Net income (loss)...................   1,646   5,427  (3,522)  (7,832)   3,851
Net income (loss) per share.........                                   $  0.09
Pro forma net income (loss) (1).....           5,132  (4,246)  (8,053)
Pro forma net income (loss) per
 share (1)..........................         $  0.14 $ (0.11) $ (0.22)
Shares used in per share
 computation........................          36,394  37,600   36,278   43,399

                                                                         AS OF
                                                                       MARCH 31,
                                                                         1996
                                                                       ---------
PRO FORMA COMBINED CONDENSED BALANCE SHEET DATA:
Working capital.......................................................  $63,187
Total assets..........................................................  121,404
Stockholders' equity..................................................   75,047

- --------
(1) On November 21, 1995, Pure acquired Performix, Inc. ("Performix"). The acquisition was accounted for as a pooling of interests. Pro forma net income (loss) includes a provision for income taxes as if Performix had been a C Corporation, fully subject to federal and state income taxes. Prior to its acquisition by Pure, Performix had elected S Corporation status for income tax purposes and, consequently, historical results as they relate to Performix do not include a provision for income taxes.

  See "Unaudited Pro Forma Combined Condensed Financial Information" and accompanying notes thereto.

                           COMPARATIVE PER SHARE DATA

  The following table sets forth certain historical per share data of Pure and Atria and combined per share data on an unaudited pro forma basis after giving effect to the Merger on a pooling of interests basis of accounting, assuming that 1.544615 shares of Pure Common Stock are issued in exchange for one share of Atria Common Stock in the Merger. This data should be read in conjunction with the selected historical financial data, the unaudited pro forma combined condensed financial information and the separate historical financial statements of Pure and Atria and notes thereto, included elsewhere in this Prospectus/Joint Proxy Statement. The pro forma combined financial data are not necessarily indicative of the operating results that would have been achieved had the Merger been consummated as of the beginning of the periods presented and should not be construed as representative of future operations.

                                                                  THREE MONTHS
                                        YEAR ENDED DECEMBER 31,      ENDED
                                        ------------------------   MARCH 31,
                                         1993    1994     1995        1996
                                        ------- ------- --------  ------------
HISTORICAL--PURE:
Net income (loss) per share............                              $0.09
Pro forma net income (loss) per
 share(1)..............................         $  0.11 $  (0.60)
Book value per share(2)................    0.36    0.73     2.32      2.44
HISTORICAL--ATRIA:
Net income per share................... $  0.08 $  0.25 $   0.34     $0.14
Book value per share(2)................    0.41    2.07     2.54      2.72
PRO FORMA COMBINED NET INCOME (LOSS)
 PER SHARE(1)(3):
Per Pure share.........................         $  0.14 $  (0.11)    $0.09
Equivalent per Atria share(4)..........            0.22    (0.17)     0.14

                                                                  AS OF
                                                          ----------------------
                                                          DECEMBER 31, MARCH 31,
                                                              1995       1996
                                                          ------------ ---------
PRO FORMA COMBINED BOOK VALUE PER SHARE(3)(5):
Per Pure share...........................................    $1.77       $1.90
Equivalent per Atria share(4)............................     2.74        2.93

- --------
(1) On November 21, 1995, Pure acquired Performix. The acquisition was accounted for as a pooling of interests. Pro forma net income (loss) includes a provision for income taxes as if Performix had been a C Corporation, fully subject to federal and state income taxes. Prior to its acquisition by Pure, Performix has elected S Corporation status for income tax purposes and, consequently, historical results as they relate to Performix do not include a provision for income taxes.
(2) The historical book value per share is computed by dividing stockholders' equity by the number of shares of common stock and preferred stock, on an as if converted basis, outstanding at the end of each period.
(3) Pure and Atria estimate they will incur direct transaction costs of approximately $10,000,000 associated with the Merger, which will be charged to operations upon consummation of the Merger. In addition, it is expected that after the Merger, the Combined Company will incur an additional significant charge to operations, which is not currently reasonably estimable, to reflect costs associated with integrating the two companies. The pro forma combined book value per share data gives effect to the estimated direct transaction costs, but does not include the additional significant charge relating to integrating the two companies, as if such costs had been incurred as of the respective balance sheet date. These costs and charge are not included in the pro forma net income (loss) per share data. See "Unaudited Pro Forma Combined Condensed Financial Information" and accompanying notes thereto.
(4) The Atria equivalent pro forma combined per share amounts are calculated by multiplying the Pure combined pro forma per share amounts by the Exchange Ratio of 1.544615 shares of Pure Common Stock for each share of Atria Common Stock.
(5) The pro forma combined book value per share is computed by dividing pro forma stockholders' equity by the pro forma number of shares of common stock outstanding at the end of each period.

                                 RISK FACTORS

  THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE PROPOSALS TO BE VOTED ON AT THE PURE MEETING AND THE ATRIA MEETING AND THE ACQUISITION OF THE SECURITIES OFFERED HEREBY. THIS SECTION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE HEREIN.

UNCERTAINTIES RELATING TO INTEGRATION OF OPERATIONS

  Atria and Pure have entered into the Agreement with the expectation that the proposed Merger will result in long-term strategic benefits. These anticipated benefits will depend in part on whether the companies' operations can be integrated in an efficient and effective manner. There can be no assurance that this will occur. The combination of the companies will require, among other things, integration of the companies' respective product offerings and coordination of the companies' sales, marketing and research and development efforts. Historically, the sales models used by Pure's and Atria's sales organizations have differed significantly, although each employs direct and telesales personnel. As compared to Atria, Pure's product line has traditionally experienced a shorter sales cycle and its sales model has relied more heavily on telesales. There can be no assurance that the Combined Company will be able to take full advantage of the combined sales force's efforts. Pure and Atria also use a number of distribution channels in the various geographic markets in which their respective products are sold and there can be no assurance that channel conflicts will not develop following the Merger as the Combined Company attempts to integrate these channels.

  The success of the integration process will be significantly influenced by the ability of the Combined Company to attract and retain key management, sales, marketing and research and development personnel. There is no assurance that the foregoing will be accomplished smoothly or successfully. The integration of operations following the Merger will require the dedication of management resources, which may distract attention from the day-to-day operations of the Combined Company. The inability of management to successfully integrate the operations of the companies could have a material adverse effect upon the business, operating results and financial condition of the Combined Company.

NO EFFECT ON EXCHANGE RATIO OF PRICE OF PURE COMMON STOCK

  Under the terms of the Agreement, the shares of Atria Common Stock issued and outstanding at the Effective Time will be converted into the right to receive shares of Pure Common Stock. The Agreement does not contain any provisions for adjustment of the Exchange Ratio based on fluctuations in the price of Pure Common Stock. Accordingly, the value of the consideration to be received by stockholders of Atria upon the Merger will depend on the market price of the Pure Common Stock at the Effective Time. The Exchange Ratio is based on the closing market prices of the Pure Common Stock and the Atria Common Stock on June 5, 1996, the day before the Agreement was executed. There can be no assurance that the market price of the Combined Company Common Stock on and after the Effective Time will not be lower than either of such prices.

COSTS OF INTEGRATION; TRANSACTION EXPENSES

  Pure and Atria estimate they will incur direct transaction costs of approximately $10 million associated with the Merger, which will be charged to operations upon consummation of the Merger. The Combined Company expects to incur an additional significant charge to operations, which is not currently reasonably estimable, in the quarter ended September 30, 1996, the quarter in which the Merger is expected to be consummated, to reflect costs associated with integrating the two companies. There can be no assurance that the Combined Company will not incur additional material charges in subsequent quarters to reflect additional costs associated with the Merger.

EFFECTS OF MERGER ON CUSTOMERS

  There can be no assurance that the present and potential customers of Atria and Pure will continue their current buying patterns without regard to the proposed Merger. Any significant delay or reduction in orders could have an adverse effect on the near-term business and results of operations of the Combined Company. In addition, uncertainties regarding product overlap of the companies' respective CRM systems (PureDDTS and ClearTrack) may cause customers to delay purchasing decisions regarding these products.

DEPENDENCE ON UNIX OPERATING SYSTEM

  Although both Atria and Pure have adapted certain of their products to other operating systems, Atria's and Pure's products have historically been licensed for use principally on certain versions of the UNIX operating system. The revenues of Atria have been primarily attributable, and the revenues of Pure have been almost entirely attributable, to UNIX related products and services. Any factor adversely affecting the demand for, or the use of, the UNIX operating system that would require changes to Atria's or Pure's products would have a material adverse effect upon the business, operating results and financial condition of the Combined Company. In addition, any changes to the underlying components of the UNIX operating system that would require changes to the products of either Pure or Atria would materially adversely affect the Combined Company if it were not able to successfully develop or implement such changes in a timely fashion.

RISKS ASSOCIATED WITH EXPANSION INTO NEW MARKETS; EMERGING MARKET FOR SOFTWARE QUALITY, SCM AND CRM TOOLS

  The Combined Company can be expected to introduce new products and expand its product offerings in the client/server development environments. Broad market acceptance of the Combined Company's products in these new markets, including acceptance in markets characterized by greater usage of the Windows and Windows NT operating systems, is critical to the Combined Company's future success. Each of Atria and Pure believes that factors affecting the ability of the Combined Company's products to achieve broad market acceptance include: product performance, price, ease of adoption, displacement of existing approaches and adaptation to rapid technological change and competitive product offerings. There can be no assurance that the Combined Company will be able to respond promptly and effectively to the challenges of technological change and its competitors' innovations in these new markets, or that the Combined Company will be able to achieve the necessary market acceptance, or compete effectively, in these new markets.

  Although demand for Pure's and Atria's products has grown in recent years, the market for software quality, SCM and CRM tools is still emerging and any future growth depends upon continued market acceptance of such tools. Historically, each of Pure and Atria has been required to establish new product markets by educating prospective customers as to the advantages of its products. Each of Pure and Atria expects that new product markets will need to be established for its future products, which will require significant sales and marketing resources. There can be no assurance that the market for each of Pure's and Atria's existing products will continue to grow, that developers will adopt such products for the development and testing of their software or that the Combined Company will be successful in establishing product markets for its new products. If the market for software quality, SCM and CRM tools fails to grow or grows more slowly than Pure and Atria currently anticipate, or if the Combined Company is unable to establish product markets for its new products, the Combined Company's business, operating results and financial condition would be materially adversely affected.

FLUCTUATIONS IN QUARTERLY RESULTS; FUTURE OPERATING RESULTS UNCERTAIN

  Each of Pure's and Atria's quarterly operating results have in the past, and the Combined Company's results may in the future, fluctuate significantly depending on factors such as demand for its products, the size and timing of orders, the number, timing and significance of new product announcements by it and its competitors, its ability to develop, introduce and market new and enhanced versions of its products on a timely basis, the level of product and price competition, changes in operating expenses, changes in average selling prices and product mix, changes in its sales incentive strategy, sales personnel changes, the mix of direct and indirect sales, product returns and general economic factors, among others. Pure and Atria have routinely received and the Combined Company may routinely receive a substantial portion of its orders in the last month of a quarter, with these orders frequently concentrated in the last weeks or days of a quarter. As a result, because product revenues in any quarter may be substantially dependent on orders booked and shipped in that quarter, revenues for any future quarter may not be predictable with any significant degree of accuracy. Product revenues are also difficult to forecast because the markets for software quality, SCM and CRM products is rapidly evolving and the Combined Company's sales cycle, from initial evaluation to multiple license purchases and the provision of support services, may vary substantially from customer to customer. The Combined Company's expense levels, however, will be based in significant part on expectations of future revenues and therefore will be relatively fixed in the short run. If revenue levels are below expectations, operating results are likely to be adversely affected. Net income may be disproportionately affected by an unanticipated decline in revenue for a particular quarter because a relatively small amount of the Combined Company's expenses will vary with its revenue in the short run. As a result, Pure and Atria believe that period-to-period comparisons of Pure's, Atria's or the Combined Company's results of operations are not and will not necessarily be meaningful and should not be relied upon as any indication of future performance. Due to all of the foregoing factors, it is likely that in some future quarter the Combined Company's operating results will be below the expectations of public market analysts and investors. In such event, the price of the Combined Company's Common Stock would likely be materially adversely affected. Although each of Pure and Atria have experienced growth in revenues in recent years, there can be no assurance that, in the future, the Combined Company will sustain revenue growth or remain profitable on a quarterly or annual basis.

RAPID TECHNOLOGICAL CHANGE; NEW PRODUCT DELAYS; RISK OF PRODUCT DEFECTS

  The software market is characterized by ongoing technological developments, evolving industry standards and rapid changes in customer requirements. The introduction of products embodying new technologies and the emergence of new industry standards and practices can render existing products obsolete and unmarketable. The Combined Company's future business, operating results and financial condition will depend on its ability to enhance its existing products, develop new products that address the increasingly sophisticated needs of its customers, develop products for additional platforms and respond to technological advances and emerging industry standards and practices. In addition, in the future each of Pure and Atria expects to introduce enhanced versions of current products, as well as versions of current products that are ported to different UNIX platforms or developed for use on platforms other than UNIX. Products that are ported to additional platforms or developed for use on platforms other than UNIX entail significant technical risks. Relative to other software products, Pure's products are difficult to port across different UNIX platforms and the Combined Company's products may require significant development efforts for use on platforms other than UNIX. There can be no assurance that the Combined Company will be successful in developing, introducing and marketing product enhancements, new products, or versions of existing products for other UNIX platforms or platforms other than UNIX on a timely basis, if at all, or that it will not experience difficulties that could delay or prevent the successful development, introduction or marketing of these products, or that its new products and product enhancements will adequately meet the requirements of the marketplace and achieve market acceptance. Delays in the commencement of commercial shipments of new products or enhancements may result in customer dissatisfaction and delay or loss of product revenues, and the announcement of new products may cause customers to defer purchases of existing products. If the Combined Company is unable, for technological or other reasons, to develop and introduce new products or enhancements of existing products in a timely manner in response to changing market conditions or customer requirements, or if new versions of existing products do not achieve market acceptance, the Combined Company's business, operating results and financial condition will be materially adversely affected. Software products as complex as those offered by Pure and Atria may contain undetected errors or failures when first introduced or as new versions are released. Although neither Pure nor Atria has experienced material adverse effects resulting from any software errors in any recent years, there can be no assurance that, despite testing internally or by current or potential customers, errors will not be found in new products after commencement of commercial shipments, resulting in loss of or delay in market acceptance, which could have a material adverse effect upon the Combined Company's business, operating results and financial condition. Further, because Pure relies on its own products to detect errors in its software, any such errors could make it more difficult to sell Pure's products in the future.

MANAGEMENT OF GROWTH; DEPENDENCE ON KEY PERSONNEL

  Each of Pure and Atria has recently experienced a period of significant growth that has placed strain upon its management systems and resources. In the future, the Combined Company will be required to continue to improve its financial and management controls, reporting systems and procedures on a timely basis and expand, train and manage its employee work force. There can be no assurance that the Combined Company will be able to effectively manage such growth. Its failure to do so would have a material adverse effect upon its business, operating results and financial condition. Competition for qualified sales, technical and other qualified personnel is intense, and there can be no assurance that the Combined Company will be able to attract, assimilate or retain additional highly qualified employees in the future. If the Combined Company is unable to hire and retain such personnel, particularly those in key positions, its business, operating results and financial condition would be materially adversely affected. The Combined Company's future success also depends in significant part upon the continued service of its key technical, sales and senior management personnel. The loss of the services of one or more of these key employees could have a material adverse effect on its business, operating results and financial condition. Additions of new and departures of existing personnel, particularly in key positions, can be disruptive and can result in departures of existing personnel, which could have a material adverse effect upon the Combined Company's business, operating results and financial condition. In addition, as a result of the Merger, and pursuant to the terms of Atria Stock Option Plans, immediately prior to the Effective Time, the exercisability of outstanding options and lapse of repurchase rights under such plans will accelerate by 2 1/2 years from the Effective Time of the Merger. Such acceleration may reduce the incentive for certain employees to remain with the Combined Company.

COMPETITION; RISKS OF LITIGATION AND POTENTIAL LITIGATION

  The market for software quality, SCM and CRM tools is highly competitive and subject to rapid technological change. Many of Pure's and Atria's current and potential competitors have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and a larger installed customer base than Pure or Atria have, or the Combined Company will have. In addition, any of these competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, and to devote greater resources to the development, promotion and sale of their products than Pure, Atria or the Combined Company. Furthermore, because there are relatively low barriers to entry in the software industry, Pure and Atria expect additional competition from other established and emerging companies, which may choose to enter the market by developing products that compete with those offered by the Combined Company or by acquiring companies, businesses, products or product lines that compete with the Combined Company. It is also possible that alliances among competitors may emerge and rapidly acquire significant market share. Pure and Atria also believe that competition will increase as a result of software industry consolidation. There can be no assurance that the Combined Company's current or potential competitors will not develop or acquire products comparable or superior to those developed by the Combined Company, combine or merge to form significant competitors, or adapt more quickly than the Combined Company to new technologies, evolving industry trends and changing customer requirements. Increased competition could result in price reductions, reduced margins or loss of market share, any of which could materially and adversely affect the Combined Company's business, operating results and financial condition. There can be no assurance that the Combined Company will be able to compete successfully against current and future competitors or that competitive pressures faced by the Combined Company will not have a material adverse effect on its business, operating results and financial condition. If the Combined Company is unable to compete successfully against current and future competitors, the Combined Company's business, operating results and financial condition will be materially and adversely affected.

  In addition, competitors and potential competitors may resort to litigation as a means of competition. In the past, Pure has instituted litigation against several competitors. Such litigation may be costly and expose the Combined Company to new claims that it may not have anticipated. Although patent and intellectual property disputes in the software area have often been settled through licensing, cross-licensing or similar arrangements, costs associated with such arrangements may be substantial. Any litigation involving the Combined Company, whether as plaintiff or defendant, regardless of the outcome, may result in substantial costs and expenses to the Combined Company and significant diversion of effort by the Combined Company's technical and management personnel. In addition, there can be no assurance that litigation, either instituted by or against the Combined Company, will not be necessary to resolve issues that may arise from time to time in the future with other competitors. Any such litigation could have a material adverse effect upon the Combined Company's business, operating results and financial condition.

INTERNATIONAL SALES; CURRENCY FLUCTUATIONS

  International sales represented approximately 21%, 20%, 30% and 32% of Pure's total revenues for the fiscal years ended 1993, 1994, 1995 and the three months ended March 31, 1996, respectively, and represented 15%, 19%, 27% and 24% of Atria's total revenues for the same periods. Each of Pure and Atria believes that continued profitability will require additional expansion of sales in foreign markets. This expansion has required and will continue to require significant management attention and financial resources and could adversely affect the Combined Company's operating margins. In order to increase international sales in subsequent periods, the Combined Company must establish additional foreign operations, hire additional personnel and recruit additional international resellers. To the extent that the Combined Company is unable to expand international sales in a timely and cost-effective manner, its business, operating results and financial condition could be materially adversely affected. In addition, there can be no assurance that the Combined Company will be able to maintain or increase international market demand for its products. Pure's and Atria's international sales are currently denominated in either U.S. or local currency and neither company currently engages in any hedging activities. Although exposure to currency fluctuations to date has not been significant, there can be no assurance that fluctuations in the currency exchange rates in the future will not have a material adverse impact on the Combined Company's business, operating results and financial condition. Additional risks inherent in the Combined Company's international business activities include unexpected changes in regulatory requirements, tariffs and other trade barriers, costs of localizing products for foreign countries, lack of acceptance of localized products in foreign countries, longer accounts receivable payment cycles, difficulties in collecting payment, difficulties in managing international operations, potentially adverse tax consequences including repatriation of earnings, reduced protection for intellectual property, the burdens of complying with a wide variety of foreign laws, and the effects of high local wage scales and other expenses. There can be no assurance that such factors will not have a material adverse effect on the Combined Company's future international sales and, consequently, the Combined Company's business, operating results and financial condition.

DEPENDENCE ON PROPRIETARY TECHNOLOGY; RISK OF THIRD PARTY CLAIMS FOR
INFRINGEMENT

  Pure and Atria rely on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect their respective proprietary rights. Despite such efforts to protect their proprietary rights, unauthorized parties may attempt to copy aspects of Pure's or Atria's products or to obtain and use information that Pure or Atria regards as proprietary. Policing unauthorized use of Pure's or Atria's products is difficult, time-consuming and costly. Although neither Pure nor Atria is able to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem. In selling its products, Pure has relied on "shrink wrap" licenses that are not signed by licensees and, therefore, may be unenforceable under the laws of certain jurisdictions. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that the Combined Company's means of protecting its proprietary rights will be adequate or that its competitors will not independently develop similar technology. Pure and Atria expect that software product developers will be increasingly subject to infringement claims as the number of products and competitors in their industry segments grows and the functionality of products in different industry segments overlaps. There can be no assurance that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted against the Combined Company or that any such assertions will not materially adversely affect its business, operating results and financial condition. Any such claims, whether with or without merit, could be time-consuming, result in costly litigation and diversion of resources, cause product shipment delays or require the Combined Company to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Combined Company or at all. In the event of a successful claim of product infringement against the Combined Company and failure or inability of the Combined Company to license the infringed or similar technology, the Combined Company's business, operating results and financial condition could be materially adversely affected.

  Each of Pure and Atria also relies on certain software that it licenses from third parties, including software that is integrated with internally developed software and used in its products to perform key functions. There can be no assurance that these third-party software licenses will continue to be available to the Combined Company on commercially reasonable terms, or that the software will be appropriately supported, maintained or enhanced by the licensors. The loss of licenses to, or inability to support, maintain and enhance, any of such software, could result in increased costs, or in delays or reductions in product shipments until equivalent software could be developed, identified, licensed and integrated, which would materially adversely affect the Combined Company's business, operating results and financial condition.

VOLATILITY OF STOCK PRICES

  The markets for Pure's and Atria's Common Stock are highly volatile. The trading price of the Combined Company's Common Stock could be subject to wide fluctuations in response to quarterly variations in operating and financial results, announcements of technological innovations or new products by the Combined Company or its competitors, changes in prices of the Combined Company's or its competitors' products and services, changes in product mix, changes in revenue and revenue growth rates for the Combined Company as a whole or for individual geographic areas, business units, products or product categories, as well as other events or factors. Statements or changes in opinions, ratings, or earnings estimates made by brokerage firms or industry analysts relating to the market in which the Combined Company does business or relating to Pure, Atria, or the Combined Company specifically have resulted, and could in the future result, in an immediate and adverse effect on the market price of Pure's, Atria's or the Combined Company's Common Stock. Statements by financial or industry analysts regarding the extent of the dilution in Pure's net income per share resulting from the Merger and the extent to which such analysts expect potential business synergies to offset such dilution can be expected to contribute to volatility in the market price of the Combined Company's Common Stock. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for the securities of many high-technology companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Combined Company's Common Stock.

INTEGRATION OF ACQUIRED COMPANIES

  Pure has recently completed the acquisitions of QualTrak Corporation and Performix, Inc. and the Combined Company may acquire other companies, products or technologies in the future. There can be no assurance that these acquisitions and the Merger with Atria can be effectively integrated, that such acquisitions will not result in costs or liabilities that could materially and adversely affect the Combined Company's business, operating results and financial condition, or that the Combined Company will obtain the anticipated or desired benefits of such transactions.

EFFECT OF ANTITAKEOVER PROVISIONS OF DELAWARE LAW AND THE COMBINED COMPANY'S CHARTER DOCUMENTS

  Upon consummation of the Merger, the stockholders of Atria will become stockholders of the Combined Company, a corporation governed by the laws of Delaware. The Combined Company will be subject to the provisions of Section 203 of the Delaware General Corporation Law, which has the effect of restricting changes in control of a company. In addition, the Combined Company's Board of Directors will have authority to issue up to 2,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of such shares without any further vote or action by the stockholders. These and other provisions of Delaware law applicable to the Combined Company along with the Combined Company's charter documents may have the effect of delaying, deterring or preventing changes in control or management of the Combined Company. See "Comparison of Capital Stock."

                                 INTRODUCTION

  This Prospectus/Joint Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Pure Meeting and the Atria Meeting. This Prospectus/Joint Proxy Statement is also furnished by Pure to Atria stockholders in connection with the issuance of shares of Pure Common Stock in connection with the Merger described herein.

  The information set forth herein concerning Pure and Merger Sub has been furnished by Pure and the information set forth herein concerning Atria has been furnished by Atria.

                      PURE SOFTWARE INC. SPECIAL MEETING

DATE, TIME AND PLACE OF PURE MEETING

  The Pure Meeting will be held at TECHMART, 5201 Great America Parkway, Santa Clara, California, on Friday, August 23, 1996 at 9:00 a.m. local time.

PURPOSE

  The purpose of the Pure Meeting is to approve (i) the issuance of shares of Pure Common Stock to the stockholders of Atria pursuant to the Agreement, (ii) an amendment to the Certificate to change the corporate name of Pure to "Pure Atria Corporation" subject to and upon consummation of the Merger, and (iii) an increase of 2,200,000 shares to be reserved for issuance under the Pure 1995 Stock Option Plan (representing approximately 5% of the shares of Combined Company Common Stock estimated to be outstanding or issuable following consummation of the Merger (based on the capitalization of Pure and Atria as of July 1, 1996)), subject to and upon consummation of the Merger.

RECORD DATE AND OUTSTANDING SHARES

  Only Pure stockholders of record at the close of business on July 19, 1996 (the "Pure Record Date") are entitled to notice of and to vote at the Pure Meeting. As of the Pure Record Date, there were 355 stockholders of record of Pure Common Stock.

  On or about July 26, 1996, a notice meeting the requirements of Delaware law is being mailed to all stockholders of record as of the Pure Record Date.

VOTE REQUIRED

  Under Delaware law, the charter documents of Pure and Nasdaq rules, approval of (i) the issuance of shares of Pure Common Stock requires the affirmative vote of a majority of the total votes cast regarding such proposal, (ii) the amendment of the Certificate requires the affirmative vote of holders of a majority of the outstanding shares of Pure Common Stock and (iii) the amendment of the Pure 1995 Stock Option Plan requires the affirmative vote of a majority of the total votes cast regarding such proposal. Each stockholder of record of Pure Common Stock on the Pure Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted for the vote of the stockholders of Pure at the Pure Meeting.

  The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Pure Common Stock entitled to vote at the Pure Meeting shall constitute a quorum. The effect of an abstention is the same as that of a vote against the proposal with regard to proposal (ii) and abstentions shall be counted toward the number of shares represented and voting at the Pure Meeting with regard to proposals (i) and (iii).

  The members of the Pure Board and certain Pure officers have entered into the Pure Voting Agreement with Atria, pursuant to which each such holder has agreed to vote (i) in favor of approval of the Agreement and the

Merger and (ii) against (among other things) approval of any proposal made in opposition to or competition with consummation of the Merger. In addition, each such holder has agreed pursuant to the Pure Voting Agreement, to grant to Atria within five days of Atria's written request, an irrevocable proxy to vote shares as aforesaid. The outstanding shares of Pure Common Stock subject to the Pure Voting Agreement represent 25.4% of the votes entitled to be cast by holders of shares of Pure Common Stock issued and outstanding as of the Pure Record Date, or 28.2% assuming exercise of all options exercisable within 60 days of the Pure Record Date, held by parties to the Pure Voting Agreement. See "Terms of the Merger--Voting Agreements."

PROXIES

  Each of the persons named as proxies in the proxy is an officer of Pure. All shares of Pure Common Stock that are entitled to vote and are represented at the Pure Meeting either in person or by properly executed proxies received prior to or at the Pure Meeting and not duly and timely revoked will be voted at the Pure Meeting in accordance with the instructions indicated on such proxies. If no such instructions are indicated, such proxies will be voted for the approval of the issuance of shares of Pure Common Stock, the amendment of the Certificate and the amendment of the Pure 1995 Stock Option Plan.

  The Pure Board knows of no other matter to be presented at the Pure Meeting. If any other matters are properly presented for consideration at the Pure Meeting (or any adjournments or postponements thereof) including, among other things, consideration of a motion to adjourn or postpone the Pure Meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed forms of proxy and voting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Pure at or before the taking of the vote at the Pure Meeting, a written notice of revocation bearing a later date than the proxy;
(ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Pure before the taking of the vote at the Pure Meeting or (iii) attending the Pure Meeting and voting in person (although attendance at the Pure Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Pure Software Inc. at 1309 S. Mary Avenue, Sunnyvale, California 94087, Attention: Secretary, or hand-delivered to the Secretary of Pure, in each case at or before the taking of the vote at the Pure Meeting.

SOLICITATION OF PROXIES; EXPENSES

  The cost of the solicitation of Pure stockholders will be borne by Pure. In addition, Pure may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain Pure directors, officers and regular employees personally or by telephone, telegram, letter or facsimile. Such persons will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. In addition, Pure has retained the Financial Relations Board to assist in the solicitation of proxies at an estimated fee of $4,500 plus reimbursement of reasonable expenses.

RECOMMENDATIONS OF PURE BOARD OF DIRECTORS

  THE PURE BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS DETERMINED THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF PURE AND ITS STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, THE PURE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF (I) THE ISSUANCE OF SHARES OF PURE COMMON STOCK PURSUANT TO THE AGREEMENT, (II) AMENDMENT OF THE CERTIFICATE TO CHANGE THE CORPORATE NAME OF PURE TO "PURE ATRIA CORPORATION" SUBJECT TO AND UPON CONSUMMATION OF THE MERGER, AND (III) AN INCREASE OF 2,200,000 SHARES TO BE RESERVED FOR ISSUANCE UNDER THE PURE 1995 STOCK OPTION PLAN, SUBJECT TO AND UPON CONSUMMATION OF THE MERGER.

                     ATRIA SOFTWARE, INC. SPECIAL MEETING

DATE, TIME AND PLACE OF ATRIA MEETING

  The Atria Meeting will be held at the offices of Testa, Hurwitz & Thibeault, LLP, located at High Street Tower, 125 High Street, Boston, Massachusetts 02110, on Friday, August 23, 1996 at 12:00 noon, local time.

PURPOSE

  The purpose of the Atria Meeting is to approve and adopt the Agreement.

RECORD DATE AND OUTSTANDING SHARES

  Only stockholders of record of Atria Common Stock at the close of business on July 19, 1996 (the "Atria Record Date") are entitled to notice of, and to vote at, the Atria Meeting. As of the Atria Record Date, there were 180 stockholders of record holding an aggregate of approximately 14,381,437 shares of Atria Common Stock.

  On or about July 26, 1996, a notice meeting the requirements of Massachusetts law is being mailed to all stockholders of record as of the Atria Record Date.

VOTE REQUIRED

  Pursuant to the MBCL and the Atria Restated Articles of Organization, as amended, the affirmative vote of the holders of a majority of the Atria Common Stock outstanding as of the Atria Record Date is required to approve and adopt the Agreement. Each stockholder of record of Atria Common Stock on the Atria Record Date, will be entitled to cast one vote per share on each matter to be acted upon at the Atria Meeting.

  The representation, in person or by proxy, of at least a majority of the outstanding shares of Atria Common Stock entitled to vote at the Atria Meeting is necessary to constitute a quorum for the transaction of business. The effect of an abstention is the same as that of a vote "against" the proposal.

  The members of the Atria Board and certain Atria officers have entered into the Atria Voting Agreement with Pure, pursuant to which each such holder has agreed to vote (i) in favor of approval of the Agreement and (ii) against (among other things) approval of any proposal made in opposition to or competition with consummation of the Merger. In addition, each such holder has agreed pursuant to the Atria Voting Agreement to grant to Pure, within five days of Pure's written request, an irrevocable proxy to vote shares as aforesaid. The outstanding shares of Atria Common Stock subject to the Atria Voting Agreement represent 5.4% of the votes entitled to be cast by holders of shares of Atria Common Stock as of the Atria Record Date and 6.7% assuming exercise of all exercisable options held by parties to the Atria Voting Agreement. See "Terms of the Merger--Voting Agreements."

PROXIES

  Each of the persons named as proxies in the proxy is an officer of Atria. All shares of Atria Common Stock that are entitled to vote and are represented at the Atria Meeting either in person or by properly executed proxies received prior to or at the Atria Meeting and not duly and timely revoked will be voted at the Atria Meeting in accordance with the instructions indicated on such proxies. If no such instructions are indicated, such proxies will be voted for the approval of the Agreement.

  The Atria Board knows of no other matter to be presented at the Atria Meeting. If any other matter upon which a vote may properly be taken should be presented at the Atria Meeting, shares represented by all proxies received by the Atria Board will be voted with respect thereto in accordance with the judgement of the persons named as proxies in the proxies.

  Execution of a proxy does not in any way affect a stockholder's right to attend the meeting and vote in person. Any proxy may be revoked by a stockholder at any time before it is exercised by delivering a written revocation or a later-dated proxy to the Clerk of Atria, or by attending the meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Atria Software, Inc. at 20 Maguire Road, Lexington, Massachusetts 02173, Attention: Clerk, or hand-delivered to the Clerk of Atria, in each case at or before the taking of the vote at the Atria Meeting.

SOLICITATION OF PROXIES; EXPENSES

  All costs of solicitation of proxies will be borne by Atria. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and Atria will reimburse them for their reasonable out-of-pocket costs. In addition, proxies may also be solicited by certain directors, officers and employees of Atria personally or by mail, telephone or telegraph following the original solicitation. Such persons will not receive additional compensation for such solicitation. Atria has retained D.F. King & Co., Inc., an independent proxy solicitation firm, to assist in soliciting proxies at an estimated fee of $5,500 plus reimbursement of reasonable expenses.

APPRAISAL RIGHTS

  Pursuant to Massachusetts law, and as described in greater detail in the Notice of the Meeting and in the Prospectus/Joint Proxy Statement, holders of Atria Common Stock will be entitled to appraisal rights in connection with the Merger. A holder of Atria Common Stock who desires to pursue appraisal rights must (i) file a written objection to the Agreement with Atria before the taking of the stockholders' vote on the Agreement, (ii) refrain from voting in favor of the Agreement; and (iii) make written demand from the surviving corporation for payment for the stockholder's shares, all in accordance with the MBCL. Such appraisal rights are not conditioned upon voting against the Agreement. See "Terms of the Merger--Appraisal Rights."

RECOMMENDATION OF ATRIA BOARD OF DIRECTORS

  THE ATRIA BOARD HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, ATRIA AND ITS STOCKHOLDERS. AFTER CAREFUL CONSIDERATION, THE ATRIA BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPROVAL AND ADOPTION OF THE AGREEMENT.

                APPROVAL OF THE MERGER AND RELATED TRANSACTIONS

  THE FOLLOWING DISCUSSION SUMMARIZES THE PROPOSED MERGER AND RELATED TRANSACTIONS. THE FOLLOWING IS NOT, HOWEVER, A COMPLETE STATEMENT OF ALL PROVISIONS OF THE AGREEMENT AND RELATED AGREEMENTS. DETAILED TERMS OF AND CONDITIONS TO THE MERGER AND CERTAIN RELATED TRANSACTIONS ARE CONTAINED IN THE AGREEMENT, A CONFORMED COPY OF WHICH IS ATTACHED TO THIS PROSPECTUS/JOINT PROXY STATEMENT AS ANNEX A. REFERENCE IS ALSO MADE TO THE PURE OPTION AGREEMENT AND THE ATRIA OPTION AGREEMENT ATTACHED TO THIS PROSPECTUS/JOINT PROXY STATEMENT AS ANNEX B, AND TO THE OTHER ANNEXES HERETO. STATEMENTS MADE IN THIS PROSPECTUS/JOINT PROXY STATEMENT WITH RESPECT TO THE TERMS OF THE MERGER AND SUCH RELATED TRANSACTIONS ARE QUALIFIED IN THEIR RESPECTIVE ENTIRETIES BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE AGREEMENT AND THE OTHER ANNEXES HERETO. THIS SECTION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN RISK FACTORS AND ELSEWHERE HEREIN.

JOINT REASONS FOR THE MERGER

  The Boards of Directors of Atria and Pure have determined that the Combined Company would have the potential to realize long-term improved operating and financial results and a stronger competitive position. Pure and Atria believe that there is a strategic fit among testing, configuration management and change request management software systems and that, in order to succeed in the market served by these systems, suppliers will need to expand their product offerings to address a wider range of customer requirements. Pure and Atria also believe that the Merger will provide greater opportunities to develop business relationships, license technology, and engage in other strategic combinations and transactions involving their respective products and technologies than would be the case if the companies otherwise independently engaged in these activities. In this way, the Merger could provide the Combined Company with the range of products and services required to play a defining role in the market for software quality, SCM, CRM and other software development management products.

  Each of the Boards of Directors of Atria and Pure has identified additional potential mutual benefits of the Merger that they believe will contribute to the success of the Combined Company. These potential benefits include principally the following:

  . The combined experience, financial resources, size and breadth of product offerings of the Combined Company will allow the Combined Company to respond more quickly and effectively to technological change, increased competition and market demands in an industry experiencing rapid innovation and change.

  . The combination of Atria's SCM and CRM products with Pure's software quality and reliability products will allow the Combined Company to offer a more comprehensive and integrated set of software development management tools to its customers.

  . The creation of a larger customer base, a higher market profile and greater financial strength may present greater opportunities for marketing the products of the Combined Company.

  . The structure of the transaction as a "merger of equals" can provide significant advantages in increasing the opportunity for (i) effectively utilizing the skills and resources of the companies' respective management teams and (ii) matching the respective "corporate cultures" of the two companies while maintaining some of the most important aspects of each culture.

  . The broadening and integration of the companies' product lines may enhance the Combined Company's ability to increase market penetration by expanding in-house software developers' use of software testing, SCM, CRM and other software development management tools.

  . Combined technological resources may allow the Combined Company to compete more effectively against larger competitors by providing the Combined Company with enhanced ability to develop new products and greater functionality for existing products.

  . The creation of a combined customer service and technical support system may permit the Combined Company to provide more efficient support coverage to its customers.


  Pure and Atria have each identified additional reasons for the Merger. Each Board of Directors has recognized that the potential benefits of the Merger may not be realized. See "Risk Factors."

PURE'S REASONS FOR THE MERGER

  In addition to the anticipated joint benefits described above, the Pure Board believes that the following are additional reasons the Merger will be beneficial to Pure and for stockholders of Pure to vote FOR the proposals set forth herein:

  . Given the complementary nature of the product lines of Pure and Atria, the Merger will enhance the opportunity for the potential realization of Pure's strategic objective of achieving greater scale and presence in the automated software development and quality tools markets.

  . Combining with Atria would provide an opportunity for expanded distribution of Pure's products to current Atria customers.

  . The Pure stockholders would have the opportunity to participate in the potential for growth of the Combined Company after the Merger.

  In the course of its deliberations during Pure Board meetings held on June 4, 1996 and June 6, 1996, the Pure Board reviewed with Pure management a number of additional factors relevant to the Merger, including (i) historical information concerning Pure's and Atria's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company with the SEC; (ii) Pure management's view as to the financial condition, results of operations and businesses of Pure and Atria before and after giving effect to the Merger based on management due diligence and publicly available earnings estimates; (iii) current financial market conditions and historical market prices, volatility and trading information with respect to Pure Common Stock and Atria Common Stock; (iv) the consideration to be received by Atria stockholders in the Merger and the relationship between the market value of the Pure Common Stock to be issued in exchange for each share of Atria Common Stock and a comparison of comparable merger transactions; (v) the belief that the terms of the Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable; (vi) Pure management's view as to the prospects of Pure as an independent company; (vii) Pure management's view as to the potential for other third parties to enter into strategic relationships with or to acquire Pure or Atria; (viii) detailed financial analysis and pro forma and other information with respect to the companies presented by DMG and Morgan Stanley in Board presentations, including DMG's and Morgan Stanley's opinions that the consideration to be paid pursuant to the Agreement was fair from a financial point of view to Pure (a copy of each of these opinions is annexed hereto, and stockholders are urged to carefully review each opinion); (ix) the impact of the Merger on Pure's customers and employees; and (x) reports from management, legal and financial advisors as to the results of their due diligence investigation of Atria. The Pure Board also considered the terms of the proposed Agreement regarding Pure's and Atria's respective rights to consider and negotiate other acquisition proposals in certain circumstances, as well as the possible effects of the provisions regarding the termination fees and the Stock Option Agreements. In addition, the Pure Board noted that the Merger is expected to be accounted for as a pooling of interests and that no goodwill is expected to be created on the books of the combined company as a result thereof, and that Pure would have equal representation on the Board of the combined company following the Merger.

  The Pure Board also identified and considered a variety of potentially negative factors in its deliberations concerning the Merger, including, but not limited to: (i) the risk that the potential benefits sought in the Merger might not be fully realized, (ii) the possibility that the Merger might not be consummated and the effect of public announcement of the Merger on (a) Pure's sales and operating results, (b) Pure's ability to attract and retain key management, marketing and technical personnel and (c) progress of certain development projects, (iii) the potential dilutive effect of the issuance of Pure Common Stock in the Merger, (iv) the substantial charges to be incurred, primarily in the quarter ending September 30, 1996, in connection with the Merger, including costs of integrating the businesses and transaction expenses arising from the Merger, (v) the risk that despite the efforts of the combined company, key technical and management personnel might not remain employed by the combined company, (vi) the difficulty of managing separate operations at different geographic locations and (vii) the other risks described under "Risk Factors" herein. The Pure Board believed that these risks were outweighed by the potential benefits of the Merger.

ATRIA'S REASONS FOR THE MERGER

  In addition to the anticipated joint benefits described above, the Atria Board believes that the following are additional reasons the Merger will be beneficial to Atria and for stockholders of Atria to vote FOR the proposal set forth herein:

  . The addition of Pure's customer base to Atria's existing customer base may provide new opportunities to market Atria's products to a larger group of software developers.

  . Pure has a sales force and distribution system that are expected to complement Atria's sales and distribution resources. Additional sales resources may provide expanded opportunities to market Pure's and Atria's products to new and existing customers.

  . Atria currently derives substantially all of its revenue from licenses of ClearCase and related products and services. Atria believes that its continued future success is dependent, in part, on its ability to develop or acquire new products and expand its product offerings. Together, Pure's and Atria's products would be expected to provide a more comprehensive suite of software development tools, and will reduce dependence on individual segments of the software development tools market.

  . The combined technological and engineering resources of Pure and Atria would be expected to allow the Combined Company an opportunity to offer an integrated package of software development management tools that perform together to meet customer needs. Atria's ClearCase has been integrated with PureDDTS since 1993.

  . The Atria stockholders would have the opportunity to participate in the potential growth of the Combined Company after the Merger.

  In the course of its deliberations during Atria Board meetings held on May 21, 1996, May 31, 1996, June 5,,1996 and June 6, 1996, the Atria Board
reviewed with Atria management a number of additional factors relevant to the Merger, including the strategic overview and prospects for Atria, its products and its finances. The Atria Board also considered, among other matters (i) historical information concerning Atria's and Pure's respective businesses, prospects, financial performance and condition, operations, technology, management and competitive position, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company with the SEC; (ii) Atria management's view as to the financial condition, results of operations and businesses of Pure and Atria before and after giving effect to the Merger based on management due diligence and publicly available financial information; (iii) current financial market conditions and historical market prices, volatility and trading information with respect to Pure Common Stock and Atria Common Stock; (iv) the consideration to be received by Atria stockholders in the Merger and the relationship between the market value of the Pure Common Stock to be issued in exchange for each share of Atria Common Stock and a comparison of comparable merger transactions; (v) the belief that the terms of the Agreement, including the parties' representations, warranties and covenants, and the conditions to their respective obligations, are reasonable; (vi) Atria management's view as to the prospects of Atria as an independent company; (vii) Atria management's view as to the potential for other third parties to enter into strategic relationships with or to acquire Pure or Atria; (viii) the impact of the Merger on Atria's customers and employees; and (ix) reports from management, legal and financial advisors as to the results of their due diligence investigation of Pure. The Atria Board also considered the terms of the proposed Agreement regarding Pure's and Atria's respective rights to consider and negotiate other acquisition proposals in certain circumstances, as well as the possible effects of the provisions regarding the termination fees and the Stock Option Agreements. In addition, the Atria Board noted that the Merger is expected to be accounted for as a pooling of interests and that no goodwill is expected to be created on the books of the combined company as a result thereof. The Atria Board considered financial presentations by Wessels, including the oral opinion of Wessels delivered at the June 5, 1996 meeting of the Atria Board of Directors, and confirmed in writing on June 6, 1996, which concluded that the Exchange Ratio provided in the Agreement was fair to Atria stockholders from a financial point of view on such date (a copy of this opinion is annexed hereto, and stockholders are urged to carefully review this opinion). The Atria Board also took into account that Atria would have equal representation on the Board of the combined company following the Merger.

  The Atria Board also identified and considered a number of potentially negative factors in its deliberations concerning the Merger, including, but not limited to, (i) the risk that the potential benefits sought in the Merger might not be fully realized, (ii) the possibility that the Merger would not be consummated and the effect of the public announcement of the Merger on (a) Atria's sales and operating results, (b) Atria's ability to attract and retain key management, marketing and technical personnel and (c) progress of certain development projects, (iii) the potential dilutive effect of the issuance of Pure Common Stock in the Merger, (iv) the substantial charges to be incurred, primarily in the quarter ending September 30, 1996, in connection with the Merger, including costs of integrating the businesses and transaction expenses arising from the Merger, (v) the risk that despite the efforts of the combined company, key technical and management personnel may not remain employed by the combined company (vi) the difficulty of managing separate operations at different geographic locations and (vii) the other risks described under "Risk Factors" herein. The Atria Board believed that these risks were outweighed by the potential benefits of the Merger.

MATERIAL CONTACTS AND BOARD DELIBERATIONS

  The market for automated software development and quality tools became increasingly competitive throughout 1995. In their efforts to enhance their market positions and grow their businesses in an increasingly competitive environment, each of Pure and Atria has continually evaluated strategic relationships of various forms, such as potential OEM arrangements, joint marketing relationships and potential acquisitions of technologies and companies.

  During 1994, representatives of Pure and Atria became familiar with each others' products through informal contacts at industry trade shows and through interaction with mutual customers. These contacts continued and, since 1995, Pure and Atria have participated in a number of joint product-related seminars throughout the United States and Canada and have engaged in other informal joint marketing efforts, including product referrals.

  In March 1995, Reed Hastings, President and Chief Executive Officer of Pure, and Paul H. Levine, President and Chief Executive Officer of Atria, entered into preliminary discussions with respect to exploring a business relationship between the two companies. Mr. Hastings had visited Mr. Levine at Atria to discuss the possibility of Atria entering into an OEM agreement with respect to Pure's product, PureDDTS, and the issue of merging the companies arose in relation to discussions between Mr. Hastings and Mr. Levine regarding possible synergies with respect to Atria's ClearCase product and PureDDTS.

  In April 1995, a team of executives from Atria (which included Mr. Levine) visited a team of executives from Pure (which included Mr. Hastings) to discuss the companies and explore the potential for a business combination transaction. After this meeting both companies determined not to continue to discuss such a transaction at that time.

  In September 1995, Mr. Hastings and Mr. Levine again entered into preliminary discussions regarding a possible strategic alliance or business combination of the two companies. A number of phone discussions and written communications between Mr. Hastings and Mr. Levine took place that month, and Mr. Levine and Mr. Hastings discussed a possible merger with their respective management teams. However, both parties again determined not to continue to discuss such a transaction at that time.

  In April 1996, Chuck Bay, Vice President, Finance, Chief Financial Officer, General Counsel and Secretary of Pure, and Elliot M. Katzman, Vice President, Finance and Administration, Chief Financial Officer and Treasurer of Atria, had preliminary discussions regarding whether the two companies should again re-examine the possibility of combining the two companies. Mr. Bay and Mr. Katzman agreed to discuss the possibility of a business combination with Mr. Hastings and Mr. Levine, respectively.

  On May 2, at a regular quarterly board meeting, the Pure Board discussed the industry in which Pure operates, and in that context, strategic alternatives available to Pure in order to enhance its long term strategic position. The issue of a possible merger with Atria was discussed, and the Pure Board authorized Pure's management to continue discussions with Atria. Specifically, the Pure Board directed management to begin to discuss with Atria the potential financial and other terms upon which a merger with Atria might be structured.

  On May 3, Mr. Hastings contacted Mr. Levine and during the course of their discussions the issue of a possible business combination between the two companies was raised. Mr. Hastings and Mr. Levine agreed to set up a meeting to discuss the possibility of a merger.

  On May 5, Mr. Hastings and Mr. Levine met in Chicago and began informal discussions concerning a possible business combination. Broad discussions of business strategies and potential synergies of a combined company took place between Mr. Hastings and Mr. Levine, and both agreed that Mr. Bay and Mr. Katzman should meet to discuss the terms of a potential merger between the two companies. The financial terms of a combination of the two companies were not specifically discussed at this meeting.

  Over the next several weeks, the senior management teams of each company began to explore the feasibility of a possible strategic business combination and began discussions regarding such a combination. To facilitate these discussions, on May 24, the parties entered into a mutual non-disclosure agreement under which each agreed to maintain the confidentiality of the other party's confidential information.

  On May 6, Pure engaged DMG to act as one of its financial advisors in connection with the possible strategic business combination with Atria.

  On May 21, the Atria Board met by telephone conference call and senior management reviewed with the Atria Board the initial informal discussions between senior management of the two companies concerning a possible strategic business combination in order to enhance Atria's long term strategic position. There was a preliminary discussion concerning the factors that supported a possible combination of the respective product lines, technologies and market positions of Atria and Pure and the strategic factors associated with a possible strategic business combination with Pure. The Atria Board also discussed possible terms of the transaction and potential organizational structures of a combined company. The Atria Board authorized and instructed management to explore the possibility of combining with Pure and to continue discussions with representatives of Pure. The Atria Board also authorized management to negotiate the engagement of Wessels to act as Atria's financial advisor in connection with discussions with Pure regarding a possible business combination.

  On May 22, Mr. Bay and Mr. Katzman met in Minneapolis. The purpose of the meeting was for Mr. Bay and Mr. Katzman to begin initial discussions regarding the broad terms of a merger between the two companies.

  On May 23, Mr. Bay and Larry W. Sonsini, a member of the Pure Board and Pure's outside legal counsel, met in Minneapolis with Mr. Katzman, Mark J. Macenka, Atria's outside legal counsel, and Michael Ogborne, Atria's financial advisor. The parties discussed the strategic benefits to each company of a possible combination and various structural and operational alternatives consistent with a "merger of equals" transaction and agreed to relay the results of the preliminary discussions to Mr. Hastings and Mr. Levine. It was agreed that if Mr. Hastings and Mr. Levine each found the preliminary discussion of the potential structure acceptable, then due diligence meetings would be arranged the following week.

  There continued to be various meetings between representatives of Atria and Pure through the first week of June at which there were discussions concerning the business, operations and technology of each company and of the Combined Company that would result from a business combination.

  On May 26, a Committee of the Atria Board, consisting of Messrs. Levine, Pavey and Ferri, met by telephone conference call to discuss the status of the discussions with Pure and the feasibility of a business combination.

  On May 29, Pure engaged Morgan Stanley to act as one of its financial advisors in connection with the possible strategic business combination with Atria.

  On May 31, Atria engaged Wessels to act as its financial advisor in connection with the possible strategic business combination with Pure.

  Between May 23 and June 5, representatives of the two companies and their respective technical, legal and financial advisors met to conduct due diligence as to the business of each other's company and to explore further potential synergies between the two companies and the operational issues associated with any business combination. In addition, Pure's and Atria's legal counsel and executive officers had further discussions regarding the terms of the Agreement and related documents, including the terms of the proposed Stock Option Agreements, the termination rights relating to the Agreement, the conditions upon which any breakup fees would be payable and the amount of such fees, and the representations, warranties and covenants to be made. Pure's and Atria's financial advisors had further discussions regarding valuation issues relevant to negotiation of a mutually acceptable exchange ratio and other terms and conditions of a potential business combination.

  On May 31, members of senior management of Pure met throughout the day with members of the Atria Board regarding the business of Pure and the benefits of a business combination and addressed questions and comments of the directors.

  On May 31, the Atria Board met, with certain attendees participating by telephone conference call, at which meeting the senior management and legal and financial advisors of Atria discussed (i) the status of the discussions, the results of the due diligence evaluation of Pure and the benefits and potential risks of a merger with Pure, including Pure's results to date for the second quarter of fiscal 1996 and (ii) the principal terms of the Agreement and related documents, including the Stock Option Agreements. Atria's legal counsel discussed the Board's fiduciary duties in considering a strategic business combination and strategic alternatives, and held further discussions with the Atria Board on the principal terms of the Agreement, the Stock Option Agreements, the Atria Affiliate Agreements and the Atria Voting Agreement. Atria's financial advisor then reviewed, among other things, the strategic rationale for, and certain financial analyses relating to, the proposed merger. The Atria Board authorized management to continue the discussions with Pure as to a possible merger.

  On June 2, Pure provided to Atria a draft of the Agreement and there then ensued discussions between counsel to Pure and counsel to Atria regarding the proposed structure and other principal terms of the Agreement.

  On June 4, the Pure Board met to review the status of negotiations and discussed the status of Pure's due diligence review of Atria and the status of the merger negotiations. Open issues were summarized and included, (i) the name of the combined company following the Merger, (ii) the composition of the Board of Directors of the combined company and (iii) the structure of the proposed merger. In addition, there was a discussion regarding the potential market reaction to the proposed combination, the impact of an exchange ratio based on the then current trading prices for Pure Common Stock and Atria Common Stock, with no premium to be realized for either the Pure stockholders or the Atria stockholders, as well as discussion regarding how the transaction might be structured. At this time the Pure Board unanimously agreed that management should continue to proceed with negotiation and investigation of the proposed combination.

  From June 4 through June 6, Pure and Atria, together with their respective legal and financial advisors continued to negotiate the terms of definitive agreements relating to the transaction, including the terms of the proposed stock option agreements, the termination rights relating to the Agreement, the conditions upon which any breakup fees would be payable and the amount of such fees, and the representations, warranties and covenants to be made. Final due diligence by Pure of Atria, and Atria of Pure also took place.

  On June 4 and 5, Messrs. Levine, Ferri and Pavey, certain members of management of Atria, Atria's legal counsel and a representative, of Atria's financial advisors, met by telephone conference call and discussed the status of the discussions with Pure, the feasibility of a business combination and other issues relating to the Merger.

  On the evening of June 5, the Atria Board met by telephone conference call and senior management of Atria reported on the status of negotiations with respect to the exchange ratio and other business terms of the Merger. The Atria Board discussed (i) the name of the combined company following the Merger, (ii) the composition of the Board of Directors of the combined company and (iii) the structure of the proposed merger. In addition, there was a discussion regarding the potential market reaction to the proposed combination, the impact of an exchange ratio based on the then current trading prices for Pure Common Stock and Atria Common Stock, with no premium to be realized for either the Pure stockholders or the Atria stockholders. Atria's legal counsel reviewed for the Atria Board the proposed terms of the Agreement and related documents, including the Stock Option Agreements. Wessels made a presentation to the Atria Board regarding the exchange ratio, reviewed detailed financial analysis and pro forma and other information with respect to the companies and delivered its oral opinion to the Atria Board that the currently proposed exchange ratio was fair to the stockholders of Atria from a financial point of view as of such date.

  During the morning of June 6, the Pure Board convened to consider and vote upon the proposed merger and related transactions. At this specially scheduled meeting, (i) management of Pure reported that agreement had been reached with respect to the exchange ratio, (ii) management responded to questions regarding various aspects of the proposed merger, (iii) Pure's legal advisors held further discussions regarding the Pure Board's fiduciary duties in considering a strategic business combination and reviewed proposed definitive terms of the Agreement and related documents, including the Stock Option Agreements, (iv) each of DMG and Morgan Stanley made a presentation to the Pure Board regarding the exchange ratio, reviewed its detailed financial analysis and pro forma and other information with respect to the companies and delivered its written opinion to the effect that, as of such date, the consideration to be paid pursuant to the Agreement was fair from a financial point of view to Pure (a copy of each of these opinions is annexed hereto, and stockholders are urged to carefully review each opinion), and (v) the Pure Board approved the Agreement and related agreements. See "--Opinions of Pure's Financial Advisors."

  In the afternoon of June 6, at a specially scheduled meeting of the Atria Board, (i) management of Atria reported that agreement had been reached with respect to the exchange ratio, (ii) the management of Atria again made presentations to the Board regarding the risks and benefits of the Merger,
(iii) Atria's legal advisors held further discussions regarding the Board's fiduciary duties in considering a strategic business combination and reviewed proposed definitive terms of the Agreement and related documents, including the Stock Option Agreements, (iv) Wessels delivered its written opinion to the effect that, as of such date, the Exchange Ratio pursuant to the Agreement was fair to Atria stockholders (a copy of this opinion is annexed hereto, and stockholders are urged to carefully review this opinion) and (v) the Atria Board approved the Agreement and related agreements. See "--Opinion of Atria's Financial Advisor."

  On June 6, following final approval by the Pure Board and the Atria Board, the Agreement and the Stock Option Agreements were executed by both companies, each of the members of the Board of Directors of each of Pure and Atria and certain officers of each of Pure and Atria executed the Atria Voting Agreement, the Pure Voting Agreement, the Atria Affiliate Agreements and the Pure Affiliate Agreements and Pure and Atria issued a joint press release announcing the Merger.

OPINIONS OF PURE'S FINANCIAL ADVISORS

 DMG

  Pure retained DMG to deliver a financial opinion letter in connection with the Merger. DMG was selected by Pure's Board to provide an Opinion (the "DMG Opinion") based on DMG's qualifications, expertise and reputation, as well as DMG's investment banking relationship and familiarity with Pure.

  At the meeting of the Pure Board on June 6, 1996, DMG rendered its oral opinion, subsequently confirmed in writing that, as of such date, based upon and subject to the various considerations set forth in the DMG Opinion, the Exchange Ratio was fair from a financial point of view to Pure.

  THE FULL TEXT OF THE WRITTEN DMG OPINION DATED JUNE 6, 1996, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED, AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY DMG IN RENDERING THE DMG OPINION, IS ATTACHED AS ANNEX D TO THIS PROSPECTUS/JOINT PROXY STATEMENT. PURE STOCKHOLDERS ARE URGED TO READ THE DMG OPINION CAREFULLY AND IN ITS ENTIRETY. DMG DID NOT RECOMMEND TO PURE THAT ANY SPECIFIC EXCHANGE RATIO CONSTITUTED THE ONLY APPROPRIATE EXCHANGE RATIO FOR THE MERGER. THE DMG OPINION ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO PURE AS OF THE DATE OF THE DMG OPINION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF PURE AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE PURE MEETING. THE SUMMARY OF THE DMG OPINION SET FORTH IN THIS PROSPECTUS/JOINT PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In rendering its opinion, DMG, among other things: (i) analyzed certain publicly available financial statements and other information of Pure and Atria, respectively; (ii) analyzed certain internal financial statements and other financial and operating data concerning Pure prepared by the management of Pure; (iii) analyzed certain operating plans relating to Pure prepared by the management of Pure; (iv) discussed the past and current operations and financial condition and the prospects of Pure with senior executives of Pure;
(v) analyzed certain internal financial statements and other financial and operating data concerning Atria prepared by the management of Atria; (vi) analyzed certain operating plans relating to Atria prepared by the management of Atria; (vii) discussed the past and current operations and financial condition and the prospects of Atria with senior executives of Atria; (viii) analyzed the pro forma impact of the Merger on the earnings per share, consolidated capitalization and other financial ratios of Pure and Atria, respectively; (ix) reviewed the reported prices and trading activity for the Pure Common Stock and the Atria Common Stock; (x) compared the financial performance of Pure and Atria and the prices and trading activity of the Pure Common Stock and the Atria Common Stock with that of certain other comparable publicly-traded companies and their securities; (xi) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions; (xii) reviewed and discussed with the senior managements of Pure and Atria (a) the strategic rationale for the Merger and their estimates of the benefits expected to be derived from the Merger and (b) certain alternatives to the Merger; (xiii) participated in discussions and negotiations among representatives of Pure and Atria and their financial and legal advisors; (xiv) reviewed the Agreement and certain related agreements; and (xv) considered such other factors as DMG deemed appropriate.

  In rendering its opinion, DMG assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of the DMG Opinion. DMG assumed that the operating plans which they relied upon and the earnings as estimated publicly by recognized securities analysts which they relied upon were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Pure and Atria, respectively, and relied upon, without independent verification, Pure management's assessment of their ability to retain key employees of both Pure and Atria. DMG also relied upon, without independent verification, the assessment by the management of each of Pure and Atria of the strategic and other benefits expected to result from the Merger, as well as the assessment by Pure's management of Atria's technology and products, the timing and risks associated with the integration of Pure with Atria, and the validity of, and risks associated with, Atria's future products and technology. DMG did not make any independent valuation or appraisal of the assets, liabilities or technology of Pure or Atria, respectively, and was not furnished with any such appraisals. The DMG Opinion states that, in arriving at the DMG Opinion, DMG assumed that the Merger would be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and would be consummated in accordance with the terms set forth in the Agreement. The DMG Opinion states that it is necessarily based on economic, market and other conditions in effect on, and the information made available to DMG as of, the date of the DMG Opinion.

  The following is a summary of the analysis performed by DMG in preparation of the DMG Opinion dated June 6, 1996, and reviewed with the Board of Directors of Pure at a meeting held on June 6, 1996.

  Certain analyses performed by DMG utilized earnings per share estimates for Atria and Pure. Such estimates were based upon estimates published by research analysts in the investment community.

 Comparative Stock Price Performance

  As part of its analysis, DMG reviewed the recent stock price performance of Pure and Atria and compared such performance with that of a group of high growth software companies, including Advent Software Inc., Business Objects S.A., Clarify, Inc., HNC Software, Inc., Remedy Corporation, Scopus Technology, Inc., Vantive Corporation, (the "High Growth Software Comparables") and a group of large client/server software companies, including Baan Company, N.V., Microsoft Corporation, PeopleSoft, Inc. and SAP AG (the "Large Client/Server Software Comparables"). DMG observed that over the period from August 2, 1995, the date of the Pure initial public offering (the "IPO"), and June 5, 1996, the day prior to the announcement of the Agreement, the market price of the Pure Common Stock appreciated 37%, compared with appreciation of 143% for Atria, 174% for an index of the High Growth Software Comparables and 40% for an index of the Large Client/Server Software Comparables. DMG also compared certain financial information of Pure and Atria over time. Such financial information included stock price as a multiple of next twelve months forecast earnings per share. For the purposes of this analysis, the next twelve months forecast earnings per share estimates were based upon estimates published by research analysts in the investment community. As of December 31, 1995, March 31, 1996 and June 4, 1996, such estimates were $0.33, $0.39 and $0.44 for Pure, and $0.50, $0.55 and $0.67 for
Atria, respectively. Such analysis showed that since December 31, 1995 for Pure and September 30, 1994 for Atria (the first dates at which compilations of quarterly earnings forecasts by securities research analysts were available for Pure and Atria, respectively) the price of Pure Common Stock changed as a multiple of the next twelve months forecasted earnings from 97.7 times to 92.0 times, while the price of Atria Common Stock changed as a multiple of the next twelve months forecasted earnings from 51.7 times to 94.0 times.

 Exchange Ratio Analysis

  DMG reviewed the ratios of the closing stock prices of Atria to Pure for each day over various periods starting as far back as August 2, 1995 (the date of Pure's IPO) and ending June 5, 1996 and computed the premium or discount represented by the exchange ratio of 1.544615 over the average of the daily ratios over these various periods. The average of the daily ratios of the closing stock prices of Atria to Pure for the various periods ending on June 5, 1996 were 1.194 for the period since August 2, 1995; 1.255 for the previous 180 days; 1.471 for the previous 90 days; 1.525 for the previous 60 days;
1.517 for the previous 30 days; 1.615 for the previous 10 days; and 1.545 for June 5, 1996. The exchange ratio of 1.544615 represented a premium or (discount) of 29.3%, 23.1%, 5.0%, 1.3%, 1.8%, (4.4)% and 0.0%, respectively, over the aforementioned ratios of the Atria and Pure stock prices. DMG observed that the Exchange Ratio was in the range of the ratios of Atria to Pure stock prices over various periods during the previous 90 days.

 Peer Group Comparison

  DMG compared certain financial information of Pure and Atria with the High Growth Software Comparables, the Large Client/Server Software Comparables, SQA, Inc. and Mercury Interactive Corporation. SQA, Inc. and Mercury Interactive Corporation were chosen on the basis of their similarity to Atria with respect to business operations, products and customers. Such financial information included, among other things, market valuation, stock price as a multiple of earnings per share, aggregate market capitalization as a multiple of revenues, latest twelve months operating margin and estimated five year earnings per share growth rates. In particular, such analysis showed that as of June 5, 1996, based on a compilation of earnings forecasts by securities research analysts, Pure and Atria traded at 66.6 and 77.5 times calendar year 1997 forecasted earnings, respectively, and at 13.27 and 18.66 times latest twelve months revenue, respectively, compared to a median of 66.2 times calendar year 1997 forecasted earnings and 12.66 times latest twelve months revenue for the High Growth Software Comparables, a median of 44.4 times calendar year 1997 forecasted earnings and 9.86 times latest twelve months revenue for the Large Client/Server Software Comparables, 68.3 times calendar year 1997 forecasted earnings and 16.01 times latest twelve months revenue for SQA, Inc., and 17.2 times calendar year 1997 forecasted earnings and 3.24 times latest twelve months revenue for Mercury Interactive Corporation. Such analysis also showed latest twelve months operating margins and estimated mean and median five year earnings per share growth rates (based on a compilation of growth rate projections by securities research analysts) of

18.8% and 52.5% and 52.5%, respectively, for Atria and 15.6% and 50.0% and 50.0%, respectively, for Pure compared to means of 14.0% and 42.4%, respectively, for the High Growth Software Comparables, and 18.3% and 35.5%, respectively, for the Large Client/Server Software Comparables, and medians of 11.8% and 47.0%, respectively, for the High Growth Software Comparables, and 15.1% and 35.7%, respectively, for the Large Client/Server Software Comparables.

 Selected Precedent Transactions

  DMG examined selected stock-for-stock mergers since 1987, none of which was deemed directly comparable to the Merger. The analysis indicated that for these selected mergers the mean premium paid by the company issuing stock over the market price of the company receiving stock one day prior to the announcement of the respective transactions was 17.7% and the mean pro forma ownership percentage of the company issuing stock was 52.6%, compared to 0.0% and approximately 46.0%, respectively, for the Merger based on the Exchange Ratio and Pure's and Atria's closing share prices on June 5, 1996.

 Contribution Analysis

  DMG analyzed the pro forma contribution by each of Pure and Atria to the Combined Company if the Merger were to be consummated. Such analysis was based on financial data provided in selected securities research analyst reports for each of Pure and Atria. Such analysis showed that, for the calendar year 1996, Pure would contribute approximately 52%, 47% and 46% of the revenues, operating profit and net income of the Combined Company, respectively. These figures compared to the pro forma ownership of the Pure stockholders in the Combined Company of 46%. DMG observed that the contribution analysis does not take into account the different multiples that the market ascribes to Pure and Atria.

 Pro Forma Analysis of the Merger

  DMG analyzed the pro forma impact of the Merger on Pure's earnings per share for the calendar years 1996 and 1997. Such analysis was based on earnings estimates for Pure and Atria based on research analyst forecasts. DMG observed that, assuming that the Merger were treated as a pooling of interests for accounting purposes and before taking into account any one-time restructuring charges or any synergies resulting from the combination, the Merger would result in earnings per share dilution for Pure stockholders of (0.7%) and (5.1%) for calendar years 1996 and 1997, respectively, assuming the exchange ratio of 1.544615.

  In connection with the review of the Merger by the Pure Board, DMG performed a variety of financial and comparative analyses for purposes of the DMG Opinion given in connection therewith. While the foregoing summary describes all material analyses and factors reviewed by DMG with the Pure Board it does not purport to be a complete description of the presentations by DMG to the Pure Board or the analyses performed by DMG in arriving at the DMG Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. DMG believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying the DMG, Opinion. In addition, DMG may have given various analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described above should not be taken to be DMG's view of the actual value of Pure or Atria. In performing its analyses, DMG made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Pure or Atria. The analyses performed by DMG are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses or assets do not purport to be appraisals or to necessarily reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of DMG's analysis of the fairness of the Exchange Ratio, from a financial point of view, to Pure and were provided to the Pure Board in connection with the delivery of the DMG Opinion.

  The Pure Board retained DMG to deliver a financial opinion letter in connection with the Merger. DMG was selected by the Pure Board to provide the DMG Opinion based on DMG's qualifications, expertise and reputation, as well as DMG's investment banking relationship and familiarity with Pure. DMG is an internationally recognized investment banking and advisory firm. DMG, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of DMG's trading and brokerage activities, DMG or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers, in debt or equity securities of Pure or Atria. As of July 12, 1996, DMG had no proprietary holdings in either Pure or Atria.

  Pursuant to a letter of agreement between Pure and DMG dated May 6, 1996, Pure has agreed to pay DMG a customary fee in connection with the rendering of the DMG Opinion, payable upon delivery of the DMG Opinion; payment of the fee to DMG is not contingent upon the closing of the Merger. Pure has agreed to indemnify DMG against certain liabilities, including certain liabilities under federal securities laws.

 Morgan Stanley

  Pursuant to a letter agreement dated as of May 29, 1996 (the "Engagement Letter"), Morgan Stanley provided a financial fairness opinion in connection with the Merger. Morgan Stanley was selected by the Board of Directors of Pure to act as Pure's financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of Pure. At the meeting of the Pure Board on June 6, 1996, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing on June 6, 1996, that, as of such date, based upon and subject to the various considerations set forth in the opinion, the Exchange Ratio was fair from a financial point of view to Pure.

  THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY DATED JUNE 6, 1996, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX E TO THIS PROSPECTUS/JOINT PROXY STATEMENT. PURE STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS PROSPECTUS/JOINT PROXY STATEMENT. MORGAN STANLEY DID NOT RECOMMEND ANY SPECIFIC EXCHANGE RATIO TO PURE OR THAT ANY SPECIFIC EXCHANGE RATIO CONSTITUTED THE ONLY APPROPRIATE EXCHANGE RATIO FOR THE MERGER. MORGAN STANLEY'S OPINION ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO PURE AS OF THE DATE OF THE OPINION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF PURE AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE PURE MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS PROSPECTUS/JOINT PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In rendering its opinion, Morgan Stanley, among other things: (i) analyzed certain publicly available financial statements and other information of Pure and Atria, respectively; (ii) analyzed certain internal financial statements and other financial and operating data concerning Pure prepared by the management of Pure; (iii) analyzed certain operating plans relating to Pure prepared by the management of Pure; (iv) discussed the past and current operations and financial condition and the prospects of Pure with senior executives of Pure; (v) analyzed certain internal financial statements and other financial and operating data concerning Atria prepared by the management of Atria; (vi) analyzed certain operating plans relating to Atria prepared by the management of Atria; (vii) discussed the past and current operations and financial condition and the prospects of Atria with senior executives of Atria; (viii) analyzed the pro forma impact of the Merger on the earnings per share, consolidated capitalization and other financial ratios of Pure and Atria, respectively; (ix) reviewed the reported prices and trading activity for the Pure Common Stock and the Atria Common Stock; (x) compared the financial performance of Pure and Atria and the prices and trading activity of the Pure Common Stock and the Atria Common Stock with that of certain other comparable publicly-traded companies and their securities; (xi) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions; (xii) reviewed and discussed with the senior management of Pure and Atria (a) the strategic rationale for the Merger and their estimates of the benefits expected to be derived from the Merger and (b) certain alternatives to the Merger; (xiii) participated in discussions and negotiations among representatives of Pure and Atria and their financial and legal advisors; (xiv) reviewed the Agreement and certain related agreements; and (xv) considered such other factors as it deemed appropriate.

  Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. With respect to the operating plans, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best available estimates and judgments of the future financial performance of Pure and Atria, respectively. Morgan Stanley relied upon the assessment by the management of Pure of their ability to retain key employees of both Pure and Atria. Morgan Stanley also relied upon, without independent verification, the assessment by the managements of Pure and Atria of the strategic and other benefits expected to result from the Merger. Morgan Stanley also relied upon, without independent verification, the assessment by Pure's management of Atria's technology and products, the timing and risks associated with the integration of Atria with Pure, and the validity of, and risks associated with, Atria's existing and future products and technology. Morgan Stanley did not make any independent valuation or appraisal of the assets, liabilities or technology of Pure or Atria, nor was it furnished with any such appraisals. Morgan Stanley assumed that the Merger would be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and would be consummated in accordance with the terms set forth in the Agreement. Morgan Stanley's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion.

  The following is a brief summary of the analysis performed by Morgan Stanley in preparation of its opinion letter dated June 6, 1996.

  Certain analyses performed by Morgan Stanley utilized earnings per share estimates for Pure and Atria. Such estimates were based on estimates published by securities research analysts in the investment community.

 Comparative Stock Price Performance

  As part of its analysis, Morgan Stanley reviewed the recent stock price performance of Pure and Atria and compared such performance with that of a group of software companies, including PeopleSoft, Inc., The Baan Company, N.V., Objective Systems Integrators, Inc., Remedy Corporation, Arbor Software Corporation, HNC Software, Inc., Documentum, Inc., Clarify, Inc., The Vantive Corporation and Scopus Technology, Inc. (collectively, the "High-Growth Client/Server Application Companies") and SQA, Inc. and Mercury Interactive Corporation (collectively, the "High-Growth Software Development Tools Companies"). Morgan Stanley observed that over the period from January 1, 1996 to June 4, 1996, the market price of Pure Common Stock appreciated 26%, compared with an appreciation of 61% for Atria, 39% for an index of the High Growth Client/Server Application Companies, 80% for SQA, Inc. and a depreciation of 21% for Mercury Interactive Corporation.

 Peer Group Comparison

  Morgan Stanley compared certain financial information of Pure and Atria with the High-Growth Software Development Tools Companies and the High-Growth Client/Server Application Companies. Such financial information included, among other things, market valuation, stock price as a multiple of earnings per share, and the ratio of calendar year 1997 price earnings multiple to projected growth rate. In particular, such analysis showed that as of June 5, 1996, based on earnings per share and growth rate projections by securities research analysts, Pure traded at a multiple of 99.4 times forecasted earnings per share for the calendar year 1996 and a multiple of 68.3 times forecasted earnings per share for the calendar year 1997 (representing a median multiple of 1.37 times its forecasted growth rate), compared to multiples of 100.8 times and 75.2 times (representing a multiple of 1.43 times its forecasted growth rate) for Atria, a median of 62.6 times and 40.2 times (representing a median multiple of 0.84 times forecasted growth rates) for the High-Growth Software Development Tools Companies and a median of 107.3 times and 71.4 times (representing a median multiple of 1.75 times forecasted growth rates) for the High-Growth Client/Server Application Companies based on a compilation of securities research analyst forecasts. Such analysis also showed growth rate projections of 50.0% for Pure, 52.5% for Atria and medians of 45.0% for the High Growth Software Development Tools Companies and 47.5% for the High-Growth Client Server Application Companies based on a compilation of securities research analyst forecasts. Based on this analysis, Morgan Stanley estimated a per share trading value range of $35.00 to $44.00 for the Pure Common Stock and $55.00 to $68.00 for the Atria Common Stock.

 Analysis of Selected Precedent Transactions

  As part of this analysis, Morgan Stanley reviewed 29 large software transactions since 1991 and, in particular, the following four transactions:
Intuit, Inc./Microsoft Corporation (not ultimately consummated), Powersoft Corporation/Sybase, Inc., Tivoli Systems, Inc./International Business Machines Corporation and The Learning Company/Softkey International, Inc., (collectively, the "Premium Software Transaction Universe"). Morgan Stanley applied certain statistics for the Premium Software Transaction Universe to the relevant financial statistics for Pure and Atria, respectively, to establish an estimated value range for the hypothetical acquisition of Pure and Atria, respectively. The analysis showed multiples of earnings ranging from 54.7 times to 101.1 times one year forward earnings and premiums/(discounts) paid to closing stock prices ranging from 25.8% to 73.1% for one day prior to transaction announcement and 40.7% to 109.3% for one month prior to transaction announcement. Based on this analysis, Morgan Stanley estimated a hypothetical acquisition value range of $40.00 to $65.00 for the Pure Common Stock and $65.00 to $94.00 for the Atria Common Stock.

 Discounted Equity Value

  Morgan Stanley performed an analysis of the present value per share of Pure's and Atria's respective future trading prices based on a range of earnings per share estimates for Pure and Atria for calendar years 1998 and 1999, illustrative multiples of earnings per share ranging from 55.0 times to
75.0 times next calendar year's earnings per share for Pure and 60.0 times to
80.0 times next calendar year's earnings per share for Atria and illustrative discount rates ranging from 15.0% to 25.0% based on Morgan Stanley estimates of the theoretical return required by shareholders to hold shares of Pure and Atria, respectively. Based on this analysis, Morgan Stanley estimated a present value of the potential future trading price per share ranging from $45.00 to $55.00 for the Pure Common Stock and $76.00 to $95.00 for the Atria Common Stock. Additionally, Morgan Stanley compared the present value per share of Pure to the pro forma present value per share assuming consummation of the Merger. This analysis showed values ranging from $48.75 to $58.50 for Pure on a stand-alone basis based on Pure's current multiple of next calendar year's earnings per share of 68.3 times and an illustrative discount rate of 25.0% and values ranging from $49.18 to $62.19 for Pure assuming consummation of the Merger based on a range of multiples of next calendar year's earnings per share of 72.0 times (the Combined Company's current weighted average multiple of next calendar year's earnings per share) to 75.2 times (Atria's current multiple of next calendar year's earnings per share) and an illustrative discount rate of 25.0%. This analysis suggested that, based on the aforementioned earnings per share estimates, multiples of earnings and discount rates, the range of present values of the potential future trading price per share for the Combined Company would be higher than for Pure as a stand-alone entity.

 Relative Contribution Analysis

  Morgan Stanley analyzed the pro forma contribution of each of Pure and Atria to the Combined Company assuming consummation of the Merger and based on securities research analyst forecasts. This analysis showed that in terms of revenue, operating income and net income, Pure would contribute 52.7%, 47.0% and 45.8%, respectively, in calendar year 1996 and 54.0%, 48.0% and 46.7%, respectively, in calendar year 1997. These figures, adjusted to reflect each company's respective capital structure, were compared to the pro forma ownership of the Combined Company by Pure stockholders of 44.4% on a primary basis and 46.0% on a fully converted basis based on the Exchange Ratio.

  Exchange Ratio Analysis.

  Morgan Stanley compared the exchange ratios implied by average historical exchange ratios, the Discounted Equity Value Analysis and the Relative Contribution Analysis to the Exchange Ratio. Morgan Stanley reviewed the ratios of the closing stock prices of Atria to Pure over various periods starting as far back as August 2, 1995 (the date of the initial public offering of the Pure Common Stock) and ending June 5, 1996 and computed the premiums represented by the Exchange Ratio over the averages of these daily ratios over various periods. The averages of the daily ratios of the closing stock prices of Atria and Pure were 1.608 for the previous 10 trading days,
1.614 for the previous 20 trading days, 1.531 for the previous 60 trading days and 1.197 for the period beginning August 2, 1995. The Exchange Ratio represented premiums/(discounts) of (4.0)%, (4.3)%, 0.9% and 29.0%, respectively, over the aforementioned average ratios of the Atria and Pure stock prices. Additionally, Morgan Stanley computed the exchange ratios implied by each company's respective discounted equity value per share assuming a discount rate of 25.0%, based on the high end of the range of the Morgan Stanley estimates of the theoretical return required by shareholders to hold shares of Pure and Atria, respectively, and current multiples of next calendar year's earnings per share of 68.3 times and 75.2 times for Pure and Atria, respectively. The ratios of the discounted equity values per share were
1.570 based on earnings per share of $0.89 and $1.27 for Pure and Atria, respectively, and 1.597 based on earnings per share of $1.34 and $1.94 for Pure and Atria, respectively, for calendar years 1998 and 1999, respectively. The aforementioned earnings per share projections were based on a combination of securities research analyst earnings per share and growth rate projections. The Exchange Ratio represented discounts of 1.6% and 3.3%, respectively, over the aforementioned ratios of the discounted equity values per share. Morgan Stanley also reviewed the exchange ratios implied by the relative contribution of earnings by each company to the combined entity of 1.551 and 1.500 based on calendar years 1996 and 1997, respectively. The Exchange Ratio represented premiums/(discounts) of (0.4)% and 2.9%, respectively, over the aforementioned exchange ratios implied by earnings contribution.

 Pro Forma Analysis of the Merger

  Morgan Stanley analyzed the pro forma impact of the Merger on Pure's earnings per share for the calendar years 1996 and 1997. Such analysis was based on earnings estimates for Pure and Atria based on securities research analyst forecasts for the corresponding periods. Morgan Stanley observed that, assuming that the Merger was treated as a pooling of interests for accounting purposes and before taking into account any one-time restructuring charges or any synergies resulting from the combination, the Merger would result in earnings per share dilution for Pure stockholders of 0.8% and 5.1% for calendar years 1996 and 1997, respectively, based on the Exchange Ratio.

  In connection with the review of the Merger by the Pure Board, Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion given in connection therewith. While the foregoing summary describes all material analyses and factors reviewed by Morgan Stanley with the Pure Board, it does not purport to be a complete description of the presentations by Morgan Stanley to the Pure Board or the analyses performed by Morgan Stanley in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Morgan Stanley believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading view of the processes underlying its opinion. In addition, Morgan Stanley may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the range of valuation resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Pure or Atria. Any estimates contained herein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. In addition, estimates relating to the value of businesses or assets do not purport to be appraisals or necessarily to reflect the prices at which businesses or assets may actually be sold. The analyses performed were prepared solely as part of Morgan Stanley's analysis of the fairness of the Exchange Ratio, from a financial point of view, to Pure and were provided to the Pure Board in connection with the delivery of Morgan Stanley's opinion.

  The Pure Board retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Recent services rendered to Pure include serving as lead manager in the initial public offering of common stock in 1995 and as financial advisor in the acquisition of Performix Inc. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, may trade or otherwise effect transactions, for its own account or for the account of customers, in the equity securities of Pure or Atria. As of July 12, 1996, Morgan Stanley and its affiliates owned a net of 2,400 shares of Atria Common Stock and held a short position of 67,100 shares of Pure Common Stock.

  Pursuant to the Engagement Letter, Morgan Stanley provided a financial fairness opinion in connection with the Merger and Pure has agreed to pay an opinion related fee to Morgan Stanley if the Merger is consummated. In addition, Pure has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to Morgan Stanley's engagement.

OPINION OF ATRIA'S FINANCIAL ADVISOR

  Wessels has acted as financial advisor to Atria in connection with the Merger. Pursuant to an engagement letter dated May 31, 1996 (the "Wessels Engagement Letter"), Atria retained Wessels to furnish financial advisory and investment banking services with respect to a possible merger of Atria and to render an opinion as to the fairness, from a financial point of view, to the Atria stockholders of the consideration offered in any proposed merger. The Exchange Ratio in the Merger was determined through negotiations between Atria management and Pure and not by Wessels, although Wessels did assist Atria management in these negotiations. Wessels rendered its written opinion on June 6, 1996 to the Atria Board that, as of such date and based on the procedures followed, factors considered and assumptions made by Wessels as set forth therein, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders of Atria Common Stock. A copy of the Wessels opinion dated June 6, 1996 (the "Wessels Opinion"), which sets forth the assumptions made, the factors considered, the scope and limitations of the review undertaken and the procedures followed by Wessels is attached as Annex F to this Prospectus/Joint Proxy Statement. Atria stockholders are urged to read the Wessels Opinion in its entirety. The summary of the Wessels Opinion set forth herein is qualified in its entirety by reference to the Wessels Opinion. The Wessels Opinion applies only to the fairness of the Exchange Ratio as provided by the terms of the Agreement and should not be deemed to constitute a recommendation by Wessels as to how Atria stockholders should vote in connection with any matter presented in this Prospectus/Joint Proxy Statement. The Atria Board did not impose any limitations on the scope of the investigation of Wessels with respect to rendering its opinion. As of July 18, 1996, Wessels owned 14,714 shares of Atria Common Stock and 46,654 shares of Pure Common Stock.

  In connection with its review of the Merger, and in arriving at its opinion, Wessels has: (i) reviewed and analyzed the financial terms of the Agreement and various related documents, (ii) reviewed and analyzed certain publicly available financial statements and other information of Atria and Pure; (iii) reviewed and analyzed certain internal financial statements and other financial and operating data concerning Atria prepared by the management of Atria; (iv) reviewed and analyzed certain internal financial statements and other financial and operating data concerning Pure prepared by the management of Pure; (v) reviewed and analyzed the operating plan prepared by the management of Atria; (vi) reviewed and analyzed the operating plan prepared by the management of Pure; (vii) conducted discussions with members of the senior management of Atria with respect to the business and prospects of Atria;
(viii) conducted discussions with members of the senior management of Pure with respect to the business and prospects of Pure; (ix) analyzed the pro forma impact of the Merger on Pure's results of operations; (x) reviewed the reported prices and trading activity for Atria Common Stock and Pure Common Stock; (xi) compared the financial performance of Atria and Pure and the prices of Atria Common

Stock and Pure Common Stock with that of certain other comparable publicly-traded companies and their securities; (xii) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions; and
(xiii) participated in discussions and negotiations among representatives of Atria and Pure and their respective financial and legal advisors.

  Based on this information, Wessels performed a variety of analyses and examinations of the Merger and considered such financial, economic and market criteria as it deemed necessary in arriving at its opinion. The following is a summary of the financial analyses performed by Wessels in connection with the delivery of the Wessels Opinion.

 Exchange Ratio Analysis

  Wessels analyzed the historical stock prices of both Atria and Pure and compared the daily relationship between the two stock prices since November 2, 1995. Since November 2, 1995, the exchange ratio, defined for these purposes as Atria's closing stock price divided by Pure's closing stock price, has averaged 1.34. Over the timeframe analyzed, the exchange ratio ranged from
1.77 on May 20, 1996 to 1.00 on November 2, 1995. The Exchange Ratio of approximately 1.54 pursuant to the Agreement represents a 14.9% premium to the average exchange ratio during the timeframe analyzed.

 Pro Forma Analysis of the Merger

  Wessels then analyzed the pro forma impact of the Merger on the Combined Company's earnings per share for the calendar years 1996 and 1997. Such analysis was based on earnings estimates for Pure and Atria based on published Wessels Institutional Research. Wessels observed that, assuming that the Merger were treated as a pooling of interests for accounting purposes and before taking into account any one-time restructuring charges or any synergies resulting from the combination, the Merger would result in earnings per share for the Combined Company's shareholders of $0.41 and $0.60 for calendar years 1996 and 1997, respectively, assuming the Exchange Ratio of 1.54. Wessels then analyzed the effect of the Merger on the estimated earnings per share attributable to an Atria share for the calendar years ended 1996 and 1997, using published estimates provided by Wessels Institutional Research, which was not specifically engaged by Wessels to provide information to Wessels utilized in Wessels' various analyses of the Merger. The earnings per share estimates of Wessels Institutional Research for Atria are $0.62 and $0.83 for 1996 and 1997, respectively. The earnings per share estimates of Wessels Institutional Research for Pure were $0.41 and $0.63 per share in 1996 and 1997, respectively. The estimated pro forma earnings per share for the combined companies is $0.41 and $0.61, respectively. Although the estimated earnings per share for the Combined Company is less than the estimated earnings per share for Atria, each Atria share will be converted into approximately 1.54 shares in the Combined Company pursuant to the Agreement. Therefore, the estimated earnings per share attributable to an original Atria share is equal to the product of 1.54 and $0.41, or $0.63, and the product of
1.54 and $0.60, or $0.93, for the calendar years ended 1996 and 1997, respectively. This represents an increase of $0.01 and $0.10 per share for the years ended 1996 and 1997, respectively.

 Comparable Company Analysis

  Wessels used a comparable company analysis to analyze Atria's operating performance relative to a group of publicly-traded companies which Wessels deemed for purposes of its analysis to be comparable to Atria. In such analysis, Wessels compared multiples of selected financial data for Atria with those of the following publicly-traded companies in the software development industry: Forte Software, Mercury Interactive Corp., Pure, Rational Software Corporation, Segue Software, Inc. and SQA, Inc. (collectively referred to as the "Comparable Companies"). Although such companies were considered comparable to Atria for the purpose of this analysis based on certain characteristics of their respective businesses, none of such companies possessed characteristics identical to those of Atria. Wessels calculated the following valuation multiples based on, as to Atria, a total value of $62.75 per share (the closing stock price of Atria Common Stock on June 5, 1996, the last trading day before execution of the Agreement), and, as to the Comparable Companies, on market prices and other information available as of the date of the Wessels Opinion. The exchange ratio of 1.544615 shares of Pure Common Stock for each share of Atria Common Stock was calculated by dividing Atria's Common Stock price on June 5, 1996 of $62.75 by Pure's stock price on the same date of $40.625. Multiples of future earnings were based on earnings as estimated publicly by recognized securities analysts and Wessels Institutional Research. The mean and median for price per share as a multiple of each of the indicated statistics for Atria and the Comparable Companies is as follows: (i) projected calendar year 1996 earnings per share, 101.3x for Atria as compared to a mean of 100.1x and a median of 99.2x for the Comparable Companies and (ii) projected calendar year 1997 earnings per share, 75.2x for Atria, as compared to a mean of 77.6x and a median of 70.0x for the Comparable Companies. In each of the comparisons of the value to be achieved by the Atria stockholders in the Merger as compared to the mean and median of the multiples of operating results realized by the stockholders of the Comparable Companies, the multiples of operating results achieved by the Atria stockholders was approximately equal to that realized by the stockholders of the Comparable Companies.

 Comparable Transactions

  Wessels compared multiples of selected financial data and other financial data relating to the proposed Merger with multiples paid in, and other financial data from, 11 selected mergers (the "Comparable Transactions") since 1993 of publicly-traded companies in the software industry. The Comparable Transactions were selected based primarily on the target company's involvement in the software industry and the size of the transaction which, in each case, exceeded $100 million. Wessels calculated the following valuation multiples based on, as to Atria, a total value of $1,004.0 million (based on $62.75, the Atria Common Stock price on June 5, 1996, multiplied by Atria's fully-diluted shares outstanding on such date, approximately 16,000,000 shares), and, as to the Comparable Transactions, on the consideration paid to the target company. The exchange ratio of 1.544615 shares of Pure Common Stock for each share of Atria Common Stock was calculated by dividing Atria's Common Stock price on June 5, 1996 of $62.75 by the Pure Common Stock price on the same date of $40.625. Multiples of latest twelve month revenue, latest twelve month operating income and latest twelve month net income, were based on data provided by Securities Data Corporation. The mean for the value of the transaction as a multiple of each of the indicated statistics for Atria and the Comparable Transactions is as follows: (i) latest twelve months revenue, 22.0x for Atria as compared to a mean of 7.9x for the Comparable Transactions,
(ii) latest twelve months operating income, 117.4x for Atria, as compared to a mean of 59.6x for the Comparable Transactions, (iii) latest twelve months net income, 142.5x for Atria as compared to a mean of 63.3x for the Comparable Transactions. The mean for the value of the transaction as a multiple of latest twelve months revenue, latest twelve months operating income and latest twelve months net income represented a 178.5%, 97.0% and 125.1% premium, respectively, over the mean transaction multiple for the Comparable Transactions.

 Contribution Analysis

  Wessels analyzed the percentage of revenue and operating profits that Atria and Pure contributed over the last twelve months, and the last quarter on an annualized basis, to the proposed Combined Company in relation to the percentage of the Combined Company that each would receive pursuant to the Agreement. Atria's revenue over the last twelve months was $45.6 million, or 47.3% of the proposed Combined Company's revenue over the last twelve months. Atria's revenue over the last quarter on an annualized basis was $54.0 million, or 47.2% of the proposed Combined Company's revenue over the last quarter on an annualized basis. Atria's operating profit over the last twelve months was $8.6 million, or 51.9% of the proposed Combined Company's operating profit over the last twelve months. Atria's operating profit over the last quarter on an annualized basis was $11.0 million, or 54.0% of the proposed Combined Company's operating profit over the last quarter on an annualized basis. Atria, however, is to receive 55.3% of the shares in the Combined Company pursuant to the Agreement. The percentage of the shares in the proposed Combined Company which Atria is to receive pursuant to the Agreement represents a premium to Atria's contribution to latest twelve months revenue, latest quarter revenue, latest twelve months operating profit and latest quarter operating profit of 16.9%, 17.2%, 6.6% and 2.4%, respectively. Wessels also analyzed the relationship of estimated revenue and operating profit for each company, based on published estimates prepared by Wessels Institutional Research, to the percentage of the proposed

Combined Company that each is to receive pursuant to the Agreement, and found that Atria is to receive a greater percentage of shares in the Combined Company than it is estimated to contribute in revenue and operating profit.

 Discounted Cash Flow Analysis

  Wessels estimated present values of Atria using a discounted cash flow analysis based on published estimates of future operations prepared by Wessels Institutional Research. Wessels calculated present values of operating cash flows after net changes to working capital over the period between June 6, 1996 and December 31, 2000 using discount rates ranging from 15.0% to 19.0%. Wessels calculated approximate terminal values as of December 31, 2000 of 30.0x Atria's calendar year 2000 operating income. Wessels determined this multiple by analyzing the relationship between Atria's current operating income growth rate and its current market multiple of operating income and applying this relationship to estimated future operating income as of 2000. The terminal value was discounted to present value using the same discount rates as the cash flows. Wessels calculated an implied valuation of Atria by adding the present value of the cash flows and the terminal value. The implied value of Atria based on this analysis ranged from $582.3 million to $807.2 million. Wessels determined that, at the time of the Wessels Opinion, the value of the consideration to be received by the Atria stockholders in the Merger of $1,004.0 million was greater than the present value of Atria's cash flows under the range of discounted cash flow valuations discussed above.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Wessels believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion. In arriving at its fairness determination, Wessels considered the results of all such analyses. In view of the wide variety of factors considered in connection with its evaluation of the fairness of the Merger consideration, Wessels did not find it practicable to assign relative weights to the factors considered in reaching its opinion. No company or transaction used in the above analysis as a comparison is identical to Atria or Pure or the proposed Merger. The analyses were prepared solely for purposes of Wessels providing its opinion as to the fairness of the Merger consideration pursuant to the Agreement to Atria and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecast of future results are not suggested by such analyses. As described above, the Wessels Opinion and presentation to the Atria Board was one of the many factors taken into consideration by the Atria Board in making its determination to approve the Agreement.

  Wessels assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information provided by Atria and Pure and did not independently verify such information. Further, Wessels assumed that the Merger will be accounted for as a pooling of interests. Wessels did not perform an independent evaluation or appraisal of any of the respective assets or liabilities of Atria. The Wessels Opinion was based on the conditions as they existed and the information available to Wessels on the date of the Wessels Opinion. Events occurring after the date of the Wessels Opinion may materially affect the assumptions used in preparing the Wessels Opinion. Further, the Wessels Opinion speaks only as of the date thereof and is based on the conditions as they existed and information with which Wessels was supplied as of the date thereof.

  Wessels provides research coverage on, and makes a market in, Atria Common Stock and may continue to provide investment banking services to Atria in the future. In the course of its market-making activities, Wessels may, from time to time, have a long or short position in, buy or sell securities of Atria. In May 1994 and August 1995, Wessels participated as a managing underwriter in the initial public offerings of Atria and Pure, respectively, and in each case received usual and customary underwriter's compensation. Wessels is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporations. Atria selected Wessels as its financial advisor based on Wessels' experience in mergers and acquisitions and in securities valuation generally.

  Pursuant to the Wessels Engagement Letter, Atria paid Wessels a nonrefundable opinion fee (the "Opinion Fee") of $300,000 upon the rendering of the Wessels Opinion; payment of the Opinion Fee to Wessels is not contingent upon the closing of the Merger. In addition, pursuant to the Wessels Engagement Letter, Atria has agreed to pay Wessels, upon the closing of the Merger pursuant to the Agreement, a transaction fee (the "Transaction Fee") of $4,000,000. The Opinion Fee will be credited against the Transaction Fee. Payment of the Transaction Fee is contingent upon the closing of the Merger. Atria has also agreed to reimburse Wessels for its reasonable out-of-pocket expenses, and to indemnify Wessels against certain liabilities relating to or arising out of services performed by Wessels as financial advisor to Atria. The terms of the Wessels Engagement Letter, which are customary in transactions of this nature, were negotiated at arm's length between Atria and Wessels and the Atria Board was aware of such fee arrangement at the time of its approval of the Agreement.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion summarizes the material federal income tax considerations of the Merger that are generally applicable to holders of Atria Common Stock. This discussion does not deal with all income tax considerations that may be relevant to particular Atria stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, foreign persons, stockholders who acquired their shares in connection with previous mergers involving Atria or an affiliate, or stockholders who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger), including without limitation transactions in which shares of Atria Common Stock were or are acquired or shares of Pure Common Stock were or are disposed of. Furthermore, no foreign, state or local tax considerations are addressed herein. ACCORDINGLY, ATRIA STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER.

  The Merger is intended to constitute a "reorganization" within the meaning of Section 368(a) of the Code, with each of Pure, Merger Sub and Atria intended to qualify as a "party to the reorganization" under Section 368(b) of the Code, in which case the following tax consequences will result (subject to the limitations and qualifications referred to herein):

    (a) No gain or loss will be recognized by holders of Common Stock of Atria solely upon their receipt of Pure Common Stock in the Merger (except to the extent of cash received in lieu of a fractional share thereof) in exchange therefor;

    (b) The aggregate tax basis of the Pure Common Stock received in the Merger by an Atria stockholder will be the same as the aggregate tax basis of Atria Common Stock surrendered in exchange therefor;

    (c) The holding period of the Pure Common Stock received in the Merger by an Atria stockholder will include the period during which the stockholder held the Atria Common Stock surrendered in exchange therefor, provided that the Atria Common Stock is held as a capital asset at the time of the Merger;

    (d) An Atria stockholder who exercises appraisal rights with respect to all of such holder's shares of Common Stock of Atria will generally recognize gain or loss for federal income tax purposes, measured by the difference between the holder's basis in such shares and the amount of cash received, provided that the payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). Such gain or loss will be capital gain or loss, provided that the Atria Common Stock is held as a capital asset at the time of the Merger. A sale of Common Stock of Atria pursuant to an exercise of appraisal rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the stockholder exercising appraisal rights owns no shares of Pure Common Stock or Atria Common Stock (either actually or constructively within the meaning of Section 318 of the Code). If, however, a stockholder's sale for cash of Atria Common Stock pursuant to an exercise of appraisal rights is a Dividend Equivalent Transaction, then such stockholder will generally recognize income for federal income tax purposes in an amount up to the entire amount of cash so received; and

    (e) None of Pure, Merger Sub or Atria will recognize material amounts of gain or loss solely as a result of the Merger.

  The parties are not requesting a ruling from the Internal Revenue Service ("IRS") in connection with the Merger. Pure and Atria have each received an opinion from their respective legal counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Testa, Hurwitz & Thibeault, LLP, respectively, to the effect that, for federal income tax purposes, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. These opinions, which are collectively referred to herein as the "Tax Opinions," neither bind the IRS nor preclude the IRS from adopting a contrary position. In addition, the Tax Opinions are subject to certain assumptions and qualifications and are based on the truth and accuracy of certain representations made by Pure, Merger Sub and Atria, including representations in certificates delivered to counsel by the respective managements of Pure, Merger Sub and Atria. Of particular importance are those assumptions and representations relating to the "continuity of interest" requirement.

  To satisfy the continuity of interest requirement, Atria stockholders must not, pursuant to a plan or intent existing at or prior to the Merger, dispose of or transfer so much of either (i) their Common Stock of Atria in anticipation of the Merger or (ii) the Pure Common Stock to be received in the Merger (collectively, "Planned Dispositions"), such that the Atria stockholders, as a group, would no longer have a substantial proprietary interest in the Atria business being conducted by Pure after the Merger. Planned Dispositions include, among other things, shares disposed of pursuant to the exercise of appraisal rights. Atria stockholders will generally be regarded as having retained a substantial proprietary interest as long as the Pure Common Stock received in the Merger (after reduction for any Planned Dispositions), in the aggregate, represents a substantial portion of the entire consideration received by the Atria stockholders in the Merger. If the continuity of interest requirement were not satisfied, the Merger would not be treated as a "reorganization."

  A successful IRS challenge to the "reorganization" status of the Merger (as a result of a failure of the "continuity of interest" requirement or otherwise) would result in an Atria stockholder recognizing gain or loss with respect to each share of Atria Common Stock surrendered equal to the difference between the stockholder's basis in such share and the fair market value, as of the Effective Time of the Merger, of the Pure Common Stock received in exchange therefor. In such event, a stockholder's aggregate basis in the Pure Common Stock so received would equal its fair market value and his holding period for such stock would begin the day after the Merger.

GOVERNMENTAL AND REGULATORY APPROVALS

  Pure and Atria are aware of no governmental or regulatory approvals required for consummation of the Merger, other than compliance with the federal securities laws and applicable securities and "blue sky" laws of the various states.

ACCOUNTING TREATMENT

  The Merger is intended to qualify as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles. Consummation of the Merger is conditioned upon receipt by Pure and Atria of letters from their respective independent accountants regarding those firms' concurrence with Pure management's and Atria management's conclusions, respectively, as to the appropriateness of pooling of interests accounting for the Merger under APB No. 16, if closed and consummated in accordance with the Agreement.

                              TERMS OF THE MERGER

EFFECTIVE TIME

  The Merger will become effective upon the filing of Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts or at such later time as may be agreed in writing by Pure, Atria and Merger Sub and specified in the Articles of Merger (the "Effective Time"). The Closing Date will occur at a time and date to be specified by Pure, Atria and Merger Sub no later than the second business day after the satisfaction or waiver of the conditions to the Merger, or at such other time as Pure, Atria and Merger Sub agree in writing. Assuming all conditions to the Merger are met or waived prior thereto, it is anticipated that the Closing Date and Effective Time will be on or about August 26, 1996.

MANNER AND BASIS OF CONVERTING SHARES

  At the Effective Time of the Merger, Merger Sub will merge with and into Atria and Pure will own all of the capital stock of Atria. As a result of the Merger, each outstanding share of Atria Common Stock, other than shares as to which appraisal rights pursuant to the MBCL have been exercised and shares held in the treasury of Atria or owned by Merger Sub, Pure or any wholly owned subsidiary of Pure or Atria, will be converted into the right to receive
1.544615 shares of Pure Common Stock, and each outstanding option or right to purchase Atria Common Stock under the Atria Stock Option Plans and Atria Stock Purchase Plan will be assumed by the Combined Company and will become an option or right to purchase Combined Company Common Stock, with appropriate adjustments to be made to the number of shares issuable thereunder and the exercise price thereof based on the Exchange Ratio. See "--Interests of Certain Persons."

  No fractional shares will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Atria Common Stock who would otherwise be entitled to a fraction of a share (after aggregating all fractional shares to be received by such holder) will receive from the Combined Company an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Pure Common Stock for the ten most recent days that Pure Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on Nasdaq.

  At or promptly after the Effective Time, the Combined Company, acting through the Exchange Agent, will deliver to each Atria stockholder of record a letter of transmittal with instructions to be used by such stockholder in surrendering certificates which, prior to the Merger, represented shares of Atria Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF ATRIA COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. At the Effective Time, each then outstanding option to purchase Atria Common Stock, whether vested or unvested, will be assumed by the Combined Company without any action on the part of the holder thereof. OPTION AGREEMENTS NEED NOT BE SURRENDERED.

  No later than two business days after the Closing Date, the Combined Company will file a registration statement of Form S-8 under the Securities Act covering the shares of Combined Company Common Stock issuable upon exercise of options to purchase Atria Common Stock to be assumed by Pure at the Effective Time.

STOCK OWNERSHIP FOLLOWING THE MERGER

  Based upon the capitalization of Atria as of the close of business on July 1, 1996 (including the number of shares of Atria Common Stock outstanding and the number of shares issuable upon exercise of outstanding options to purchase Atria Common Stock), and assuming that no holder of Atria Common Stock exercises appraisal rights, an aggregate of approximately 22,200,461 shares of Pure Common Stock will be issued to Atria stockholders in the Merger and Pure will assume options for up to approximately 2,598,602 additional shares of Combined Company Common Stock. Based upon the number of shares of Pure Common Stock issued and outstanding as of July 1, 1996, and after giving effect to the issuance of Pure Common Stock as described in the previous sentence, the former holders of Atria Common Stock would hold, and have voting power with respect to, approximately 55.7% of the Combined Company's total issued and outstanding shares, and holders of former Atria options would hold options exercisable for approximately 6.1% of the Combined Company's total issued and outstanding shares (assuming the exercise of only such options). The foregoing numbers of shares and percentages are subject to change in the event that the capitalization of either Pure or Atria changes subsequent to July 1, 1996 and prior to the Effective Time, and there can be no assurance as to the actual capitalization of Pure or Atria at the Effective Time or of the Combined Company at any time following the Effective Time.

  As a result of the Merger and pursuant to the terms of the Atria Stock Option Plans, the exercisability of outstanding options and the lapse of repurchase rights under such plans will accelerate by 2 1/2 years from the Effective Time of the Merger. Of the 1,210,387 shares of Atria Common Stock subject to outstanding options under the Atria 1994 Stock Plan and the Atria 1994 Non-Employee Director Stock Option Plan as of July 1, 1996, 161,197 shares would be exercisable as of August 30, 1996 and, assuming the Merger is consummated on such date, an additional 663,317 shares would become exercisable as a result of such acceleration provisions. Of the 1,194,500 shares of Atria Common Stock issued pursuant to or issuable pursuant to outstanding options under the 1990 Stock Option Plan as of July 1, 1996, 295,578 shares would be subject to repurchase rights as of August 30, 1996 and, assuming the Merger is consummated on such date, the number of shares subject to repurchase would be reduced to 5,045. See "--Interests of Certain Persons" and "Atria--Securities Ownership of Certain Beneficial Owners and Management of Atria."

CONDUCT OF COMBINED COMPANY FOLLOWING THE MERGER

  Once the Merger is consummated, Merger Sub will cease to exist as a corporation, and all of the business, assets, liabilities and obligations of Merger Sub will be merged into Atria with Atria remaining as the surviving corporation (the "Surviving Corporation"). Following the Merger, the headquarters of the Combined Company will be in Sunnyvale, California.

  Pursuant to the Agreement, the Articles of Organization of Merger Sub in effect immediately prior to the Effective Time will become the Articles of Organization of the Surviving Corporation and the Bylaws of Merger Sub will become the Bylaws of the Surviving Corporation. The Board of Directors of the Surviving Corporation will consist of the directors who are serving as directors of Merger Sub immediately prior to the Effective Time. The officers of Merger Sub immediately prior to the Effective Time will remain as officers of the Surviving Corporation, until their successors are duly elected or appointed or qualified.

  Following the Effective Time and pursuant to the Agreement, the Combined Company's Board of Directors will take action to cause the Board of Directors of the Combined Company, immediately after the Effective Time, to consist of six persons, three of whom who have served on the Board of Directors of Pure immediately prior to the Effective Time (one of whom will be Reed Hastings and two of whom will be non-employee directors and are expected to be Thomas A. Jermoluk and Larry W. Sonsini), and three of whom will have served on the Atria Board (one of whom will be Paul Levine and two of whom will be non-employee directors and are expected to be David A. Litwack and Louis J. Volpe). If, prior to the Effective Time, any of the Pure or Atria designees decline or are unable to serve as directors of the Combined Company, then the company designating such person will designate another person to serve in such person's stead, which person will be reasonably acceptable to the other company. In addition, the Board of Directors of the Combined Company will take action to cause its Audit Committee, immediately after the Effective Time, to consist of three members, two of whom will have served on the Pure Board immediately prior to the Effective Time and one who will have served on the Atria Board immediately prior to the Effective Time. Moreover, the Board of Directors of the Combined Company will take action to cause its Compensation Committee, immediately after the Effective Time, to consist of three members, two of whom will have served on the Atria Board immediately prior to the Effective Time and one who will have served on the Pure Board immediately prior to the Effective Time.

  Pursuant to the Agreement, at the Effective Time, Paul Levine will become the Chairman of the Board of the Combined Company, Reed Hastings will become the President and Chief Executive Officer of the Combined Company, and Chuck Bay will become the Vice President, Finance, and Chief Financial Officer of the Combined Company.

CONDUCT OF PURE'S AND ATRIA'S BUSINESS PRIOR TO THE MERGER

  Pursuant to the Agreement, each of Pure and Atria have agreed, on behalf of itself and its subsidiaries, that during the period from the date of the Agreement and continuing until the earlier of the termination of the Agreement pursuant to its terms or the Effective Time, except as set forth in certain disclosure schedules or to the extent that the other party shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, Pure and Atria have agreed to confer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business. In addition, except as set forth in certain disclosure schedules to the Agreement, without the prior written consent of the other, each of Pure and Atria have agreed that it shall neither do any of the following nor permit its subsidiaries to do any of the following:

    (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

    (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances, agreements to create standards or agreements with "Standards" bodies;

    (c) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

    (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the intellectual property necessary or required for the conduct of their respective businesses as presently conducted, or enter into grants to future patent rights, other than in the ordinary course of business;

    (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

    (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan;

    (g) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire and shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance of shares of Pure Common Stock or Atria Common Stock, as the case may be, pursuant to the exercise of stock options therefor outstanding as of the date of the Agreement, (ii) options to purchase shares of Pure Common Stock or Atria Common Stock, as the case may be, to be granted at fair market value in the ordinary course of business, consistent with past practice and in accordance with existing stock option plans, (iii) shares of Pure Common Stock or Atria Common Stock, as the case may be, issuable upon the exercise of the options referred to in clause (ii), and (iv) shares of Pure Common Stock or Atria Common Stock, as the case may be, issuable to participants the Pure Employee Stock Purchase Plan or the Atria Stock Purchase Plan consistent with the terms thereof;

    (h) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries);

    (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Pure or Atria, as the case may be, or enter into any joint ventures, strategic partnerships or alliances, other than in the ordinary course of business consistent with past practice;

    (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of Pure or Atria, as the case may be, except in the ordinary course of business consistent with past practice;

    (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of Pure or Atria, as the case may be, or guarantee any debt securities of others;

    (l) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice;

    (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

    (n) Make any grant of exclusive rights to any third party; or

    (o) Agree in writing or otherwise to take any of the actions described in the foregoing.

NO SOLICITATION

  Under the terms of the Agreement, until the earlier of the Effective Time or termination of the Agreement pursuant to its terms, each of Pure and Atria have agreed that they will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than Atria or Pure, respectively, and its respective affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning itself or any of its subsidiaries to, or afford any access to the properties, books or records of itself or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Atria or Pure, respectively, and its respective affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to itself. For the purposes of the Agreement, an "Acquisition Proposal" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of the Agreement), (ii) sale of 10% or more of the outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Each of Pure and Atria have agreed to cease any and all existing activities, discussions or negotiations with any parties conducted prior to the signing of the Agreement with respect to any of the foregoing. Each of Pure and Atria have agreed to (i) notify Atria or Pure, respectively, as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition

Proposal and (ii) as promptly as practicable notify Atria or Pure, respectively, of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions set forth in this section, from and after the date of the Agreement until the earlier of the Effective Time and termination of the Agreement pursuant to its terms, each of Pure and Atria and its subsidiaries have agreed to not, and have agreed to instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Atria or Pure, respectively); provided, however, that nothing in the Agreement will prohibit the Board of Directors of either Pure or Atria from taking and disclosing to its stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

  Notwithstanding the foregoing, each of Pure and Atria may, to the extent its Board of Directors determines, in good faith, after consultation with outside legal counsel, that such Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of the following paragraph, furnish information to any person, entity or group after such person, entity or group has delivered to either Pure or Atria, as the case may be, in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of such company in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the stockholders of such company from a financial point of view than the Merger and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of such company (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group, and which is likely to be consummated (a "Superior Proposal"). In the event either Pure or Atria receives a Superior Proposal, nothing contained in the Agreement will prevent the Board of Directors of such company from approving such Superior Proposal or recommending such Superior Proposal to its stockholders, if the Board determines that such action is required by its fiduciary duties under applicable law; provided, however, that Pure or Atria have agreed not to accept or recommend to their respective stockholders, or enter into any agreement concerning, a Superior Proposal for a period of not less than 48 hours after the receipt by Atria or Pure, as the case may be, of a copy of such Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing).

BREAK UP FEES; EXPENSES

  Except as set forth below, all fees and expenses incurred in connection with the Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, whether or not the Merger is consummated.

  Each of Pure and Atria have agreed that if it accepts a Superior Proposal, if the Board of Directors of such company recommends a Superior Proposal to the stockholders of such company, or if the stockholders of such company fail to approve the Merger following a publicly disclosed (and not withdrawn) Acquisition Proposal with regard to such company, then, such company will immediately pay to the other party the sum of $25 million. Each of Pure and Atria have agreed that if the stockholders of such company fail to approve the Merger following the withholding, withdrawal or modification by the Board of Directors of such company, in a manner adverse to the other party, of its recommendation in favor of the Merger (and the $25 million sum is not otherwise payable), then such company will immediately pay to the other party the sum of $15 million. And each of Pure and Atria have agreed that if the stockholders of such company fail to approve the Merger under circumstances not described in the preceding sentences, then such company will immediately pay to the other party the sum of $5 million.

CONDITIONS TO THE MERGER

  The respective obligations of each party to the Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) the Agreement shall have been approved and adopted by the requisite vote under applicable law by the stockholders of Atria, and the issuance of shares of Pure Common Stock by virtue of the Merger shall have been duly approved by the requisite vote under the rules of the National Association of Securities Dealers, Inc. by the stockholders of Pure, (b) the SEC shall have declared the Registration Statement effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC, (c) no court, administrative agency or commission or other governmental authority or instrumentality shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, (d) Atria and Pure shall each have received substantially identical written opinions from their counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Testa, Hurwitz & Thibeault, LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, (e) the shares of Pure Common Stock issuable to stockholders of Atria pursuant to the Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on Nasdaq upon official notice of issuance, (f) each of Pure and Atria shall have received letters from each of KPMG Peat Marwick LLP and Ernst & Young LLP, each dated within two (2) business days prior to the Effective Time, regarding those firms' concurrence with Pure managements' and Atria managements' conclusions as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with the Agreement.

  In addition, the obligations of Atria to consummate and effect the Merger are subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Atria: (a) the representations and warranties of Pure and Merger Sub contained in the Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by the Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not have a material adverse effect on Pure, and Atria shall have received a certificate to such effect signed on behalf of Pure by the President and the Chief Financial Officer of Pure; (b) Pure and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by the Agreement to be performed or complied with by them on or prior to the Effective Time, and Atria shall have received a certificate to such effect signed on behalf of Pure by the President and the Chief Financial Officer of Pure; (c) no material adverse effect with respect to Pure shall have occurred since the date of the Agreement; and (d) Atria shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Pure, in a form reasonably acceptable to Atria.

  Further, the obligations of Pure and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Pure: (a) the representations and warranties of Atria contained in the Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by the Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not have a material adverse effect on Atria, and Pure and Merger Sub shall have received a certificate to such effect signed on behalf of Atria by the President and the Chief Financial Officer of Atria; (b) Atria shall have performed or complied in all material respects with all agreements and covenants required by the Agreement to be performed or complied with by it on or prior to the Effective Time, and Pure shall have received a certificate to such effect signed on behalf of Atria by the President and the Chief Financial Officer of Atria; (c) no material adverse effect with respect to Atria shall have occurred since the date of the Agreement; and (d) Pure shall have received a legal opinion from Testa, Hurwitz & Thibeault, LLP, counsel to Atria, in a form reasonably acceptable to Pure.

TERMINATION OF THE AGREEMENT

  The Agreement provides that it may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of Pure and Atria: (a) by mutual written consent duly authorized by the Boards of Directors of Pure and Atria; (b) by either Pure or Atria if the Merger shall not have been consummated by December 31, 1996; provided, however, that the right to so terminate the Agreement shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Agreement;
(c) by either Pure or Atria if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable; (d) by either Pure or Atria if the required approvals of the stockholders of Pure or Atria contemplated by the Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (provided that the right to so terminate the Agreement shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of the Agreement); (e) by either Pure or Atria, if Atria shall have accepted a Superior Proposal or if the Atria Board recommends an Atria Superior Proposal to the stockholders of Atria; (f) by Pure, if the Atria Board shall have withheld, withdrawn or modified in a manner adverse to Pure its recommendation in favor of approving the issuance of the shares of Pure Common Stock by virtue of the Merger; (g) by either Pure or Atria, if Pure shall have accepted a Pure Superior Proposal or if the Pure Board recommends a Pure Superior Proposal to the stockholders of Pure; (h) by Atria, if the Pure Board shall have withheld, withdrawn or modified in a manner adverse to Atria its recommendation in favor of the Merger; (i) by Atria, upon a breach of any representation, warranty, covenant or agreement on the part of Pure set forth in the Agreement, or if any representation or warranty of Pure shall have become untrue, in either case such that the conditions set forth in subsections (a) and (b) of the second to last paragraph of the preceding section would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Pure's representations and warranties or breach by Pure is curable by Pure through the exercise of its commercially reasonable efforts within five (5) days of the time such representation or warranty shall have become untrue or such breach, then Atria may not so terminate the Agreement during such five-day period provided Pure continues to exercise such commercially reasonable efforts; (j) by Pure, upon a breach of any representation, warranty, covenant or agreement on the part of Atria set forth in the Agreement, or if any representation or warranty of Atria shall have become untrue, in either case such that the conditions set forth in subsections (a) and (b) of the last paragraph of the preceding section would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Atria's representations and warranties or breach by Atria is curable by Atria through the exercise of its commercially reasonable efforts within five (5) days of the time such representation or warranty shall have become untrue or such breach, then Pure may not so terminate the Agreement during such five-day period provided Atria continues to exercise such commercially reasonable efforts; (k) by Atria, if there shall have occurred any material adverse effect with respect to Pure since the date of the Agreement; (l) by Pure, if there shall have occurred any material adverse effect with respect to Atria since the date of the Agreement; or (m) by either Pure or Atria if the earnings per share reported by the other party for the fiscal quarter ending June 30, 1996 are below the average of earnings per share estimates published by securities analysts as of the date of the Agreement, if such shortfall is material in the opinion of the terminating party determined in its sole good faith judgment; provided, that the right to so terminate the Agreement shall be null and void if not exercised within 5 days following such report of earnings.

STOCK OPTION AGREEMENTS

  The following discussion summarizes the terms of the Pure Option Agreement (as defined below) and the Atria Option Agreement (as defined below). The following is not, however, a complete statement of all provisions of such agreements and the discussion herein is qualified in its entirety by reference to the more detailed information set forth in such agreements, attached to this Prospectus/Joint Proxy Statement as Annex B.

  As an inducement to Atria to enter into the Agreement, Pure entered into a Stock Option Agreement with Atria dated June 6, 1996 (the "Pure Option Agreement") pursuant to which Pure granted Atria the right (the "Pure Option"), under certain conditions, to purchase up to 2,646,096 shares of Pure Common Stock by exchanging therefore shares of Atria Common Stock at the rate of 0.64741 of a share of Atria Common Stock for each option share and/or, at Atria's election, by paying cash of $40.625 per share.

  Subject to certain conditions, the Pure Option may be exercised in whole or in part by Atria (i) upon the commencement of a tender or exchange offer for 25% or more of any class of Pure's capital stock, (ii) in the event Pure shall have accepted a Superior Proposal or if the Pure Board recommends a Superior Proposal to the stockholders of Pure or (iii) in the event the stockholders of Pure fail to approve the issuance of shares of Pure Common Stock by virtue of the Merger if prior to such failure there shall have occurred an Acquisition Proposal with respect to Pure which shall have been publicly disclosed and not withdrawn (any of the events specified in clauses (i), (ii) or (iii) of this sentence are referred to herein as a "Pure Exercise Event"). The Pure Option Agreement terminates upon the earlier of (i) at the Effective Time, (ii) 180 days following the termination of the Agreement if a Pure Exercise Event shall have occurred on or prior to the date of such termination, and (iii) the date on which the Agreement is terminated if a Pure Exercise Event shall not have occurred on or prior to such date; provided, however, with respect to clause
(ii) of this sentence, that if the Pure Option cannot be exercised by reason of any applicable government order shall not have expired or been terminated, then the Pure Option Agreement shall not terminate until the tenth business day after such impediment to exercise shall have been removed or shall have become final and not subject to appeal. Notwithstanding the foregoing, the Pure Option may not be exercised if Atria is in breach in any material respect of any of its covenants or agreements contained in the Agreement.

  As an inducement to Pure to enter into the Agreement, Atria entered into a Stock Option Agreement with Pure dated June 6, 1996 (the "Atria Option Agreement") pursuant to which Atria granted Pure the right (the "Atria Option"), under certain conditions, to purchase up to 2,149,038 shares of Atria Common Stock by exchanging therefore shares of Pure Common Stock at the rate of 1.544615 shares of Pure Common Stock for each option share and/or, at Pure's election, by paying cash of $62.75 per share.

  Subject to certain conditions, the Atria Option may be exercised in whole or in part by Pure (i) upon the commencement of a tender or exchange offer for 25% or more of any class of Atria's capital stock, (ii) in the event Atria shall have accepted a Superior Proposal or if the Board of Directors of Atria recommends a Superior Proposal to the stockholders of Atria or (iii) in the event the stockholders of Atria fail to approve the Agreement and the Merger if prior to such failure there shall have occurred an Acquisition Proposal with respect to Atria which shall have been publicly disclosed and not withdrawn (any of the events specified in clauses (i), (ii) or (iii) of this sentence are referred to herein as an "Atria Exercise Event"). The Atria Option Agreement terminates upon the earlier of (i) at the Effective Time,
(ii) 180 days following the termination of the Agreement if an Atria Exercise Event shall have occurred on or prior to the date of such termination, and
(iii) the date on which the Agreement is terminated if an Atria Exercise Event shall not have occurred on or prior to such date; provided, however, with respect to clause (ii) of this sentence, that if the Atria Option cannot be exercised by reason of any applicable government order shall not have expired or been terminated, then the Atria Option Agreement shall not terminate until the tenth business day after such impediment to exercise shall have been removed or shall have become final and not subject to appeal. Notwithstanding the foregoing, the Atria Option may not be exercised if Pure is in breach in any material respect of any of its covenants or agreements contained in the Agreement.

VOTING AGREEMENTS

  Each of the members of the Pure Board, including Reed Hastings, Audrey MacLean for the Audrey MacLean and Michael M. Clair Trust u/a/d/ December 1, 1990, Aki Fujimura, Andrew S. Rachleff, Thomas Jermoluk and Larry Sonsini and Chuck Bay, Pure's Vice President, Finance, Chief Financial Officer, General Counsel and Secretary (who own an aggregate of 4,513,021 shares of Pure Common Stock and options exercisable within 60 days of the Pure Record Date to purchase 686,683 shares of Pure Common Stock, representing approximately 25.43% of the votes entitled to be cast by holders of shares of Pure Common Stock issued and outstanding as of the Pure Record Date, and 28.21% of such votes assuming exercise of all options held by such persons) has entered into a Pure Voting Agreement with Atria. Pursuant to the Pure Voting Agreement, which is irrevocable, each of the foregoing Pure stockholders has agreed to vote in favor of the Merger and against approval of any proposal made in opposition or competition with consummation of the Merger.

  Each of the members of the Atria Board (including Paul H. Levine, Paul J. Ferri, Gardner C. Hendrie, David A. Litwack, Robert D. Pavey and Louis J. Volpe) and Elliot M. Katzman, Atria's Vice President, Finance and Administration and Chief Financial Officer; John C. Leary, Atria's Vice President, Sales, Norris H. Evans, Atria's Vice President, Research and Development; and David B. Leblang, Atria's Chief Technical Officer; (who own an aggregate of 773,839 shares of Atria Common Stock and options exercisable within 60 days of the Atria Record Date to purchase 197,400 shares of Atria Common Stock, representing approximately 5.4% of the votes entitled to be cast by holders of shares of Atria Common Stock issued and outstanding as of the Atria Record Date and 6.7% of such votes assuming exercise of all options held by such persons) has entered into an Atria Voting Agreement with Pure. Pursuant to the Atria Voting Agreement, which is irrevocable, each of the foregoing Atria stockholders has agreed to vote in favor of the Merger and against approval of any proposal made in opposition or competition with consummation of the Merger.

AFFILIATE AGREEMENTS

  Each of the members of the Board of Directors of Pure and certain officers of Pure have entered into agreements restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of Pure Common Stock held by them to help ensure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes. Each of the members of the Board of Directors of Atria and certain officers of Atria have entered into agreements restricting sales, dispositions or other transactions reducing their risk of investment in respect of the shares of Atria Common Stock held by them prior to the Merger and the shares of Pure Common Stock received by them in the Merger so as to comply with the requirements of applicable federal securities and tax laws and to help ensure that the Merger will be treated as a pooling of interests for accounting and financial reporting purposes.

LICENSING AND MARKETING AGREEMENT

  Pure and Atria have also entered into a License and Marketing Agreement in connection with the Agreement. The License and Marketing Agreement would become effective only in the event that the Agreement is terminated under certain circumstances. The License and Marketing Agreement, if effective, would permit Atria to market, distribute, support and maintain the PureDDTS defect tracking system product, and modify and create derivative works of the product. Atria would pay Pure a royalty of 30% of the net revenue Atria recognizes from the licensing of the product, or from support services provided by Atria for the product, and a royalty of 50% of the net revenue Atria recognizes from support services sold by Atria but provided by Pure. The initial term of the License and Marketing Agreement is five years, with automatic renewals unless terminated by either party in accordance with the License and Marketing Agreement. The License and Marketing Agreement contains customary warranty, indemnity and confidentiality provisions.

INTERESTS OF CERTAIN PERSONS

 Atria Options

  The number of shares exercisable pursuant to options issued under the Atria 1994 Stock Plan and the Atria 1994 Non-Employee Director Stock Option Plan is subject, pursuant to the terms of such plans and option agreements issued pursuant thereto, to partial acceleration as a result of the Merger such that the number of shares that shall become exercisable immediately preceding the Effective Time of the Merger shall equal that number of shares that would be fully exercisable as of the date that is 2 1/2 years after the Effective Time of the Merger if such option otherwise would have remained outstanding for such period.

  The options granted under the Atria 1990 Stock Option Plan are exercisable in full immediately upon grant. The shares issued pursuant to options granted under the 1990 Stock Option Plan are subject to the right of Atria to repurchase such shares from the optionees at the optionee's cost until such time as the shares vest according to a schedule set forth in the option agreement. Pursuant to the terms of the Atria 1990 Stock Option Plan, the repurchase right with respect to any such shares will lapse as a result of the Merger such that the number of shares that shall remain subject to such repurchase right shall equal that number of shares that would be no longer be subject to Atria's repurchase right as of the date that is 2 1/2 years after the effective date of the Merger if such vesting shall have continued pursuant to the terms of the option agreement for such period. See "--Stock Ownership Following the Merger" and "Atria--Securities Ownership of Certain Beneficial Owners and Management of Atria."

 Indemnification

  Section 67 of the MBCL provides that idemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, may be provided by it to whatever extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

  Atria's Restated Articles of Organization, as amended, include provisions eliminating the personal liability of Atria's directors for monetary damages resulting from breaches of their fiduciary duty except (i) for any breach of the director's duty of loyalty to Atria or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 and 62 of the MBCL, or any amendatory or successor provisions thereto, or (iv) with respect to any transaction from which the director derived an improper personal benefit. Atria's By-Laws provide indemnification to directors and officers against claims brought under state or Federal securities laws to the full extent allowable under Massachusetts law. Atria also has entered into indemnification agreements with its directors and executive officers providing, among other things, that Atria will provide defense costs against any such claim, subject to reimbursement in certain events. Atria also maintains a directors and officers liability insurance policy.

 Employee Retention Plan

  Effective upon the Closing Date of the Merger, the Employee Retention Plan (the "Retention Plan") of the Combined Company would become effective. The purpose of the Retention Plan is to provide employees of Atria and Pure who were employed prior to the Merger and who will continue to be employed following the Merger with an incentive to continue to be so employed. The Retention Plan provides that in the event that an employee experiences an employment change (as defined in the Plan) other than for cause (as defined in the Plan) during the twelve month period following the Closing Date then (i) the employee shall have the right to remain employed with the Combined Company without the employment change (and continue to receive his salary and other benefits) for a specified notice period and (ii) the employee's options to purchase Combined Company Common Stock would continue to vest and be exercisable during the notice period, all to the extent the employee remains so employed. For purposes of the Retention Plan, the notice period for officers and all other employees would be nine months and six months respectively.

APPRAISAL RIGHTS

  If the Agreement is approved by the required vote of Atria stockholders and the Merger becomes effective, holders of Atria Common Stock who did not vote to approve the Agreement may, by complying with Sections 85 through 98 of Chapter 156B of the MBCL, be entitled to appraisal rights as described therein ("Appraisal Rights"). The stockholders of record of Atria Common Stock which are eligible to, and do, exercise their Appraisal Rights with respect to the Merger are referred to herein as "Atria Dissenting Stockholders," and the shares of stock with respect to which they exercise Appraisal Rights are referred to herein as "Dissenting Shares." If an Atria stockholder has a beneficial interest in shares of Atria Common Stock that are held of record in the name of another person, and such stockholder desires to perfect whatever Appraisal Rights such beneficial stockholder may have, such beneficial stockholder must act promptly to cause the stockholder of record timely and properly to follow the steps summarized below.

  Pursuant to the MBCL, a stockholder of Atria may dissent from the proposed corporate action to approve the Agreement and receive the right to an appraisal of such stockholder's shares. Attached hereto as part of Annex C is a copy of Sections 85 through 98 of the MBCL.

  If the Merger is consummated, the Atria Dissenting Stockholders will be entitled, if they strictly comply with the provisions of the MBCL, to have the fair value of their shares judicially determined and paid to them. The following discussion is not a complete statement of the MBCL relating to Appraisal Rights, and is qualified in its entirety by reference to Sections 85 through 98 of the MBCL attached to this Prospectus/Joint Proxy Statement as Annex C and incorporated herein by reference. This discussion and Sections 85 through 98 of the MBCL should be reviewed carefully by any stockholder who wishes to exercise statutory Appraisal Rights or wishes to preserve the right to do so, since failure to comply with the required procedures will result in the loss of such rights. A stockholder of Atria who votes for the adoption and approval of the Merger will be deemed to have waived such stockholder's right to exercise Appraisal Rights with respect to all shares of Atria Common Stock held by such stockholder. Any holder who is considering dissenting should consult his or her legal advisor.

1. To exercise Appraisal Rights, a stockholder must (1) file with Atria, before the taking of the stockholders' vote on the approval of the Agreement at the Atria Meeting, a written objection to the Agreement stating the intention of such stockholder to demand payment for shares owned by such stockholder if the Agreement is approved and the Merger becomes effective, and
(2) the stockholder must not vote in favor of the Agreement. A vote in favor of the Agreement will waive such stockholder's Appraisal Rights. However, a stockholder's failure to vote on the Agreement will not in itself be a waiver of such holder's Appraisal Rights. A vote against the Agreement does not, alone, constitute a written objection. A stockholder who dissents and demands Appraisal Rights must do so as to all shares of Atria Common Stock held by such stockholder. A stockholder may not assert Appraisal Rights with respect to less than all of such stockholder's shares.

2. If the Agreement is approved and adopted by the Atria stockholders, within 10 days after the Effective Time of the Merger, the Combined Company must give written notice that the Merger has become effective to each stockholder who gave notice, before the taking of the stockholders' vote on the Agreement at the Atria Meeting, of such stockholder's objection to the Agreement and who did not vote in favor of the Agreement.

3. If the stockholder did not vote in favor of the Agreement, such Atria Dissenting Stockholder may, within 20 days after the mailing of the notice that the Merger is effective, make written demand (the "Demand Notice") on the Combined Company for the payment of the fair value of such stockholder's Dissenting Shares. Any stockholder failing to make demand for payment within the 20-day period shall be bound by the Merger.

4. Within 30 days after the expiration of the Atria Dissenting Stockholders' 20-day notice period, the Combined Company receiving demand for payment by the Atria Dissenting Stockholder must deliver to the Atria Dissenting Stockholder payment of the fair value of the shares.

5. If, during the 30-day period after the expiration of the period during with the demand may be made, the Atria Dissenting Stockholder and the Combined Company do not agree as to the fair value of the Dissenting Shares, then either of them may file a bill in equity in the Superior Court in Middlesex County, Massachusetts (the "Court") requesting a determination of the value of such stockholder's Dissenting Shares. The bill in equity must be filed within four months after the date of expiration of the foregoing 30-day period.

6. If the bill in equity is timely filed, the Court or an appointed special master will hold a hearing. After the hearing on the petition, the Court shall enter a decree determining the fair value of the Dissenting Shares and shall order the Combined Company to make payment of such value, together with interest, from the date of the vote approving the Agreement to the Atria Dissenting Stockholders entitled to said payment, subject to receipt of duly endorsed certificates for the Dissenting Shares. Pursuant to the MBCL the fair value of the Dissenting Shares is the value thereof as of the day immediately preceding the Atria Meeting, excluding any element of value arising from the expectation or accomplishment of the Merger. The "fair value" of the Dissenting Shares could be more than, the same as or less than the value of Atria Common Stock on the date of the determination of the Exchange Ratio. All court costs, including appraisers' fees, shall be allocated by the Court in a manner it determines to be fair and equitable.

7. Upon consummation of the Merger, each Atria Dissenting Stockholder will cease to have any rights of a stockholder except the right to be paid the fair value of the Dissenting Shares and the right to receive other distributions, if any, payable to a stockholder of record prior to the Effective Time and any other rights under applicable Massachusetts law.

         UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

FINANCIAL STATEMENTS

  The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the Merger, using the pooling of interests method of accounting.

  The unaudited pro forma combined condensed financial statements reflect certain assumptions deemed probable by management regarding the Merger (e.g., that share information used in the unaudited pro forma information approximates actual share information at the effective date). No adjustments to the unaudited pro forma combined condensed financial information have been made to account for different possible results in connection with the foregoing, as management believes that the impact on such information of the varying outcomes, individually or in the aggregate, would not be materially different.

  The unaudited pro forma combined condensed balance sheet as of March 31, 1996 gives effect to the Merger as if it had occurred on March 31, 1996, and combines the unaudited condensed consolidated balance sheet of Pure and the unaudited condensed consolidated balance sheet of Atria as of March 31, 1996.

  The unaudited pro forma combined condensed statements of operations combine the historical consolidated statements of operations of Pure and Atria for each of the years in the three-year period ended December 31, 1995 and the three months ended March 31, 1996, in each case as if the Merger had occurred at the beginning of the earliest period presented.

  Pure and Atria estimate that they will incur direct transaction costs of approximately $10.0 million associated with the Merger, which will be charged to operations upon consummation of the Merger. In addition, it is expected that following the Merger, the Combined Company will incur an additional significant charge to operations, which is not currently reasonably estimable, to reflect costs associated with integrating the two companies. There can be no assurance that the Combined Company will not incur additional charges to reflect costs associated with the Merger or that management will be successful in its efforts to integrate the operations of the two companies.

  Such unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the Merger occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of Pure and Atria and should be read in conjunction with the respective historical consolidated financial statements and notes thereto of Pure and Atria included elsewhere in this Prospectus/Joint Proxy Statement, and do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the Combined Company.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 MARCH 31, 1996

                                 (IN THOUSANDS)

                                                            PRO          PRO
                                                           FORMA        FORMA
                                        PURE     ATRIA  ADJUSTMENTS    COMBINED
                                       -------  ------- -----------    --------
                ASSETS
Current assets:
  Cash and cash equivalents........... $ 8,229  $21,638   $            $ 29,867
  Short-term investments..............  31,775   23,157                  54,932
  Accounts receivable, net............  14,532    5,236                  19,768
  Prepaid expenses and other current
   assets.............................   1,838    2,586                   4,424
                                       -------  -------   ------       --------
    Total current assets..............  56,374   52,617                 108,991
Property and equipment, net...........   6,503    3,445                   9,948
Other assets, net.....................   1,635      830                   2,465
                                       -------  -------   ------       --------
    Total assets...................... $64,512  $56,892   $  --        $121,404
                                       =======  =======   ======       ========
 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of bank borrowings
   and capital lease obligations...... $   257  $   --    $            $    257
  Accounts payable....................   2,706      679                   3,385
  Accrued payroll and related ex-
   penses.............................   2,365    2,390                   4,755
  Other accrued expenses..............   1,663    6,321                   7,984
  Accrued integration and merger
   costs..............................     426      --    10,000 2(a)    10,426
  Deferred revenue....................  11,286    6,264                  17,550
  Income taxes........................   3,011    1,836   (3,400)2(a)     1,447
                                       -------  -------   ------       --------
    Total current liabilities.........  21,714   17,490    6,600         45,804
                                       -------  -------   ------       --------
Deferred revenue and other............     --       553                     553
                                       -------  -------   ------       --------
Total liabilities.....................  21,714   18,043    6,600         46,357
                                       -------  -------   ------       --------
Stockholders' equity:
  Common stock........................       2      143     (141)             4
  Additional paid-in capital..........  49,585   30,390      141         80,116
  Cumulative translation adjustments..    (167)       8                    (159)
  Retained earnings (accumulated defi-
   cit)...............................  (6,622)   8,308   (6,600)2(a)    (4,914)
                                       -------  -------   ------       --------
    Total stockholders' equity........  42,798   38,849   (6,600)        75,047
                                       -------  -------   ------       --------
    Total liabilities and stockhold-
     ers' equity...................... $64,512  $56,892   $  --        $121,404
                                       =======  =======   ======       ========

  See accompanying notes to pro forma combined condensed financial statements.

        UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             THREE MONTHS ENDED
                                   YEAR ENDED DECEMBER 31,       MARCH 31,
                                   ------------------------  --------------------
                                    1993    1994     1995      1995       1996
                                   ------- ------- --------  ---------  ---------
Revenues.........................  $21,187 $42,758 $ 84,185  $  16,265  $ 28,630
Cost of revenues.................    1,849   3,982    7,865      1,395     2,814
                                   ------- ------- --------  ---------  --------
    Gross margin.................   19,338  38,776   76,320     14,870    25,816
                                   ------- ------- --------  ---------  --------
Operating expenses:
  Sales and marketing............   10,298  18,934   39,063      7,583    13,227
  Research and development.......    5,101   9,465   15,468      3,170     5,185
  General and administrative.....    2,349   4,450    7,791      1,538     2,335
  In-process research and devel-
   opment........................      --      --    11,600     10,100       --
  Merger and integration.........      --      --     2,961        --        --
                                   ------- ------- --------  ---------  --------
    Total operating expenses.....   17,748  32,849   76,883     22,391    20,747
                                   ------- ------- --------  ---------  --------
Income (loss) from operations....    1,590   5,927     (563)    (7,521)    5,069
Other income.....................      139     835    2,404        427       761
                                   ------- ------- --------  ---------  --------
    Income (loss) before income
     taxes.......................    1,729   6,762    1,841     (7,094)    5,830
Income taxes.....................       83   1,335    5,363        738     1,979
                                   ------- ------- --------  ---------  --------
    Net income (loss)............  $ 1,646 $ 5,427 $(3,522)  $ (7,832)  $  3,851
                                   ======= ======= ========  =========  ========
Net income (loss) per share......                                       $   0.09
                                                                        ========
Pro forma net income (loss) per
 share:
  Income (loss) before income
   taxes, as reported............          $ 6,762 $  1,841  $  (7,094)
  Pro forma income taxes.........            1,630    6,087        959
                                           ------- --------  ---------
  Pro forma net income (loss)....          $ 5,132 $ (4,246) $  (8,053)
                                           ------- --------  ---------
Pro forma net income (loss) per
 share...........................          $  0.14 $  (0.11) $   (0.22)
                                           ======= ========  =========
Shares used in per share computa-
 tions...........................           36,394   37,600     36,278    43,399
                                           ======= ========  =========  ========


  See accompanying notes to pro forma combined condensed financial statements.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(1) PRO FORMA BASIS OF PRESENTATION

  These unaudited pro forma combined financial statements reflect the issuance of 20,055,386 shares of Pure Common Stock in exchange for an aggregate of 14,278,889 shares of Atria Common Stock (outstanding as of March 31, 1996) in connection with the Merger, based on the Exchange Ratio of 1.544615 set forth in the following table.

Atria Common Stock outstanding as of March 31, 1996.............    14,278,889
Exchange Ratio..................................................  1.544615:1.0
                                                                 -------------
Number of shares of Pure Common Stock exchanged.................    20,055,386
Number of shares of Pure Common Stock outstanding as of March
 31, 1996.......................................................    17,537,811
                                                                 -------------
Number of shares of Combined Company Common Stock outstanding
 after completion of the Merger.................................    39,593,197
                                                                 =============

  The actual number of shares of Pure common stock to be issued will be determined at the Effective Time based on the number of shares of Atria Common Stock outstanding on that date.

(2) PRO FORMA COMBINED BALANCE SHEET

  (a) Pure and Atria estimate they will incur direct transaction costs of approximately $10 million associated with the Merger consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. These nonrecurring transaction costs will be charged to operations upon consummation of the Merger.

  (b) It is expected that following the Merger, the Combined Company will incur an additional significant charge to operations, which is not currently reasonably estimable, to reflect costs associated with integrating the two companies. This charge has not been reflected in the pro forma condensed balance sheet. There can be no assurance that the Combined Company will not incur additional charges to reflect costs associated with the Merger or that management will be successful in its efforts to integrate the operations of the two companies.

  The direct transaction costs and additional significant charge are not reflected in the pro forma combined condensed statements of operations.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS--
                                  (CONTINUED)

(3) PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

  The following is a summary of the historical results of operations of Pure and Atria and their pro forma combined amounts to reflect the Merger as if it were effected for all periods presented below:

                                                                THREE MONTHS
                                                                    ENDED
                                      YEAR ENDED DECEMBER 31,     MARCH 31,
                                      -----------------------  ----------------
                                       1993    1994    1995     1995     1996
                                      ------- ------- -------  -------  -------
TOTAL REVENUES:
  Pure............................... $11,925 $21,993 $44,042  $ 8,245  $15,128
  Atria..............................   9,262  20,765  40,143    8,020   13,502
                                      ------- ------- -------  -------  -------
                                      $21,187 $42,758 $84,185  $16,265  $28,630
                                      ======= ======= =======  =======  =======
COST OF REVENUES:
  Pure............................... $ 1,208 $ 2,017 $ 3,750  $   599  $ 1,292
  Atria..............................     641   1,965   4,115      796    1,522
                                      ------- ------- -------  -------  -------
                                      $ 1,849 $ 3,982 $ 7,865  $ 1,395  $ 2,814
                                      ======= ======= =======  =======  =======
SALES AND MARKETING:
  Pure............................... $ 5,640 $ 9,493 $21,315  $ 4,020  $ 7,508
  Atria..............................   4,658   9,441  17,748    3,563    5,719
                                      ------- ------- -------  -------  -------
                                      $10,298 $18,934 $39,063  $ 7,583  $13,227
                                      ======= ======= =======  =======  =======
RESEARCH AND DEVELOPMENT:
  Pure............................... $ 2,638 $ 5,204 $ 7,494  $ 1,598  $ 2,631
  Atria..............................   2,463   4,261   7,974    1,572    2,554
                                      ------- ------- -------  -------  -------
                                      $ 5,101 $ 9,465 $15,468  $ 3,170  $ 5,185
                                      ======= ======= =======  =======  =======
GENERAL AND ADMINISTRATIVE:
  Pure............................... $ 1,558 $ 2,799 $ 4,790  $   938  $ 1,367
  Atria..............................     791   1,651   3,001      600      968
                                      ------- ------- -------  -------  -------
                                      $ 2,349 $ 4,450 $ 7,791  $ 1,538  $ 2,335
                                      ======= ======= =======  =======  =======
IN-PROCESS RESEARCH AND DEVELOPMENT:
  Pure............................... $   --  $   --  $10,100  $10,100  $   --
  Atria..............................     --      --    1,500      --       --
                                      ------- ------- -------  -------  -------
                                      $   --  $   --  $11,600  $10,100  $   --
                                      ======= ======= =======  =======  =======
MERGER AND INTEGRATION:
  Pure............................... $   --  $   --  $ 2,961  $   --   $   --
  Atria..............................     --      --      --       --       --
                                      ------- ------- -------  -------  -------
                                      $   --  $   --  $ 2,961  $   --   $   --
                                      ======= ======= =======  =======  =======
OTHER INCOME:
  Pure............................... $    20 $   160 $   818  $   122  $   307
  Atria..............................     119     675   1,586      305      454
                                      ------- ------- -------  -------  -------
                                      $   139 $   835 $ 2,404  $   427  $   761
                                      ======= ======= =======  =======  =======
INCOME TAXES:
  Pure............................... $    73 $   593 $ 3,145  $   200  $   862
  Atria..............................      10     742   2,218      538    1,117
                                      ------- ------- -------  -------  -------
                                      $    83 $ 1,335 $ 5,363  $   738  $ 1,979
                                      ======= ======= =======  =======  =======
NET INCOME (LOSS):
  Pure............................... $   828 $ 2,047 $(8,695) $(9,088) $ 1,775
  Atria..............................     818   3,380   5,173    1,256    2,076
                                      ------- ------- -------  -------  -------
                                      $ 1,646 $ 5,427 $(3,522) $(7,832) $ 3,851
                                      ======= ======= =======  =======  =======

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                  CONDENSED FINANCIAL STATEMENTS--(CONTINUED)

(4) PRO FORMA NET INCOME (LOSS) PER SHARE

  On November 21, 1995, Pure acquired Performix. The acquisition was accounted for as a pooling of interests. Pro forma net income (loss) includes a provision for income taxes as if Performix had been a C Corporation, fully subject to federal and state income taxes. Prior to its acquisition by Pure, Performix had elected S Corporation status for income tax purposes and, consequently, historical results as they relate to Performix do not include a provision for income taxes.

  The following table reconciles the number of shares used in the pro forma per share computations to the numbers set forth in Pure's and Atria's historical statements of operations:

                                                              THREE MONTHS
                                          YEAR ENDED              ENDED
                                         DECEMBER 31,           MARCH 31,
                                      -------------------  --------------------
                                        1994      1995       1995       1996
                                      --------- ---------  ---------  ---------
SHARES USED IN PER SHARE CALCULATION
 (IN THOUSANDS, EXCEPT THE
 APPLICABLE RATIO):
  Historical -- Pure................     15,838    15,784     14,505     19,905
                                      --------- ---------  ---------  ---------
  Historical -- Atria...............     13,308    15,006     14,932     15,210
    Options to purchase common
     stock(1).......................        --       (882)      (836)       --
                                      --------- ---------  ---------  ---------
                                         13,308    14,124     14,096     15,210
    Exchange Ratio..................   1.544615  1.544615   1.544615   1.544615
                                      --------- ---------  ---------  ---------
                                         20,556    21,816     21,773     23,494
                                      --------- ---------  ---------  ---------
    Pro forma combined..............     36,394    37,600     36,278     43,399
                                      ========= =========  =========  =========

(1) To exclude common stock equivalents arising from options to purchase Atria Common Stock during periods where they would be antidilutive on a pro forma combined basis.

COMBINED COMPANY FOLLOWING THE MERGER

  The Atria Board and the Pure Board have determined that the Combined Company would have the potential to realize long-term improved operating and financial results and a stronger competitive position. Pure and Atria believe that there is a strategic fit among software quality, SCM and CRM software systems and that, in order to succeed in the market served by these systems, suppliers will need to expand their product offerings to address a wider range of customer requirements. Pure and Atria also believe that the Merger will provide greater opportunities to develop business relationships, license technology, and engage in other strategic combinations and transactions involving their respective products and technologies than would be the case if the companies otherwise independently engaged in these activities. In this way, the Merger could provide the Combined Company with the range of products and services required to play a defining role in the market for software quality, SCM, CRM and other software development management products.

  However, these anticipated benefits will depend in part on whether the companies' operations can be integrated in an efficient and effective manner. There can be no assurance that this will occur. The combination of the companies will require, among other things, integration of the companies' respective product offerings and coordination of the companies' sales, marketing and research and development efforts. Historically, the sales models used by Pure's and Atria's sales organizations have differed significantly, although each employs direct and telesales personnel. As compared to Atria, Pure's product line has traditionally experienced a shorter sales cycle and its sales model has relied more heavily on telesales. There can be no assurance that the Combined Company will be able to take full advantage of the combined sales force's efforts. Pure and Atria also use a number of distribution channels in the various geographic markets in which their respective products are sold and there can be no assurance that channel conflict will not develop following the Merger as the Combined Company attempts to integrate these channels.

  The success of the integration process will be significantly influenced by the ability of the Combined Company to attract and retain key management, sales, marketing and research and development personnel. There is no assurance that the foregoing will be accomplished smoothly or successfully. The integration of operations following the Merger will require the dedication of management resources, which may distract attention from the day-to-day operations of the Combined Company. The inability of management to successfully integrate the operations of the companies could have a material adverse effect upon the business, operating results and financial condition of the Combined Company. See "Risk Factors" for additional risks associated with the Merger.

    ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY PURE STOCKHOLDERS

PROPOSAL TWO--AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

  Pure's Certificate provides that the name of Pure is "Pure Software Inc." Pursuant to the Agreement, Pure has agreed to propose and recommend that the Certificate be amended at the Effective Time to change Pure's name to "Pure Atria Corporation." The Board of Directors of Pure has authorized such amendment of the Certificate at the Effective Time, subject to stockholder approval. Under the proposed amendment, subject to and upon consummation of the Merger, Article I of the Certificate would be amended and restated to read as follows:

  "The name of the corporation is Pure Atria Corporation."

  The Pure stockholders are being asked to approve such amendment. The affirmative vote of the holders of a majority of the shares of Pure Common Stock issued and outstanding on the Pure Record Date will be required to approve the amendment of the Certificate. The effect of an abstention is the same as that of a vote against the proposal.

  THE PURE BOARD UNANIMOUSLY RECOMMENDS THAT THE PURE STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE PURE RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME OF PURE TO "PURE ATRIA CORPORATION" SUBJECT TO AND UPON CONSUMMATION OF THE MERGER.

PROPOSAL THREE--AMENDMENT OF THE 1995 STOCK OPTION PLAN

  Pure's 1995 Stock Option Plan (the "Pure Stock Option Plan") was initially adopted by the Pure Board on May 16, 1995 and initially approved by the Pure stockholders on July 17, 1995. The Pure Stock Option Plan authorizes the grant of stock to employees, non-employee directors and consultants of the Combined Company. A total of 3,449,329 shares of Pure Common Stock, plus an additional number of shares on the first trading day of the 1996, 1997 and 1998 calendar years equal to 5% of the number of shares of Pure Common Stock outstanding on the last day of the preceding calendar year were originally reserved for issuance under the Pure Stock Option Plan. Options granted under the Pure Stock Option Plan may be either "incentive stock options" as defined in
Section 422 of the Code, or nonstatutory stock options, as determined by the Administrator. Stock appreciation rights may also be granted under the Pure Stock Option Plan.

  As of July 1, 1996, options to purchase 3,224,433 shares of Pure Common Stock granted under the Pure Stock Option Plan were outstanding (including those assumed from the Pure 1992 Stock Option Plan), 662,667 shares remained available for future option grants and options covering 420,071 shares had been exercised.

  On June 6, 1996, the Pure Board approved a further increase of 2,200,000 shares (approximately 5% of Pure Common Stock to be outstanding or issuable following the Merger, based on the capitalization of Atria and Pure on July 1,
1996) for issuance under the Pure Stock Option Plan, which, if approved by the Pure stockholders, would increase the total shares reserved for issuance under the Pure Stock Option Plan since its inception and as of the date immediately following approval of this proposal to 6,506,781 shares.

  Pure stockholders are requested to approve this amendment to the Pure Stock Option Plan. The Pure Board believes this increase is in the best interests of the Combined Company following the Merger, as the increase can contribute to ensuring that the Combined Company will have an adequate reserve of shares under the Pure Stock Option Plan, providing additional long term incentives to help retain key personnel in the Combined Company following the Merger and in light of the acceleration of Atria options and lapse of repurchase rights pursuant to the terms of the Atria Stock Option Plans and as a result of the Merger.

  The affirmative vote of a majority of the votes cast with regard to this proposal will be required to approve the amendment to the Pure Stock Option Plan. Abstentions will be counted toward the number of shares represented and voting at the Pure Meeting.

  THE PURE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT OF THE PURE STOCK OPTION PLAN.

 General

  The Pure Stock Option Plan was initially adopted by the Pure Board on May 16, 1995 and initially approved by the stockholders on July 17, 1995. The Pure Stock Option Plan authorizes the grant of stock to employees, non-employee directors and consultants of Pure. A total of 3,449,329 shares of Pure Common Stock, plus an additional number of shares on the first trading day of the 1996, 1997 and 1998 calendar years equal to 5% of the number of shares of Pure Common Stock outstanding on the last day of the preceding calendar year were originally reserved for issuance under the Pure Stock Option Plan. Options granted under the Pure Stock Option Plan may be either "incentive stock options" as defined in Section 422 of the Code, or nonstatutory stock options, as determined by the Administrator. Stock appreciation rights may also be granted under the Pure Stock Option Plan.

 Purpose

  The general purpose of the Pure Stock Option Plan is to attract and retain the best available personnel, to provide additional incentive to employees, non-employee directors and consultants of Pure and to promote the success of Pure's business.

 Administration

  The primary committee administers the Pure Stock Option Plan for all employees subject to Section 16 of the Exchange Act. The primary committee consists of two or more non-employee directors appointed by the Pure Board. With respect to all other participants in the Pure Stock Option Plan, the Board of Directors may either administer the Pure Stock Option Plan directly or appoint a committee from among its members, including the primary committee, to administer the Pure Stock Option Plan (collectively, the "Administrator"). Subject to the other provisions of the Pure Stock Option Plan, the Administrator has the authority to: (i) grant options and rights;
(ii) interpret the Pure Stock Option Plan; (iii) select the persons to whom options and rights are to be granted; (iv) determine the number of shares to be made subject to each option and right; (v) prescribe, amend and rescind rules and regulations relating to the Pure Stock Option Plan; (vi) prescribe the terms and conditions of each option and right (including the exercise price, whether an option will be classified as an incentive stock option or a nonstatutory stock option and the provisions of the stock option or stock purchase agreement to be entered into between Pure and the grantee); and (vii) to make all other determinations deemed necessary or advisable for the administration of the Pure Stock Option Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of options and on all persons deriving their rights therefrom. Notwithstanding the foregoing, administration of the automatic option grant program (described below) for Pure's non-employee directors shall be self-executing, and the Administrator shall not possess any discretionary functions with respect to option grants made thereunder.

 Eligibility

  The Pure Stock Option Plan provides that options and stock appreciation rights may be granted to Pure's employees and consultants (as such terms are defined in the Pure Stock Option Plan). Incentive stock options may be granted only to employees. Non-employee directors may only receive nonstatutory stock options under the automatic option grant program.

 Section 162(m) Limitations

  Section 162(m) of the Code limits the deductibility of compensation paid to certain executive officers of Pure. To maximize Pure's deduction attributable to options granted to such persons, the Pure Stock Option Plan requires that no participant may receive options or separately exercisable stock appreciation rights for more than 500,000 shares of Pure Common Stock over the term of the Pure Stock Option Plan.

 Terms and Conditions of Discretionary Options

  Each option granted under the Pure Stock Option Plan is evidenced by a written stock agreement between the optionee and Pure and is subject to the following terms and conditions:

    (a) Exercise Price. The Administrator determines the exercise price of an option to purchase shares of Pure Common Stock at the time the option is granted. The exercise price of an incentive stock option must not be less than 100% of the fair market value of the Pure Common Stock on the date the option is granted and the exercise price of a nonstatutory stock option must not be less than 85% of the fair market value of the Pure Common Stock on the date the option is granted; provided, however, that the exercise price of an incentive stock option granted to an optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of Pure (a "10% Stockholder") must be at least 110% of the fair market value of the Pure Common Stock on the date of grant. Generally, the fair market value shall be the closing sales price for such stock on the date of determination, as quoted on Nasdaq and as reported in The Wall Street Journal.

    (b) Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, certain other shares of Pure Common Stock owned by the optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver the exercise price to Pure from the sale or loan proceeds (a "cashless exercise") or any combination of the foregoing methods.

    (c) Term of the Option. Each stock option agreement will specify the type of option, the term of the option and the date when the option is to become exercisable. However, the term of an option granted under the Pure Stock Option Plan shall be no longer than ten years from the date of grant; provided, however, that in the case of an incentive stock option granted to a 10% Stockholder, the term of an incentive stock option shall be no longer than five years from the date of grant.

    (d) Termination of Employment or Consulting Relationship. Except as provided below, if an optionee's employment or consultancy terminates for any reason (other than death or permanent disability), the optionee may exercise his or her option, but only within 90 days (or such other period of time as is determined by the Administrator at the time of grant) from the date of such termination, and only to the extent that the optionee was entitled to exercise it at the date of such termination (and in no event later than the expiration of the term of such option as set forth in the option agreement). To the extent that the optionee was not entitled to exercise the option at the date of such termination, and to the extent that the optionee does not exercise such option (to the extent otherwise so entitled) within the time permitted, the option shall terminate.

    (e) Permanent Disability and Death. If an optionee's employment or consultancy with Pure terminates as a result of disability (as defined in Section 22(e)(3) of the Code) or death, then all of his or her options under the Pure Stock Option Plan shall expire six months after the date of such termination (or such other period of time as determined by the Administrator at the time of grant), but in no event later than the expiration of the term of such option as set forth in the option agreement. The optionee, executor or other legal representative of the optionee may exercise all or part of his or her option at any time before such expiration date to the extent that such option was exercisable at the time of termination of employment. To the extent that the optionee was not entitled to exercise the option at the date of such termination, and to the extent that the optionee does not exercise such option (to the extent otherwise so entitled) within the time permitted, the option shall terminate.

    (f) Misconduct. If an optionee's employment or consultancy is terminated as a result of misconduct, any option held by such optionee shall immediately terminate. Misconduct is defined in the Pure Stock Option Plan and includes, but is not limited to: (i) acts of fraud, embezzlement or dishonesty; (ii) unauthorized use or disclosure of confidential information or trade secrets of Pure; or (iii) other intentional acts of misconduct by the optionee harmful to Pure or any parent or subsidiary of Pure.

    (g) Limitations. To the extent that the aggregate fair market value of the shares of Pure Common Stock subject to an incentive stock option that becomes exercisable for the first time during any calendar year exceeds $100,000, such excess shall be treated as nonstatutory stock option.

 Nontransferability of Options and Stock Appreciation Rights

  During a participant's lifetime, his or her options and rights shall be exercisable only by the participant and shall not be transferable other than by will or laws of descent and distribution; provided, however, that nonstatutory stock options may be assigned pursuant to a Qualified Domestic Relations Order (as such term is defined by the Code).

 Stock Appreciation Rights

  A stock appreciation right granted in connection with an option entitles the optionee to exercise the stock appreciation right by surrendering to Pure the corresponding and unexercised portion of the related option. In exchange, the optionee receives from Pure an amount equal to the excess of the fair market value of the Pure Common Stock covered by the surrendered portion of such option on the date of surrender, over the exercise price. When a stock appreciation right granted in connection with an option is exercised, the related option, to the extent surrendered, ceases to be exercisable. A stock appreciation right granted in connection with an option remains exercisable until, and expires no later than, the date on which the related option ceases to be exercisable or expires.

  With respect to employees subject to Section 16 of the Exchange Act, the Administrator may grant limited stock appreciation rights in connection with an option. The limited stock appreciation rights may only be exercised upon the occurrence of a hostile take-over (as such term is defined by the Pure Stock Option Plan). In the event of a hostile take-over, each limited stock appreciation right that has been held for at least six months may be exercised for thirty days after the hostile take-over for a cash distribution equal to the higher of (i) the take-over price for the number of shares subject to the related option, or (ii) the exercise price of the related option.

  As determined by the Administrator, Pure's obligation arising upon the exercise of a stock appreciation right may be paid in Pure Common Stock, cash or a combination thereof.

 Automatic Grant Program for Non-Employee Directors

  Options granted to non-employee directors may only be granted pursuant to the automatic grant provisions of the Pure Stock Option Plan.

 Grant of Options

  The Pure Stock Option Plan provides for grants of options to be made to non-employee directors as follows:

    (a) Each non-employee director is automatically granted a nonstatutory stock option to purchase 15,000 shares of Pure Common Stock on the date on which such individual first becomes a director (the "First Option"); and

    (b) On the date of the annual stockholder's meeting, each director who has been a director for at least six (6) months is automatically granted a nonstatutory stock option to purchase 5,000 shares of Pure Common Stock (the "Subsequent Option").

 Terms and Conditions of Options

  Each option granted to a non-employee director is subject to a written stock option agreement between Pure and the optionee. The terms and conditions of such grants are listed below:

    (a) Exercise and Vesting of Options. The First and Subsequent Options are fully exercisable at the time of grant, subject to repurchase by Pure upon the optionee's termination of service before vesting. The First and Subsequent Options vest as to 1/4th of the shares subject to the option at the end of each year following their date of grant. Each option has a term of ten years from the date of grant, subject to earlier termination if the optionee ends his or her status as a non-employee director.

    (b) Exercise Price. The exercise price of options granted to non-employee directors is 100% of the fair market value of the Pure Common Stock on the date the option is granted. Generally, the fair market value of the Pure Common Stock is the closing price on the relevant date as quoted on Nasdaq and as reported in the Wall Street Journal.

    (c) Termination of Directorship. If the optionee's status as a non-employee director of Pure terminates for any reason, the optionee may, but only within twelve months following the date of such termination, exercise his or her option to the extent such option is then vested. However, if the optionee terminates the optionee's status as a non-employee director because of death or a permanent disability, the option will become fully vested and exercisable. In no event may an option be exercised later than the expiration of its ten year term. To the extent that the option is not exercised within such twelve month period, the option shall terminate.

 Stock Withholding; Stock Delivery

  The Administrator may allow holders of nonstatutory stock options to satisfy their withholding obligations by either electing: (i) to have that number of shares of stock which would be received pursuant to the exercise of the option or the vesting of the underlying shares to be withheld by Pure; or (ii) to deliver to Pure the number of shares of stock required to be withheld.

 Adjustment Upon Changes in Capitalization

  Subject to any required action by the shareholders of Pure, in the event that the stock of Pure is changed by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other increase or decrease in the number of issued shares of Pure Common Stock effected without receipt of consideration by Pure, appropriate proportional adjustments will be made in the number and class of shares of stock under the Pure Stock Option Plan, the number of shares of stock subject to any option or right outstanding under the Pure Stock Option Plan, and the exercise price of any such outstanding option or right. Any such adjustment will be made by the Administrator, whose determination shall be conclusive.

 Merger or Asset Sale

  In connection with the merger of Pure with or into another corporation, or sale of all or substantially all of the assets of Pure, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation does not assume the option or substitute a substantially equivalent option, each option shall become fully vested and exercisable for a period of time determined by the Administrator. Any option assumed or substituted for will automatically become fully vested and exercisable if an optionee's employment or consultancy is involuntarily terminated within eighteen months after the merger or asset sale. Such option will expire at the end of its term or one year after the involuntary termination. In addition, any repurchase option on Pure Common Stock will terminate and the stock will fully vest upon a merger or asset sale unless the repurchase option is assigned to the successor corporation. Any such repurchase option assigned in the merger or asset sale will end and the shares subject to the repurchase option will immediately vest in full if the optionee's employment or consultancy is involuntarily terminated within eighteen months of the merger or asset sale. Notwithstanding the foregoing, each outstanding option granted to a non-employee director pursuant to the automatic grant provisions of the Pure Stock Option Plan shall become fully vested before the effective date of merger or sale of assets, and shall terminate after consummation of the transaction unless assumed by the successor corporation.

 Change in Control

  The Administrator has the discretion to make any outstanding option fully or partially vested and exercisable upon a change in control, or condition such acceleration upon the involuntary termination of an optionee's employment or consultancy following the change in control. A change in control means (i) certain changes in the composition of the Pure Board over a three year period, or (ii) the acquisition of more than half of the beneficial ownership of Pure by any person or group accomplished by a tender offer which the Pure Board does not recommend the stockholders accept. Notwithstanding the foregoing, in the case of options granted to non-employee directors under the automatic grant provision of the Pure Stock Option Plan, immediately prior to the effective date of a change in control, each option will become fully vested and exercisable and will remain fully vested and exercisable until the end of the option term or the surrender of the option in a hostile take-over. In the event of a hostile take-over, the optionee may exchange within a thirty day period all options held for more than six months for cash equal to the greater of (i) the total exercise price of the option, or (ii) the take-over price offered for the number of shares covered by such option.

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

 Amendments, Suspensions and Termination of the Pure Stock Option Plan

  The Administrator may amend, suspend or terminate the Pure Stock Option Plan at any time; provided, however, that stockholder approval is required for any amendment which would (i) materially increase the number of shares under the Pure Stock Option Plan, (ii) materially increase the maximum number of shares allowed for grants to any participant, (iii) materially change the class of persons eligible to receive grants of options or rights, or (iv) materially increase the benefits to participants under the Pure Stock Option Plan. Notwithstanding the foregoing, the automatic grant provisions of the Pure Stock Option Plan, and options outstanding under such provisions, shall not be amended more than once every 6 months, except as required by tax or pension laws. In any event, the Pure Stock Option Plan will terminate automatically in 2005.

FEDERAL INCOME TAX CONSEQUENCES

 Incentive Stock Options

  An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Stockholder. Pure is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

 Nonstatutory Stock Options

  An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of Pure is subject to tax withholding by Pure. Pure is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

 Stock Appreciation Rights

  No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient generally will be required to include as taxable ordinary income in the year of exercise an amount equal to the sum of the cash received and the fair market value of any Pure Common Stock received on the exercise. In the case of a recipient who is also an employee, any income recognized on exercise of a stock appreciation right will constitute wages for which withholding will be required. Pure will be entitled to a tax deduction in the same amount. If the optionee receives Pure Common Stock upon the exercise of a stock appreciation right, any gain or loss on the subsequent sale of such stock will be treated in the same manner as discussed above under "Nonstatutory Stock Options."

  THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND PURE WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS UNDER THE PURE STOCK OPTION PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE'S OR CONSULTANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

                                     PURE

                                 PURE BUSINESS

BACKGROUND

  Pure develops, markets and supports a comprehensive, integrated suite of software products that are designed to enable the production of reliable, high-quality software and improve the software development process. Pure's products, which include Purify, Quantify, PureCoverage, PureLink, PureDDTS, PureTestExpert, PureVision and PurePerformix, comprise a family of tools for use from initial software development through quality assurance and deployment. These products are designed to improve software reliability, reduce development and testing cost, shorten time-to-market and increase the predictability of software development cycles.

  Pure's products are sold directly by telephone and field sales personnel in North America, Europe and Japan and through distributors in these and a variety of other countries. Pure's products are used by information systems departments that develop software to support internal operations, engineering departments that develop software as a component of a manufactured product and independent software vendors that develop software for resale.

RECENT DEVELOPMENTS

  In September 1995, Pure began shipping PureVision 1.0, the first Internet-based software program that automatically connects software users with software suppliers. In the same month, Pure released PureDDTS 3.2, the first new version of PureDDTS since the acquisition of QualTrak Corporation. Additionally, Pure announced and delivered PureDDTS WebTracker, a Web-based version of PureDDTS. PureDDTS WebTracker is the first commercial web-based defect tracking system and it began shipping in December 1995.

  Pure completed its acquisition of Performix, Inc., a provider of client/server load and performance testing tools, in November 1995. This acquisition broadened Pure's presence in the client/server testing market.

  Most recently, Pure added two additional executives to its board of directors: Thomas Jermoluk of Silicon Graphics, Inc. and Larry Sonsini of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

PRODUCTS

  The complex and unpredictable nature of software development drives the requirements for automated software quality tools. These tools must provide early detection of problems in software, track and coordinate across multiple groups and automate complex test suites. Pure Software's products are designed to address the needs of developers, quality assurance professionals and managers at each stage of the software development process.

PURIFY Locates a broad range of software errors related to memory usage, enabling developers to identify errors earlier in the development process.


QUANTIFY Locates performance bottlenecks, which lets developers remove software instructions that slow overall operation.


PURECOVERAGE         Identifies which lines of code have been tested, ensuring
                     that each software application is fully tested before release.

PURELINK
                     Accelerates the software build process by reducing link time by relinking only the portions of a software program that have changed since the last link.

PUREDDTS
                     Tracks and records critical defect information throughout the product life-cycle to help companies efficiently manage their quality processes.

PURETESTEXPERT       Automates the management, organization and execution of
                     software tests to help companies manage their quality assurance procedures.

PUREVISION           Enables software development teams to automatically
                     capture data from software users.

PUREPERFORMIX        Load-tests client/server applications to ensure multi-
                     user quality, performance and scalability.

SALES AND MARKETING

  Pure sells its products to software development and quality assurance professionals within a variety of organizations, such as telecommunications, aerospace, financial services and transportation companies, independent software vendors, and consultants.

  Pure markets and distributes its products worldwide through a direct sales force, which is a combination of telesales, field sales and sales engineers, and, to a lesser extent, through indirect channels such as Value Added Resellers ("VARs"), System Integrators ("SIs") and distributors. As of March 31, 1996, Pure had 119 sales people worldwide, of which 78 were located in the U.S. and 41 were located overseas. To support its worldwide sales force, Pure conducts a variety of programs intended to market and position its suite of software quality products. These programs include advertising, direct mail, telemarketing, public relations, product seminars, electronic newsletters, web pages and training sessions for sales personnel. Promotional offers and bundles are designed to convert individual sales into multi-product sales.

  In North America, Pure currently markets and distributes its products primarily through its direct sales force. Pure is in the process of expanding its marketing and sales organization and diversifying distribution in North America to include VARs and SIs. Pure has operations in both Europe and Japan. Pure's European headquarters is in The Netherlands, with additional sales offices located in France, Germany and the United Kingdom. Pure also has a Japanese subsidiary, which is based in Tokyo, and sells product both directly and through business partners throughout Japan. In addition, Pure works with distribution partners in Europe and the Asia Pacific region. Pure intends to diversify its sales efforts in international markets by expanding its direct sales force, adding distributors and pursuing strategic relationships.

  For 1993, 1994 and 1995, international sales represented 21%, 20% and 30%, respectively, of Pure's total revenues and for the first quarter of 1995 and 1996, international sales represented 25% and 32%, respectively, of Pure's total revenues. Historically, Pure has used indirect sales channels to sell its products internationally. In 1993 and 1994, sales of products through a European distributor represented 12% and 7%, respectively, of total revenues. Pure's agreement with this distributor was terminated in 1994 when Pure established operations in Europe.

  Over the last year, Pure has made substantial investments in developing and expanding international markets for its products. This expansion has required and will continue to require significant management attention and financial resources and could adversely affect Pure's operating margins. In order to successfully expand international sales in subsequent periods, Pure must establish additional foreign operations, hire additional personnel and recruit additional international resellers. To the extent that Pure is unable to do so in a timely and cost-effective manner, Pure's growth in international sales will be limited, and Pure's business, operating results and financial condition could be materially adversely affected. In addition, there can be no assurance that Pure will be able to maintain or increase international market demand for Pure's products.

  Pure's international sales are currently denominated in either U.S. or local currency and Pure does not currently engage in any hedging activities. Although exposure to currency fluctuations to date has been insignificant, to the extent that international sales denominated in foreign currencies increase, Pure's operating results could be adversely affected. Additional risks inherent in Pure's international business activities include unexpected changes in regulatory requirements, tariffs and other trade barriers, costs of localizing products for foreign countries, lack of acceptance of localized products in foreign countries, longer accounts receivable payment cycles, difficulties in collecting payment, difficulties in managing international operations, potentially adverse tax consequences including repatriation of earnings, reduced protection for intellectual property and the burdens of complying with a wide variety of foreign laws. There can be no assurance that such factors will not have a material adverse effect on Pure's future international sales and, consequently, Pure's business, operating results and financial condition.

CUSTOMER SUPPORT AND UPGRADES

  Pure believes that a high level of customer support is important to the successful marketing and sale of Pure's products. A majority of Pure's customers currently have maintenance agreements that entitle them to product upgrades, as well as technical support and training. To address technical support issues, Pure has established support by telephone, e-mail and facsimile. Pure also offers optional training on all products on a regular basis. Other training, usually provided at the customer site, is available on request. Pure also provides consulting services to assist customers in the customization and integration of Pure's products.

RESEARCH AND DEVELOPMENT

  Pure believes that its future success will depend in large part on its ability to maintain and enhance its current product line, develop new products, maintain technological competitiveness and meet an expanding range of customer requirements. Pure's research and development organization is divided into product development teams consisting of development engineers, quality assurance professionals and technical writers. In addition to product development, Pure's research and development organization is responsible for exploring new directions and applications of the core technologies, migrating new technologies into the existing product lines and maintaining strong relationships outside Pure both within industry and in academia. Pure uses all of its own products to improve software quality and to improve its software development process. In addition, Pure has an internal tools group that develops new tools for improving software quality and process automation for internal use.

  Since inception, Pure has made substantial investments in product development and related activities. Currently, over one-third of research and development resources are dedicated to development of new products. Pure is also in the process of porting certain of its existing products to other Unix platforms. Further, Pure recognizes that substantial development activity occurs on platforms other than Unix, particularly Windows 95 and Windows NT, and is dedicating significant engineering resources to address the needs of developers on those platforms.

  Software products as complex as Pure's are subject to delay and there can be no assurance that Pure will not encounter difficulties that could delay or prevent the successful and timely development, introduction and marketing of these products. In addition, because the market for these tools is an emerging market, there can be no assurance that these products will achieve any significant degree of market acceptance. Failure to release these products in a timely manner and on a cost-effective basis, or failure of these products to achieve any significant degree of market acceptance, could have a material adverse effect upon the business, operating results and financial condition of Pure.

  Pure expects to continue to enhance its existing products, develop new products and augment its product base through acquisitions. As of March 31, 1996, Pure's research and development organization consisted of 76 full-time employees. During 1993, 1994 and 1995, research and development expenses were $2.6 million, $5.2 million and $7.5 million, or 22%, 24% and 17% of total revenues, respectively. During the first quarter of fiscal 1995 and fiscal 1996, research and development expenses were $1.6 million and $2.6 million, or 19.3% and 17.2% of total revenues, respectively. Historically, Pure has expensed its product costs as incurred. Pure anticipates that it will continue to commit substantial resources to research and development in the future.

COMPETITION

  The market for automated software quality tools is highly competitive and subject to rapid technological change. Pure faces direct competition with respect to a number of its individual products. For example, CenterLine's TestCenter product competes with Purify and PureCoverage, and AIB's Sentinel product also competes with Purify. With the acquisition of Performix, Pure Software competes directly with GUI testing vendors, including Mercury Interactive Corporation and SQA, Inc., in the area of load testing.

  In addition to direct competition, Pure faces indirect competition from its existing and potential customers, many of which internally design and develop their own software quality tools for their particular needs and therefore may be reluctant to purchase products offered by independent vendors such as Pure. As a result, Pure must educate prospective customers as to the advantages of Pure's products versus internally developed software quality systems. There can be no assurance that Pure will be able to compete effectively.

  Pure expects additional competition from other established and emerging companies. Some system vendors, such as Sun Microsystems, Inc. ("Sun") already have products, such as Workshop, that provide features that could compete with Pure's products if offered on a stand-alone basis. There can be no assurance that Sun, which has a license to Pure's patents, would not introduce products that compete with Pure. Many of Pure's current and potential competitors have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and a larger installed customer base than Pure. In addition, any of these established competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, and to devote greater resources to the development, promotion and sale of their products than Pure. Furthermore, because there are relatively low barriers to entry in the software industry, Pure expects additional competition from other established and emerging companies, which may choose to enter the market by developing products that compete with those offered by Pure or by acquiring companies, businesses, products or product lines that compete with Pure. For example, Platinum Technology, Inc. recently acquired AIB Software Inc., and now offers products Memory Advisor and Test Advisor (formerly Sentinel I and Sentinel II), that compete with Purify. There can be no assurance that Pure's current or potential competitors will not develop or acquire products comparable or superior to those developed by Pure, combine or merge to form significant competitors or adapt more quickly than Pure to new technologies, evolving industry trends and changing customer requirements. Increased competition could result in price reductions, reduced margins or loss of market share, any of which could materially and adversely affect Pure's business, operating results and financial condition. There can be no assurance that Pure will be able to compete successfully against current and future competitors or that competitive pressures faced by Pure will not have a material adverse effect on its business, operating results and financial condition. If Pure is unable to compete successfully against current and future competitors, Pure's business, operating results and financial condition will be materially and adversely affected. In addition, competitors and potential competitors may resort to litigation as a means of competition.

  Pure competes on the basis of certain factors, including product quality, first-to-market product capabilities, product performance, ease of use and customer support. Pure believes that it currently competes favorably overall with respect to these factors, particularly product quality and customer support.

PATENTS AND PROPRIETARY RIGHTS

  Pure relies on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its technology. Pure also believes that factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance are essential to establishing and maintaining a technology leadership position.

  Pure currently holds two U.S. patents and has additional pending patent applications on file at the U.S. Patent and Trademark Office. Pure also has corresponding foreign patent applications pending. Pure's issued patents expire in the year 2010. There can be no assurance that any patent owned by Pure will not be invalidated, circumvented or challenged, that the rights granted thereunder will provide competitive advantages to Pure or that any of Pure's pending or future patent applications, whether or not being currently challenged by applicable governmental patent examiners, will be issued with the scope of the claims sought by Pure, if at all. Furthermore, there can be no assurance that others will not develop technologies that are similar or superior to Pure's technology or design around the patents owned by Pure.

  The source code for Pure's proprietary software is protected both as a trade secret and as an unpublished copyrighted work. Despite these precautions, it may be possible for a third party to otherwise obtain and use Pure's products or technology without authorization or to develop similar technology independently. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries. Pure generally enters into confidentiality or license agreements with its employees, distributors and customers and limits access to and distribution of its software, documentation and other proprietary information. Nevertheless, there can be no assurance that the steps taken by Pure will prevent misappropriation of its technology.

  Despite Pure's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of Pure's products or to obtain and use information that Pure regards as proprietary. Policing unauthorized use of Pure's products is difficult, and while Pure is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem. In selling its products, Pure relies on "shrink wrap" licenses that are not signed by licensees and, therefore, may be unenforceable under the laws of certain jurisdictions. In addition, the laws of some foreign countries do not protect Pure's proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that Pure's means of protecting its proprietary rights will be adequate or that Pure's competitors will not independently develop similar technology or design around patents issued to Pure.

  Pure expects that software product developers will be increasingly subject to infringement claims as the number of products and competitors in Pure's industry segment grows and the functionality of products in different industry segments overlaps. There can be no assurance that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted against Pure or that any such assertions will not materially adversely affect Pure's business, operating results and financial condition. Any such claims, whether with or without merit, could be time-consuming, result in costly litigation and diversion of resources, cause product shipment delays or require Pure to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to Pure or at all. In the event of a successful claim of product infringement against Pure and failure or inability of Pure to license the infringed or similar technology, Pure's business, operating results and financial condition could be materially adversely affected.

  Pure also relies on certain software that it licenses from third parties, including software that is integrated with internally developed software and used in Pure's products to perform key functions. There can be no assurance that these third-party software licenses will continue to be available to Pure on commercially reasonable terms. The loss of or inability to maintain any of these software licenses could result in delays or reductions in product shipments until equivalent software could be developed, identified, licensed and integrated, which would adversely affect Pure's business, operating results and financial condition.

EMPLOYEES

  As of March 31, 1996, Pure had a total of 310 employees, of which 251 were based in the United States and 59 were based overseas. Of the total, 146 were engaged in sales and marketing, 39 were in customer support, 76 were in research and development and 49 were in administration and finance. Pure's success depends in significant part upon the continued service of its key technical and senior management personnel and its continuing ability to attract and retain highly qualified technical, sales and managerial personnel. Competition for such personnel is intense and there can be no assurance that Pure will be able to retain its key technical, sales and managerial employees or that it will be able to attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future. None of Pure's employees is represented by a labor union. Pure has not experienced any work stoppages and considers its relations with its employees to be good.

PROPERTIES

  Pure's principal administrative, sales, marketing, support and research and development facility is located in a building providing approximately 54,000 square feet of available space in Sunnyvale, California. The leases on the office space in Sunnyvale expire in 1997, 1999 and 2002. Pure leases approximately 7,000 square feet of office space in McLean, Virginia; approximately 7,000 square feet of office space in Hoofddorp, The Netherlands; and approximately 2,000 square feet of office space in Tokyo, Japan. These leases expire between 1996 and 2002. Pure believes that suitable additional or alternative space will be available in the future on commercially reasonable terms as needed.

LEGAL PROCEEDINGS

  Litigation has been necessary in the past, and may be necessary in the future, to enforce Pure's patents and other intellectual property rights, protect Pure's trade secrets, determine the validity and scope of the proprietary rights of others or defend against claims of infringement or invalidity. In March of 1995, Pure brought suit against AIB Software Inc. ("AIB") in the U.S. District Court for the Northern District of California, asserting that AIB's Sentinel II product infringes one of Pure's patents and seeking injunctive relief and damages. AIB responded by filing suit against Pure in the U.S. District Court for the Eastern District of Virginia for Declaratory Judgement of noninfringement, invalidity and unenforceability of Pure's U.S. Pat. Nos. 5,193,180 and 5,335,344 and seeking $1,000,000 in compensatory and $10,000,000 in punitive damages under U.S. copyright law and various Virginia trade secret and computer laws; these claims were later transferred to the Northern District of California. Pure is vigorously defending these claims, as well as continuing to pursue Pure's claims of infringement against AIB. On September 29, 1995, a motion by Pure for Summary Judgement, or Dismissal in the alternative, on AIB's copyright law and various Virginia trade secret and computer law claims was granted in Pure's favor. Although patent and intellectual property disputes in the software area have often been settled through licensing, cross-licensing or similar arrangements, costs associated with such arrangements may be substantial. The pending litigation against AIB and any future litigation involving Pure, whether as plaintiff or defendant, regardless of the outcome, may result in substantial costs and expenses to Pure and significant diversion of effort by Pure's technical and management personnel. Any such litigation could have a material adverse effect upon Pure's business, operating results and financial condition.

  Pure has incurred and may continue to incur significant costs with respect to the prosecution and defense of these claims, which costs if material or not offset by payments received from adverse parties could have a material adverse effect on Pure's business, operating results and financial condition. In the event of an adverse ruling in any intellectual property litigation that now exists or might arise in the future, Pure might be required to discontinue the use of certain technology, cease the sale and support of infringing products, expend significant resources to develop non-infringing technology or license the infringed technology or similar technology. There can be no assurance, however, that under such circumstances, a license would be available under commercially reasonable terms or at all. In the event of a successful claim against Pure, Pure's business, operating results and financial condition could be adversely affected.

  On July 27, 1995, Pure entered into a Settlement and License Agreement with Sun pursuant to which Sun and Pure agreed to cross-license certain of each other's patents, including Pure's U.S. Pat. Nos. 5,193,180 and 5,335,344 and Sun's U.S. Pat. No. 5,404,499. Sun and Pure have also agreed to engage for a period of time in joint marketing and technical activities. In addition, Sun and Pure agreed to release one another with respect to certain prior claims made regarding their respective patents.

                   PURE MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  THE DISCUSSION IN "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" CONTAINS TREND ANALYSIS AND OTHER FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT, AND SECTION 21E OF THE EXCHANGE ACT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE FACTORS SET FORTH ELSEWHERE HEREIN, INCLUDING "RISK FACTORS."

RESULTS OF OPERATIONS

  The following table sets forth, as a percentage of total net revenues, consolidated statement of operations data for the periods indicated. These operating results are not necessarily indicative of the results for any future period.

                                                                THREE MONTHS
                                              YEARS ENDED           ENDED
                                              DECEMBER 31,        MARCH 31,
                                             ----------------   ---------------
                                             1993  1994  1995    1995     1996
                                             ----  ----  ----   ------   ------
Revenues:
  Product...................................  80%   73%   74%       73%     70%
  Maintenance and other.....................  20    27    26        27      30
                                             ---   ---   ---    ------   -----
    Total revenues.......................... 100   100   100       100     100
Cost of revenues:
  Product...................................   2     1     3         1       3
  Maintenance and other.....................   8     8     6         6       6
                                             ---   ---   ---    ------   -----
    Total cost of revenues..................  10     9     9         7       9
                                             ---   ---   ---    ------   -----
    Gross margin............................  90    91    91        93      91
Operating expenses:
  Sales and marketing.......................  47    43    48        49      49
  Research and development..................  22    24    17        19      17
  General and administrative................  13    13    11        11       9
  Merger and integration.................... --    --      7       --      --
  In-process research and development....... --    --     23       123     --
                                             ---   ---   ---    ------   -----
    Total operating expenses................  82    80   106       202      75
                                             ---   ---   ---    ------   -----
Income (loss) from operations...............   8    11   (15)     (109)     16
Other income, net........................... --      1     2         1       2
                                             ---   ---   ---    ------   -----
  Income (loss) before income taxes.........   8    12   (13)     (108)     18
Income taxes................................   1     3     7         2       6
                                             ---   ---   ---    ------   -----
    Net income (loss).......................   7%    9%  (20)%    (110)%    12%
                                             ===   ===   ===    ======   =====

 Quarter Ended June 30, 1996

  For the three months ended June 30, 1996, Pure reported revenue of $16.5 million, an increase of 60% over revenue of $10.3 million for the same period of 1995. Net income increased 100% to $2.2 million for the three months ended June 30, 1996, compared with $1.1 million for the same period of 1995. Earnings per share for the three months ended June 30, 1996 were $.11, up 120% from pro forma earnings per share of $.05 for the same period of 1995. The company's financial position remained strong as its cash position, consisting of cash, cash equivalents and short-term investments, was approximately $44.7 million at June 30, 1996, versus $37.4 million at December 31, 1995.

 Revenues

  Pure's revenues are derived from license fees for its software products, from software maintenance fees and from other sources. Product revenues are derived from product licensing fees. Maintenance and other revenues are derived from software maintenance fees, from training fees, from consulting fees and from royalties for technology licenses. Fees for maintenance, training and consulting are generally billed separately from licenses for Pure's products. Pure recognizes revenue in accordance with the provisions of American Institute of Certified Public Accountants Statement of Position No. 91-1, Software Revenue Recognition. Product revenues from the sale of software licenses are recognized upon shipment to an end-user if collection is probable and remaining vendor obligations are insignificant. Product returns and sales allowances are estimated and provided for at the time of sale. Maintenance revenues from ongoing customer support and product upgrades are recognized ratably over the term of the maintenance agreement. Payments for maintenance fees are generally received in advance and are nonrefundable. Revenues for training and consulting are recognized when the services are performed. Revenues from royalties for technology licenses are recognized when earned and when collection is probable.

  Total revenues increased 83% from $8.2 million for the three months ended March 31, 1995 to $15.1 million for the three months ended March 31, 1996. Total revenues were $11.9 million, $22.0 million and $44.0 million in 1993, 1994 and 1995, respectively, representing increases of 84% from 1993 to 1994 and 100% from 1994 to 1995. Sales derived through indirect channels accounted for approximately 13%, 11% and 6% of Pure's total revenues in 1993, 1994 and 1995, respectively. Total revenues increased primarily due to increased unit sales of software licenses and increased maintenance, training and consulting fees resulting from a larger installed base. Pure distributes the majority of its products through its direct sales force and continues to expand its multi-channel distribution strategy as well as expand international operations.

  PRODUCT REVENUES

  Revenues from product licenses increased 74% from $6.1 million for the three months ended March 31, 1995 to $10.5 million for the three months ended March 31, 1996. Revenues from product licenses were $9.5 million, $16.0 million and $32.8 million in 1993, 1994 and 1995, respectively. This represents increases of 69% from 1993 to 1994 and 105% from 1994 to 1995. Substantially all of the period-to-period growth in product revenues was due to higher unit sales of software licenses that resulted from an increase in the number of direct sales personnel and, to a lesser extent, the addition of several products to Pure's product line. In particular, in connection with the acquisition of QualTrak, Pure added two new products, Pure DDTS and PureTestExpert.

  MAINTENANCE AND OTHER REVENUES

  Maintenance and other revenues increased 110% from $2.2 million for the three months ended March 31, 1995 to $4.6 million for the three months ended March 31, 1996. The growth was primarily attributable to a larger installed base requiring incremental maintenance, training and consulting.

  Maintenance and other revenues were $2.4 million, $6.0 million and $11.3 million in 1993, 1994 and 1995, respectively, representing increases of 144% from 1993 to 1994 and 89% from 1994 to 1995. The growth in each period was primarily attributable to a larger installed base requiring incremental maintenance and training. For the years 1993, 1994 and 1995, maintenance and other revenues as a percentage of total revenues was 20%, 27% and 26%, respectively. The increase as a percentage of total revenues from 1993 to 1994 and the decrease in maintenance and other revenues as a percentage of total revenues from 1994 to 1995 were due primarily to fluctuations in the proportion of Performix service revenues to total license revenues.

  INTERNATIONAL REVENUES

  International revenues as a percentage of total revenues increased from 25% for the three months ended March 31, 1995 to 32% for the three months ended March 31, 1996. The increase was primarily due to the increase in the number of direct sales and marketing personnel.

  International revenues accounted for 21%, 20% and 30% of total revenues in 1993, 1994 and 1995, respectively. The majority of international sales were made within Europe, with lower amounts in Canada and Asia. In 1993 and 1994, the constant volume of international sales was primarily attributable to the establishment of Pure's European marketing efforts and international resellers marketing Pure's products. The increase in 1995 was primarily due to the significant increase in the number of direct sales and marketing personnel located within Europe and to a significant sale to a customer located in Japan. Pure intends to continue increasing the number of direct sales and marketing personnel within Europe and is establishing a direct sales and marketing office within Japan. A significant portion of Pure's international sales are denominated in foreign currencies and, accordingly, Pure is subject to foreign currency exchange risk. Pure has not engaged in foreign currency hedging activities.

 Cost of Revenues

  COST OF PRODUCT REVENUES

  Cost of product revenues consists primarily of product media and duplication, manuals, packaging materials and shipping expenses. Cost of product revenues increased 274% from $109,000 for the three months ended
March 31, 1995 to $408,000 for the three months ended March 31, 1996, representing 2% and 4% of the related product revenues for each respective period. The increase in dollar amount and as a percentage of related product revenue was primarily due to the higher volume of products shipped and the amortization of certain intangible assets capitalized in connection with the QualTrak acquisition. In connection with the acquisition of QualTrak, purchased software of $420,000 and prepaid royalties of $250,000 were capitalized and are amortized as a cost of product revenues over 18 months and three years, respectively. For the three months ended March 31, 1996, Pure amortized $21,000 of prepaid royalties and $70,000 of purchased software.

  Cost of product revenues was $277,000, $307,000 and $1.2 million in 1993, 1994 and 1995, respectively, representing 3%, 2% and 4% of the related product revenues for each year, respectively. Cost of product revenues increased 11% from 1993 to 1994 and 306% from 1994 to 1995. The increase in dollar amount and as a percentage of related product revenues was primarily due to the amortization of certain intangible assets capitalized in connection with the QualTrak acquisition. For the year ended December 31, 1995, Pure amortized $273,000 related to these intangible assets.

  COST OF MAINTENANCE AND OTHER REVENUES

  Cost of maintenance and other revenues consists primarily of costs incurred in providing telephone support, shipment of product upgrades and training and consulting to customers. Cost of maintenance and other revenues increased 80% from $490,000 for the three months ended March 31, 1995 to $884,000 for the three months ended March 31, 1996, representing 22% and 19% of related maintenance and other revenue for each period, respectively. Cost of maintenance and other revenues was $931,000, $1.7 million and $2.5 million in 1993, 1994 and 1995, respectively, representing 38%, 29% and 22% of the related maintenance and other revenues each year. Cost of maintenance and other revenues increased 84% from 1993 to 1994 and 46% from 1994 to 1995. The increases in dollar amount was primarily due to the increase in the number of customer support, training and consulting personnel and related overhead costs necessary to support a larger installed base and expanded product line. Pure believes that the cost of maintenance and other revenues will increase in dollar amount in the future.

 Operating Expenses

  SALES AND MARKETING

  Sales and marketing expenses consist primarily of salaries, commissions and bonuses of sales and marketing personnel and promotional expenses. Sales and marketing expenses increased 87% from $4.6 million for the three months ended March 31, 1995 to $7.5 million for the three months ended March 31, 1996, representing 49% and 50%, respectively, of total revenues. Sales and marketing expenses were $5.6 million, $9.5 million and

$21.3 million, or 47%, 43% and 48% as a percentage of total revenues, in 1993, 1994 and 1995, respectively. The decrease in percentage from 1993 to 1994 was as a result of achieving efficiencies in the sales channels whereas the increase in percentage from 1994 to 1995 was primarily due to the international expansion of Pure's sales force. The increase in sales and marketing expenses in dollar amount and as a percentage of total revenues for each period was primarily due to the domestic and international expansion of Pure's sales force and related travel expenses and increased marketing activities, including trade shows, seminars and promotional expenses. Pure believes that sales and marketing expenses will increase in dollar amounts in the future as Pure expands its sales and marketing staff, particularly in Europe and Asia.

  RESEARCH AND DEVELOPMENT

  Research and development expenses increased 65% from $1.6 million for the three months ended March 31, 1995 to $2.6 million for the three months ended March 31, 1996, representing 19% and 17% respectively, of total revenues. Research and development expenses were $2.6 million, $5.2 million and $7.5 million, or 22%, 24% and 17% as a percentage of total revenues, in 1993, 1994 and 1995, respectively. The increase in research and development expense in dollar amount was primarily due to increased staffing and associated support for software engineers required to expand and enhance Pure's product line. Pure believes that research and development expenses will continue to increase in dollar amounts in the future. As of March 31, 1996, all research and development costs had been expensed as incurred.

  GENERAL AND ADMINISTRATIVE

  General and administrative expenses increased 46% from $938,000 for the three months ended March 31, 1995 to $1.4 million for the three months ended March 31, 1996, representing 11% and 9%, respectively, of total revenues. The increase in dollar amount was primarily due to increased staffing and associated expenses necessary to manage and support Pure's growth. Pure has recorded $720,000 in goodwill associated with the acquisition of QualTrak which was capitalized and is being amortized over five years. For the three months ended March 31, 1996, Pure amortized $37,000 of goodwill.

  General and administrative expenses were $1.6 million, $2.8 million and $4.8 million, or 13%, 13% and 11% as a percentage of total revenues, in 1993, 1994 and 1995, respectively. The increase in dollar amounts in each of these periods was also primarily the result of increased staffing and associated expenses necessary to manage and support Pure's growth. For the year ended December 31, 1995, Pure amortized $89,000 of goodwill related to the QualTrak acquisition. In addition, during 1994, Pure incurred legal expenses related to patent litigation, which decreased significantly in 1995. Pure believes that its general and administrative expenses will increase in dollar amounts in the future as Pure expands its administrative staff.

  IN-PROCESS RESEARCH AND DEVELOPMENT

  On March 17, 1995, Pure acquired QualTrak for a purchase price of $11.9 million, of which $10.1 million was allocated to in-process research and development and expensed at the time of acquisition.

  MERGER AND INTEGRATION

  Merger-related expenses of $3.0 million were recorded during the year ended December 31, 1995 as a result of transaction costs of approximately $734,000, telecommunication and computer system write-offs of approximately $331,000, severance costs of approximately $112,000, contract termination costs of approximately $200,000 and other costs totaling approximately $1.6 million in connection with the acquisition of Performix.

 Other Income

  Other income consists of the net effect of interest income, interest expense and miscellaneous income and expense items. Other income was $122,000 for the three months ended March 31, 1995 as compared to $307,000 for the three months ended March 31, 1996, and was $20,000, $160,000 and $818,000 for the years ended December 31, 1993, 1994 and 1995, respectively. The increase in other income for each period primarily resulted from interest income generated from higher average cash balances.

 Income Taxes

  Pure's effective income tax rate for the three month period ended March 31, 1995 was 2% and was 33% for the three month period ended March 31, 1996. These rates differ from the statutory rate primarily due to state income tax in 1996 and nonrecurring charges incurred in connection with the acquisition of QualTrak in 1995. Pure incurred income tax expense of $200,000 for the three months ended March 31, 1995 despite its operating loss because the in-process research and development expense incurred in connection with the acquisition of QualTrak was not deductible for tax purposes. Income tax expense for the three months ended March 31, 1996 was $862,000.

  The effective tax rates for 1993, 1994 and 1995 were 8%, 23% and 57%, respectively. These rates differ from the statutory rate primarily due to nonrecurring charges incurred in connection with the acquisition of QualTrak, a deferred tax liability recorded in connection with the acquisition of Performix, and state income tax offset by certain research and development credits. Pure incurred income tax expense for the year ended December 31, 1995 despite its operating loss because approximately $2.2 million of the $3.0 million of merger and integration costs incurred in connection with the acquisition of Performix, as well as the in-process research and development expense incurred in connection with the acquisition of QualTrak, were not deductible for tax purposes.

LIQUIDITY AND CAPITAL RESOURCES

  Since inception, Pure has financed its operations primarily through the sale of stock and cash generated from operations. Cash and cash equivalents totaled $5.8 million at December 31, 1995 compared to $8.2 million at March 31, 1996. The increase in cash and cash equivalents was primarily due to cash generated by operations and proceeds from the issuance of common stock, partially offset by capital additions related to the expansion of operations. As of March 31, 1996, Pure had short-term investments of $31.8 million with a maturity date of greater than three months from the date of purchase.

  In the three months ended March 31, 1995 and in the three months ended March 31, 1996, $500,000 and $3.4 million, respectively, was generated by operations. For the three months ended March 31, 1995, net cash was provided by operations primarily because the net loss of $9.1 million included a non-cash charge of $10.1 million related to in-process research and development in connection with the QualTrak acquisition. For the three months ended March 31, 1996, net cash was provided by operations primarily as a result of the net income and deferred revenue generated during the period. In each period, Pure experienced significant growth in receivables, accompanying Pure's increased sales volumes, which was partially offset by increases in accounts payables and deferred revenue. For the three months ended March 31, 1996, there was a reduction in the merger and integration accrual of $1.5 million as the result of payment of certain costs related to the Performix acquisition.

  In 1993, 1994 and 1995, $729,000, $4.0 million and $7.1 million, respectively, was generated by operations. For the years ended December 31, 1993 and 1994, net cash was provided by operations primarily as a result of the net income and deferred revenue generated during each period. In the year ended December 31, 1995, net cash was provided by operations primarily because the net loss of $8.7 million included a noncash charge of $10.1 million related to in-process research and development acquired in the QualTrak acquisition and an accrual of $1.9 million for merger and integration costs related to the acquisition of Performix. In each period, Pure experienced significant growth in receivables, accompanying Pure's increased sales volumes, which was partially offset by increases in accounts payable, deferred revenue and other current liabilities.

  In the three months ended March 31, 1995 and in the three months ended March 31, 1996, Pure utilized $860,000 and $1.9 million, respectively, of cash to purchase property and equipment. The purchases of property and equipment were primarily for computer hardware and software to support Pure's growing employee base. In the three months ended March 31, 1995, Pure also used cash of $1.4 million in connection with the acquisition of QualTrak. Pure expects that the rate of purchases of property and equipment will remain constant or increase.

  In 1993 and 1994, Pure's investing activities consisted primarily of purchases of property and equipment. In those years, Pure used $841,000 and $1.9 million, respectively, of cash to purchase property and equipment, primarily computer hardware and software for Pure's growing employee base. In the year ended December 31, 1995, Pure used cash of $4.9 million for the purchase of property and equipment and $1.6 million in connection with the acquisition of QualTrak. As of December 31, 1995, Pure had short-term investments of $31.6 million with maturities of less than one year from the date of purchase.

  In the three months ended March 31, 1995 net cash was used primarily for repayment of bank borrowings. Net cash provided by financing activities in the three months ended March 31, 1996 consisted primarily of $1.2 million from the issuance of common stock though the employee stock purchase plan and exercise of stock options.

  Net cash used by financing activities in the year ended December 31, 1993 was primarily due to S Corporation distributions to the stockholders of Performix. Net cash provided by financing activities in the year ended December 31, 1994 consisted primarily of $4.1 million for the issuance of redeemable convertible preferred stock. In the year ended December 31, 1995, net cash of $28.4 million was provided by financing activities primarily from the sale of common stock in connection with Pure's initial public offering partially offset by S Corporation distributions to the stockholders of Performix.

  From time to time, Pure evaluates acquisitions of businesses, products or technologies that complement Pure's business. Pure has no present understandings, commitments or agreements with respect to any material acquisitions of other businesses, products or technologies. Any such transactions, if consummated, may use a portion of Pure's working capital or require the issuance of additional debt or equity instruments.

  Pure believes that its current cash balances, short-term investments, and anticipated cash flow from operations will be sufficient to meet its working capital and capital expenditure requirements for at least the next twelve months.

                           PURE CERTAIN TRANSACTIONS

  In March 1995, Pure completed its acquisition of QualTrak Corporation ("QualTrak"). In connection with the QualTrak acquisition, Charles M. Manley, a former executive officer of Pure, received in exchange for his QualTrak stock, 787,556 shares of Pure's Series D Preferred Stock, $1,915,341 in cash and a contingent right to receive additional shares of Pure's Common Stock, which right has terminated. In connection with the QualTrak acquisition, Mr. Manley entered into an employment agreement with Pure. The terms of the agreement provide for employment of Mr. Manley by Pure for the two years following the QualTrak acquisition. In the event of an involuntary termination of Mr. Manley by Pure during the term of the employment agreement, Mr. Manley would have received three months of base salary and medical insurance coverage for three months as severance. Mr. Manley resigned effective January 1, 1996. The employment agreement also provides that Mr. Manley will not compete with Pure for a period of one year following termination of his employment with Pure.

  In addition, pursuant to the QualTrak acquisition, Pure agreed to provide a nonrecourse loan to Mr. Manley in the amount of any federal and state income taxes, together with any penalties and interest and additions to tax, due as a result of the QualTrak acquisition failing to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code or due as a result of the deferred issuance of shares pursuant to the contingent right. The contingent right has terminated without any deferred issuance of shares. Any such loan would bear interest at the prime rate then in effect and, subject to certain acceleration events, would be due three years after the date of such loan. In no event, however, will the aggregate amount of such loan, if any, exceed $6,000,000. Absent commencement of an audit proceeding regarding such federal or state income taxes, Pure's obligation to make such loan terminates on September 17, 1996.

  On April 17, 1995, Pure loaned $200,000 to Mr. Anderson, Vice President, North American Sales and Corporate Marketing, in connection with a negotiated employment arrangement with Pure. The note bears interest at nine percent (9%) per annum. Interest accrues from April 17, 1995, and is payable on August 7, 1996 with respect to 50% of the principal and unpaid accrued interest as of such date, and on August 7, 1997 with respect to remaining amounts of principal and unpaid accrued interest as of such date. The note is secured by a stock pledge agreement that grants Pure a security interest in all stock of Pure issues or which is issuable to Mr. Anderson pursuant to his option to purchase 200,000 shares.

  In October 1995, Pure retained Wilson Sonsini Goodrich & Rosati, Professional Corporation, as its outside legal counsel. Larry W. Sonsini became a director of Pure in February 1996, and has been a member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, since 1970.

                  PURE MANAGEMENT AND EXECUTIVE COMPENSATION

MANAGEMENT

The executive officers and directors of Pure and their ages as of March 1, 1996 are as follows:

             NAME              AGE                    POSITION
             ----              ---                    --------
Reed Hastings.................  35 Chairman of the Board of Directors, President
                                   and Chief Executive Officer
Chuck Bay.....................  38 Vice President, Finance, Chief Financial
                                   Officer, General Counsel and Secretary
Aki Fujimura..................  37 Director, Vice President, Systems Business
                                   Unit and Customer Satisfaction Group
Robert H. Dickerson...........  39 Vice President, Developer Business Unit
David E. Anderson.............  40 Vice President, North American Sales and
                                   Corporate Marketing
Paul Holland..................  35 Vice President, Europe
Audrey MacLean................  44 Director
Andrew S. Rachleff............  37 Director
Thomas A. Jermoluk............  39 Director
Larry W. Sonsini..............  55 Director

  MR. HASTINGS, the founder of Pure, has served as President, Chief Executive Officer and as a director since the inception of Pure in October 1991. From October 1990 to September 1991, Mr. Hastings was initially a full-time employee and later a part-time consultant at ADAPTIVE, Inc., a manufacturer of high speed communication switching products.

  MR. BAY has served as Vice President, Finance, Chief Financial Officer and General Counsel since January 1995, and as Secretary since March 1995. From April 1994 to January 1995, Mr. Bay held various positions with Software Alliance Corporation, a software development and integration company, most recently as President and Chief Operating Officer. From April 1993 to April 1994, Mr. Bay held various positions with Spatial Technology, Inc., a software development company, most recently as President and Chief Financial Officer. From April 1989 to April 1993, Mr. Bay held various positions, including Treasurer, of NeXT Computer, Inc., a software development company.

  MR. FUJIMURA has served as a director since joining Pure in April 1993. From April 1993 until December 1995, he served as Vice President, Engineering, and since December 1995, he has been Vice President, Systems Business Unit and Customer Satisfaction Group. From 1988 until joining Pure, Mr. Fujimura held various positions at Cadence Design Systems, Inc., an electronic design automation company, most recently as Vice President, Framework Group.

  MR. DICKERSON has served as Vice President, Developer Business Unit since December 1995. From March 1994 to December 1995, Mr. Dickerson was Pure's Vice President, Marketing. From 1987 to March 1994, Mr. Dickerson held various positions at Borland International, a personal computer software vendor, most recently as Senior Vice President of the Client/Server Division.

  MR. ANDERSON has served as Vice President, North American Sales and Corporate Marketing since December 1995. From March 1995 to December 1995, Mr. Anderson was Vice President, North American Sales. From February 1992 to March 1995, Mr. Anderson held various positions at Mercury Interactive Corporation, a software development company, most recently as Vice President, North American Sales. From January 1990 to February 1992, Mr. Anderson was Northwest Regional Manager of Sales at Interactive Development Environments, a software development company.

  MR. HOLLAND has served as Vice President, Europe since January 1996. From October 1994 to January 1996 he served as Managing Director, Europe; from May 1993 through September 1993 as Business Development Executive; from August 1992 to May 1993 as Sales Manager; and from June 1992 to August 1992 as Account Executive. From September 1991 through June 1992, Mr. Holland was President of Consultants Marketing Strategies, a business consulting firm. From January 1989 to September 1991, Mr. Holland was Director, Marketing and Sales of Rothchild Consultants, a business consulting firm.

  MS. MACLEAN has been a director of Pure since June 1992. Since January 1995, Ms. MacLean has been a private investor. From 1993 through 1994, Ms. MacLean was Chairman of the Board of Kidsoft, a software company. From 1988 to 1993, Ms. MacLean served as Chief Executive Officer of ADAPTIVE, Inc., a manufacturer of high speed communication switching products. In 1993, ADAPTIVE, Inc. merged with Network Equipment Technologies, a publicly traded supplier of wide area networking products that Ms. MacLean co-founded in 1983. Ms. MacLean is a director of Pete's Brewing Company and several privately held companies.

  MR. RACHLEFF has been a director of Pure since September 1992. Mr. Rachleff has been a General Partner of MPAE V Management Company, L.P., which is the general partner or Merrill, Pickard, Anderson & Eyre V, L.P. and MPAE V Affiliates Fund, L.P., a venture capital firm, since 1989, and a General Partner of Benchmark Capital, a venture capital firm, since January 1995. Mr. Rachleff is a director of C*ATS Software Inc., a publicly traded supplier of client/server software products for financial risk management, and several privately held companies.

  MR. JERMOLUK has been a director of Pure since February 1996. Mr. Jermoluk has been President and Chief Operating Officer of Silicon Graphics, Inc. ("SGI") since 1994. From 1991 to 1994 he was Executive Vice President of SGI, and from 1988 to 1991 he was Vice President and General Manager of SGI's Advanced System Division. He is a director of SGI and Forte Software, Inc.

  MR. SONSINI has been a director of Pure since February 1996. Mr. Sonsini has been an attorney with the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation, since 1966. He has been a member of that firm since 1970 and serves as Chairman of its Executive Committee. He is a director of Lattice Semiconductor Corporation, Novell, Inc., Pixar, Inc. and Silicon Valley Group Inc.

  There is no family relationship between any director or executive officer of Pure.

EXECUTIVE COMPENSATION

  The following table sets forth the compensation paid to or earned by Pure's Chief Executive Officer and Pure's four other most highly compensated officers whose salary plus bonus exceeded $100,000 during the last fiscal year for services rendered to Pure during the fiscal years ended December 31, 1993, 1994 and 1995:

                          SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                             ANNUAL COMPENSATION      AWARDS
                                             --------------------- ------------
                                                                    SECURITIES
               NAME AND                                   BONUS     UNDERLYING
          PRINCIPAL POSITION            YEAR  SALARY($)   ($)(1)   OPTIONS (#)
          ------------------            ---- ----------- --------- ------------
Reed Hastings.......................... 1993     100,000    40,000       --
 Chairman of the Board, President       1994     125,000    42,500       --
 and Chief Executive Officer            1995     145,208    23,000       --
Chuck Bay.............................. 1993         --        --        --
 Vice President, Finance, Chief Finan-
  cial                                  1994         --        --        --
 Officer, General Counsel and Secretary 1995     122,167    27,094   180,000
Aki Fujimura........................... 1993      89,330    40,000   540,000
 Director, Vice President, Systems
  Business                              1994     130,000    41,000       --
 Unit and Customer Satisfaction Group   1995     140,000    31,000       --
Robert H. Dickerson.................... 1993         --        --        --
 Vice President, Developer Business
  Unit                                  1994      94,154    28,385   400,000
                                        1995     120,000    48,105       --
David E. Anderson...................... 1993         --        --        --
 Vice President, North American Sales
  and                                   1994         --        --        --
 Corporate Marketing                    1995      83,425    53,103   200,000

- --------
(1) Includes bonuses earned or accrued with respect to services rendered in the fiscal year indicated, whether or not such bonus was actually paid during such fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                             INDIVIDUAL GRANTS
                         -------------------------                      POTENTIAL REALIZABLE
                         NUMBER OF                                        VALUE AT ASSUMED
                         SECURITIES   % OF TOTAL                        ANNUAL RATES OF STOCK
                         UNDERLYING    OPTIONS                         PRICE APPRECIATION FOR
                          OPTIONS     GRANTED TO   EXERCISE                OPTION TERM(4)
                          GRANTED    EMPLOYEES IN   PRICE   EXPIRATION -----------------------
      NAME                 (#)(1)   FISCAL YEAR(2)  ($/SH)   DATE(3)      5%($)      10%($)
      ----               ---------- -------------- -------- ---------- ----------- -----------
Reed Hastings...........      --          --          --          --           --          --
Chuck Bay...............  180,000       12.1%        1.50    01/22/05      169,802     430,310
Aki Fujimura............      --          --          --          --           --          --
Robert H. Dickerson.....      --          --          --          --           --          --
David E. Anderson.......  200,000       13.5%        3.00    03/31/05      377,337     956,245

- --------
(1) Options in this table are either nonstatutory or incentive stock options, were granted under the 1992 Stock Option Plan and have exercise prices equal to the fair market value on the date of grant. All such options have ten-year terms, are exercisable immediately upon grant, and are subject to Pure's repurchase option which (except for Mr. Anderson's option, which is subject to limited acceleration under certain circumstances) lapses as to 25% of the option shares upon completion of one year of service from the vesting commencement date and as to the balance of the option shares in a series of equal monthly installments over the next 36 months of employment thereafter.
(2) Pure granted options to purchase 1,165,005 shares of Pure Common Stock to employees in fiscal 1995 and assumed options to purchase 318,070 shares of Pure Common Stock in connection with the acquisitions of QualTrak and Performix.
(3) Options may terminate before their expiration upon the termination of optionee's status as an employee or consultant, the optionee's death or an acquisition of Pure.
(4) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). If the price of Pure's Common Stock were to increase at such rates from the price at 1995 fiscal year end ($32.25 per share) over the next 10 years, the resulting stock price at 5% and 10% appreciation would be $52.53 and $83.65, respectively. The assumed annual rates of appreciation are specified in SEC rules and do not represent Pure's estimate or projection of future stock price growth. Pure does not necessarily agree that this method can properly determine the value of an option.

OPTION EXERCISES AND HOLDINGS

  The following table sets forth, for each of the officers named in the Summary Compensation Table, certain information concerning stock options exercised during fiscal 1995, and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1995. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of Pure's Common Stock as of December 31, 1995.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL
                    YEAR AND FISCAL YEAR-END OPTION VALUES

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                   OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                            SHARES     VALUE         YEAR-END (#)         FISCAL YEAR END ($)(1)
                         ACQUIRED ON  REALIZED ------------------------- -------------------------
      NAME               EXERCISE (#)   ($)    EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----               ------------ -------- ----------- ------------- ----------- -------------
Reed Hastings...........     --           --         --         --              --        --
Chuck Bay...............     500       15,125    179,500        --        5,519,625       --
Aki Fujimura............     400       14,692    539,600        --       17,358,932       --
Robert H. Dickerson.....     --           --     400,000        --       12,792,000       --
David E. Anderson.......     --           --     200,000        --        5,850,000       --

- --------
(1) Market value of underlying securities based on the closing price of Pure's Common Stock on December 29, 1995 (the last trading day of fiscal 1995) on Nasdaq of $32.25 minus the exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Pure's Compensation Committee was formed in May 1995 and is currently composed of Ms. MacLean, Mr. Rachleff and Mr. Sonsini. No interlocking relationship exists between any member of Pure's Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation Committee is or was formerly an officer or an employee of Pure or its subsidiaries.

                            PURE STOCK INFORMATION

PURE PRINCIPAL STOCKHOLDERS

  The following table sets forth the beneficial ownership of the Pure Common Stock as of July 1, 1996 for the following: (i) each person or entity who is known by Pure to own beneficially more than 5% of the outstanding shares of Pure's Common Stock ("Principal Stockholders"); (ii) each of Pure's directors;
(iii) each of the officers named in Pure's Summary Compensation Table ("Named Officers"); and (iv) all directors and executive officers of Pure as a group:

                                                  SHARES
                                               BENEFICIALLY     PERCENTAGE
                     NAME                        OWNED(1)   BENEFICIALLY OWNED
                     ----                      ------------ ------------------
PRINCIPAL STOCKHOLDERS:(2)
Reed Hastings(3)..............................  4,100,200          23.2%
 c/o Pure Software Inc.
 1309 South Mary Avenue
 Sunnyvale, CA 94087
Atria Software, Inc.(4).......................  7,015,078          34.5%
 20 Maguire Road
 Lexington, MA 02173
DIRECTORS:
Audrey MacLean(6).............................    220,299           1.2%
Andrew S. Rachleff(5).........................    251,093           1.4%
Aki Fujimura(7)...............................    501,783           2.8%
Thomas A. Jermoluk(8).........................     15,000             *
Larry W. Sonsini(9)...........................     15,656             *
NAMED OFFICERS:
Chuck Bay(10).................................    159,500             *
Robert H. Dickerson(11).......................    340,600           1.9%
David E. Anderson(12).........................    190,600           1.1%
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A
 GROUP:
(10 persons)(13)..............................  5,854,454          31.0%

- --------
 * Represents less than 1% of the outstanding shares.
 (1) The number and percentage of shares beneficially owned is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of July 1, 1996 through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
 (2) This information was obtained from filings made with the SEC pursuant to Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.
 (3) Mr. Hastings is also Chairman of the Board, President and Chief Executive Officer of Pure.
 (4) Includes 2,646,096 shares which Atria has the right to acquire under certain circumstances pursuant to the Pure Option Agreement. If acquired, Atria will have sole voting and sole investment power over such shares. Also includes 4,368,982 shares as to which Atria shares voting power with the Pure Board and with those officers of Pure that are parties to the Pure Voting Agreement. Atria does not have sole or shared investment power over these shares.
 (5) Includes 181,086 shares held by Merrill, Pickard, Anderson & Eyre V, L.P. ("MPAE V") and 6,180 shares held by MPAE V Affiliates Fund, L.P. ("MPAE V Affiliates"). Mr. Rachleff, a director of Pure, is a General Partner of MPAE V Management Company, L.P., which is the General Partner of MPAE V and MPAE V Affiliates. Mr. Rachleff disclaims beneficial ownership of the shares held by these entities except to the extent of his pecuniary interest therein arising from his general partnership interest in MPAE V Management Company, L.P. Also includes 43,827 shares of Common Stock held by Andrew Rachleff and Debra Rachleff Trustees, u/a/d May 19, 1992, The Rachleff Revocable Trust, and 20,000 shares of Pure Common Stock subject to options exercisable within sixty days of July 1, 1996 held by Mr. Rachleff.
 (6) All shares are held by Audrey MacLean and Michael M. Clair, as Trustees of the Audrey MacLean and Michael M. Clair Trust Agreement, u/a/d December 1, 1990, a revocable trust. Also includes 20,000 shares of Pure Common Stock subject to options exercisable within sixty days of July 1, 1996.
 (7) Mr. Fujimura is also Vice President, Systems Business Unit and Customer Satisfaction Group of Pure. Includes 487,183 shares of Pure Common Stock subject to options exercisable within sixty days ofJuly 1, 1996.
 (8) Represents 15,000 shares of Pure Common Stock subject to options exercisable within sixty days ofJuly 1, 1996.
 (9) Includes 15,000 shares of Pure Common Stock subject to options exercisable within sixty days ofJuly 1, 1996. Mr. Sonsini is a member of Wilson Sonsini Goodrich and Rosati, Professional Corporation, counsel to Pure.
(10) Includes 149,500 shares of Pure Common Stock subject to options exercisable within sixty days fromJuly 1, 1996.
(11) Represents 340,000 shares of Pure Common Stock subject to options exercisable within sixty days ofJuly 1, 1996.
(12) Includes 190,000 shares of Pure Common Stock subject to options exercisable within sixty days of July 1, 1996.
(13) Includes 1,234,600 shares of Pure Common Stock subject to options exercisable within sixty days ofJuly 1, 1996 held by executive officers and directors of Pure.

PURE STOCK PRICE AND DIVIDEND INFORMATION

  Pure Common Stock has been traded on Nasdaq under the symbol "PRSW" since Pure's initial public offering in August 1995. The following table sets forth the range of high and low closing prices for the Pure Common Stock as reported on Nasdaq for the periods indicated.

                                                                   HIGH   LOW
                                                                  ------ ------
   Fiscal 1995
     Third Quarter*.............................................. $43.75 $27.75
     Fourth Quarter..............................................  39.75  31.50
   Fiscal 1996
     First Quarter...............................................  35.25  25.00
     Second Quarter..............................................  41.00  32.50
     Third Quarter (through July 19, 1996).......................  41.00  27.625

- -------
* Third Quarter data reflects the period from Pure's initial public offering in August through September 31, 1995.

  As of June 5, 1996, the last day prior to the announcement of the execution of the Agreement, the closing price for the Pure Common Stock as reported on Nasdaq was $40.625. As of July 19, 1996, the closing price for the Pure Common Stock as reported on Nasdaq was $27.625.

  Pure has not paid any dividends since its inception and does not intend to pay any dividends in the foreseeable future.

  At the Pure Record Date, there were approximately 355 Pure stockholders of record.

                                     ATRIA

                                ATRIA BUSINESS

GENERAL

  Atria develops, markets and supports software that facilitates the management of complex software development, enhancement and maintenance. Atria's SCM products are used by professional software development teams to control the software development process, develop releases more efficiently, improve software quality and shorten time to market.

  From time to time, information provided by Atria or statements made by its employees may contain "forward looking" information which involve risks and uncertainties. In particular, statements set forth under the headings "Atria Business Strategy" and "Product Development" below, regarding the efforts required to develop Atria's products for additional operating systems, and the intention of Atria to expand its product offerings and to introduce new products, are "forward looking" statements. Atria's actual results may vary significantly from those stated in any forward looking statements. Factors that may cause such differences include, but are not limited to, technical difficulties in adapting Atria's products for use on other operating systems, limitations on financial and other resources required to engage in product development activities or to acquire or license third party technology, factors adversely affecting the demand for, or use of, operating systems, and any changes to the underlying components of an operating system that would require changes to Atria's products. In addition, broad market acceptance of Atria's products, including acceptance in markets characterized by greater usage of the Windows and Windows NT operating systems, is critical to Atria's future success. Atria believes that factors affecting the ability of Atria's products to achieve broad market acceptance include: product performance, price, ease of adoption and displacement of existing approaches. Each of these factors, and others, are discussed from time to time in Atria's filings with the SEC.

INDUSTRY BACKGROUND

  Competitive pressures on organizations to deliver more sophisticated products and services and to operate more efficiently have increased demand for large, complex, technology-based solutions. Software has become an increasingly critical component of technology-driven products and services, and the functional requirements of software have increased significantly. Regardless of the target market for the software, the sophistication of the tools used to create it or the environment into which it will be deployed, software development management complexity has increased steadily over time. This management complexity is driven by the size and scope of the software development project, the number of developers and the increasing pressures for simultaneous development activities. While the initial release of newly developed software may be created with a highly focused effort, the software development teams creating and maintaining subsequent releases of this software perform many diverse and often conflicting tasks concurrently. Developers must maintain the initial release, respond to incremental enhancement demands, develop major new features and support a constantly evolving underlying hardware and system software base. These tasks are further complicated by the need to address increasing time-to-market competitive pressures.

  Factors contributing to the increased complexity of software development management include the following:

  The shift in software development environments from centralized mainframe computing to distributed client/server computing.

  Larger, more complex software applications.

  Larger teams for development, documentation, quality assurance and support, frequently across multiple sites.

  More interrelated applications that share software elements.

  Larger numbers of products, platform ports and releases.

  More tools used throughout the development environment and across the development life cycle.

In addition, the growing importance of software as a strategic asset has increased the demand for adherence to quality standards, thereby placing a greater burden on the management of the software development process.

  At the heart of managing the complexity of software development is the need to coordinate the conflicting activities of team members working concurrently through "version control," "configuration management" and "change request management."

  A software application is made up of many individual software elements. During it's lifetime, each software element undergoes change. Each change results in the creation of a new version of that software element. The process of maintaining the evolution and history of software elements being changed is referred to as "version control." The management of the interrelationships among separately evolving software elements (such as the relationship between the font size manager and line justification module in a desktop publishing application, where a change to one of these elements requires a change to the other) is called "configuration management." "Change request management" involves tracking enhancement requests, defect corrections and other changes that are made to the software, providing a context for why particular changes were made to the software.

  SCM systems maintain a history of changes made to each software element, and reliably record in a software "bill-of-materials" the process by which specific versions of these elements are combined to produce a complete software system release. CRM systems track defect and enhancement requests throughout the software development and maintenance process. With CRM systems, software engineering organizations can act on the same lifecycle information, improving the team's overall performance. Integrated SCM/CRM systems are designed to provide a historical record answering questions frequently asked by software development organizations: Who changed the software? When did the software change? What changes were made to the software? How do the changes relate to each other? Why did the software change? This information is essential for the continued enhancement and maintenance of the software.

  Atria believes that there is a market need for a sophisticated SCM system that enables software developers to work more effectively in parallel on large, complex software projects. Atria developed the ClearCase family of products to address this need.

ATRIA BUSINESS STRATEGY

  Atria's objective is to become a leading supplier of integrated solutions to support software development teams. To achieve its business objectives, Atria is pursuing the following strategies:

 Technology Leadership

  Atria believes that technological leadership is a result of continual product development and enhancement. Atria plans to build upon its technology base by adding new features and functionality to its existing products, broadening its product line, adding support for new computing environments and providing new tools for software development.

 Leverage Configuration Management

  SCM systems control and maintain the entire software asset of an organization. Atria believes that the value of the information stored in configuration management repositories can be further enhanced by the introduction of related software development team tools and facilities. To this end, in July of 1994, Atria introduced ClearCase MultiSite, an add-on module for ClearCase that facilitates parallel development among geographically separated team members, and in the first quarter of 1996, Atria released ClearTrack, a CRM system. Atria introduced ClearTrack with the goal of providing, through the combination of ClearCase and ClearTrack, an effective and comprehensive SCM/CRM solution from a single vendor.

 Focus on Client/Server Environments

  Atria believes that client/server computing environments such as UNIX, Microsoft Windows, and Microsoft Windows NT, which are characterized by powerful desktop systems connected to multiple servers, represent a growth opportunity for software development support products. Atria's future financial performance will depend in large part on continued growth in the number of organizations adopting client/server software development environments and the number of applications developed for use in those environments. There can be no assurance that this market will continue to grow or that Atria will be able to respond effectively to the evolving requirements of this market. Historically Atria has focused its resources primarily on the UNIX, and more recently on the Windows and Windows NT, operating systems client/server software development market. Any factor adversely affecting the demand for, or use of, these operating systems could have a material adverse effect on Atria's financial condition and results of operations. Additionally, any changes to the underlying components of these operating systems that would require changes to Atria's products would materially adversely affect Atria if it were not able to successfully develop or implement such changes in a timely fashion. In anticipation of increased adoption of non-UNIX client/server software development environments, Atria has adapted ClearCase for use with certain versions of Microsoft Windows NT, which initially shipped late in the first quarter of 1995. In addition, in the second quarter of 1995 Atria released ClearCase Attache, which extends certain features of ClearCase to Windows developers as a desktop client. Atria may develop versions of its products for use with other operating systems in the future. There can be no assurance, however, that Atria will be able to complete such developments on a timely basis or that any such versions will gain market acceptance. Atria believes that efforts to develop versions of its products for other operating systems, if determined by Atria to be necessary in the future, would involve a comparable level of effort as Atria's prior development efforts for its various UNIX, Windows and Windows NT versions.

 Focus on Ease-of-Adoption

  Atria believes that successful deployment of any SCM solution depends on both minimizing disruption caused by its adoption and maximizing the direct benefits it offers. Atria believes its products offer distinctive ease-of-adoption features by allowing its customers to preserve their existing data, the organization of that data and the use of existing tools, while automating many error-prone and time-consuming tasks common to software developers.

 Focus on Successful Deployment

  Atria believes that initial customer success in using its products is an essential factor in the customer's decision to deploy Atria's products throughout the enterprise. In order to encourage repeat sales of Atria's products, provide a foundation for the sale of future add-on products and create a loyal customer base, Atria focuses on successful and extensive deployment of its products by offering comprehensive training, consulting and customer support services.

 Establish Direct Sales and Support Relationships

  Atria believes that implementation of SCM is a strategic corporate decision and requires a direct selling approach. Consequently, Atria has a direct sales force with offices throughout the United States, and in France, Germany and the United Kingdom. Atria provides installation, training and post-sale consulting support to build long-term customer relationships. Similar direct sales and support services are provided in additional key foreign markets through independent local distributors.

PRODUCTS

  Atria provides SCM and CRM products and associated training and implementation services to support a wide range of software developers. Atria targets independent software vendors that develop applications for resale, custom or in-house software developers that develop applications for the particular requirements of an organization and product suppliers that develop software-controlled consumer or industrial devices. Atria's core

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

product is its ClearCase SCM system. Supplementing its ClearCase product, Atria offers ClearCase MultiSite to support geographically distributed development teams, and ClearCase Attache to extend certain features of ClearCase to Windows developers as a desktop client. Atria also offers ClearCase application programming interfaces and integration kits for third party software development tools, as well as product maintenance and support, training and consulting services. In the first quarter of 1996 Atria began commercial shipments of ClearTrack, a CRM system, which can be used with ClearCase or as an independent CRM product. Atria's products are used by professional software development teams whose functions include system design, implementation, documentation, test and release management.

  The principal features of Atria's core product, ClearCase, are as follows:

  VERSION CONTROL to manage concurrently developed variants of evolving software elements.

  WORKSPACE MANAGEMENT to allow each developer to flexibly and reproducibly establish an appropriate development environment, and to allow for parallel development (which is the ability for software developers to work on the same source code concurrently).

  BUILD MANAGEMENT to speed software construction through database sharing and distribution of build steps across multiple computers and to automatically produce a software bill-of-materials for each build.

  PROCESS CONTROL FACILITIES to support the implementation of project development policies and procedures.

  TRANSPARENT ACCESS to enable ClearCase to work smoothly with established practices, operating system software, commercial applications and in-house software tools by making the SCM system and the complexity of the data it manages invisible or transparent to the developer.

  COMPATIBILITY WITH MAKEFILES to preserve the user's investment in existing makefiles, software builds under ClearCase control are specified by makefile (which can also increase development productivity and software maintainability by automatically detecting source dependencies and creating a software bill-of-materials for every build).

  ClearCase is based on permanent data repositories containing data that is shared by all developers. Each repository includes current and historical versions of source data created by data editing tools, along with objects derived from sources by compilers, program linkers and other code construction tools. In addition, the repository stores information on the development process itself: who created a particular version, what versions of sources were used to produce a particular derived object and other relevant information.

  To facilitate access to the objects and configuration management data contained within its repository, ClearCase implements file system views. Through views, ClearCase automatically selects and presents correct file versions for a given configuration using simple rules defined by the developer. By specifying a few rules, a developer can quickly construct a workspace containing any desired configuration without creating copies of the information--ClearCase automatically selects the necessary versions and dynamically updates views so that each team member works with the latest information.

  ClearCase MultiSite is a layered product option for ClearCase that supports parallel software development and software reuse across geographically distributed project teams. ClearCase MultiSite allows project teams using ClearCase to access, develop, and integrate software across multiple locations. ClearCase MultiSite is also available for use with ClearCase Attache.

  ClearCase Attache extends certain ClearCase functionality to developers that use Microsoft Windows 3.1 or Windows for Workgroups 3.11 as their desktop development platform. ClearCase Attache manages local workspaces of version-controlled elements associated with a ClearCase view. It provides direct access to ClearCase server commands via a combined graphical/character interface.

  ClearTrack is a CRM system initially released in the first quarter of 1996 on various UNIX platforms. Most software changes occur as a result of a defect being found or a request for enhancement being made. ClearTrack captures important data to describe the defect or enhancement request, including who submitted the request, what project it is associated with, who is assigned to address the request and various other information needed to track the request. Individuals submitting change requests are kept informed of any status changes. The system can be implemented and customized to meet the specific requirements of the software development organization. ClearTrack can be used as a standalone system or in conjunction with ClearCase.

PRODUCT PRICING

  Atria licenses all of its products on a perpetual, fully-paid-up basis.

  Atria licenses ClearCase and ClearCase MultiSite on a "floating" active user license basis. "Floating" licenses control the number of simultaneous users in a network, rather than being associated with either specific computers or specific users. However, Atria believes that, in practice, the majority of full-time software developers will each require their own ClearCase license. The domestic end-user list price for a single active user license is $4,000 for ClearCase and $1,500 for ClearCase MultiSite; however, license fees are subject to varying discounts depending on customer volume and other factors. Since ClearCase specifically addresses the needs of software development teams, ClearCase is typically licensed to teams requiring more than five ClearCase licenses. Based on Atria's limited operating history, a typical initial purchase from Atria by a domestic end-user ranges from $2,000 to $3,000 per ClearCase license, depending on volume and other factors. Atria's international distributors and OEMs license Atria's products at a discount for relicensing.

  ClearCase Attache has a domestic end-user list price of $995 per license for purchases of 1 to 20 licenses. License fees are subject to varying discounts depending on customer volume and other factors. ClearCase Attache is licensed on a regular user basis, which essentially requires that each user have his or her own license.

  ClearTrack is licensed either on a floating active user license basis or a regular user license basis, depending on customer preference. The domestic price for 1 to 20 licenses is $1,795 for an active user license, and $795 for a regular user license, however license fees are subject to varying discounts depending upon volume and other factors.

  Atria offers an annual maintenance program to its licensees that includes product updates and hotline support. Annual domestic end user maintenance pricing is approximately 15% to 20% of the license fee realized.

CUSTOMERS

  Software development is performed by three distinct groups: independent software vendors that develop applications for resale; custom or in-house software developers that develop applications for the particular requirements of an organization; and product suppliers that develop software-controlled consumer or industrial devices. As of March 31, 1996, approximately 34,500 ClearCase licenses have been sold to approximately 760 customers worldwide.

  In 1995, no single customer accounted for more than 10% of revenues. In 1994, two customers each accounted for more than 10% of Atria's total revenue: revenue from Hewlett-Packard accounted for approximately 11% of Atria's total revenue, of which approximately 8% consisted of royalties and fees paid to Atria in connection with Hewlett-Packard's distribution of ClearCase, while the remaining 3% of such revenues consisted of license and other fees paid by Hewlett-Packard as an end-user of ClearCase; revenue from Motorola accounted for approximately 11% of total revenue, consisting of license and other fees as an end-user of ClearCase. In 1993, revenue from Hewlett-Packard accounted for approximately 14% of Atria's total revenue, of which approximately 10% consisted of royalties and fees paid to Atria in connection with Hewlett-Packard's distribution of ClearCase, while the remaining 4% of such revenues consisted of license and other fees paid by Hewlett-Packard as an end-user of ClearCase.

SALES AND MARKETING

  Atria believes that implementation of SCM is a strategic corporate decision and requires a direct selling approach. Consequently, Atria has established a direct sales force in the United States, France, Germany and the

United Kingdom to penetrate new accounts and sell additional products to current customers. In addition to its support and maintenance programs, Atria provides installation, training and post-sale consulting support to build long-term customer relationships. As of March 31, 1996, Atria's sales and marketing organization consisted of 105 people located in Atria's headquarters in Lexington, Massachusetts and in field sales offices in ten other cities located throughout the United States as well as offices in France, Germany and the United Kingdom. Atria's direct sales force accounted for approximately 94% of revenue in the three months ended March 31, 1996, 93% of revenue in 1995, 84% of revenue in 1994, and 74% of revenue in 1993.

  Atria's sales and marketing organization is complemented by international distributors in Europe and the Pacific Rim and, to a lesser extent, by its OEM relationships with Digital Equipment Corporation, Hewlett-Packard and Silicon Graphics, Inc. These distributors and OEMs license Atria's products at a discount for relicensing, and may provide training, support, and consulting services to their end-users. Atria receives a fee for the support and maintenance Atria provides these distributors and OEMs.

  Atria and its distribution partners generally sell Atria's products and related services through sales teams consisting of a sales representative and a pre-sales support engineer. To further encourage sales, Atria conducts comprehensive marketing programs that include direct mail, public relations, advertising seminars, trade shows, an Atria Internet World-Wide Web page, and ongoing customer communication programs. Atria sponsors user groups, an electronic bulletin board and customer advisory boards as a source of feedback about its customers' needs.

FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS AND EXPORT SALES

  The information required by this item may be found under Note 10 of the Notes to Consolidated Financial Statements and under the section captioned "Atria Management's Discussion and Analysis of Financial Condition and Results of Operations."

CUSTOMER SUPPORT

  Because many of Atria's customers depend on Atria's products to support development of complex, large-scale applications on which the success of their organizations may depend, a high level of customer service and technical support is critical. Atria's customer support operations in Lexington, Massachusetts and Munich, Germany provide telephone support coverage for a total of 18 hours a day between the two sites, in addition to 24-hour bulletin board and World-Wide Web access. Distributors and OEMs each offer first-level customer support to their end-user customers, and rely on Atria for any additional support as needed.

  Atria offers comprehensive training programs to customers. Training is offered at in-house facilities at Atria's headquarters and at its offices in Mountain View, California, Munich, Germany and in Atria's United Kingdom office. The price of a standard two-day training course is $995 per person in the United States. Atria also provides on-site training and implementation service consulting upon customer request.

PRODUCT DEVELOPMENT

  Since its inception, Atria has made substantial investments in research and development for products to serve teams of software developers. In the development of new products and enhancements to existing products, Atria uses its own tools extensively. Atria believes that its future success depends upon its ability to enhance its existing products and to develop and introduce new products that keep pace with technological developments in the marketplace and address the increasingly sophisticated needs of its customers. Atria intends to expand its existing product offerings and to introduce new products that are designed to keep pace with technological developments in the marketplace and address the increasingly sophisticated needs of its customers. There can be no assurance that Atria will be successful in identifying, developing, manufacturing and marketing new products in a timely and cost effective manner, that Atria's products will be accepted in the marketplace or that products or technologies developed by others will not render Atria's products or technologies uncompetitive. Atria believes that factors affecting the ability of Atria to achieve the required market acceptance include: product performance, price, ease of adoption and displacement of existing approaches. While Atria expects that certain of its new products will be developed internally, Atria may, based on timing and cost considerations, acquire technology and/or products from third parties or consultants.

  In the first quarter of 1996, Atria began commercial shipment of ClearTrack, which utilizes technology acquired from Silicon Graphics, Inc. in 1995. Atria also began shipping a new version of ClearCase for the Microsoft Windows NT operating system in the first quarter of 1996. In 1995 Atria began commercial shipment of ClearCase 2.1 for UNIX, and the original versions of ClearCase for the UNIXWARE operating system, ClearCase for the Microsoft Windows NT operating system, and ClearCase Attache. During 1994, Atria introduced ClearCase 2.0, a version of ClearCase for the IBM RS6000 hardware platform running AIX, and ClearCase MultiSite.

  As of March 31, 1996, Atria's product development staff consisted of 80 employees. Atria's total expenses for research and development for the three months ended March 31, 1996, and the years ended December 31, 1995, 1994 and 1993 were $2,554,000, $7,974,000, $4,261,000, and $2,463,000, respectively. To date, Atria has not capitalized any software development costs.

COMPETITION

  The software development market is intensely competitive. In the SCM market Atria currently faces three basic types of competition.

  The first category includes utilities commonly bundled with versions of UNIX, such as SCCS and RCS. While Atria believes these products are limited to version control and provide substantially less functionality than ClearCase, Atria must frequently address the cost/benefit advantages of ClearCase. Many of Atria's customers on the UNIX platforms were using SCCS or RCS before adopting ClearCase.

  The second group consists of companies that offer products directly competitive with Atria in the UNIX marketplace, including Sun, which offers TeamWare, IBM, which offers Configuration Management/Version Control (CMVC), Computer Associates (CA) through its acquisition of LEGENT Corporation, which offers its Endeavor WSX product, and Platinum Technologies through its acquisition of Softool Corp., which markets CCC Harvest. In addition, there are several smaller, privately held companies that market competitive products, including Continuous Software Corporation, which markets Continuous/CM. Those companies that are publicly held each have significantly greater financial, technological and marketing resources than Atria.

  The third group consists of companies that have offered version control or configuration management products outside the UNIX market. The primary companies in this category are CA, Intersolv and Microsoft. CA has a large installed base of its configuration management product on IBM mainframes. Intersolv has a large installed base of DOS and Windows software developers. In 1994, Microsoft acquired OneTree Software which offers a version control product. These companies have significantly greater financial, technological and marketing resources than Atria.

  In the CRM market, most CRM products exist as part of a broader product offering. Some of the companies who provide SCM or software quality solutions (including Pure) also provide CRM products. There are companies in the customer support business who provide CRM as part of their offering. In addition certain hardware vendors offer a product that provides CRM functionality and some software development organizations provide CRM as part of an internally developed system.

  Atria believes that it competes effectively in the software development software market on the basis of product functionality, product reliability, price/performance characteristics, ease of product adoption and use, end-user support and corporate reputation. However, there can be no assurance that Atria will be able to continue to compete effectively in the software development market or that its profitability or financial performance will not be adversely affected by increased competition. Further there can be no assurance that Atria's current competitors or other entities will not develop configuration management or change request management software products or other technologies offering significant advantages over Atria's technology, which could have a material adverse effect on Atria's business and financial results. In addition, as Atria introduces new products and expands its product offerings in the non-UNIX client/server development environments, Atria may confront new competitors with substantially greater financial, technical and marketing resources than Atria. There can be no assurance that Atria can compete effectively in these markets.

INTELLECTUAL PROPERTY AND OTHER PROPRIETARY RIGHTS

  Atria primarily relies upon a combination of copyright, trademark and trade secret laws and license agreements to establish and protect proprietary rights in its products. The source code for Atria's products is protected both as a trade secret and as an unpublished copyrighted work. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use Atria's products or technology without authorization or to develop similar technology independently. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries.

  Because the software development industry is characterized by rapid technological change, Atria believes that factors such as technological and creative skills of its personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance are more important to establishing and maintaining a technology leadership position than the various legal protections of its technology.

  Atria does not hold any patents, although Atria has filed three U.S. patent applications on various elements of its products. There can be no assurance that patents will be issued with respect to any of these applications or, if issued, that the patents will provide meaningful protection for Atria.

  Certain technology used in Atria's products is licensed on a perpetual, fully-paid, non-royalty bearing basis from third parties. As part of a ClearCase distribution agreement, Atria has also secured perpetual, non-royalty bearing licensing rights for certain patents and intellectual property owned by a former employer of Atria's founders. Atria is a perpetual source code licensee of the more significant licensed technology included in its products, and is not dependent on the original supplier for continued enhancement. Where Atria does not have source code rights, it has purchased support and maintenance from the supplier of the licensed technology. If any event occurred that rendered technology licensed from a third party and incorporated in Atria's products unavailable to Atria, or if the technology is not appropriately supported and enhanced by the licensor, Atria would be forced to expend financial and development resources to replace that technology. Such expenditures could materially adversely affect Atria's business, financial condition and results of operations.

  Atria, Atria Software and ClearCase are registered trademarks of Atria in the United States and certain foreign jurisdictions. The Atria logo, ClearCase MultiSite, ClearCase Attache and ClearTrack are trademarks of Atria.

  Atria is not aware that any of its products infringes the proprietary rights of third parties. There can be no assurance, however, that third parties will not claim such infringement by Atria or its licensers with respect to current or future products. Atria expects that software product developers will increasingly be subject to such claims as the number of products and competitors in Atria's industry segment grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or might require Atria to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to Atria.


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

EMPLOYEES

  As of March 31, 1996, Atria had 244 full-time employees, consisting of 80 employees in product development, 105 employees in sales and marketing, 23 employees in general and administrative functions, and 36 employees in training, consulting and customer support. No employees are covered by any collective bargaining agreements. Atria believes that its relationship with its employees is good. The future success of Atria depends in a large part on its ability to attract and retain qualified personnel. Competition for qualified personnel is intense, and there can be no assurance that Atria will be able to attract and retain qualified personnel in the future.

                 ATRIA MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

  The following table sets forth certain financial data as a percentage of revenue for the periods indicated. In view of Atria's significant growth in the past three years, Atria believes that period-to-period comparisons of its financial results should be relied upon as an indication of future performance.

                                                                THREE MONTHS
                                                                    ENDED
                                     YEAR ENDED DECEMBER 31,      MARCH 31,
                                     -------------------------  --------------
                                      1993     1994     1995     1995    1996
                                     -------  -------  -------  ------  ------
Revenue:
  License fees......................    78.3%    77.3%    73.2%   75.0%   71.4%
  Services..........................    21.7%    22.7%    26.8%   25.0%   28.6%
                                     -------  -------  -------  ------  ------
                                       100.0%   100.0%   100.0%  100.0%  100.0%
                                     -------  -------  -------  ------  ------
Cost of revenue:
  License fees......................     3.1%     2.6%     1.7%    1.4%    1.1%
  Services..........................     3.8%     6.9%     8.6%    8.5%   10.1%
                                     -------  -------  -------  ------  ------
                                         6.9%     9.5%    10.3%    9.9%   11.2%
                                     -------  -------  -------  ------  ------
Gross profit........................    93.1%    90.5%    89.7%   90.1%   88.8%
                                     -------  -------  -------  ------  ------
Operating expenses:
  Research and development..........    26.6%    20.5%    19.9%   19.6%   18.9%
  In-process research and
   development......................     --       --       3.7%    --      --
  Sales and marketing...............    50.3%    45.5%    44.2%   44.4%   42.4%
  General and administrative........     8.5%     8.0%     7.5%    7.5%    7.2%
                                     -------  -------  -------  ------  ------
                                        85.4%    74.0%    75.3%   71.5%   68.5%
                                     -------  -------  -------  ------  ------
Income from operations..............     7.7%    16.5%    14.4%   18.6%   20.3%
Dividend and interest income........     1.3%     3.3%     4.0%    3.8%    3.4%
                                     -------  -------  -------  ------  ------
Income before income taxes..........     9.0%    19.8%    18.4%   22.4%   23.7%
                                     -------  -------  -------  ------  ------
Provision for income taxes..........     0.1%     3.6%     5.5%    6.7%    8.3%
                                     -------  -------  -------  ------  ------
Net income..........................     8.9%    16.2%    12.9%   15.7%   15.4%
                                     =======  =======  =======  ======  ======
Gross margins:
  License fees......................    96.1%    96.7%    97.7%   98.1%   98.4%
  Services..........................    82.2%    69.6%    68.0%   66.1%   64.6%
                                     -------  -------  -------  ------  ------
                                        93.1%    90.5%    89.7%   90.1%   88.8%
                                     =======  =======  =======  ======  ======

 Three and Six Months Ended June 30, 1996

  For the three months ended June 30, 1996, Atria reported revenue of $15,496,000, an increase of 68% over revenue of $9,209,000 for the same period of 1995. Net income increased 73% to $2,441,000 or $.16 per share for the three months ended June 30, 1996, compared with $1,412,000 or $.09 per share for the same period of 1995. For the six months ended June 30, 1996, Atria reported revenue of $28,998,000, an increase of 68% over revenue of $17,229,000 for the same period of 1995. Net income increased 69% to $4,517,000 or $.30 per share for the six months ended June 30, 1996, compared with $2,668,000 or $.18 per share for the same period of 1995. The company's financial position remained strong as its cash position, consisting of cash, cash equivalents, and short-term investments, was approximately $47,111,000 at June 30, 1996 versus $41,099,000 at December 31, 1995.

 Three Months Ended March 31, 1995 and 1996

  Revenue. Total revenue increased 68% from $8,020,000 in the three months ended March 31, 1995 to $13,502,000 in the three months ended March 31, 1996. Revenue growth was affected by expanded sales and marketing activities as well as expanded product offerings. Approximately 91% of Atria's total revenue in the three months ended March 31, 1995 was attributable to Atria's direct sales force compared with approximately 94% in the three months ended March 31, 1996. This increase was primarily due to the expansion of the direct sales force. Revenue from customers outside North America increased from approximately 20% of total revenue in the three months ended March 31, 1995 compared to approximately 22% in the three months ended March 31, 1996. This increase is the result of Atria's continuing penetration of international markets, primarily in Europe through the efforts of its direct sales force located in the United Kingdom, France and Germany.

  Atria expects that revenue from customers outside North America will increase as a percentage of total revenue as Atria continues its penetration of international markets and that continued growth and profitability will require further expansion of sales in these markets. However, future growth in and expansion of international sales and operations are subject to risks and uncertainties. Some of the factors that could adversely affect such growth are: the imposition of government controls, export license requirements and restrictions, political and economic conditions and instability, trade restrictions, currency fluctuations, changes in tariffs and taxes, difficulties in staffing and managing international operations, and high local wage scales and other operating costs and expenses.

  License fee revenue increased 60% from $6,011,000 in the three months ended March 31, 1995 to $9,640,000 in the three months ended March 31, 1996. The principal reason for this increase was the continued increase in customer acceptance of Atria's products, which Atria believes was strengthened by expanded sales and marketing efforts and releases of new versions of Atria's products. This increased customer acceptance resulted in an expansion of the customer base as well as strong repeat orders from existing customers.

  Services revenue increased 92% from $2,009,000 in the three months ended March 31, 1995 to $3,862,000 in the three months ended March 31, 1996. The increase in services revenue was primarily attributable to increased software maintenance, training and consulting revenue that was realized principally as a result of the growth in the installed base. To date, substantially all of Atria's direct customers have purchased annual service contracts on initial sale and have renewed such contracts upon expiration. Atria expects that services revenue will increase over time as support and maintenance revenues increase with the growth of the installed base.

  Cost of revenue. Total cost of revenue increased 91% from $796,000 in the three months ended March 31, 1995 to $1,522,000 in the three months ended March 31, 1996, and increased as a percentage of total revenue from 9.9% to 11.2%.

  Cost of license fee revenue consists of the cost of product packaging, documentation and tapes that are shipped to customers, and royalties payable upon the license of products for which another party is entitled to receive compensation. Such royalties are incurred on a per license basis and are included in cost of revenue in the period in which the associated revenue is recognized. Atria is not currently obligated to pay any minimum royalty amounts to third parties. Cost of license fee revenue increased 33% from $115,000 in the three months ended March 31, 1995 to $153,000 in the three months ended March 31, 1996 and decreased as a percentage of license fee revenue from 1.9% to 1.6%. This percentage decrease is primarily due to a continued decrease in Atria's cost of reproducing and distributing documentation, associated with an increase in customers' utilization of camera-ready documentation. Royalty expense as a percentage of license fee revenue remained approximately the same in the three months ended March 31, 1995 versus the three months ended March 31, 1996. To date, Atria has not capitalized any software development costs.

  Cost of services revenue consists principally of personnel costs for training, consulting and customer support. Cost of services revenue increased 101% from $681,000 in the three months ended March 31, 1995 to $1,369,000 in the three months ended March 31, 1996 and increased as a percentage of services revenue from

33.9% to 35.4%. The increase is the net result of higher costs due primarily to increased staffing of Atria's customer support and training organizations in the United States and Germany. While Atria expects to make continued investments in its service organization in the future to expand service capabilities in order to support an increasing number of users in the installed customer base operating on an increased number of platforms, Atria expects that such expenditures as a percentage of services revenue will remain approximately the same.

  Research and development. Research and development expenses, consisting primarily of salaries, benefits and related costs, increased 62% from $1,572,000 in the three months ended March 31, 1995 to $2,554,000 in the three months ended March 31, 1996 and decreased as a percentage of total revenue from 19.6% to 18.9%. This increase in research and development expenses resulted primarily from growth in the research and development staff for the continued development of new software products, as well as the enhancement and support of existing products. While Atria intends to increase the amount of resources dedicated to product development in the future, it expects that such expenses as a percentage of total revenue will remain approximately the same. To date, the Company has not capitalized any software development costs.

  Sales and Marketing. Sales and marketing expenses, consisting primarily of salaries, commissions and promotional costs, increased 61% from $3,563,000 in the three months ended March 31, 1995 to $5,719,000 in the three months ended March 31, 1996 and decreased as a percentage of total revenue from 44.4% to 42.4%. This increase in sales and marketing expenses was primarily due to an increase in the number of sales and marketing personnel, an increase in the amount of sales commissions associated with increased revenue and an increase in promotional spending. While Atria intends to increase the amount of sales and marketing expenditures in the future, it expects that such expenses as a percentage of total revenue will remain approximately the same.

  General and Administrative. General and administrative expenses, consisting primarily of the corporate, finance, and administrative expenses of Atria, increased 61% from $600,000 in the three months ended March 31, 1995 to $968,000 in the three months ended March 31, 1996, but decreased as a percentage of total revenue from 7.5% to 7.2%. This increase in general and administrative expenses was primarily due to an increase in the number of financial and administrative personnel required to build and maintain an infrastructure to support Atria's growth, as well as increased costs associated with being a public company. While Atria intends to increase the amount of general and administrative expenses in the future, it expects that such expenses as a percentage of total revenue will remain approximately the same.

  Dividend and Interest Income. Dividend and interest income, consisting of dividends and interest earned on Atria's excess cash balances, increased 49% from $305,000 in the three months ended March 31, 1995 to $454,000 in the three months ended March 31, 1996. The increase is due to an increase in the average cash balance invested during the three months ended March 31, 1996, which was primarily due to higher cash generated by operations.

  Provision for Income Taxes. The provision for income taxes was $538,000 in the three months ended March 31, 1995 and $1,117,000 in the three months ended March 31, 1996 representing 30% and 35% of pretax income, respectively. The provision for the three months ended March 31, 1995 was lower than the three months ended March 31, 1996 due primarily to tax benefits resulting from the utilization of research and development tax credits. Atria expects that its tax rate will normalize in future years.

 Year Ended December 31, 1994 and 1995

  Revenue. Total revenue increased 93% from $20,765,000 in 1994 to $40,143,000 in 1995. Revenue growth was affected by expanded sales and marketing activities as well as expanded product offerings. Approximately 84% of Atria's total revenue in 1994 was attributable to Atria's direct sales force compared with approximately 93% in 1995. This increase was primarily due to the expansion of the direct sales force. Revenue from customers outside North America increased from approximately 18% of total revenue in 1994 compared to approximately 21% in 1995. This increase is the result of Atria's continuing penetration of international markets through the efforts of its direct sales teams established in the United Kingdom, France and Germany in 1994.

  License fee revenue increased 83% from $16,057,000 in 1994 to $29,368,000 in 1995. The principal reason for the increase in license fee revenue in 1995 over 1994 was the continued increase in customer acceptance of Atria's products, which Atria believes was strengthened by the release of ClearCase
2.0 and ClearCase MultiSite in late 1994 and the initial releases of ClearCase for Microsoft Windows NT in the first quarter of 1995 and ClearCase Attache in the second quarter of 1995, as well as by the expansion of platform support for the UNIX-based products. This increased customer acceptance resulted in an expansion of the customer base as well as strong repeat orders from existing customers.

  Services revenue increased 129% from $4,708,000 in 1994 to $10,775,000 in 1995. The increase in services revenue was primarily attributable to increased software maintenance, training and consulting revenue that was realized principally as a result of the growth in the installed base. To date, substantially all of Atria's direct customers have purchased annual service contracts on initial sale and have renewed such contacts upon expiration.

  Cost of Revenue. Total cost of revenue increased 109% from $1,965,000 in 1994 to $4,115,000 in 1995, and increased as a percentage of total revenue from 9.5% to 10.3%. Cost of license fee revenue consists of the cost of product packaging, documentation and tapes that are shipped to customers, and royalties payable upon the license of products for which another party is entitled to receive compensation. Such royalties are incurred on a per license basis and are included in cost of revenue in the period in which the associated revenue is recognized. Atria is not currently obligated to pay any minimum royalty amounts to third parties. Cost of license fee revenue increased 24% from $534,000 in 1994 to $664,000 in 1995 and decreased as a percentage of license fee revenue from 3.3% to 2.3%. This percentage decrease is primarily due to a continued decrease in Atria's cost of reproducing and distributing documentation, associated with an increase in customers' utilization of camera-ready documentation. Also, royalty expenses as a percentage of license fee revenue was lower in 1995 than in 1994.

  Cost of services revenue consists principally of personnel costs for training, consulting and customer support. Cost of services revenue increased 141% from $1,431,000 in 1994 to $3,451,000 in 1995 and increased a percentage of services revenue from 30.4% to 32.0%. The increase is the result of higher costs due primarily to increased staffing of Atria's customer support and training organizations, including the operation of a support center in Germany that was established in the first quarter of 1995.

  Research and Development. Research and development expenses, consisting primarily of salaries, benefits and related costs, increased 87% from $4,261,000 in 1994 to $7,974,000 in 1995 but decreased as a percentage of total revenue from 20.5% to 19.9%. The increase in expenses resulted primarily from growth in the research and development staff for the continued development of new software products, as well as the enhancement and support of existing products.

  In-Process Research and Development. During the quarter ended September 30, 1995, Atria recorded a one-time pre-tax charge of $1,500,000 for in-process research and development expenses in connection with the acquisition of technology. This technology is incorporated in Atria's new ClearTrack product, a client/server change request management product that tracks defects and enhancement requests throughout the software lifecycle. Atria began shipping ClearTrack in the first quarter of 1996.

  Sales and Marketing. Sales and marketing expenses, consisting primarily of salaries, commissions and promotional costs, increased 88% from $9,441,000 in 1994 to $17,748,000 in 1995 but decreased as a percentage of total revenue from 45.5% to 44.2%. The increase in expenses during 1995 was primarily due to an increase in the number of sales and marketing personnel, an increase in the amount of sales commissions associated with increased revenue and an increase in promotional spending.

  General and Administrative. General and administrative expenses, consisting primarily of the corporate, finance, and administrative expenses of Atria, increased 82% from $1,651,000 in 1994 to $3,001,000 in 1995, but decreased as a percentage of total revenue from 8.0% to 7.5%. The increase in expenses during 1995 was primarily due to an increase in the number of financial and administrative personnel required to build an infrastructure to support Atria's growth, as well as increased costs associated with being a public company.

  Dividend and Interest Income. Dividend and interest income, consisting of dividends and interest earned on Atria's excess cash balances, increased 135% from $675,000 in 1994 to $1,586,000 in 1995. The increase is due to an increase in the average cash balance invested during 1995, which was primarily due to higher cash generated by operations as well as having the proceeds of Atria's initial public offering (IPO) of May 13, 1994 for the full fiscal year.

  Provision for Income Taxes. The provision for income taxes was $742,000 in 1994 and $2,218,000 in 1995 representing 18.0% and 30.0% of pretax income, respectively. The provision for 1994 was lower than 1995 due primarily to tax benefits resulting from the utilization of net operating loss carryforwards as well as tax credits. The loss carryforwards were fully utilized at the end of 1994.

 Years Ended December 31, 1993 and 1994

  Revenue. Total revenue increased 124% from $9,262,000 in 1993 to $20,765,000 in 1994. Revenue growth was affected by expanded sales and marketing activities, including the establishment of a direct sales presence in Europe. Approximately 74% of Atria's total revenue in 1993 was attributable to its direct sales force compared with approximately 84% in 1994. This increase was primarily due to the expansion of the direct sales force. Revenue from customers outside North America accounted for approximately 14% of total revenue in 1993 compared with approximately 18% in 1994.

  License fee revenue increased 121% from $7,253,000 in 1993 to $16,057,000 in 1994. The principal reason for the increase in license fee revenue in 1994 over 1993 was the increased customer acceptance of Atria's products, which Atria believes was strengthened by the release of ClearCase 2.0 and ClearCase MultiSite, as well as by the expansion of the UNIX-based platform support for those products. This increased customer acceptance resulted in expansion of the customer base as well as strong repeat orders from existing customers.

  Services revenue increased 134% from $2,009,000 in 1993 to $4,708,000 in 1994. The increase in services revenue was primarily attributable to increased volume of support and training services principally as a result of the increase in the installed base.

  Cost of Revenue. Total cost of revenue increased 207% from $641,000 in 1993 to $1,965,000 in 1994, and increased as a percentage of total revenue from 6.9% to 9.5%. Cost of license fee revenue increased 89% from $283,000 in 1993 to $534,000 in 1994 and decreased as a percentage of license fee revenue from 3.9% to 3.3%. This decrease is primarily due to a decrease in Atria's cost of reproducing and distributing documentation, resulting from an increase in customers' utilization of camera-ready documentation.

  Cost of services revenue increased 300% from $358,000 in 1993 to $1,431,000 in 1994 and increased as a percentage of services revenue from 17.8% to 30.4%. The increase was due primarily to increased staffing of Atria's customer support and training organizations during 1994 to support the rapidly growing customer base.

  Research and Development. Research and development expenses increased 73% from $2,463,000 in 1993 to $4,261,000 in 1994, but decreased as a percentage of total revenue from 26.6% to 20.5%. The increase in expenses resulted primarily from growth in the research and development staff for the continued development of new software products, as well as the enhancement and support of existing products. Atria did not capitalize any software development costs in 1993 or 1994.

  Sales and Marketing. Sales and marketing expenses increased 103% from $4,658,000 in 1993 to $9,441,000 in 1994 but decreased as a percentage of total revenue from 50.3% to 45.5%. The increase in expenses during 1994 was primarily due to an increase in the number of sales personnel, an increase in the amount of sales commissions associated with increased revenue and an increase in promotional spending.

  General and Administrative. General and administrative expenses increased 109% from $791,000 in 1993 to $1,651,000 in 1994, but decreased as a percentage of total revenue from 8.5% to 8.0%. The increase in expenses during 1994 was primarily due to an increase in the number of financial and administrative personnel required to build an infrastructure to support Atria's growth, as well as increased costs associated with being a public company.

  Dividend and Interest Income. Dividend and interest income increased 467% from $119,000 in 1993 to $675,000 in 1994. The increase is due to an increase in excess cash balances, which were generated primarily by the net proceeds of Atria's initial public offering on May 13, 1994 of $21,402,000, and also by higher cash generated by operations.

  Provision for Income Taxes. The provision for income taxes was $10,000 in 1993 and $742,000 in 1994 representing 1.2% and 18.0% of pretax income, respectively. The provision for 1993 and 1994 was significantly reduced by the tax benefits resulting from the utilization of net operating loss carryforwards as well as tax credits. The loss carryforwards were fully utilized at the end of 1994.

LIQUIDITY AND CAPITAL RESOURCES

  Atria currently meets its cash requirements through cash provided by operations. On May 13, 1994, Atria received net proceeds of approximately $21,402,000 relating to the initial public offering (IPO) of 3,940,000 shares of common stock (adjusted for the two-for-one stock split effective September 18, 1995). Atria expects to use the proceeds for general corporate purposes, including working capital. A portion of these proceeds may also be used for the acquisition of businesses, products and technologies that are complementary to those of Atria. Pending such uses, these proceeds are invested in short-term investments as discussed below. Prior to the IPO, Atria was funded by cash provided by operations and by the private sale of equity securities.

  Atria's financial position remained strong as its cash position, consisting of cash, cash equivalents, and short-term investments, was approximately $41,099,000 at December 31, 1995 versus $44,795,000 at March 31, 1996. Net cash provided by operations totaled $1,387,000 and $4,398,000 for the three months ended March 31, 1995 and 1996, respectively. Net cash provided by operations for the three months ended March 31, 1996 consisted principally of net income, adjusted for increased depreciation and amortization, deferred revenue and income taxes payable, offset by growth in accounts receivable (reflecting a slightly increased Days Sales Outstanding as well as increased revenue levels) and an increase in prepaid expenses. Atria expects that Days Sales Outstanding will increase as international revenue increases, Atria expands into new markets, and the customer base expands.

  Atria utilized $895,000 and $1,652,000 of net cash for investing activities for the three months ended March 31, 1995 and 1996. Net cash used for investing activities consists of the amount utilized for the purchase of available-for-sale securities and for the purchase of property and equipment, principally computers and related software, offset by the proceeds from the sale of available-for-sale securities. For the three months ended March 31, 1995, Atria utilized $782,000 for purchases of property and equipment as compared to $1,092,000 for the three months ended March 31, 1996. The increase is primarily due to costs related to the increase in Atria's employee base. Atria expects that additional purchases of equipment will be made as the employee base grows. As of March 31, 1996, Atria had no material commitments for capital expenditures. The purchase and sale of available-for-sale securities represents the investment of Atria's excess funds in both taxable and tax-exempt short-term investments. The investment of excess funds consists mainly of municipal bonds, money market funds and short-term commercial paper. As of March 31, 1996, all of these investments have been classified as available-for-sale securities as defined by Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities".

  Net cash provided by financing activities totaled $47,000 and $448,000 for the three months ended March 31, 1995 and 1996, consisting of the proceeds from stock option exercises.

  As of December 31, 1995, Atria had working capital of $32,674,000 compared with working capital of $35,127,000 at March 31, 1996. Atria does not have a bank line of credit. Atria believes that existing cash balances and the cash flow generated by operations will be sufficient to meet its working capital and capital expenditure requirements at least through 1996.

CERTAIN FACTORS THAT MAY AFFECT FUTURE RESULTS

  From time to time, information provided by Atria or statements made by its employees may contain "forward-looking" information which involves risk and uncertainties. In particular, statements contained in the Management's Discussion and Analysis of Financial Condition and Results of Operations which are not historical facts (including, but not limited to, statements concerning anticipated operating expense levels and such expense levels relative to Atria's total revenues) are "forward-looking statements." Atria's actual future results may differ significantly from those stated in any forward-looking statements. Factors that may cause such differences include, but are not limited to, the factors discussed below as well as the accuracy of Atria's internal estimates of revenue and operating expense levels. Each of these factors, and others, are discussed from time to time in Atria's Securities and Exchange Commission filings.

  Atria's future results are subject to substantial risks and uncertainties. Atria currently derives substantially all of its revenue from licenses of ClearCase and related products and services. As a result, any factor adversely affecting sales of ClearCase would have a material adverse effect on Atria. In addition, broad market acceptance of Atria's products, including acceptance in markets characterized by greater usage of the Windows and Windows NT operating system, is critical to Atria's future success. Atria believes that factors affecting the ability of Atria's products to achieve broad market acceptance include: product performance, price, ease of adoption and displacement of existing approaches. The application development software industry is extremely competitive and is subject to rapid technological change, frequent new product introductions and evolving domestic and international industry standards that may render existing products and services obsolete. To be successful in the future, Atria must respond promptly and effectively to the challenges of technological change and its competitors' innovations by continually enhancing its current products and developing new products on a timely basis. Atria expects to confront new competitors as it introduces new products and expands into new markets. Certain current and potential competitors of Atria are more established, benefit from greater market recognition and have substantially greater financial, development and marketing resources than Atria. Competitive pressures or other factors, including entry into new markets, may result in significant price erosion that could have a material adverse effect on Atria's results of operations.

  Atria believes that its operating results could vary significantly from quarter to quarter. Atria's license fee revenue in any quarter is substantially dependent on orders booked and shipped in that quarter. The timing of license fee revenue is influenced by a number of factors, including: the timing of individual orders and shipments of its products, seasonal customer buying patterns, changes and delays in product development, and the amount and timing of sales and marketing expenditures. Because Atria's operating expenses are based on anticipated revenue levels and a high percentage of Atria's expenses are relatively fixed in the short term, variations in the timing of recognition of revenue can cause significant fluctuations in operating results from quarter to quarter and may result in unanticipated quarterly earnings, shortfalls or losses. In such event, the price of Atria Common Stock would likely be materially adversely affected.

   SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ATRIA

  The following table sets forth as of July 1, 1996 (unless otherwise indicated), certain information regarding beneficial ownership of Atria's Common Stock by: (i) each person who is known to beneficially own more than 5% of the outstanding shares of Atria Common Stock; (ii) each director of Atria;
(iii) each executive officer named in the Summary Compensation Table on page 113; and (iv) all directors and executive officers of Atria as a group.

                                                AMOUNT AND  PERCENTAGE OF ATRIA
                                                NATURE OF      COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER           OWNERSHIP(1)   OUTSTANDING(2)
- ------------------------------------           ------------ -------------------
Pure Software Inc. (3)........................  2,932,877          17.8%
 1309 South Mary Avenue
 Sunnyvale, CA 94087
Amerindo Investment Advisors Inc.(4)..........  1,631,872          11.4%
 One Embarcadero Center
 Suite 2300
 San Francisco, CA 94111
Investment Advisors, Inc. (5).................    841,100           5.9%
 3700 First Bank Place
 Box 357
 Minneapolis, MN 55440
Duncan-Hurst Capital Management, Inc. (5).....    722,450           5.0%
 4635 Executive Drive
 Suite 1520
 San Diego, CA 92121
Paul H. Levine(6).............................    354,600           2.5%
David B. Leblang(7)...........................    273,400           1.9%
John C. Leary(8)..............................     90,400             *
Elliot M. Katzman(9)..........................     92,400             *
Gardner C. Hendrie(10)........................     80,991             *
Louis J. Volpe(11)............................     35,964             *
David A. Litwack(12)..........................     13,800             *
Robert D. Pavey(13)...........................     13,232             *
Paul J. Ferri(14).............................     12,052             *
All executive officers and directors as a
 group (10 persons)(15).......................    971,239           6.7%

- --------
*  Less than one percent of the outstanding Atria Common Stock.
  (1) The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below. All share information has been adjusted to give effect to the two-for-one stock split in the form of a 100% stock dividend effective in September 1995.
  (2) The number of shares of Atria Common Stock deemed outstanding on July 1, 1996 includes (i) 14,372,812 shares of Atria Common Stock outstanding on such date and (ii) all options that are currently exercisable or will become exercisable within 60 days of July 1, 1996 by the person or group in question. The option information included in the above table does not include any options that will become exercisable immediately prior to the Effective Time of the Merger due to certain acceleration provisions. Atria's 1994 Stock Plan and Atria's 1994 Non-Employee Director Stock Option Plan and option agreements issued thereunder provide that if Atria is merged or consolidated with or into another entity, or if all or substantially all of Atria's assets are acquired by another entity, then the exercisability of the option accelerates such that the number of shares that shall become exercisable immediately preceding the

     Effective Time of the Merger shall equal that number of shares that would be fully exercisable as of the date that is 2 1/2 years after the Effective Time of the Merger if such option otherwise would have remained outstanding for such period. The information in the above table includes shares issued or issuable pursuant to Atria's 1990 Stock Option Plan that are currently subject to repurchase by Atria. Atria's 1990 Stock Option Plan and option agreements thereunder provide that if Atria is merged or consolidated with or into another entity, or if all or substantially all of Atria's assets are acquired by another entity, then the repurchase rights will partially lapse such that the number of shares that shall become vested (and no longer subject to repurchase) shall equal that number of shares that would be fully vested as of the date that is 2 1/2 years after the Effective Time of the Merger if such vesting would have continued pursuant to the terms of the option agreements for such period. The Merger, if consummated, will trigger the above provisions of Atria's Stock Option Plans and option agreements. See footnotes (6)-(15) below for further information regarding the impact of these acceleration provisions on certain beneficial owners included in the above table.
 (3) Includes 2,149,038 shares which Pure has the right to acquire under certain circumstances pursuant to the Atria Stock Option Agreement. If acquired, Pure will have sole voting power and sole investment power over such shares. Also includes 783,839 shares as to which Pure shares voting power with the Atria Board and those officers of Atria who are parties to the Atria Voting Agreement. Pure does not have sole or shared investment power over those shares.
 (4) These securities are owned in the aggregate by Amerindo Investment
     Advisors Inc., a California corporation, Amerindo Advisors (U.K.)
     Limited, Amerindo Investment Advisors, Inc., a Panama corporation,
     Alberto W. Vilar and Gary A. Tanaka, based on information as of December 31, 1995 obtained from a Schedule 13D, a copy of which was received by Atria; however, these stockholders expressly disclaim that they are, in fact, the beneficial owner of such securities.
 (5) This information was obtained from filings made with the SEC pursuant to
     Section 13(d) or 13(g) of the Exchange Act.
 (6) Includes 59,600 shares of Atria Common Stock issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of July 1, 1996 but does not include options to purchase 28,000 shares of Atria Common Stock that will become exercisable immediately prior to the Effective Time of the Merger due to the acceleration provisions discussed in footnote (2) above. Also includes 200,000 shares of Atria Common Stock issued or issuable pursuant to the Atria 1990 Stock Option Plan as of July 1, 1996, of which 100,000 shares would be subject to repurchase as of August 30, 1996 and, assuming the Merger is consummated on such date, none of these shares would be subject to repurchase.
 (7) Includes 25,400 shares of Atria Common Stock issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of July 1, 1996 but does not include 15,000 shares of Atria
     Common Stock that will become exercisable immediately prior to the Effective Time of the Merger due to the acceleration provisions discussed in footnote (2) above. Also includes 20,000 shares of Atria Common Stock issued or issuable pursuant to the Atria 1990 Stock Option Plan as of July 1, 1996, of which 10,000 shares would be subject to repurchase as of August 30, 1996 and, assuming the Merger is consummated on such date, none of these shares would be subject to repurchase.
 (8) Includes 65,400 shares of Atria Common Stock issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of July 1, 1996 but does not include 15,000 shares of Atria
     Common Stock that will become exercisable immediately prior to the Effective Time of the Merger due to the acceleration provisions discussed in footnote (2) above. Also includes 60,000 shares of Atria Common Stock issued or issuable pursuant to the Atria 1990 Stock Option Plan as of July 1, 1996, of which 42,500 shares would be subject to repurchase as of August 30, 1996 and, assuming the Merger is consummated on such date, none of these shares would be subject to repurchase.
 (9) Includes 2,400 shares of Atria Common Stock issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of July 1, 1996 but does not include 15,000 shares of Atria
     Common Stock that will become exercisable immediately prior to the Effective Time of the Merger due to the acceleration provisions discussed in footnote (2) above. Also includes 90,000 shares of Atria Common Stock issued or issuable pursuant to the Atria 1990 Stock Option Plan as of July 1, 1996,
     of which 81,000 shares would be subject to repurchase as of August 30, 1996 and, assuming the Merger is consummated as of such date, none of these shares would be subject to repurchase.
(10) Includes 1,600 shares of Atria Common Stock issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of July 1, 1996 but does not include 4,000 shares of Atria Common Stock that will become exercisable immediately prior to the Effective
     Time of the Merger due to the acceleration provisions discussed in footnote (2) above.
(11) Includes 21,600 shares of Atria Common Stock issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of July 1, 1996 but does not include 4,000 shares of Atria Common Stock that will become exercisable immediately prior to the Effective
     Time of the Merger due to the acceleration provisions discussed in footnote (2) above. Also includes 20,000 shares of Atria Common Stock issued or issuable pursuant to the Atria 1990 Stock Option Plan as of July 1, 1996, of which 7,000 shares would be subject to repurchase as of August 30, 1996 and, assuming the Merger is consummated on such date, none of these shares would be subject to repurchase.
(12) Includes 13,800 shares of Atria Common Stock issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of July 1, 1996 but does not include 4,000 shares of Atria Common Stock that will become exercisable immediately prior to the Effective
     Time of the Merger due to the acceleration provisions discussed in footnote (2) above. Also includes 13,000 shares of Atria Stock Option
     Plan as of July 1, 1996, of which 11,000 shares would be subject to repurchase as of August 30, 1996 and, assuming the Merger is consummated on such date, the number of shares subject to repurchase would be reduced to 1,000 shares.
(13) Includes 1,600 shares of Atria Common Stock issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of July 1, 1996 but does not include 4,000 shares of Atria Common Stock that will become exercisable immediately prior to the Effective
     Time of the Merger due to the acceleration provisions discussed in footnote (2) above. Also includes 7,755 shares of Atria Common Stock owned by the Pavey Family Partnership. Mr. Pavey is a general partner of the Pavey Family Partnership and may be deemed to share voting and investment power with respect to such shares. Mr. Pavey disclaims beneficial ownership of the shares of Atria Common Stock owned by the Pavey Family Partnership, except to the extent of his proportionate pecuniary interest therein.
(14) Includes 1,600 shares of Atria Common Stock issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of July 1, 1996 but does not include 4,000 shares of Atria Common Stock that will become exercisable immediately prior to the Effective
     Time of the Merger due to the acceleration provisions discussed in footnote (2) above.
(15) Includes 197,400 shares of Atria Common Stock issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of July 1, 1996 but does not include 113,000 shares of Atria
     Common Stock issuable pursuant to stock options that will become exercisable immediately prior to the Effective Time of the Merger due to the acceleration provisions discussed in footnote (2) above. Also includes 428,000 shares of Atria Common Stock issued or issuable pursuant to the Atria 1990 Stock Option Plan as of July 1, 1996, of which 251,500 shares would be subject to repurchase as of August 30, 1996 and, assuming the Merger is consummated by such date, the number of shares subject to repurchase would be reduced to 1,000 shares.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS OF ATRIA

  The following table sets forth for each Director and the executive officers of Atria, their ages and present positions with Atria:

       NAME                 AGE                     POSITION
       ----                 ---                     --------
Paul H. Levine.............  42 President, Chief Executive Officer and Director
Elliot M. Katzman..........  39 Vice President, Finance and Administration, and
                                 Chief Financial Officer
John C. Leary..............  50 Vice President, Sales
David B. Leblang...........  40 Chief Technical Officer
Norris H. Evans............  50 Vice President, Research and Development
Paul J. Ferri(1)(2)........  57 Director
Gardner C. Hendrie(1)......  64 Director
David A. Litwack...........  49 Director
Robert D. Pavey(2).........  54 Director
Louis J. Volpe(1)(2).......  46 Director

- --------
(1) Member of Compensation Committee.
(2) Member of Audit Committee.

  PAUL H. LEVINE, a founder of Atria, has served as the President, Chief Executive Officer and a director of Atria since February 1990. From May 1989 to February 1990, Mr. Levine was Vice President, Research and Development of Boston Technology, Inc. Prior to 1989, Mr. Levine held various positions at ON Technology, Inc., Apollo Computer, Inc. and Prime Computer, Inc.

  ELLIOT M. KATZMAN has served as Atria's Vice President, Finance and Administration, Chief Financial Officer since November 1993, and was Clerk of Atria from November 1993 to January 1996. Mr. Katzman was also Treasurer of Atria from November 1993 to May 1996. From September 1990 through October 1993, Mr. Katzman was Vice President, Finance, Chief Financial Officer and Treasurer of Epoch Systems, Inc. From September 1988 through August 1990, Mr. Katzman was the Vice President, Chief Financial Officer and Treasurer of Vitronics Corporation. Prior to 1988, Mr. Katzman held various positions at Prime Computer, Inc. and Wheelabrator Frye, Inc. and was a Certified Public Accountant at Deloitte & Touche.

  JOHN C. LEARY has served as Atria's Vice President, Sales since September 1991. From 1988 through August 1991, Mr. Leary was District Manager at MIPS Computer Systems, Inc. Prior to 1988, Mr. Leary held various positions at BBN Software Products, Inc., Envision Technology, Inc. and Data General Corporation.

  DAVID B. LEBLANG, a founder of Atria, has served as Atria's Chief Technical Officer since its inception in January 1990, and was Chairman of the Board of Directors from January 1990 to March 1993. From 1982 through 1989, Mr. Leblang held various positions at Apollo Computer, Inc. (which was acquired by Hewlett-Packard in 1989), including most recently that of Senior Consulting Engineer. Prior to 1982, Mr. Leblang held various positions at Digital Equipment Corporation.

  NORRIS H. EVANS has served as Atria's Vice President, Research and Development since January 1996, and was Engineering Manager since July 1995. From September 1990 to July 1995, Mr. Evans was Director of Software Development at Alpha Software Corporation, a personal computer database software company. Prior to joining Alpha Software Corporation, Mr. Evans was the Founder and President of Mikros Inc., a privately held software development and publishing company.

  PAUL J. FERRI has been a director of Atria since May 1990. Since 1970, Mr. Ferri has been a general partner of Matrix Partners, a venture capital firm. From 1988 to 1989, Mr. Ferri also served as the Chairman and Chief Executive Officer at Paradyne Corp. Mr. Ferri is a director of Applix, Inc., BancTec Inc., Cascade Communications Corp., Stratus Computer, Inc., TechForce Corp. and VideoServer, Inc., which are publicly-traded companies.

  GARDNER C. HENDRIE has been a director of Atria since May 1990. Since 1989, Mr. Hendrie has been a general partner of Sigma Partners, a venture capital firm. Mr. Hendrie is a director of Stratus Computer, Inc., which is a publicly-traded company.

  DAVID A. LITWACK has been a director of Atria since March 1994. Since July 1995, Mr. Litwack has been Senior Vice President of Sybase, Inc., which is a publicly-traded company. Since January 1994, Mr. Litwack has been President of the Powersoft Division of Sybase. From January 1992 to January 1994, Mr. Litwack was the President of Powersoft Corporation. From 1988 to January 1992, Mr. Litwack was the Senior Vice President, Research and Development of Powersoft Corporation.

  ROBERT D. PAVEY has been a director of Atria since May 1992. Since 1969, Mr. Pavey has been with Morgenthaler Ventures, a venture capital firm, and has been a general partner of Morgenthaler Ventures since 1971. Mr. Pavey is a director of Gliatech, Inc., and is a nominee to become director of Electro Scientific Industries, Inc., which are publicly-traded companies.

  LOUIS J. VOLPE has been a director of Atria since March 1993. Since February 1996, Mr. Volpe has been Senior Vice President of Sales and Marketing of GeoTel Communications Corporation. From January 1995 to February 1996, Mr. Volpe was the Executive Assistant for Business Development with Parametric Technology Corporation and as such was responsible for developing and marketing mechanical design automation software. From May 1993 to January 1995, Mr. Volpe was the Senior Vice President of Marketing and Operations of Parametric Technology Corporation. From September 1989 to May 1993, Mr. Volpe was the Vice President of Marketing and Operations of Parametric Technology Corporation. Mr. Volpe is a director of Softdesk, Inc., which is a publicly-traded company.

  Executive officers of Atria are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or directors of Atria.

COMPENSATION OF DIRECTORS

  During the fiscal year ended December 31, 1995, outside directors were reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings.

MARKET PRICE OF ATRIA COMMON STOCK

  Atria's Common Stock is quoted on Nasdaq under the symbol "ATSW." The following table sets forth for the periods indicated the high and low sale prices for Atria's Common Stock.

                                                                    HIGH   LOW
                                                                   ------ ------
   1994
     Second Quarter (from May 13, 1994)........................... $ 8.25 $ 5.75
     Third Quarter................................................  13.63   6.88
     Fourth Quarter...............................................  15.63  11.32
   1995
     First Quarter................................................  26.00  13.00
     Second Quarter...............................................  25.75  21.25
     Third Quarter................................................  31.25  24.00
     Fourth Quarter...............................................  42.75  27.75
   1996
     First Quarter................................................  55.50  31.75
     Second Quarter...............................................  70.75  49.50
     Third Quarter (through July 19, 1996)........................  54.25  41.25

  As of June 5, 1996, the last day prior to the announcement of the execution of the Agreement, the closing price for Atria Common Stock as reported on Nasdaq was $62.75.

  As of July 19, 1996, the closing price for Atria Common Stock as reported on Nasdaq was $40.50.

  Atria has not paid any cash dividends since its inception and does not intend to pay any cash dividends in the foreseeable future.

  At the Atria Record Date, there were approximately 180 Atria stockholders of record.

                      COMPENSATION AND OTHER INFORMATION
                  CONCERNING DIRECTORS AND OFFICERS OF ATRIA

EXECUTIVE COMPENSATION SUMMARY

  The following table sets forth the annual and long-term compensation of Atria's Chief Executive Officer and each of Atria's four most highly compensated executive officers (the "Named Executive Officers") for the fiscal years ended December 31, 1995, 1994 and 1993.

                          SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                             COMPENSATION
                                           ANNUAL COMPENSATION                 AWARDS(1)
                                  ------------------------------------- -----------------------
                                           COMMISSIONS
                                   SALARY  AND BONUSES     OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   ($)      ($)(2)    (# OF SHARES)(3) COMPENSATION(4)
- ---------------------------  ---- -------- ----------- ---------------- ---------------
Paul H. Levine...........    1995 $160,000  $120,000        20,000          $  510
 President and Chief         1994  150,000    49,500           --              332
 Executive Officer           1993  140,000    30,000       200,000             288
John C. Leary............    1995  100,000   348,405        12,000           1,440
 Vice President, Sales       1994  105,772   216,788        60,000             565
                             1993  104,570   115,661           --              288
Howard Spilke(5).........    1995  145,000    90,000        12,000             870
 Vice President, Research    1994  135,000    33,000        20,000             332
 and Development             1993  110,000    20,000           --              288
Elliot M. Katzman(6).....    1995  138,000    60,000        12,000             330
 Vice President, Finance
  and Administration,        1994  130,000    33,000           --              215
 Chief Financial Officer
  and Treasurer              1993   21,667       --        180,000              36
David B. Leblang.........    1995  135,000    60,000        12,000             330
 Chief Technical Officer     1994  120,000    33,000        20,000             215
                             1993  110,000    15,000           --              288

- --------
(1) Atria did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long-term incentive plan payouts during fiscal years 1995, 1994 or 1993.
(2) Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(3) All share information has been adjusted to give effect to the two-for-one stock split in the form of a 100% stock dividend effective in September 1995.
(4) Consists of premiums for term life insurance paid by Atria on behalf of the Named Executive Officer.
(5) Mr. Spilke has taken a leave of absence from Atria for an indefinite period of time effective March 1, 1996 and ceased being an executive officer as of such date.
(6) Mr. Katzman's employment with Atria began in November 1993.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth grants of stock options pursuant to Atria's 1994 Stock Plan granted during the fiscal year ended December 31, 1995 to the Named Executive Officers. Atria did not grant any stock options pursuant to Atria's 1990 Stock Option Plan, which plan was terminated upon the closing of Atria's initial public offering in May 1994, or any stock appreciation rights to the Named Executive Officers during the fiscal year ended December 31, 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS(1)                   POTENTIAL REALIZABLE
                         ---------------------------------              VALUE AT ASSUMED
                                   PERCENT                               ANNUAL RATES OF
                                   OF TOTAL                                STOCK PRICE
                                   OPTIONS                                APPRECIATION
                         OPTION   GRANTED TO    EXERCISE               FOR OPTION TERM(2)
                         GRANTED EMPLOYEES IN   OR BASE    EXPIRATION ---------------------
NAME                       (#)   FISCAL YEAR  PRICE ($/SH)    DATE      5%($)      10%($)
- ----                     ------- ------------ ------------ ---------- ---------- ----------
Paul H. Levine.......... 20,000      3.4%       $14.5625    1/25/05   $  183,165 $  464,177
John C. Leary........... 12,000      2.1%        14.5625    1/25/05      109,899    278,506
Howard Spilke (3)....... 12,000      2.1%        14.5625    1/25/05      109,899    278,506
Elliot M. Katzman....... 12,000      2.1%        14.5625    1/25/05      109,899    278,506
David B. Leblang........ 12,000      2.1%        14.5625    1/25/05      109,899    278,506

- --------
(1) All options were granted by the Compensation Committee at "fair market value" determined as of the last business day for which prices are available prior to the date an option is granted and means the last reported sale price (on that date) of Atria Common Stock on Nasdaq. All information has been adjusted to give effect to the two-for-one stock split in the form of a 100% stock dividend effective in September 1995.
(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of Atria's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect Atria's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Atria's Common Stock holdings are dependent on the timing of such exercise and the future performance of Atria's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.
(3) Mr. Spilke has taken a leave of absence from Atria for an indefinite period of time effective March 1, 1996 and ceased being an executive officer as of such date.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

  The following table sets forth information with respect to options to purchase Atria's Common Stock granted under Atria's 1990 Stock Option Plan and 1994 Stock Plan to the Named Executive Officers, including (i) the number of shares of Atria Common Stock purchased upon exercise of options in the fiscal year ended December 31, 1995; (ii) the net value realized upon such exercise;
(iii) the number of unexercised options outstanding at December 31, 1995; and
(iv) the value of such unexercised options at December 31, 1995.

                  AGGREGATED OPTION EXERCISES IN LAST FISCAL
                    YEAR AND FISCAL YEAR-END OPTION VALUES

                                                    NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                             SHARES       VALUE          OPTIONS AT          IN-THE-MONEY OPTIONS AT
                           ACQUIRED ON   REALIZED DECEMBER 31, 1995 (#)(1)  DECEMBER 31, 1995 ($)(3)
          NAME           EXERCISE (#)(1)  ($)(2)  EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           --------------- -------- ------------------------- -------------------------
Paul H. Levine .........        --           --         53,000/17,000          $1,979,938/$417,563
John C. Leary ..........        --           --         61,800/10,200           2,316,713/ 250,537
Howard Spilke (4).......        --           --         21,800/10,200             801,713/ 250,537
Elliot M. Katzman ......      1,800      $29,687           -- /10,200                  0 / 250,537
David B. Leblang .......        --           --         21,800/10,200             801,713/ 250,537

- --------
(1) All share information has been adjusted to give effect to the two-for-one stock split in the form of a 100% stock dividend effective in September 1995. The information in the above table does not include any options to purchase shares of Atria Common Stock that will become exercisable immediately prior to the Effective Time due to certain acceleration provisions. Atria's 1994 Stock Plan and Atria's 1994 Non-Employee Director Stock Option Plan and the option agreements issued thereunder provide that if Atria is merged or consolidated with or into another entity, or if all or substantially all of Atria's assets are acquired by another entity, then the exercisability of the option accelerates such that the number of shares that shall become exercisable immediately preceding the Effective Time of the Merger shall equal that number of shares that would be fully exercisable as of the date that is 2 1/2 years after the Effective Time of the Merger if such option otherwise would have remained outstanding. The information in the above table includes shares issuable pursuant to Atria's 1990 Stock Option Plan that are currently subject to repurchase by Atria. Atria's 1990 Stock Option Plan and option agreements issued thereunder provide that if Atria is merged or consolidated with or into another entity, or if all or substantially all of Atria's assets are acquired by another entity, then the repurchase rights will partially lapse such that the number of shares that shall become vested (and no longer subject to repurchase) shall equal that number of shares that would be fully vested as of the date that is 2 1/2 years after the Effective Time of the Merger if such vesting would have continued pursuant to the terms of the option agreements for such period. The Merger, if consummated, will trigger the above provisions of Atria's Stock Option Plans and option agreements. See footnotes to "--Securities Ownership of Certain Beneficial Owners and Management of Atria" for further information regarding the impact of these acceleration provisions on the Named Executive Officers included in the above table.
(2) Value is based on the difference between the option exercise price (after giving effect to the stock split referred to above) and the fair market value at December 29, 1995 ($39.125 per share as quoted on Nasdaq), multiplied by the number of shares underlying the option.
(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of Atria's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect Atria's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Atria Common Stock holdings are dependent on the timing of such exercise and the future performance of Atria's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.
(4) Mr. Spilke has taken a leave of absence from Atria for an indefinite period of time effective March 1, 1996 and ceased being an executive officer as of such date.

                          COMPARISON OF CAPITAL STOCK

DESCRIPTION OF PURE CAPITAL STOCK

  The authorized capital stock of Pure consists of 80,000,000 shares of Common Stock, $0.0001 par value per share, and 2,000,000 shares of Preferred Stock, $0.0001 par value per share.

 Pure Common Stock

  As of the Pure Record Date, there were approximately 17,745,135 shares of Pure Common Stock outstanding held of record by approximately 355 stockholders. Pure Common Stock is listed on Nasdaq under the symbol "PRSW." Holders of Pure Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The stockholders do not have a right to take action by written consent nor may they cumulate votes in connection with the election of Directors. The holders of Pure Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of Pure, the holders of Pure Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The Pure Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Pure Common Stock. All outstanding shares of Pure Common Stock are fully paid and non-assessable, and the shares of Pure Common Stock to be outstanding upon completion of the Merger will be fully paid and non-assessable.

 Preferred Stock

  Pure has 2,000,000 shares of Preferred Stock authorized, of which, as of July 1, 1996, no shares are outstanding. The Board of Directors has the authority to issue these shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued and undesignated shares of Preferred Stock and to fix the number of shares constituting any series and the designations of such series, without any further vote or action by the stockholders. Although it presently has no intention to do so, the Board of Directors, without stockholder approval, can issue Preferred Stock with voting and conversion rights which could adversely affect the voting power or other rights of the holders of Pure Common Stock and the issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Pure.

 Transfer Agent and Registrar

  The Transfer Agent and Registrar for the Pure Common Stock is U.S. Stock Transfer Corp., 1745 Gardena Ave., Glendale, CA 91204 and its telephone number is (818) 502-1404.

DESCRIPTION OF ATRIA CAPITAL STOCK

  The authorized capital stock of Atria consists of 50,000,000 shares of Atria Common Stock, $0.01 par value per share, and 2,000,000 shares of Preferred Stock, $1.00 par value per share (the "Preferred Stock").

 Atria Common Stock

  As of the Atria Record Date, there were approximately 14,381,437 shares of Atria Common Stock outstanding held of record by approximately 180 stockholders. Atria Common Stock is listed on Nasdaq under the trading symbol "ATSW." Holders of Atria Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders and to receive such lawful dividends as may be declared by Atria's Board of Directors. In the event of the liquidation, dissolution or winding up of Atria, the holders of shares of Atria Common Stock will be entitled to share ratably in Atria's assets. All outstanding shares of Atria Common Stock are fully paid and nonassessable.

 Preferred Stock

  The Atria Board has the authority, without any further vote or action by the stockholders, to provide for the issuance of up to 2,000,000 shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, to fix the designations, preferences, limitations and relative, participating, optional or other special rights and qualifications or restrictions of the shares of each series, and to determine the voting powers, if any, of such shares. The issuance of Preferred Stock could adversely affect, among other things, the rights of existing stockholders or could delay or prevent a change in control of Atria without further action by the stockholders. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Atria Common Stock. In addition, any such issuance could have the effect of delaying, deferring or preventing a change in control of Atria and could make the removal of the present management of Atria more difficult. Atria has no current plans to issue any Preferred Stock.

  The Transfer Agent and Registrar for Atria Common Stock is Boston EquiServe, 150 Royall Street, Canton, Massachusetts.

COMPARISON OF CAPITAL STOCK

  After consummation of the Merger, the holders of Atria Common Stock who receive Pure Common Stock under the terms of the Agreement will become stockholders of Pure. As stockholders of Atria, their rights are presently governed by Massachusetts law and by the Atria Restated Articles of Organization, as amended (the "Atria Charter") and the Restated By-laws (the "Atria By-laws"). As stockholders of Pure, their rights will be governed by Delaware law and by the Pure Certificate and Pure By-laws (the "Pure By-laws"). The following discussion summarizes the material differences between the rights of holders of Pure Common Stock and holders of Atria Common Stock and differences between the charters and by-laws of Pure and Atria. This summary does not purport to be complete and is qualified in its entirety by reference to the Pure Certificate and By-laws, the Atria Charter and By-laws and the relevant provisions of Delaware and Massachusetts law.

 Special Meeting of Stockholders

  Delaware law provides that special meetings of stockholders may be called by the directors or by any other person as may be authorized by the corporation's certificate of incorporation or by-laws. The Pure By-laws provides that special meetings may be called by the president and shall be called by the president or secretary upon written request of (i) a majority of the board of directors or (ii) stockholders owning not less than ten percent of the entire capital stock issued and outstanding and entitled to vote. Massachusetts law provides that special meetings of stockholders of a corporation with a class of voting stock registered under the Exchange Act (a "public company"), may be called by a corporation's president or directors, and, unless otherwise provided in the articles of organization or by-laws, must be called by its clerk or any other officer upon written application of the owners of at least 40% of the corporation's stock entitled to vote at such meeting. Atria is a public company, and the Atria By-laws provide that, upon written application of one or more stockholders who hold at least 40% in interest of the capital stock entitled to vote at a meeting, a special meeting shall be called by the clerk.

 Inspection Rights

  Inspection rights under Delaware law are more extensive than under Massachusetts law. Under Delaware law, stockholders, upon the demonstration of a proper purpose, have the right to inspect a corporation's stock ledger, stockholder list, and other books and records. The Pure By-laws provide that a stockholder list prepared for a stockholder meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting. Under Massachusetts law, a corporation's stockholders have the right for a proper purpose to inspect the corporation's articles of organization, by-laws, records of all meetings of incorporators and stockholders, and stock and transfer records, including the stockholder list. The Atria By-laws parallel the statutory requirements but also provide that access to corporate records will not be granted for the purpose of securing a list of stockholders in order to sell such list or for using such list for a purpose other than in the interest of the stockholder relative to the affairs of the corporation. In addition, stockholders of a Massachusetts business corporation have a qualified common law right under certain circumstances to inspect other books and records of the corporation.

 Action by Consent of Stockholders

  Under Delaware law, unless the certificate of incorporation provides otherwise, any action to be taken by stockholders may be taken without a meeting, without prior notice, and without a vote, if the stockholders having the number of votes that would be necessary to take such action at a meeting at which all stockholders were present and voted consent to the action in writing. The Pure Certificate, however, provides that any action required or permitted to be taken by its stockholders cannot be effected by written consent, but must be effected at a duly called annual or special meeting of stockholders. Under Massachusetts law, any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing, and such consents must be filed with the records of meetings of stockholders.

 Cumulative Voting

  Under Delaware law, a corporation may provide in its certificate of incorporation for cumulative voting by stockholders in elections of directors (i.e., each stockholder casts as many votes for directors as he has shares of stock multiplied by the number of directors to be elected). The Pure Certificate does not provide for cumulative voting. Massachusetts has no cumulative voting provision. The Atria Charter does not provide for cumulative voting.

 Dividends and Repurchases of Stock

  Under Delaware law, a corporation generally is permitted to declare and pay dividends out of surplus or out of net profits for the current and/or preceding fiscal year, provided that such dividends will not reduce capital below the amount of capital represented by all classes of stock having a preference upon the distribution of assets. Also under Delaware law, a corporation may generally redeem or repurchase shares of its stock if such redemption or repurchase will not impair the capital of the corporation. Under Massachusetts law, the payment of dividends and the repurchase of the corporation's stock are generally permissible if such actions are not taken when the corporation is insolvent, do not render the corporation insolvent or bankrupt, and do not violate the corporation's articles of organization.

 Classification of the Board of Directors

  Delaware law permits (but does not require) classifications of a corporation's board of directors into one, two or three classes. The Pure Certificate does not provide for classes of directors. Massachusetts law permits classification of a corporation's board of directors, but in the case of a public company, Massachusetts law requires classification into three classes and imposes certain requirements unless the corporation makes an election not to be governed by the statutory provisions. Atria has not made such an election and, therefor, its board of directors is classified into three classes.

 Removal of Directors

  Under Delaware law, although stockholders may generally remove directors with or without cause by a majority vote, stockholders may remove members of classified boards only for cause unless the certificate of incorporation provides otherwise. Under Delaware law, directors are not permitted to remove other directors.

  Under Massachusetts law, stockholders may remove directors with or without cause by a majority of shares entitled to vote. However, the Atria By-laws, in conformity with statutory provisions, provide that if the directors are classified with respect to the time for which they severally hold office pursuant to Section 50A(a) of the MBCL, the stockholders may, by the affirmative vote of a majority of the shares outstanding and entitled to vote, remove any director, directors or the entire board of directors only for cause. Under Massachusetts law, directors may remove other directors for cause by a majority vote.

 Vacancies on the Board of Directors

  Under both Massachusetts and Delaware law, unless otherwise provided in the charter or by-laws, vacancies on the board of directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by the remaining directors.

 Exculpation of Directors

  Delaware law and Massachusetts law have substantially similar provisions relating to exculpation of directors. Each state's law permits, and the Pure Certificate and the Atria Charter provide, that no director shall be personally liable to Pure and Atria, respectively, or their respective stockholders for monetary damages for breaches of fiduciary duty except where such exculpation is expressly prohibited by law. The circumstances under which exculpation is prohibited are substantially similar in Delaware and Massachusetts.

  Neither Atria nor Pure may eliminate the liability of directors to the extent that such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit or (iv) for unauthorized distributions and loans to insiders with respect to corporations governed by Massachusetts law or for unlawful payments of dividends, unlawful stock purchases or redemptions with respect to corporations governed by Delaware law.

 Indemnification of Directors, Officers and Others

  Both Delaware and Massachusetts law generally permit indemnification of directors and officers for expenses incurred by them by reason of their position with the corporation, if the director or officer has acted in good faith and with the reasonable belief that his conduct was in the best interests of the corporation. However, Delaware law, unlike Massachusetts law, does not permit a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation (although it does permit indemnification in such situations if approved by the Delaware Court of Chancery and for expenses of such actions). The Pure Certificate authorizes Pure to provide indemnification to its agents to the maximum extent legally permissible. Pure's By-laws provide indemnification to its directors to the maximum extent legally permissible. In addition, Pure's By-laws provide that the Board of Directors has the power to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an officer or employee of the corporation. Atria's By-laws provide for indemnification to its directors and officers to the maximum extent legally permissible and Atria has entered into Indemnification Agreements with each of its directors and officers.

 Interested Director Transactions

  Delaware law provides that no transaction between a corporation and one or more of its directors or officers or any entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason. In addition, no such transaction shall be void or voidable solely because the director or officer is present at, participates in, or votes at the meeting of the board of directors or committee which authorizes the transaction. In order that such a transaction not be found void or voidable, it must, after disclosure of material facts, be approved by a vote of a majority of the disinterested directors, or a committee of disinterested directors, or the stockholders, or the transaction must be fair as to the corporation. Massachusetts law has no comparable provisions. The Pure Certificate or By-laws do not address this issue. The

Atria By-laws parallel the Delaware statutory provisions and contain provisions relating to certain contracts and transactions involving officers, directors, stockholders or employees. Such a transaction shall not be void or voidable if all material facts were known or disclosed to the directors or stockholders voting at the meeting on the contract or transaction.

 Sales, Lease or Exchange of Assets and Mergers

  Delaware law requires the approval of the directors and the vote of the holders of a majority of the outstanding stock entitled to vote thereon for the sale, lease, or exchange of all or substantially all of a corporation's property and assets or a merger or consolidation of the corporation into any other corporation, although the certificate of incorporation may require a higher stockholder vote. The Pure Certificate does not require a higher vote.

  Massachusetts law provides that a vote of two-thirds of the shares of each class of stock outstanding and entitled to vote thereon is required to authorize the sale, lease, or exchange of all or substantially all of a corporation's property and assets or a merger or consolidation of the corporation into any other corporation, except that the articles of organization may provide that the vote of a greater or lesser proportion, but not less than a majority of the outstanding shares of each class, is required. Under Massachusetts law, the articles of organization or by-laws may provide that all outstanding classes of stock shall vote as a single class, but, in the case of a merger or consolidation, the separate vote of all classes of stock, the rights of which would be adversely affected by the transaction, is also required. The Atria Charter reduces the stockholder vote required to approve such transactions from two-thirds to a majority of each class outstanding and entitled to vote thereon if such transaction has been approved by the board of directors.

 Amendments to Charter

  Under Delaware law, charter amendments require the approval of the directors and the vote of the holders of a majority of the outstanding stock and a majority of each class of stock outstanding and entitled to vote thereon as a class, unless the certificate of incorporation requires a greater proportion. The Pure Certificate not require a greater proportion to amend the Pure Certificate. In addition, Delaware law requires a class vote when, among other things, an amendment will adversely affect the powers, preferences or special rights of a class of stock. Under Massachusetts law, amendments to a corporation's articles of organization relating to certain changes in capital or in the corporate name require the vote of at least a majority of each class of stock outstanding and entitled to vote thereon. Amendments relating to other matters require a vote of at least two-thirds of each class outstanding and entitled to vote thereon or, if the articles of organization so provide, a greater or lesser proportion but not less than a majority of the outstanding shares of each class. Under Massachusetts law, the articles of organization or by-laws may provide that all outstanding classes of stock shall vote as a single class, but the separate vote of any class of stock the rights of which would be adversely affected by the amendment is also required. The Atria Charter reduces the stockholder vote required to approve such amendments from two-thirds to a majority of each class of stock outstanding and entitled to vote thereon.

 Amendments to By-laws

  Both Delaware and Massachusetts law provide that stockholders may amend the by-laws and, if provided in its charter, the board of directors also has this power. Under Delaware law, the power to adopt, amend or repeal by-laws lies in stockholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal by-laws upon the directors. Under Massachusetts law, the power to make, amend or repeal by-laws also lies in the stockholders; provided that if authorized by the articles of organization, the by-laws may provide that the directors may also make, amend or repeal the by-laws, except with respect to any provision which by law, the articles of organization or the by-laws requires action by the stockholders. The Pure Certificate gives the board of directors the power to make, alter, amend or repeal by-laws. The Atria By-laws may be amended by an affirmative vote of at least a majority of stockholders present at a meeting of the stockholders and entitled to vote, provided that notice of the proposed amendment was given in the notice for the meeting. The Atria Charter provides that the directors may amend or repeal the By-laws in whole or in part, except with respect to any provision thereof which by law or the By-laws requires action by the stockholders.

 Appraisal Rights

  Dissenting stockholders have the right to obtain the fair value of their shares (so-called "appraisal rights") in more circumstances under Massachusetts law than under Delaware law. Under Delaware law, appraisal rights are available in connection with a statutory merger or consolidation in certain specified situations. Appraisal rights are not available when a corporation is to be the surviving corporation and no vote of its stockholders is required to approve the merger. In addition, unless otherwise provided in the charter, no appraisal rights are available to holders of shares of any class of stock which is either: (a) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or
(b) held of record by more than 2,000 stockholders, unless such stockholders are required by the terms of the merger to accept anything other than: (i) shares of stock of the surviving corporation; (ii) shares of stock of another corporation which are or will be so listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by Nasdaq or held of record by more than 2,000 stockholders;
(iii) cash in lieu of fractional shares of such stock or (iv) any combination thereof.

  Appraisal rights are not available under Delaware law in the event of the sale, lease, or exchange of all or substantially all of a corporation's assets or the adoption of an amendment to its certificate of incorporation, unless such rights are granted in the corporation's certificate of incorporation. The Pure Certificate does not grant such rights. Under Massachusetts law, a properly dissenting stockholder is entitled to receive the appraised value of his shares when the corporation votes (i) to sell, lease, or exchange all or substantially all of its property and assets, (ii) to adopt an amendment to its articles of organization which adversely affects the rights of the stockholder, or (iii) to merge or consolidate with another corporation.

 "Anti-Takeover" Statutes

  Business Combination Statute

  Delaware's "business combination" statute is substantially similar to Massachusetts' business combination statute. However, while the Delaware statute provides that, if a person acquires 15% or more of the stock of a Delaware corporation without the approval of the board of directors of that corporation (an "interested stockholder"), he may not engage in certain transactions with the corporation for a period of three years, the Massachusetts statute has a 5% threshold with certain persons excluded. Both the Delaware and Massachusetts statutes include certain exceptions to this prohibition; for example, if the board of directors approves the acquisition of stock or the transaction prior to the time that the person became an interested stockholder, or if the interested stockholder acquires 85% (in the Delaware statute) or 90% (in the Massachusetts statute) of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and certain employee stock plans) in one transaction, or if the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

  Control Share Acquisition Statute

  Under the Massachusetts Control Share Acquisition statute for Massachusetts corporations, a person (hereinafter, the "acquirer") who makes a bona fide offer to acquire, or acquires, shares of stock of a corporation that when combined with shares already owned, would increase the acquirer's ownership to at least 20%, 33 1/3%, or a majority of the voting stock of the corporation, must obtain the approval of a majority of shares held by all stockholders except the acquirer and the officers and inside directors of the corporation, in order to vote the shares acquired. The statute does not require the acquirer to consummate the purchase before the stockholder vote is taken. The Control Share Acquisition statute permits a Massachusetts corporation to elect not to be governed by these provisions by including such an election in its articles of organization or by-laws. The Atria By-laws state that the Control Share Acquisition statute shall not apply to Atria. Delaware does not have a Control Share Acquisition statute.

 Consideration of Societal Factors

  Unlike Massachusetts, Delaware does not explicitly provide for the consideration of societal interests by a corporation's board of directors in making decisions. The Delaware Supreme Court has, however, held that, in discharging their responsibilities, directors may consider constituencies other than stockholders, such as creditors, customers, employees and perhaps even the community in general, as long as there are rationally related benefits accruing to stockholders as well. The Delaware Supreme Court has held, however, the concern for non-stockholder interests is inappropriate when a sale of the company is inevitable and an auction among active bidders is in progress. The Pure Certificate and Pure By-laws do not directly discuss consideration of societal factors.

  Massachusetts law expressly provides that in determining what a director reasonably believes to be in the best interests of the corporation, he may consider the interests of the corporation's employees, suppliers, creditors and customers; the economy of the state, region and nation; community and societal considerations; and the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. Thus, these interests could be considered even in connection with a decision to sell a company. The Atria Charter and Atria By-laws do not discuss the consideration of societal factors.

                                    EXPERTS

  The consolidated financial statements and schedule of Pure as of December 31, 1994 and 1995, and for each of the years in the three-year period ended December 31, 1995, have been included in the Registration Statement and Prospectus/Joint Proxy Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

  The consolidated financial statements of Atria Software, Inc. as of December 31, 1994 and 1995, and for each of the three years ended December 31, 1995 appearing in this Prospectus/Joint Proxy Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and are included in reliance upon the report, given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

  The validity of the Pure Common Stock issuable pursuant to the Merger will be passed on by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts, is acting as counsel for Atria in connection with certain legal matters relating to the Merger and the transaction contemplated thereby. See "Pure-- Pure Stock Information--Pure Principal Stockholders."

                               PURE SOFTWARE INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Pure Software Inc. and Subsidiaries:
  Report of Independent Auditors.......................................... F-2
  Consolidated Balance Sheets............................................. F-3
  Consolidated Statements of Operations................................... F-4
  Consolidated Statements of Redeemable Preferred Convertible Preferred
   Stock and Stockholders' Equity......................................... F-5
  Consolidated Statements of Cash Flows................................... F-6
  Notes to Consolidated Financial Statements.............................. F-7
Atria Software, Inc.
  Independent Auditors' Report............................................ F-17
  Consolidated Balance Sheets............................................. F-18
  Consolidated Statements of Operations................................... F-19
  Consolidated Statements of Cash Flows................................... F-20
  Consolidated Statements of Stockholders' Equity (Deficit)............... F-21
  Notes to Consolidated Financial Statements.............................. F-22

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Pure Software Inc.:

  We have audited the accompanying consolidated balance sheets of Pure Software Inc. and subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pure Software Inc. and subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

San Jose, California
January 18, 1996

                      PURE SOFTWARE INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                     DECEMBER 31,
                                                    ---------------   MARCH 31,
                                                     1994    1995       1996
                                                    ------- -------  -----------
                                                                     (UNAUDITED)
                                    ASSETS
Current assets:
  Cash and cash equivalents.......................  $ 8,995 $ 5,835    $ 8,229
  Short-term investments..........................      --   31,600     31,775
  Accounts receivable, net of allowances of $452,
   $518, and $665 in 1994, 1995, and 1996.........    5,025  11,913     14,532
  Prepaid expenses and other assets...............      985   1,030      1,133
  Deferred taxes..................................      --      705        705
                                                    ------- -------    -------
    Total current assets..........................   15,005  51,083     56,374
Property and equipment, net.......................    2,162   5,288      6,503
Other assets, net.................................      148   1,731      1,635
                                                    ------- -------    -------
    Total assets..................................  $17,315 $58,102    $64,512
                                                    ======= =======    =======
 LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of bank borrowings and capital
   lease obligations..............................  $   301 $   254    $   257
  Accounts payable................................      857     996      2,706
  Accrued payroll and related expenses............      974   3,075      2,365
  Accrued merger and integration expenses.........      --    1,887        426
  Other accrued expenses..........................      908   1,264      1,663
  Deferred revenue................................    3,424   8,591     11,286
  Income taxes....................................      219   2,134      3,011
                                                    ------- -------    -------
    Total current liabilities.....................    6,683  18,201     21,714
Bank borrowings and capital lease obligations,
 less current portion.............................      318      67        --
                                                    ------- -------    -------
    Total liabilities.............................    7,001  18,268     21,714
                                                    ------- -------    -------
Commitments and contingencies
Redeemable convertible preferred stock; $.0001 par
 value; 6,845,012 shares authorized; 6,057,456
 shares issued and outstanding in 1994, no shares
 authorized, issued or outstanding in 1995 and
 1996 (liquidation preference of $6,518 in 1994)..    6,467     --         --
Stockholders' equity:
  Preferred stock; $.0001 par value; 2,000,000
   shares authorized; no shares issued and
   outstanding....................................      --      --         --
  Common stock; $.0001 par value; 30,000,000
   shares authorized; 8,086,026, 17,161,273 and
   17,537,811 shares issued and outstanding in
   1994, 1995 and 1996............................        1       2          2
  Additional paid-in capital......................      123  48,379     49,585
  Cumulative translation adjustment...............      --     (150)      (167)
  Retained earnings (accumulated deficit).........    3,723  (8,397)    (6,622)
                                                    ------- -------    -------
    Total stockholders' equity....................    3,847  39,834     42,798
                                                    ------- -------    -------
      Total liabilities, redeemable convertible
       preferred stock and stockholders' equity...  $17,315 $58,102    $64,512
                                                    ======= =======    =======

          See accompanying notes to consolidated financial statements.

                      PURE SOFTWARE INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          THREE MONTHS ENDED
                                YEAR ENDED DECEMBER 31,        MARCH 31,
                               -------------------------  --------------------
                                1993     1994     1995      1995       1996
                               ------- -------- --------  ---------  ---------
                                                              (UNAUDITED)
Revenues:
  Product..................... $ 9,482 $ 16,020 $ 32,765  $   6,057  $  10,524
  Maintenance and other.......   2,443    5,973   11,277      2,188      4,604
                               ------- -------- --------  ---------  ---------
    Total revenues............  11,925   21,993   44,042      8,245     15,128
                               ------- -------- --------  ---------  ---------
Cost of revenues:
  Product.....................     277      307    1,245        109        408
  Maintenance and other.......     931    1,710    2,505        490        884
                               ------- -------- --------  ---------  ---------
    Total cost of revenues....   1,208    2,017    3,750        599      1,292
                               ------- -------- --------  ---------  ---------
    Gross margin..............  10,717   19,976   40,292      7,646     13,836
                               ------- -------- --------  ---------  ---------
Operating expenses:
  Sales and marketing.........   5,640    9,493   21,315      4,020      7,508
  Research and development....   2,638    5,204    7,494      1,598      2,631
  General and administrative..   1,558    2,799    4,790        938      1,367
  Merger and integration......     --       --     2,961        --         --
  In-process research and
   development................     --       --    10,100     10,100        --
                               ------- -------- --------  ---------  ---------
    Total operating expenses..   9,836   17,496   46,660     16,656     11,506
                               ------- -------- --------  ---------  ---------
Income (loss) from
 operations...................     881    2,480   (6,368)    (9,010)     2,330
Other income..................      20      160      818        122        307
                               ------- -------- --------  ---------  ---------
  Income (loss) before income
   taxes......................     901    2,640   (5,550)    (8,888)     2,637
Income taxes..................      73      593    3,145        200        862
                               ------- -------- --------  ---------  ---------
  Net income (loss)........... $   828 $  2,047 $ (8,695) $  (9,088) $   1,775
                               ======= ======== ========  =========  =========
Net income per share..........                                       $    0.09
                                                                     =========
Pro forma net income (loss)
 per share (unaudited):
  Income (loss) before income
   taxes, as reported.........         $  2,640 $ (5,550) $  (8,888)
  Pro forma income taxes......              888    3,869        421
                                       -------- --------  ---------
  Pro forma net income (loss)
   ...........................         $  1,752 $ (9,419) $  (9,309)
                                       ======== ========  =========
Pro forma net income (loss)
 per share....................         $   0.11 $  (0.60) $   (0.64)
                                       ======== ========  =========
Shares used in per share
 computation..................           15,838   15,784     14,505     19,905
                                       ======== ========  =========  =========

          See accompanying notes to consolidated financial statements.

                      PURE SOFTWARE INC. AND SUBSIDIARIES

     CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
                              STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                REDEEMABLE
                               CONVERTIBLE                                              RETAINED
                             PREFERRED STOCK    COMMON STOCK   ADDITIONAL CUMULATIVE    EARNINGS
                             -----------------  --------------  PAID-IN   TRANSLATION (ACCUMULATED
                             SHARES    AMOUNT   SHARES  AMOUNT  CAPITAL   ADJUSTMENT    DEFICIT)    TOTAL
                             -------  --------  ------  ------ ---------- ----------- ------------ -------
Balances, December 31,
 1992......................    4,570  $  2,436   8,409   $ 1    $   115      $ --       $ 1,398    $ 1,514
Repurchase of Series B
 redeemable convertible
 preferred stock...........      (48)      (39)    --    --         --         --           --         --
Exercise of stock options..      --        --      389   --          31        --           --          31
Issuance of common stock to
 consultants...............      --        --        4   --         --         --           --         --
Repurchase of common
 stock.....................      --        --     (419)  --         (23)       --           --         (23)
Contribution of common
 stock by founder..........      --        --     (300)  --         --         --           --         --
Distributions to
 stockholders..............      --        --      --    --         --         --          (250)      (250)
Net income.................      --        --      --    --         --         --           828        828
                             -------  --------  ------   ---    -------      -----      -------    -------
Balances, December 31,
 1993......................    4,522     2,397   8,083     1        123        --         1,976      2,100
Issuance of Series C
 redeemable convertible
 preferred stock...........    1,536     4,070     --    --         --         --           --         --
Exercise of stock options..      --        --        3   --         --         --           --         --
Distributions to
 stockholders..............      --        --      --    --         --         --          (300)      (300)
Net income.................      --        --      --    --         --         --         2,047      2,047
                             -------  --------  ------   ---    -------      -----      -------    -------
Balances, December 31,
 1994......................    6,058     6,467   8,086     1        123        --         3,723      3,847
Issuance of Series D
 redeemable convertible
 preferred stock...........      788     9,706     --    --         --         --           --         --
Issuance of common stock in
 initial public offering...      --        --    2,000   --      30,396        --           --      30,396
Conversion of preferred
 stock.....................   (6,846)  (16,173)  6,846     1     16,172        --           --      16,173
Exercise of stock options..      --        --      229   --          63        --           --          63
Currency translation
 adjustment................      --        --      --    --         --        (150)         --        (150)
Distributions to
 stockholders..............      --        --      --    --         --         --        (1,800)    (1,800)
Reclassification of
 undistributed
 S Corporation earnings....      --        --      --    --       1,625        --        (1,625)       --
Net loss...................      --        --      --    --         --         --        (8,695)    (8,695)
                             -------  --------  ------   ---    -------      -----      -------    -------
Balances, December 31,
 1995......................      --        --   17,161     2     48,379       (150)      (8,397)    39,834
                             =======  ========  ======   ===    =======      =====      =======    =======
Exercise of stock options
 (unaudited)...............                        377   --       1,206        --                    1,206
Currency translation
 adjustment (unaudited)....      --        --      --    --         --         (17)                    (17)
Net income (unaudited)........   --        --      --    --         --         --         1,775      1,775
                             -------  --------  ------   ---    -------      -----      -------    -------
Balances, March 31, 1996
 (unaudited)...............      --   $    --   17,538   $ 2    $49,585      $(167)     $(6,622)   $42,798
                             =======  ========  ======   ===    =======      =====      =======    =======


          See accompanying notes to consolidated financial statements.

                      PURE SOFTWARE INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                               THREE MONTHS
                                  YEAR ENDED DECEMBER 31,     ENDED MARCH 31,
                                  --------------------------  ----------------
                                   1993     1994      1995     1995     1996
                                  -------  -------  --------  -------  -------
                                                                (UNAUDITED)
Cash flows from operating
 activities:
 Net income (loss)............... $   828  $ 2,047  $ (8,695) $(9,088) $ 1,775
 Adjustments to reconcile net
  income (loss) to net cash
  provided by operating
  activities:
 Depreciation and amortization...     351      897     1,680      303      822
 Noncash integration costs.......     --       --        331      --       --
 In-process research and
  development....................     --       --     10,100   10,100      --
 Changes in operating assets and
  liabilities:
  Accounts receivable............  (1,863)  (2,196)   (6,310)  (1,518)  (2,619)
  Prepaid expenses and other
   current assets................    (343)      91      (444)     (75)    (103)
  Deferred tax assets............    (176)    (402)     (377)     (86)     --
  Accounts payable...............     290      442       121      283    1,710
  Accrued payroll and related
   expenses......................     473      427     1,969      117     (710)
  Accrued merger and
   integration...................     --       --      1,887      --    (1,461)
  Other accrued expenses.........      37      648       146     (151)     399
  Deferred revenue...............   1,026    2,097     4,766      569    2,695
  Income taxes...................     106      (22)    1,915       52      877
                                  -------  -------  --------  -------  -------
   Net cash provided by operating
    activities...................     729    4,029     7,089      506    3,385
                                  -------  -------  --------  -------  -------
Cash flows from investing
 activities:
 Purchases of property and
  equipment......................    (841)  (1,921)   (4,940)    (860)  (1,867)
 Other assets....................    (110)     (43)     (283)     (14)     (74)
 Acquisition of QualTrak
  Corporation, net of cash
  acquired.......................     --       --     (1,637)  (1,439)     --
 Purchases of short-term
  investments....................     --       --    (31,600)     --      (175)
                                  -------  -------  --------  -------  -------
   Net cash used for investing
    activities...................    (951)  (1,964)  (38,460)  (2,313)  (2,116)
                                  -------  -------  --------  -------  -------
Cash flows from financing
 activities:
 Bank borrowings.................     200      250       --       --       --
 Repayments of bank borrowings
  and capital leases.............     --       (93)     (298)     (55)     (64)
 S Corporation distributions to
  stockholders...................    (250)    (300)   (1,800)     --       --
 Proceeds from issuance of common
  stock..........................       8      --     30,459      --       --
 Proceeds from issuance of
  redeemable convertible
  preferred stock................     --     4,070       --         4    1,206
                                  -------  -------  --------  -------  -------
   Net cash provided (used) by
    financing activities.........     (42)   3,927    28,361      (51)   1,142
Effect of foreign currency
 exchange rate changes on cash...     --       --       (150)     --       (17)
                                  -------  -------  --------  -------  -------
Net change in cash and cash
 equivalents.....................    (264)   5,992    (3,160)  (1,858)   2,394
Cash and cash equivalents at
 beginning of year...............   3,267    3,003     8,995    8,995    5,835
                                  -------  -------  --------  -------  -------
Cash and cash equivalents at end
 of year......................... $ 3,003  $ 8,995  $  5,835  $ 7,137  $ 8,229
                                  =======  =======  ========  =======  =======
Noncash investing and financing
 activities:
 Conversion of redeemable
  preferred stock................     --       --   $ 16,173      --       --
                                  =======  =======  ========  =======  =======
 Redeemable convertible preferred
  stock issued in connection with
  acquisition of QualTrak
  Corporation....................     --       --   $  9,706  $ 9,904      --
                                  =======  =======  ========  =======  =======
Cash paid during the year for:
 Interest........................ $    37  $    66  $     54  $    16  $     7
                                  =======  =======  ========  =======  =======
 Income taxes.................... $   280  $   826  $  1,622  $   238  $    12
                                  =======  =======  ========  =======  =======

          See accompanying notes to consolidated financial statements.

                      PURE SOFTWARE INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (INFORMATION AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996 IS
                                  UNAUDITED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Pure Software Inc. (the "Company") develops, markets and supports a comprehensive, integrated suite of software products that enable the production of reliable, high-quality software and improve the software development process.

 Acquisitions

  On March 17, 1995, the Company acquired QualTrak Corporation ("QualTrak"), a provider of quality assurance software tools. The acquisition was accounted for as a purchase with the results of QualTrak included from the acquisition date.

  On November 21, 1995, the Company acquired Performix, Inc. ("Performix"), a provider of client/server load and performance testing tools. The acquisition was accounted for as a pooling of interests, and accordingly, the Company's consolidated financial statements and notes thereto have been restated to include the results of Performix for all periods presented.

 Basis of Consolidation

  The accompanying consolidated financial statements include the accounts of Pure Software Inc. and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated.

 Cash and Cash Equivalents and Short-Term Investments

  The Company considers all highly liquid instruments with an original maturity of 90 days or less to be cash equivalents. All of the Company's investments are classified as available-for-sale and, consequently, are reported at fair value. Any differences between their carrying value and fair value are included as a separate component of stockholders' equity.

 Property and Equipment

  Property and equipment are stated at cost, net of accumulated depreciation and amortization and are depreciated over their estimated useful lives of three to seven years. Leasehold improvements are recorded at cost and amortized over the lesser of their useful lives or the term of their related leases.

 Other Assets

  Other assets, consisting principally of purchased software, goodwill and prepaid royalties, are stated at cost, and are amortized over their estimated useful lives. Purchased software is amortized over 18 months. Goodwill is amortized over 5 years. Prepaid royalties are amortized over the life of the related technology.

 Revenue Recognition

  The Company's revenues are derived from license fees for its software products, from software maintenance fees and from other sources. Product revenues are derived from product licensing fees. Maintenance and other revenues are derived from software maintenance fees, from training fees and from royalties for technology licenses. The Company recognizes revenue in accordance with the provisions of American Institute of Certified Public Accountants Statement of Position No. 91-1, Software Revenue Recognition. Product revenues from the sale of software licenses are recognized upon shipment to an end user if collection is probable and remaining vendor obligations are insignificant. Product returns and sales allowances are estimated and provided for at the time of sale. Maintenance revenues from ongoing customer support and product upgrades are recognized ratably

                      PURE SOFTWARE INC. AND SUBSIDIARIES
over the term of the maintenance agreement. Payments for maintenance fees are generally received in advance and are nonrefundable. Revenues from training are recognized when the services are performed. Revenues from royalties on technology licenses are recognized when earned and when collection is probable.

 Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

 Research and Development Costs

  Research and development costs are charged to operations as incurred. To date, the Company has not capitalized software development costs after a working model has been completed since costs incurred subsequent to the establishment of technological feasibility have not been material.

 Income Taxes

  The Company records income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

 Concentrations of Credit Risk

  Financial instruments potentially exposing the Company to a concentration of credit risk principally consist of cash and cash equivalents, short-term investments and accounts receivable.

  Cash and cash equivalent balances consist of deposits with major commercial banks, the maturity of which is under three months from date of purchase. Short-term investments are placed with high quality financial, government or corporate institutions.

  The Company sells its products to companies in the software development industry ("end users") and distributors, who remarket the product to end users. The Company maintains reserves for potential credit losses, but historically has not experienced any significant losses related to individual customers or groups of customers in any particular industry or geographic area.

 Foreign Currency Translation

  The functional currency of the Company's foreign subsidiaries is their local currency. Accordingly, all assets and liabilities are translated at the current exchange rate at the end of the period and income and expense accounts are translated at the average rates in effect during the period. The adjustment arising from translation of these subsidiaries' financial statements is reflected as a separate component of stockholders' equity.

 Per Share Computations

  Pro forma net income (loss) per share is computed using pro forma net income
(loss) and is based on the weighted average number of shares outstanding of common stock and redeemable convertible preferred stock, on an as-if converted basis, and dilutive common equivalent shares from stock options using the treasury stock method. In accordance with certain Securities and Exchange Commission (SEC) Staff Accounting Bulletins, such

                      PURE SOFTWARE INC. AND SUBSIDIARIES
computations for periods preceding the initial public offering ("IPO") include all common and common equivalent shares issued within the 12 months preceding the IPO date as if they were outstanding for all prior periods presented using the treasury stock method and the initial public offering price.

  Pro forma net income (loss) includes a provision for income taxes as if Performix had been a C Corporation, fully subject to federal and state income taxes. Prior to its acquisition by the Company, Performix had elected S Corporation status for income tax purposes and, consequently, historical results as they relate to Performix do not include a provision for income taxes.

  Net income per share is computed using the weighted average number of shares outstanding of common stock and dilutive common equivalent shares from stock options using the treasury stock method.

  The difference between primary and fully diluted net income (loss) per share is either not significant or anti-dilutive in all periods presented.

 Recent Accounting Pronouncements

  In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." SFAS No. 121 is effective for fiscal years beginning after December 15, 1995, and requires long-lived assets to be evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company will adopt SFAS No. 121 in fiscal 1996 and does not expect its provisions to have a material effect on the Company's consolidated results of operations in the year of adoption.

 Interim Financial Information

  The consolidated financial statements for the three month periods ended March 31, 1995 and 1996 are unaudited, but include all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation. The results of operations for the three month period ended March 31, 1996 are not necessarily indicative of the results to be expected for the entire year.

(2) CASH AND CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS

  The Company's portfolio of investments consist of the following at December 31, 1995 (in thousands):

     Cash and cash equivalents:
       Cash and money market........................................... $ 4,835
       Certificates of deposit.........................................   1,000
                                                                        -------
                                                                        $ 5,835
                                                                        =======
     Short-term investments:
       Debt securities (municipal obligations).........................  15,200
       Auction rate securities.........................................  16,400
                                                                        -------
                                                                        $31,600
                                                                        =======

  All short-term investments at December 31, 1995 are classified as available-for-sale and have maturities of less than one year. Such investments are recorded at cost, which at December 31, 1995, approximated market value. Realized gains or losses on sales of available-for-sale securities were immaterial for the year ended December 31, 1995.

                      PURE SOFTWARE INC. AND SUBSIDIARIES

(3) PROPERTY AND EQUIPMENT

  Property and equipment consist of the following (in thousands):

                                                                DECEMBER 31,
                                                               ----------------
                                                                1994     1995
                                                               -------  -------
     Computer equipment....................................... $ 2,878  $ 5,835
     Furniture and fixtures...................................     292      942
     Office equipment.........................................     310      769
     Leasehold improvements...................................      29      558
     Construction in progress.................................      52      147
                                                               -------  -------
                                                                 3,561    8,251
                                                               -------  -------
     Less accumulated depreciation and amortization...........  (1,399)  (2,963)
                                                               -------  -------
                                                               $ 2,162  $ 5,288
                                                               =======  =======

  Property and equipment recorded under capital leases were $370,000 as of December 31, 1994 and 1995. Related accumulated amortization was $203,000 and $302,000 as of December 31, 1994 and 1995, respectively.

(4) COMMITMENTS AND CONTINGENCIES

 Bank Borrowings

  In March 1994, the Company converted borrowings under a line of credit into a promissory note. Borrowings under the agreement bear interest at the bank's prime index rate plus 1% (9.75% at December 31, 1995) and are collateralized by accounts receivable, equipment, fixtures and inventories of the Company. The agreement contains certain financial ratios and minimum tangible net worth requirements. As of December 31, 1995, the Company had borrowings of $267,000 under the promissory note. Scheduled principal payments under the note are $200,000 and $67,000 for 1996 and 1997, respectively.

 Lease Obligations

  As of December 31, 1995, the Company leased facilities under noncancelable leases expiring between 1996 and 2002. Future minimum lease payments are as follows (in thousands):

     1996................................................................ $1,545
     1997................................................................  1,288
     1998................................................................    979
     1999................................................................    811
     2000................................................................    621
     Thereafter..........................................................    713

  Rent expense for the years ended December 31, 1993, 1994 and 1995 was $370,000, $659,000, and $1,000,000, respectively.

(5) REDEEMABLE CONVERTIBLE PREFERRED STOCK

  Prior to July 1995, the Company was authorized to issue 6,600,000 shares of redeemable convertible preferred stock of which 6,057,456 shares were issued and outstanding. The Company had 2,000,000 shares of Series A issued and outstanding, 2,521,875 shares of Series B issued and outstanding and 1,535,581 shares of Series C issued and outstanding. Each outstanding share of preferred stock automatically converted into one share of common stock upon the closing of the Company's initial public offering in August 1995.

                      PURE SOFTWARE INC. AND SUBSIDIARIES

(6) STOCKHOLDERS' EQUITY

 Reincorporation

  On July 19, 1995, the Company reincorporated as a Delaware corporation. The articles of incorporation provide for 30,000,000 authorized shares of common stock with a $.0001 par value per share and for 2,000,000 authorized shares of preferred stock with a $.0001 par value per share. The consolidated financial statements have been retroactively restated to give effect to the reincorporation.

 1992 Stock Option/Stock Issuance and Purchase Plans and 1995 Stock Option
Plan

  On October 15, 1992, the Company's Board of Directors approved the 1992 Stock Option/ Stock Issuance Plan (the "Plan") which replaced the 1992 Stock Purchase Plan (the "Purchase Plan"). Under the Purchase Plan, the Company issued shares of stock to employees at fair market value. Stock issued under the Purchase Plan was subject to repurchase upon termination of employment. The Company's repurchase right generally lapses for 25% of the shares granted one year from the date of the grantee's date of hire and ratably over the next 36 months for the remaining shares. Options granted under the Plan may be either incentive stock options or nonstatutory stock options, as designated by the Board of Directors. The Plan expires ten years after adoption.


  The Plan provides that (i) the exercise price of an incentive stock option will be no less than the fair market value of the Company's common stock at the date of grant, (ii) the option exercise price per share for a nonstatutory stock option shall not be less than eighty-five percent of the fair market value, and (iii) the exercise price of an incentive stock option for an optionee who possesses more than ten percent of the total combined voting power of all classes of stock shall not be less than 110% of the fair market value; all as determined by the Board of Directors. One year from the date of grant, 25% of the options granted vest. The remaining balance vests ratably over the next 36 months of continuous service.

  In May 1995, the Company adopted the 1995 Stock Option Plan ("1995 Plan") to succeed the Plan. Under the 1995 Plan, 3,449,329 shares of common stock have been reserved for issuance. Beginning in 1996, an additional number of shares will be reserved on the first trading day of calendar years 1996, 1997, and 1998 equal to 5% of the number of shares of common stock outstanding on the last day of the preceding calendar year. Under the 1995 Plan, employees (including officers) and independent consultants may be granted nonstatutory options to purchase common stock at an exercise price of not less than 85% of the fair market value at the date of the grant and/or incentive stock options at an exercise price of no less than the fair market value at the date of grant.

  The 1995 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee determines which eligible individuals are to receive option grants, the number of shares subject to each such grant, the status of any granted option as either an incentive option or a nonstatutory option under the Federal tax laws, the vesting schedule to be in effect for each option grant and the maximum term for which each granted option is to remain outstanding.

  The Board may amend or modify the 1995 Plan at any time. The 1995 Plan will terminate on May 15, 2005, unless sooner terminated by the Board.

                      PURE SOFTWARE INC. AND SUBSIDIARIES

  Plan activity is summarized as follows:

                                                         OUTSTANDING OPTIONS
                                             SHARES    ------------------------
                                           AVAILABLE   NUMBER OF      PRICE
                                           FOR GRANT    SHARES      PER SHARE
                                           ----------  ---------  -------------
     Balance, December 31, 1992...........  2,646,687    240,313  $1.06 -  2.08
     Options granted...................... (1,802,609) 1,802,609   0.08 -  2.08
     Options exercised....................        --    (389,218)     0.08
     Options canceled.....................    156,750   (156,750)     0.08
                                           ----------  ---------
     Balance, December 31, 1993...........  1,000,828  1,496,954   0.08 -  2.08
     Options granted...................... (1,131,465) 1,131,465   0.08 -  2.93
     Options exercised....................        --      (2,708)     0.08
     Options canceled.....................    112,500   (112,500)  0.08 -  0.60
                                           ----------  ---------
     Balance, December 31, 1994...........    (18,137) 2,513,211   0.08 -  2.93
     Additional shares reserved...........  1,100,000        --        --
     Options granted...................... (1,184,286) 1,184,286   1.50 - 37.00
     Options exercised....................        --    (229,485)  0.08 - 11.00
     Options canceled.....................    299,613   (299,613)  0.08 - 37.00
                                           ----------  ---------
     Balance, December 31, 1995...........    197,190  3,168,399  $0.08 - 37.00
                                           ==========  =========

  As of December 31, 1995, 1,374,987 options were vested and 44,375 shares sold under the Purchase Plan were subject to a right of repurchase by the Company.

  Under the 1995 Plan, each individual serving as a non-employee director received on the date of the initial public offering, and each individual who first joins the Board as a non-employee director on or after the effective date of the 1995 Plan, received at that time, an automatic option grant for 15,000 shares of the Company's common stock. In addition, at each annual stockholders meeting, beginning in 1996, each non-employee director will automatically be granted at that meeting, a stock option to purchase 5,000 shares of common stock, provided such individual has served on the Board for at least six months prior to such meeting. Each option has an exercise price equal to the fair market value of the common stock on the automatic grant date and a maximum term of ten years, subject to earlier termination following the optionee's cessation of Board service. The option is immediately exercisable for all of the shares but the shares are subject to repurchase at original cost. With respect to the 15,000 share option grant, the right lapses and the optionee vests in a series of four equal annual installments over the optionee's period of Board service, beginning one year from the grant date. With respect to each 5,000 share option grant, the right lapses and the option vests in full on the first anniversary of such option's date of grant. However, vesting of the shares will automatically accelerate upon (i) an acquisition of the Company by merger, consolidation or asset sale; (ii) a hostile take-over of the Company effected by tender offer for more than 50% of the outstanding voting stock or proxy contest for Board membership or (iii) the death or disability of the optionee while serving as a Board member.

  In the event that more than 50% of the Company's outstanding voting stock were to be acquired pursuant to a hostile tender offer, each grant to non-employee directors which has been outstanding for at least six months may be surrendered to the Company in return for a cash distribution from the Company based upon the tender offer price per share of common stock at the time subject to the surrendered option.

 Employee Stock Purchase Plan

  The Company's Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board on May 16, 1995 and approved by the stockholders on July 17, 1995. The Company has reserved 300,000 shares of common stock for issuance under the Purchase Plan. The Purchase Plan provides for 24-month offerings with purchases occurring at six-month intervals, commencing on the effective date of the Company's initial public offering. The Purchase Plan is administered by the Compensation Committee of the Board. The price of stock

                      PURE SOFTWARE INC. AND SUBSIDIARIES
purchased under the Purchase Plan is 85% of the lower of the fair market value of the common stock at the beginning of the 24-month offering period or on the applicable semi-annual purchase date. The Purchase Plan will terminate in June 2005.

(7) INCOME TAXES

  Income taxes for the three years in the period ended December 31, 1995 consisted of the following (in thousands):

                                                     YEAR ENDED DECEMBER 31,
                                                     --------------------------
                                                      1993     1994      1995
                                                     -------  -------  --------
     Current:
       Federal...................................... $   191  $   699  $  2,868
       State........................................      58      229       647
       Foreign......................................     --        67         7
                                                     -------  -------  --------
                                                         249      995     3,522
                                                     -------  -------  --------
     Deferred:
       Federal......................................    (136)    (307)     (338)
       State........................................     (40)     (95)      (39)
                                                     -------  -------  --------
                                                        (176)    (402)     (377)
                                                     -------  -------  --------
                                                     $    73  $   593  $  3,145
                                                     =======  =======  ========

  The components of the net deferred tax asset at December 31, 1994 and 1995 were as follows (in thousands):

                                                                  DECEMBER 31,
                                                                  -------------
                                                                  1994    1995
                                                                  ------ ------
     Allowances and accrued expenses............................. $ 462  $  693
     Research credits............................................    37     --
     State income taxes..........................................    13     118
     Property, equipment and intangibles.........................    32     291
     Deferred revenue............................................   112     543
     Accounts receivable.........................................   --     (649)
                                                                  -----  ------
     Net deferred tax asset before valuation allowance...........   656     996
     Less valuation allowance....................................   (37)    --
                                                                  -----  ------
       Net deferred asset........................................ $ 619  $  996
                                                                  =====  ======

  The Company's effective tax rate differs from the statutory federal income tax rate as shown in the following schedule:

                                                   YEAR ENDED DECEMBER 31,
                                                  ---------------------------
                                                    1993     1994      1995
                                                  --------  -------  --------
     Income tax benefit at statutory rate.......      34.0%    34.0%    (34.0)%
     Performix earnings during S Corporation
      status....................................     (26.6)    (9.9)    (10.9)
     Nondeductible acquisition-related charges..       --       --       86.3
     Performix acquired deferred tax liability..       --       --       11.7
     State income taxes, net of federal bene-
      fit.......................................       1.3      4.2       7.2
     Research and development credit............      (0.6)    (5.8)     (2.2)
     Other......................................       --       --       (0.7)
     Reduction in valuation allowance...........       --       --       (0.7)
                                                  --------  -------  --------
       Effective tax rate.......................       8.1%    22.5%     56.7%
                                                  ========  =======  ========

                      PURE SOFTWARE INC. AND SUBSIDIARIES

  Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the net deferred tax asset.

(8) FOREIGN OPERATIONS

                                                       YEAR ENDED DECEMBER 31,
                                                       -----------------------
                                                        1993    1994    1995
                                                       ------- ------- -------
     Revenues:
      North America................................... $11,925 $20,924 $33,374
      Europe..........................................     --    1,069   7,178
      Asia Pacific....................................     --      --    3,490
                                                       ------- ------- -------
       Consolidated................................... $11,925 $21,993 $44,042
                                                       ======= ======= =======
     Income (loss) from operations:
      North America................................... $   828 $ 1,985 $(5,780)
      Europe..........................................     --       62  (2,586)
      Asia Pacific....................................     --      --     (329)
                                                       ------- ------- -------
       Consolidated................................... $   828 $ 2,047 $(8,695)
                                                       ======= ======= =======
     Identifiable assets:
      North America................................... $ 7,749 $16,941 $50,435
      Europe..........................................     --      374   5,926
      Asia Pacific....................................     --      --    1,741
                                                       ------- ------- -------
       Consolidated................................... $ 7,749 $17,315 $58,102
                                                       ======= ======= =======
     Export sales..................................... $ 2,507 $ 3,419 $ 2,438
                                                       ======= ======= =======

  Revenues from one of the Company's distributors in Europe accounted for 12% of total revenues in 1993. The Company's agreement with this distributor was terminated in 1994 when the Company established operations in Europe. All amounts receivable from this distributor have been collected.

(9) ACQUISITIONS

 QualTrak Corporation

  On March 17, 1995, the Company acquired QualTrak, a provider of quality assurance software tools. Pursuant to the acquisition, all of the shares of outstanding common stock of QualTrak and options therefor were exchanged for 822,363 shares of the Company's Series D redeemable convertible preferred stock or options therefor and $2,000,000 in cash or the right to receive cash.

  The acquisition was accounted for as a purchase with the results of QualTrak included from the acquisition date. The total purchase price of $11,904,000 was assigned to the fair value of the net assets acquired, including $543,000 to the net tangible assets acquired, $10,100,000 to in-process research and development, $591,000 to goodwill, $420,000 to purchased software and $250,000 to a royalty arrangement. The value of the in-process research and development was charged to operations on the acquisition date. Goodwill, purchased software and prepaid royalties will be amortized on a straight-line basis over 5 years, 18 months, and 3 years, respectively. For income tax purposes, QualTrak was acquired in a tax free reorganization.

                      PURE SOFTWARE INC. AND SUBSIDIARIES

  The following summary prepared on an unaudited pro forma basis combines the consolidated results of operations as if QualTrak had been acquired as of the beginning of the periods presented (in thousands, except per share data):

                                        YEAR ENDED DECEMBER 31,  THREE MONTHS
                                        ----------------------- ENDED MARCH 31,
                                           1994        1995          1995
                                        ----------- ----------- ---------------
     Revenues.......................... $    25,235 $    44,701     $8,904
     Pro forma income from continuing
      operations before nonrecurring
      charge........................... $     1,627 $       598     $  665
     Pro forma income from continuing
      operations before nonrecurring
      charge per share................. $      0.10 $      0.03     $ 0.04

  The pro forma results exclude the $10,100,000 nonrecurring charge for in-process research and development resulting from the acquisition. The pro forma results are not necessarily indicative of what would have occurred if the acquisition had been in effect for the periods presented. In addition, they are not intended to be a projection of future results and do not reflect any synergies that might be achieved from combined operations.

 Performix, Inc.

  On November 21, 1995, the Company acquired Performix, a provider of client/server load and performance testing tools. Pursuant to the acquisition, all of the shares of outstanding common stock of Performix were exchanged for 1,591,475 shares of the Companys common stock. Of the shares issued, 187,476 shares of the Company's common stock were placed in escrow, to be held as security for any losses incurred by the Company in the event of certain breaches by Performix of covenants, representations and warranties contained in the Agreement and Plan of Reorganization. All options to purchase Performix common stock then outstanding were assumed by the Company. Each assumed option continues to have, and is subject to, the same terms and conditions set forth in the respective option agreement applicable to such option immediately prior to the date of acquisition, subject to adjustment of the number of shares and exercise price thereof to reflect the exchange ratio of Performix shares for the Companys shares.

  The acquisition was accounted for as a pooling of interests, and accordingly, the Company's Consolidated Financial Statements and Notes to Consolidated Financial Statements have been restated to include the financial position and results of Performix for all periods presented.

  For income tax purposes, Performix was acquired in a tax free reorganization. Performix was an S Corporation for federal income tax purposes prior to its acquisition. Upon acquisition, the S Corporation status terminated resulting in a one-time deferred tax expense of approximately $650,000 in the fourth quarter. Also, in connection with the acquisition, the Company incurred approximately $2.2 million of costs which are not deductible for income tax purposes.

  Separate results of operations for the periods prior to the acquisition are as follows:

                                                     PURE    PERFORMIX COMBINED
                                                    -------  --------- --------
                                                          (IN THOUSANDS)
Year ended December 31, 1993
  Net revenue...................................... $ 8,691   $3,234   $11,925
  Net income.......................................     123      705       828
Year ended December 31, 1994
  Net revenue...................................... $18,186   $3,807   $21,993
  Net income.......................................   1,270      777     2,047
Nine months ended September 30, 1995
  Net revenue...................................... $25,319   $5,528   $30,847
  Net income (loss)................................  (8,132)   1,904    (6,228)

(10) SUBSEQUENT EVENTS (UNAUDITED)

  On May 2, 1996, the shareholders of the Company approved an amendment to the Certificate of Incorporation increasing the authorized number of shares of common stock to 80,000,000.

  On June 6, 1996, the Company entered into an Agreement and Plan of Reorganization (the "Agreement") with Atria Software, Inc. ("Atria"), a publicly-held company that develops, markets and supports software that facilitates the management of complex software development, enhancement and maintenance. Under the terms of the Agreement, the Company will issue 1.544615 shares of common stock for each outstanding share of Atria common stock. In addition, each outstanding option or right to purchase Atria common stock under Atria's various stock option and purchase plans will be assumed by the Company and will become an option or right to purchase the Company's common stock after giving effect to the 1.544615 exchange ratio. Consummation of the merger contemplated by the Agreement is conditioned upon the affirmative vote of both companies' stockholders, among other conditions.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Atria Software, Inc.

We have audited the accompanying consolidated balance sheets of Atria Software, Inc. as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Atria Software, Inc. at December 31, 1994 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                    Ernst & Young LLP

Boston, Massachusetts
January 23, 1996

                              ATRIA SOFTWARE, INC.

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

                                                    DECEMBER 31,
                                                   ----------------  MARCH 31,
                                                    1994     1995      1996
                                                   -------  ------- -----------
                                                                    (UNAUDITED)
                      ASSETS
Current assets:
  Cash and cash equivalents....................... $11,530  $18,459   $21,638
  Available-for-sale securities...................  22,007   22,640    23,157
  Accounts receivable, net of allowance for doubt-
   ful accounts of $140, $320 and $502............   1,792    4,700     5,236
  Prepaid expenses and other current assets.......     804    2,361     2,586
                                                   -------  -------   -------
Total current assets..............................  36,133   48,160    52,617
Property and equipment, net.......................   1,178    3,026     3,445
Other assets, net.................................      90      786       830
                                                   -------  -------   -------
Total assets...................................... $37,401  $51,972   $56,892
                                                   =======  =======   =======
       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................ $   349  $   850   $   679
  Accrued payroll and other related expenses......     829    2,647     2,390
  Accrued other...................................   2,138    5,752     6,321
  Deferred revenue................................   3,917    5,012     6,264
  Income tax payable..............................     845    1,225     1,836
                                                   -------  -------   -------
Total current liabilities.........................   8,078   15,486    17,490
Deferred revenue..................................     190      342       432
Deferred rent.....................................     --       123       121
Stockholders' equity:
  Preferred stock, $1.00 par value, 2,000,000
   shares authorized; none issued.................     --       --        --
  Common stock, $.01 par value, 25,000,000 shares
   authorized; 14,045,700, 14,194,544 and
   14,278,889 shares issued.......................     140      142       143
  Additional paid-in capital......................  27,935   29,643    30,390
  Retained earnings...............................   1,059    6,232     8,308
  Treasury stock..................................      (1)     --        --
  Unrealized gain on available-for-sale securi-
   ties...........................................     --         2         7
  Cumulative foreign currency translation adjust-
   ment...........................................     --         2         1
                                                   -------  -------   -------
Total stockholders' equity........................  29,133   36,021    38,849
                                                   -------  -------   -------
Total liabilities and stockholders' equity........ $37,401  $51,972   $56,892
                                                   =======  =======   =======

                            See accompanying notes.

                              ATRIA SOFTWARE, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                            THREE MONTHS ENDED
                                    YEAR ENDED DECEMBER 31,      MARCH 31,
                                    ----------------------- -------------------
                                     1993    1994    1995     1995      1996
                                    ------- ------- ------- --------- ---------
                                                                (UNAUDITED)
Revenue:
  License fees..................... $ 7,253 $16,057 $29,368 $   6,011 $   9,640
  Services.........................   2,009   4,708  10,775     2,009     3,862
                                    ------- ------- ------- --------- ---------
                                      9,262  20,765  40,143     8,020    13,502
                                    ------- ------- ------- --------- ---------
Cost of revenue:
  License fees.....................     283     534     664       115       153
  Services.........................     358   1,431   3,451       681     1,369
                                    ------- ------- ------- --------- ---------
                                        641   1,965   4,115       796     1,522
                                    ------- ------- ------- --------- ---------
Gross profit.......................   8,621  18,800  36,028     7,224    11,980
                                    ------- ------- ------- --------- ---------
Operating expenses:
  Research and development.........   2,463   4,261   7,974     1,572     2,554
  In-process research and develop-
   ment............................     --      --    1,500       --        --
  Sales and marketing..............   4,658   9,441  17,748     3,563     5,719
  General and administrative.......     791   1,651   3,001       600       968
                                    ------- ------- ------- --------- ---------
                                      7,912  15,353  30,223     5,735     9,241
                                    ------- ------- ------- --------- ---------
Income from operations.............     709   3,447   5,805     1,489     2,739
                                    ------- ------- ------- --------- ---------
Dividend and interest income.......     119     675   1,586       305       454
                                    ------- ------- ------- --------- ---------
Income before income taxes.........     828   4,122   7,391     1,794     3,193
Provision for income taxes.........      10     742   2,218       538     1,117
                                    ------- ------- ------- --------- ---------
Net income......................... $   818 $ 3,380 $ 5,173 $   1,256 $   2,076
                                    ======= ======= ======= ========= =========
Net income per share............... $  0.08 $  0.25 $  0.34 $    0.08 $    0.14
                                    ======= ======= ======= ========= =========
Weighted average number of common
 and dilutive common equivalent
 shares outstanding................  10,768  13,308  15,006    14,932    15,210
                                    ======= ======= ======= ========= =========

                            See accompanying notes.

                              ATRIA SOFTWARE, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                           THREE MONTHS ENDED
                               YEAR ENDED DECEMBER 31,          MARCH 31,
                               --------------------------  --------------------
                                1993     1994      1995      1995       1996
                               ------  --------  --------  ---------  ---------
                                                               (UNAUDITED)
Operating activities:
  Net income.................  $  818  $  3,380  $  5,173  $   1,256  $   2,076
  Adjustments to reconcile
   net income to net cash
   provided by operating
   activities:
    Depreciation and
     amortization............     399       917     1,512        363        727
    Provision for doubtful
     accounts................     100        40       180         75        182
    Deferred income taxes....     --       (280)   (1,859)       --         --
    Tax benefit from stock
     options exercised.......     --        170       800        200        300
    Loss on sale of property
     and equipment...........      13       --        --         --         --
    Changes in operating
     assets and liabilities:
      Accounts receivable....    (717)     (469)   (3,120)      (823)      (752)
      Other current assets...     (33)     (398)     (322)      (127)      (227)
      Other assets...........     (54)      (75)     (112)       (14)       (56)
      Accounts payable.......       7       173       501        162       (171)
      Accrued payroll and
       other related
       expenses..............     104       558     1,815        200       (255)
      Accrued other..........     858     1,214     3,676        209        562
      Income tax payable.....      10       835       380       (492)       611
      Deferred revenue.......     373     2,004     1,259        405      1,352
      Deferred rent..........       9       (21)      151        --          12
      Other, net.............     --        --         28        (27)        37
                               ------  --------  --------  ---------  ---------
Total adjustments............   1,069     4,668     4,889        131      2,322
                               ------  --------  --------  ---------  ---------
Net cash provided by operat-
 ing activities..............   1,887     8,048    10,062      1,387      4,398
                               ------  --------  --------  ---------  ---------
Investing activities:
  Purchase of available-for-
   sale securities...........     --    (33,041)  (15,378)    (5,413)    (3,100)
  Proceeds from sale of
   available-for-sale
   securities................     --     11,000    14,611      5,300      2,540
  Purchase of property and
   equipment.................    (619)   (1,330)   (3,272)      (782)    (1,092)
  Proceeds from sale of
   property and equipment....       2       --        --         --         --
                               ------  --------  --------  ---------  ---------
Net cash used in investing
 activities..................    (617)  (23,371)   (4,039)      (895)    (1,652)
                               ------  --------  --------  ---------  ---------
Financing activities:
  Issuance of Series B
   redeemable convertible
   preferred stock...........      50       --        --         --         --
  Issuance of common stock...     112    22,187       920         47        448
  Offering costs.............     --       (583)      --         --         --
  Purchase of treasury
   stock.....................     --         (1)       (9)       --         --
                               ------  --------  --------  ---------  ---------
Net cash provided by financ-
 ing activities..............     162    21,603       911         47        448
                               ------  --------  --------  ---------  ---------
Effect of foreign currency
 exchange rate changes on
 cash........................     --        --         (5)        15        (15)
                               ------  --------  --------  ---------  ---------
Net increase in cash and cash
 equivalents.................   1,432     6,280     6,929        554      3,179
                               ------  --------  --------  ---------  ---------
Cash and cash equivalents at
 beginning of period.........   3,818     5,250    11,530     11,530     18,459
                               ------  --------  --------  ---------  ---------
Cash and cash equivalents at
 end of period...............  $5,250  $ 11,530  $ 18,459  $  12,084  $  21,638
                               ======  ========  ========  =========  =========

                            See accompanying notes.

                             ATRIA SOFTWARE, INC.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                   (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

                                                                               CUMULATIVE
                         COMMON STOCK                            UNREALIZED      FOREIGN    TREASURY STOCK
                       ------------------ ADDITIONAL RETAINED      GAIN ON      CURRENCY   ---------------- STOCKHOLDERS'
                       NUMBER OF           PAID-IN   EARNINGS  AVAILABLE-FOR-  TRANSLATION  NUMBER             EQUITY
                         SHARES    AMOUNT  CAPITAL   (DEFICIT) SALE SECURITIES ADJUSTMENT  OF SHARES AMOUNT   (DEFICIT)
- -------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER
31, 1992.............     793,400   $  8   $    15    $(3,139)        --            --           --     --     $(3,116)
- -------------------------------------------------------------------------------------------------------------------------
Two-for-one stock
split................     793,400      8        (8)        --         --            --           --     --          --
Exercised stock op-
tions................     345,950      3       108         --         --            --           --     --         111
Net income...........          --     --        --        818         --            --           --     --         818
- -------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER
31, 1993.............   1,932,750   $ 19   $   115    $(2,321)        --            --           --     --     $(2,187)
- -------------------------------------------------------------------------------------------------------------------------
Series A redeemable
convertible preferred
stock conversion to
common stock.........   1,392,946     14     2,038         --         --            --           --     --       2,052
Series B redeemable
convertible preferred
stock conversion to
common stock.........   1,506,816     15     4,100         --         --            --           --     --       4,115
Initial public offer-
ing, net of $583 of
offering costs.......   1,970,000     20    21,382         --         --            --           --     --      21,402
Exercised stock op-
tions................     220,338      2       200         --         --            --           --     --         202
Purchase of treasury
stock................          --     --        --         --         --            --       (6,750)   $(1)         (1)
Income tax benefit
related to stock
plans................          --     --       170         --         --            --           --     --         170
Net income...........          --     --        --      3,380         --            --           --     --       3,380
- -------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER
31, 1994.............   7,022,850   $ 70   $28,005    $ 1,059        --             --       (6,750)  $ (1)    $29,133
- -------------------------------------------------------------------------------------------------------------------------
Exercised stock op-
tions................     195,682      2       465         --         --            --           --     --         467
Two for one stock
split................   7,022,850     70       (70)        --         --            --       (6,750)    --          --
Retirement of trea-
sury stock...........     (75,500)    --       (10)        --         --            --       75,500     10          --
Stock issued under
stock purchase plan..      28,662     --       453         --         --            --           --     --         453
Purchase of treasury
stock................          --     --        --         --         --            --      (62,000)    (9)         (9)
Income tax benefit
related to stock
plans................          --     --       800         --         --            --           --     --         800
Cumulative foreign
currency translation
adjustment...........          --     --        --         --         --             2           --     --           2
Unrealized gain from
sales of available-
for-sale securities..          --     --        --         --          2            --           --     --           2
Net income...........          --     --        --      5,173         --            --           --     --       5,173
- -------------------------------------------------------------------------------------------------------------------------
BALANCE AT DECEMBER
31, 1995.............  14,194,544   $142   $29,643    $ 6,232        $ 2           $ 2            0   $  0     $36,021
- -------------------------------------------------------------------------------------------------------------------------
Exercised stock op-
tions (Unaudited)....      84,345      1       447         --         --            --           --     --         448
Cumulative foreign
currency translation
adjustment
(Unaudited)..........          --     --        --         --         --            (1)          --     --          (1)
Unrealized gain from
sales of available-
for-sale securities
(Unaudited)..........          --     --        --         --          5            --           --     --           5
Income tax benefit
related to stock
plans (Unaudited)....          --     --       300         --         --            --           --     --         300
Net income (Unau-
dited)...............          --     --        --      2,076         --            --           --     --       2,076
- -------------------------------------------------------------------------------------------------------------------------
BALANCE AT MARCH 31,
1996 (UNAUDITED).....  14,278,889   $143   $30,390    $ 8,308        $ 7           $ 1           --     --     $38,849
- -------------------------------------------------------------------------------------------------------------------------

                            See accompanying notes.

                             ATRIA SOFTWARE, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) SIGNIFICANT ACCOUNTING POLICIES

 (a) Business

  Atria Software, Inc. (the Company) was incorporated in Massachusetts on January 11, 1990. The Company develops, markets and supports software that facilitates the management of complex software development, enhancement and maintenance. The Company's customers are independent software vendors that develop applications for resale, custom or in-house software developers that develop applications for the particular requirements of an organization and product suppliers that develop software-controlled consumer or industrial devices. The Company also provides a comprehensive range of services including customer support, training, and consulting.

  The Company currently derives substantially all of its revenue from licenses of ClearCase and related products and services. As a result, any factor adversely affecting sales of ClearCase would have a material adverse effect on the Company. In addition, broad market acceptance of the Company's products, including acceptance in markets characterized by greater usage of the Windows and Windows NT operating systems, is critical to the Company's future success. Factors which may affect market acceptance of the Company's products include: product performance, price, ease of adoption, and displacement of existing approaches, as well as new and more established competitors.

  The environment of rapid technological change and intense competition which is characteristic of the software development industry results in frequent new products and evolving industry standards. The Company's continued success depends on its ability to enhance current products and develop new products on a timely basis which keep pace with the changes in technology and competitors' innovations.

  International revenue, which has grown as a percentage of total revenue, is subject to various risks including imposition of government controls, export license requirements and restrictions, political and economic conditions and instability, trade restrictions, currency fluctuations, changes in tariffs and taxes, difficulties in staffing and managing international operations, and high local wage scales and other operating costs and expenses.

  The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Some of the areas where estimates are utilized include allowance for bad debts, property and equipment, income taxes, and various accrued expenses. Actual results could differ from those estimates.

 (b) Interim Financial Statements

  The condensed financial statements as of March 31, 1996 and for the three-month periods ended March 31, 1995 and 1996 are unaudited and, in the opinion of management, include all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of results for these interim periods. The results of operations for the three months ended March 31, 1996 are not necessarily indicative of the results to be expected for the entire year.

 (c) Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

 (d) Foreign Currency Translation

  The translation of assets and liabilities of the Company's foreign subsidiaries is made at year-end rates of exchange, while revenue and expense accounts are recorded at average rates of exchange. The resulting translation adjustments are excluded from net income and are charged or credited to "Cumulative foreign currency translation adjustment" included as part of stockholder's equity. Realized and unrealized exchange gains or losses from transaction adjustments are reflected in operations and are not material.

 (e) Revenue Recognition

  The Company accounts for revenue in accordance with Statement of Position 91-1, Software Revenue Recognition, issued by the American Institute of Certified Public Accountants. Specifically, revenue from licenses to end-users is recognized upon product shipment. Sublicense fee revenue from sales through distributors and other resellers is recognized in the period in which the sublicense is reported to the Company. Prepaid sublicense fees are treated as deferred revenue until either the reseller reports sales of a sublicense to the Company or per the contract terms. Revenue from consulting services, which include installation and post sale consulting support, is recognized when the services are completed and revenue from training is recognized when the training course is completed. Revenue from maintenance agreements is recognized ratably over the term of the agreement.

 (f) Cash and Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

 (g) Available-for-Sale Securities

  Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities".

  The Company's securities have maturities within one year and have been classified as available-for-sale securities. Available-for-sale securities are carried at fair value with unrealized holding gains and losses reported as a component of stockholders' equity. The securities have been categorized as obligations of state and political subdivisions. The Company believes that there are no significant concentrations of credit risk regarding the regional or economic characteristics of its investments. The amortized cost of these securities was $22,007,000 and $22,638,000 at December 31, 1994 and 1995,
which approximates fair market value. There was an associated unrealized holding gain of $2,000 at December 31, 1995.

 (h) Property and Equipment

  Property and equipment are stated at cost and are depreciated and amortized using accelerated methods over the useful lives of the related assets which range from three to seven years.

 (i) Accounting for the Impairment of Long-Lived Assets

  The Company has adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (FAS 121) effective in 1995. The Statement requires impairment losses to be recognized for long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows are not sufficient to recover the assets' carrying amount. The adoption of FAS 121 had no material impact on the Company's financial position.

 (j) Capitalized Software Costs

  The Company's policy is to capitalize certain software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed" (the Statement). Under the Statement, software development costs are capitalized at the lower of cost or net realizable value beginning with the establishment of technological feasibility of the related products as defined in the Statement. At December 31, 1994 and 1995, such amounts are immaterial.

 (k) Income Taxes

  The Company adopted the liability method of accounting for income taxes required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," in 1993. The impact of this change was not material. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

 (l) Net Income Per Share

  The net income per share is computed based upon the weighted average number of common shares outstanding and gives effect to certain adjustments described below. Common equivalent shares are not included in the per share calculations where the effect of their inclusion would be antidilutive, except that, in accordance with Securities and Exchange Commission requirements, common and common equivalent shares issued during the twelve-month period prior to the filing of an initial public offering have been included in the calculation as if they were outstanding for all periods, using the treasury stock method and the initial public offering price.

 (m) Stock Options

  The Company grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with APB Opinion No. 25 "Accounting for Stock Issued to Employees," and intends to continue to do so. Accordingly, the Company recognizes no compensation expense for stock option grants.

 (n) Reclassifications

  Certain amounts in the financial statements for the year ended December 31, 1993 and 1994 have been reclassified to conform with 1995 classifications.

(2) COMMON STOCK SPLIT

  On August 10, 1995, the Company's Board of Directors approved a two-for-one common stock split effected in the form of a 100% stock dividend that was payable on September 18, 1995 to stockholders of record as of August 28, 1995. Accordingly, all presentations of shares outstanding and amounts per share have been restated to reflect the stock split, except in the Consolidated Statements of Stockholders' Equity (Deficit) where the stock split is reflected in the year in which it occurred. The par value of the additional shares was transferred from additional paid-in capital to common stock.

(3) PROPERTY AND EQUIPMENT

  The cost and accumulated depreciation of property and equipment at December 31 were as follows:

                                                                1994     1995
                                                               -------  -------
                                                               (IN THOUSANDS)
   Furniture.................................................. $   312  $ 1,014
   Computer equipment.........................................   2,269    4,446
   Leasehold improvements.....................................      34      399
                                                               -------  -------
                                                                 2,615    5,859
                                                               -------  -------
   Less accumulated depreciation and amortization.............  (1,437)  (2,833)
                                                               -------  -------
   Property and equipment, net................................ $ 1,178  $ 3,026
                                                               =======  =======

(4) ACCRUED OTHER

  Accrued other expenses at December 31 were as follows:

                                                                 1994    1995
                                                                ------- -------
                                                                (IN THOUSANDS)
   Accrued occupancy expenses.................................. $   572 $   675
   Accrued product support expenses............................     202     839
   Accrued sales and marketing expenses........................     419   1,272
   Other.......................................................     945   2,966
                                                                ------- -------
   Total accrued other......................................... $ 2,138 $ 5,752
                                                                ======= =======

(5) OPERATING LEASE OBLIGATIONS

  The Company leases its facilities and equipment under various operating leases which expire through the year 2000. In March 1995, the Company entered into an operating lease for approximately 45,000 square feet of office space. The term of the lease is five years and contains two three-year options to renew. The Company also leases certain office equipment. Future minimum lease payments under noncancelable operating lease agreements are as follows:

                                                                  (IN THOUSANDS)
   1996..........................................................     $1,212
   1997..........................................................      1,056
   1998..........................................................        838
   1999..........................................................        838
   2000..........................................................        142

  As of December 31, 1995, the Company had a letter of credit outstanding in the amount of $250,000 guaranteeing certain rental payments.

  Lease expense for the years ended December 31, 1993, 1994 and 1995 was $260,000, $489,000 and $1,010,000.

(6) SERIES A AND B REDEEMABLE CONVERTIBLE PREFERRED STOCK

  On May 14, 1990, the Company entered into a Stock Purchase Agreement. In connection with the Agreement, the Company amended its capital structure to authorize 60,834 shares of $.01 par value preferred stock. The Company subsequently issued 55,834 shares of Series A redeemable convertible preferred stock to investors for $2,094,000.

  On May 20, 1992, the Company entered into a second Stock Purchase Agreement. In connection with the Agreement, the Company amended its capital structure to authorize an additional 1,547,666 shares of $.01 par value preferred stock, bringing the total of authorized preferred shares to 1,608,500 shares. The Company subsequently issued 744,317 and 9,091 shares of Series B redeemable convertible preferred stock to the investors for $4,094,000 and $50,000 in 1992 and 1993.

 Voting

  Prior to the closing of the initial public offering, holders of Series A and B preferred stock had rights to vote upon any matter submitted to the stockholders as though the common stock and Series A and B preferred stock constituted a single class of stock.

  Both Series A and B redeemable convertible preferred stock were converted to common stock at the time of the initial public offering (see Note 7 ).

(7) STOCKHOLDERS' EQUITY (DEFICIT)

 (a) Preferred Stock

  The Company is authorized, subject to certain limitations, to issue from time to time up to an aggregate of 2,000,000 shares of $1.00 par value preferred stock in one or more series and to fix the powers, designations, preferences and rights of each series. The issuance of preferred stock may have the effect of delaying or preventing a change of control of the Company. The Company has no present plans to issue any shares of preferred stock.

 (b) Common Stock

  During 1994, the Company completed an initial public offering of 3,940,000 shares of common stock at $6.00 per share. Pursuant to the terms of the offering, the shares of the Series A and Series B redeemable convertible preferred stock were converted into 2,785,892 and 3,013,632 shares of the $0.01 par value common stock. These shares were converted at a rate of 49.896 shares and 4 shares of common stock for each share of Series A and B preferred stock. Prior to the offering, there was no public market for the Company's common stock. The net proceeds of the offering, after deducting applicable issuance costs and expenses, were $21,402,000.

  The Company increased its authorized common stock from 6,000,000 shares to 25,000,000 shares during the year ended December 31, 1994.

(8) STOCK OPTION AND PURCHASE PLANS

 (a) Stock Option Plans

  The Company has three stock option plans, the 1990 Stock Option Plan, (the 1990 Plan), the 1994 Stock Option Plan (the 1994 Plan) and the 1994 Non-Employee Director Stock Option Plan (the 1994 Director Plan).

  The 1990 Plan was terminated upon the initial public offering except for options then outstanding. Options to purchase 2,156,000 shares of common stock were issued under the 1990 Plan of which 611,129 were outstanding at December 31, 1995. Options granted under the 1990 Plan are exercisable in full immediately upon grant and are subject to the Company's right to repurchase shares from the optionee at the optionee's cost until such time as the shares vest.

  In March 1994, the Board of Directors adopted, and the stockholders approved, the 1994 Plan, which provides for the grant of incentive stock options, non-qualified stock options, award of stock and opportunities for the direct purchases of stock to employees of the Company and related corporations, or any other individuals who provide services to the Company. The 1994 Plan has reserved for issuance a maximum of 1,600,000 shares, plus, effective as of January 1, 1996 and each January 1 thereafter during the term of the Plan, an additional number of shares of common stock equal to 2% of the total number of shares of common stock issued and outstanding as of the close of business on December 31 of the preceding year. No more than an aggregate of 6,000,000 shares of common stock may be issued pursuant to the exercise of incentive stock options. As of December 31, 1995, 762,873 options to purchase common stock were outstanding, of which 68,416 were exercisable.

  In March 1994, the stockholders also approved the 1994 Director Plan, which provides for the grant of options to purchase a maximum of 120,000 shares of common stock of the Company to non-employee directors of the Company. The purpose of the 1994 Director Plan is to attract and retain qualified persons who are not also officers or employees of the Company (the eligible directors) to serve as directors of the Company and to encourage stock ownership in the Company by such directors. Each eligible director will automatically receive an option to purchase 4,000 shares on January 1, 1996 and on the same day each year thereafter through January 1, 1999. As of December 31, 1995, 20,000 options to purchase common stock were outstanding, of which 3,000 were exercisable.

  Each of the Stock Option Plans is administered by the Compensation Committee of the Board of Directors, which has the authority to determine the terms of such options, including the number of shares, exercise price, duration and times at which the options become exercisable. Generally, these options vest ratably over a period of five years and expire ten years from date of grant. All such vesting is subject to partial acceleration in the event of a merger, consolidation or sale of substantially all of the assets of the Company.

  The following summarizes stock option transactions under all plans for the years ended December 31:

                                           1993        1994          1995
                                        ----------  -----------  ------------
   Outstanding options at beginning of
    year..............................     738,000      934,200     1,020,624
     Granted .........................     902,800      551,650       638,300
     Exercised........................    (691,900)    (440,676)     (195,682)
     Canceled.........................     (14,700)     (24,550)      (69,240)
                                        ----------  -----------  ------------
   Outstanding options at end of
    year..............................     934,200    1,020,624     1,394,002
                                        ==========  ===========  ============
   Price range of outstanding op-
    tions.............................  $.10-$1.00  $.10-$13.75  $.10-$39.125
                                        ==========  ===========  ============
   Price range of options exercised...  $.10-$ .30  $.10-$ 4.25  $.10-$26.50
                                        ==========  ===========  ============
   Exercisable at end of year.........     934,200      814,294       682,545
                                        ==========  ===========  ============
   Available for grant at end of
    year..............................   1,320,300    1,391,550       907,140
                                        ==========  ===========  ============

  The Company realized tax benefits of $170,000 and $800,000 in 1994 and 1995, which were credited to equity and relate to the sale of shares acquired upon exercise of incentive stock options which met the criteria of disqualifying dispositions.

 (b) 1994 Employee Stock Purchase Plan

  In March 1994, the stockholders approved, effective in January 1995, the 1994 Employee Stock Purchase Plan (the 1994 Purchase Plan), which enables eligible employees to purchase the Company's common stock at 85% of the fair market value of the stock on the date a six month offering commences or the date an offering terminates, whichever is lower. The 1994 Purchase Plan covers substantially all employees subject to certain limitations. Each employee may elect to have up to 10% of their regular pay withheld and applied toward the purchase of shares in such offering, but in no case shall an employee be entitled to purchase more than 500 shares in any offering period. In December 1995, the Board of Directors approved, effective January 1, 1996, a change in the maximum amount of payroll deductions to 10% of an employee's regular pay and commissions up to $100,000. The 500 share limitation per offering period is unchanged. During the year ended December 31, 1995, 28,662 shares were issued under the plan at an average price of $15.83 per share.

 (c) 401(k) Plan

  On January 1, 1994, the Company adopted a defined contribution plan (the 401(k) Plan). All current domestic employees, and future domestic employees who are over the age of 21, are eligible to participate in the 401(k) Plan. Participants in the 401(k) Plan may not contribute more than the greater of a specified statutory amount or 15% of his or her pre-tax total compensation. Eligible employees are 100% vested in their own contributions. The 401(k) Plan permits, but does not require, additional contributions to the 401(k) Plan by the Company. The Company did not make an additional contribution in either 1995 or 1994.

(9) INCOME TAXES

  The provision for income taxes as of December 31 consists of the following:

                                                           1993  1994    1995
                                                           ---- ------  -------
                                                             (IN THOUSANDS)
   Current:
     Federal ............................................. $ 3  $  881  $ 3,465
     State................................................   7     141      612
                                                           ---  ------  -------
   Total current..........................................  10   1,022    4,077
   Deferred:
     Federal .............................................  --    (280)  (1,585)
     State................................................  --      --     (274)
                                                           ---  ------  -------
   Total deferred.........................................  --    (280)  (1,859)
                                                           ---  ------  -------
                                                           $10  $  742  $ 2,218
                                                           ===  ======  =======

  The effective income tax rate differed from the statutory federal income tax rate due to:

                                                           1993   1994   1995
                                                           -----  -----  ----
   Statutory federal income tax rate......................  34.0%  34.0% 34.0%
   State income taxes, net of federal benefit.............   0.6    2.3   3.0
   Permanent differences..................................   --    (2.7) (3.2)
   Research and development tax credits...................   --   (11.2) (4.7)
   Net operating loss carryforward less federal benefit
    for state taxes reflected above....................... (33.8)  (9.7)  --
   Alternative minimum tax................................   0.4    --    --
   Other..................................................   --     5.3   0.9
                                                           -----  -----  ----
   Effective income tax rate..............................   1.2%  18.0% 30.0%
                                                           =====  =====  ====

  At December 31, 1994, the Company had available research and development tax credit carryforwards of approximately $170,000. During 1994, the Company fully utilized the tax net operating loss carryforwards of approximately $1,200,000. At December 31, 1995, the Company fully used its research and development tax credits accumulated through June 30, 1995 (the date the provision expired).

  Deferred income taxes, included in other current assets ($280,000 and $1,515,000 in 1994 and 1995) and in other assets ($0 and $624,000 in 1994 and
1995), reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's current and noncurrent deferred tax assets as of December 31 are as follows:

                                                                1994    1995
                                                                -----  ------
                                                                    (IN
                                                                 THOUSANDS)
   Current deferred tax assets:
     Tax in excess of book earnings:
       Bad debt allowance...................................... $  28  $  136
       Accrued expenses........................................   252   1,437
     Alternative minimum tax ..................................   --      --
                                                                -----  ------
   Total current deferred tax assets...........................   280   1,573
     Valuation allowance against current deferred tax assets...   --      --
                                                                -----  ------
   Current deferred tax liabilities:
     Prepaid assets............................................   --      (58)
                                                                -----  ------
   Net current deferred tax asset.............................. $ 280  $1,515
                                                                =====  ======
   Noncurrent deferred tax assets:
     Book in excess of tax depreciation and amortization....... $  73  $  600
     Tax in excess of book earnings:
       Accrued expenses........................................    83     --
       Deferred revenue/rent...................................    42      24
     Net operating loss carryforwards..........................   --      --
     Tax credit carryforwards..................................   170     --
                                                                -----  ------
   Total noncurrent deferred tax assets........................   368     624
       Valuation allowance against noncurrent deferred tax
        assets.................................................  (368)    --
                                                                -----  ------
   Net noncurrent deferred tax asset........................... $   0  $  624
                                                                =====  ======

  The Company has not recognized a valuation allowance against its current deferred tax assets as it is more likely than not that those assets will be realized during 1996. There was a decrease in the valuation allowance against the current and noncurrent deferred tax assets during 1995 of $0 and $368,000.

  The Company paid income taxes of approximately $3,000, $17,000, and $2,895,000 during the years ended December 31, 1993, 1994 and 1995.

(10) INDUSTRY SEGMENT, REVENUE FROM CUSTOMERS OUTSIDE OF NORTH AMERICA AND SIGNIFICANT CUSTOMERS

  The Company operates in a single industry segment. During each of the years ended December 31, 1993, 1994 and 1995, revenue from customers outside North America accounted for 14%, 18%, and 21% of total revenue. Also in the years ended December 31, 1993 and 1994, there were sales to individual customers that exceeded 10% of total revenue. For the year ended December 31, 1993, one customer accounted for approximately 14% of total revenue, of which 10% related to royalties and fees paid to the Company in connection with the distribution of the Company's product and 4% consisted of license and other fees as an end user of the Company's product. For the year ended December 31, 1994, two customers each accounted for more than 10% of total revenue. One customer accounted for 11% of total revenue, of which 8% related to royalties and fees paid to the Company in connection with the distribution of the Company's product and 3% consisted of license and other fees as an end user of the Company's product. The other customer also accounted for approximately 11% of total revenue. For the year ended December 31, 1995, no single customer accounted for more than 10% of the Company's annual revenue.

                                                             % OF TOTAL REVENUE
                                                            --------------------
                                                             1993   1994   1995
                                                            ------ ------ ------
   USA.....................................................    85%    81%    73%
   Canada..................................................     1%     1%     6%
                                                            ------ ------ ------
   Total North America.....................................    86%    82%    79%
   Outside North America...................................    14%    18%    21%
                                                            ------ ------ ------
   Total...................................................   100%   100%   100%
                                                            ====== ====== ======

 ANNEX A-- Agreement and Plan of Reorganization, dated as of June 6, 1996, among Pure Software Inc., CST Acquisition Corporation and Atria
           Software, Inc.  ...............................................   A-1
 ANNEX B-- Stock Option Agreement dated as of June 6, 1996 between Pure
           Software Inc. and Atria Software, Inc..........................   B-1
 ANNEX C-- Sections 85-98 of the Massachusetts Business Corporation Law...   C-1
 ANNEX D-- Opinion of Deutsche Morgan Grenfell/C.J. Lawrence Inc. ........   D-1
 ANNEX E-- Opinion of Morgan Stanley & Co. Incorporated...................   E-1
 ANNEX F-- Opinion of Wessels, Arnold & Henderson, L.L.C. ................   F-1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                               PURE SOFTWARE INC.

                          CST ACQUISITION CORPORATION

                                      AND

                              ATRIA SOFTWARE, INC.


                            DATED AS OF JUNE 6, 1996

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
 ARTICLE I--THE MERGER..................................................   2
  1.1  The Merger......................................................    2
  1.2  Effective Time; Closing.........................................    2
  1.3  Effect of the Merger............................................    2
  1.4  Articles of Organization; Bylaws................................    2
  1.5  Directors and Officers..........................................    2
  1.6  Effect on Capital Stock.........................................    2
  1.7  Dissenting Shares...............................................    3
  1.8  Surrender of Certificates.......................................    4
  1.9  No Further Ownership Rights in East Capital Stock...............    5
  1.10 Lost, Stolen or Destroyed Certificates..........................    5
  1.11 Tax and Accounting Consequences.................................    5
  1.12 Taking of Necessary Action; Further Action......................    5
 ARTICLE II--REPRESENTATIONS AND WARRANTIES OF EAST.....................   5
  2.1  Organization of East............................................    5
  2.2  East Capital Structure..........................................    6
  2.3  Obligations With Respect to Capital Stock.......................    6
  2.4  Authority.......................................................    6
  2.5  SEC Filings; East Financial Statements..........................    7
  2.6  Absence of Certain Changes or Events............................    8
  2.7  Taxes...........................................................    8
  2.8  Intellectual Property...........................................    8
  2.9  Compliance; Permits; Restrictions...............................    9
  2.10 Litigation......................................................    9
  2.11 Brokers' and Finders' Fees......................................    9
  2.12 Employee Benefit Plans..........................................    9
  2.13 Absence of Liens and Encumbrances; Condition of Equipment.......   10
  2.14 Environmental Matters...........................................   10
  2.15 Labor Matters...................................................   10
  2.16 Agreements, Contracts and Commitments...........................   11
  2.17 Pooling of Interests............................................   11
  2.18 Change of Control Payments......................................   12
  2.19 Statements; Proxy Statement/Prospectus..........................   12
  2.20 Board Approval..................................................   12
  2.21 Fairness Opinion................................................   12
  2.22 Minute Books....................................................   12
 ARTICLE III--REPRESENTATIONS AND WARRANTIES OF WEST AND MERGER SUB.....  12
  3.1  Organization of West............................................   12
  3.2  West Capital Structure..........................................   13
  3.3  Obligations With Respect to Capital Stock.......................   13
  3.4  Authority.......................................................   13
  3.5  Section 203 of the Delaware General Corporation Law Not
        Applicable.....................................................   14
  3.6  SEC Filings; West Financial Statements..........................   14
  3.7  Absence of Certain Changes or Events............................   15
  3.8  Taxes...........................................................   15
  3.9  Intellectual Property...........................................   15
  3.10 Compliance; Permits; Restrictions...............................   16
  3.11 Litigation......................................................   16

                                                                         PAGE
                                                                         ----
  3.12 Brokers' and Finders' Fees......................................   16
  3.13 Employee Benefit Plans..........................................   17
  3.14 Absence of Liens and Encumbrances; Condition of Equipment.......   17
  3.15 Environmental Matters...........................................   17
  3.16 Labor Matters...................................................   18
  3.17 Agreements, Contracts and Commitments...........................   18
  3.18 Pooling of Interests............................................   19
  3.19 Change of Control Payments......................................   19
  3.20 Statements; Proxy Statement/Prospectus..........................   19
  3.21 Board Approval..................................................   19
  3.22 Fairness Opinion................................................   19
  3.23 Minute Books....................................................   19
 ARTICLE IV--CONDUCT PRIOR TO THE EFFECTIVE TIME........................  19
  4.1  Conduct of Business.............................................   19
 ARTICLE V--ADDITIONAL AGREEMENTS.......................................  21
  5.1  Proxy Statement/Prospectus; Registration Statement; Other
        Filings........................................................   21
  5.2  Meetings of Stockholders........................................   22
  5.3  Access to Information; Confidentiality..........................   22
  5.4  No Solicitation.................................................   22
  5.5  Public Disclosure...............................................   25
  5.6  Legal Requirements..............................................   25
  5.7  Third Party Consents............................................   25
  5.8  FIRPTA..........................................................   25
  5.9  Notification of Certain Matters.................................   25
  5.10 Best Efforts and Further Assurances.............................   25
  5.11 Stock Options; Employee Stock Purchase Plan.....................   25
  5.12 Form S-8........................................................   26
  5.13 Indemnification and Insurance...................................   26
  5.14 Tax-Free Reorganization.........................................   27
  5.15 NMS Listing.....................................................   27
  5.16 West Affiliate Agreement........................................   27
  5.17 East Affiliate Agreement........................................   27
  5.18 Board of Directors of West......................................   27
  5.19 Committees of the Board of Directors of West....................   28
  5.20 Headquarters of East............................................   28
  5.21 Officers of West................................................   28
  5.22 Change of Name..................................................   28
  5.23 Option Plan.....................................................   28
 ARTICLE VI--CONDITIONS TO THE MERGER...................................  28
  6.1  Conditions to Obligations of Each Party to Effect the Merger....   28
  6.2  Additional Conditions to Obligations of East....................   29
  6.3  Additional Conditions to the Obligations of West and Merger
        Sub............................................................   29
 ARTICLE VII--TERMINATION, AMENDMENT AND WAIVER.........................  30
  7.1  Termination.....................................................   30
  7.2  Notice of Termination; Effect of Termination....................   31
  7.3  Fees and Expenses...............................................   31
  7.4  Amendment.......................................................   32
  7.5  Extension; Waiver...............................................   32

                                                                           PAGE
                                                                           ----
 ARTICLE VIII--GENERAL PROVISIONS.........................................  32
  8.1  Non-Survival of Representations and Warranties....................   32
  8.2  Notices...........................................................   32
  8.3  Interpretation; Knowledge.........................................   33
  8.4  Counterparts......................................................   33
  8.5  Entire Agreement..................................................   33
  8.6  Severability......................................................   33
  8.7  Other Remedies; Specific Performance..............................   34
  8.8  Governing Law.....................................................   34
  8.9  Rules of Construction.............................................   34
  8.10 Assignment........................................................   34

                     AGREEMENT AND PLAN OF REORGANIZATION

  This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of June 6th, 1996 among Pure Software Inc., a Delaware corporation ("West"), CST Acquisition Corporation, a Massachusetts corporation and a wholly-owned subsidiary of West ("Merger Sub"), and Atria Software, Inc., a Massachusetts corporation ("East").

                                   RECITALS

  A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Massachusetts Business Corporation Law ("Massachusetts Law"), West and East will enter into a business combination transaction pursuant to which Merger Sub will merge with and into East (the "Merger").

  B. The Board of Directors of West (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of West and fair to, and in the best interests of, West and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has recommended that the stockholders of West vote to approve the issuance of shares of West Common Stock (as defined below) to the stockholders of East pursuant to the terms of the Merger.

  C. The Board of Directors of East (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of East and fair to, and in the best interests of, East and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has recommended the approval of this Agreement by the stockholders of East.

  D. Concurrently with the execution of this Agreement, and as a condition and inducement to West's and East's willingness to enter into this Agreement, West shall execute and deliver a Stock Option Agreement in favor of East in substantially the form attached hereto as Exhibit A (the "West Stock Option Agreement") and East shall execute and deliver a Stock Option Agreement in favor of West in substantially the form attached hereto as Exhibit B (the "East Stock Option Agreement" and, together with the West Stock Option Agreement, the "Stock Option Agreements"). The Board of Directors of West and East have each approved the Stock Option Agreements.

  E. Concurrently with the execution of this Agreement, and as a condition and inducement to West's and East's willingness to enter into this Agreement, the Chief Executive Officer of West and certain other affiliates of West shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit C (the "West Voting Agreements"), and the Chief Executive Officer of East and certain other affiliates of East shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit D (the "East Voting Agreements" and, collectively with the West Voting Agreements, the "Voting Agreements").

  F. West, East and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

  G. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

  Now, Therefore, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

  1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Massachusetts Law, Merger Sub shall be merged with and into East, the separate corporate existence of Merger Sub shall cease and East shall continue as the surviving corporation. East as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

  1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (the "Articles of Merger") with the Secretary of State of the Commonwealth of Massachusetts in accordance with the relevant provisions of Massachusetts Law (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Articles of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and the Articles of Merger. The closing of the Merger (the "Closing") shall take place at the offices of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in
Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

  1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Massachusetts Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of East and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of East and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

  1.4 Articles of Organization; Bylaws.

    (a) At the Effective Time, the Articles of Organization of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter amended as provided by law and such Articles of Organization; provided, however, that at the Effective Time the Articles of Organization of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Atria Software, Inc."

    (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

  1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until their successors are duly elected or appointed or qualified.

  1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, East or the holders of any of the following securities:

    (a) Conversion of East Capital Stock. Each share of Common Stock, par value $.01 per share, of East (the "East Capital Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of East Capital Stock to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined in and to the extent provided in Section 1.7(a)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive 1.544615 (the "Exchange Ratio") shares of Common Stock, par value $.0001 per share, of West (the "West Common Stock") upon surrender of the certificate representing such share of East Capital Stock in the manner provided in
  Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10).

    (b) Cancellation of West-Owned Stock. Each share of East Capital Stock held in the treasury of East or owned by Merger Sub, West or any direct or indirect wholly owned subsidiary of East or of West immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

    (c) Stock Options; Employee Stock Purchase Plan. At the Effective Time all options to purchase East Capital Stock then outstanding under East's 1990 Stock Option Plan, 1994 Stock Plan and 1994 Non-Employee Director Stock Option Plan (collectively, the "East Stock Option Plans") shall be assumed by West in accordance with Section 5.11 hereof. In accordance with the terms of the East Stock Option Plans, the exercisability of certain options and lapse of repurchase rights will accelerate (by 2 1/2 years) at the Effective Time. At the Effective Time, in accordance with the terms of East's Employee Stock Purchase Plan (the "East Employee Stock Purchase Plan"), all rights to purchase shares of East Capital Stock under the East Employee Stock Purchase Plan shall be converted into rights to purchase a number of shares of West Common Stock as provided in the East Employee Stock Purchase Plan (based on the Exchange Ratio), all such rights shall be assumed by West and the offering period in effect under the East Employee Stock Purchase Plan immediately prior to the Effective Time shall not be terminated early.

    (d) Capital Stock of Merger Sub. Each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

    (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into West Common Stock or East Capital Stock), reorganization, recapitalization or other like change with respect to West Common Stock or East Capital Stock occurring on or after the date hereof and prior to the Effective Time.

    (f) Fractional Shares. No fraction of a share of West Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of East Capital Stock who would otherwise be entitled to a fraction of a share of West Common Stock (after aggregating all fractional shares of West Common Stock to be received by such holder) shall receive from West an amount of cash (rounded to the nearest whole cent) equal to the product of
  (i) such fraction, multiplied by (ii) the average closing price of a share of West Common Stock for the ten most recent days that West Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market.

  1.7 Dissenting Shares.

    (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of East Capital Stock who has demanded and perfected appraisal rights for such shares in accordance with Massachusetts Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive West Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Massachusetts Law.

    (b) Notwithstanding the foregoing, if any holder of shares of East Capital Stock who demands appraisal of such shares under Massachusetts Law shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive West Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

    (c) East shall give West (i) prompt notice of any written demands for appraisal of any shares of East Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Massachusetts Law and received by East which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under Massachusetts Law. East shall not, except with the prior written consent of

  West or as may be required by applicable law, voluntarily make any payment with respect to any demands for appraisal of East Capital Stock or offer to settle or settle any such demands.

  1.8 Surrender of Certificates.

    (a) Exchange Agent. West shall select an institution reasonably satisfactory to East to act as the exchange agent (the "Exchange Agent") in the Merger.

    (b) West to Provide Common Stock. Promptly after the Effective Time, West shall make available to the Exchange Agent for exchange in accordance with this Article I, the shares of West Common Stock issuable pursuant to
  Section 1.6 in exchange for outstanding shares of East Capital Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f) and any dividends or distributions and holders of shares of East Capital Stock may be entitled pursuant to Section 1.8(d).

    (c) Exchange Procedures. Promptly after the Effective Time, West shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of East Capital Stock whose shares were converted into the right to receive shares of West Common Stock pursuant to Section 1.6, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.8(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as West may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of West Common Stock, cash in lieu of any fractional shares pursuant to Section 1.6(f) and any dividends or other distributions pursuant to Section 1.8(d). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by West, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of West Common Stock, payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.8(d) as to the payment of dividends, to evidence the ownership of the number of full shares of West Common Stock into which such shares of East Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d).

    (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to West Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of West Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder thereof certificates representing whole shares of West Common Stock issued in exchange therefor, without interest, along with the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of West Common Stock.

    (e) Transfers of Ownership. If any certificate for shares of West Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to West or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of West Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of West or any agent designated by it that such tax has been paid or is not payable.

    (f) No Liability. Notwithstanding anything to the contrary in this
  Section 1.8, neither the Exchange Agent, West, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of West Common Stock or East Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

  1.9 No Further Ownership Rights in East Capital Stock. All shares of West Common Stock issued upon the surrender for exchange of shares of East Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.6(f) and 1.8(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of East Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of East Capital Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

  1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of West Common Stock, cash for fractional shares, if any, as may be required pursuant to Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.8(d); provided, however, that West may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against West or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

  1.11 Tax and Accounting Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

  1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of East and Merger Sub, the officers and directors of East and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF EAST

  East represents and warrants to West and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by East to West (the "East Schedules"), as follows:

  2.1 Organization of East. East and each of its material subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on East. East has delivered to West a true and complete list of all of East's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and East's equity interest therein. East has delivered or made available a true and correct copy of the Articles of Organization and Bylaws of East and similar governing instruments of its material subsidiaries, each as amended to date, to counsel for West. When used in connection with East, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of East and its subsidiaries taken as a whole.

  2.2 East Capital Structure. The authorized capital stock of East consists of 50,000,000 shares of Common Stock, par value $0.01 per share, of which there were 14,326,919 shares issued and outstanding as of June 1, 1996 and 2,000,000 shares of Preferred Stock, par value $1.00 per share, of which no shares are issued or outstanding. All outstanding shares of East Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Articles of Organization or Bylaws of East or any agreement or document to which East is a party or by which it is bound. As of June 1, 1996, East had reserved an aggregate of 2,408,648 shares of Common Stock, net of exercises, for issuance to employees, consultants and non- employee directors pursuant to the East Stock Option Plans, under which options are outstanding for an aggregate of 1,706,737 shares. All shares of East Capital Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The East Schedules list each outstanding option to acquire shares of the Common Stock of East at June 1, 1996, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any. As of June 1, 1996, there were 143 participants in East's 1994 Employee Stock Purchase Plan (the "East Employee Stock Purchase Plan").

  2.3 Obligations With Respect to Capital Stock. Except as set forth in Section 2.2, there are no equity securities of any class of East, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities East owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of East, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which East or any of its subsidiaries is a party or by which it is bound obligating East or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of East or any of its subsidiaries or obligating East or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of East there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of East or with respect to any equity security of any class of any of its subsidiaries.

  2.4 Authority.

    (a) East has all requisite corporate power and authority to enter into this Agreement and the East Stock Option Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the execution and delivery of the East Stock Option Agreement and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of East, subject only to the approval of this Agreement by East's stockholders and the filing and recordation of the Articles of Merger pursuant to Massachusetts Law. A vote of the holders of at least a majority of the outstanding shares of the East Capital Stock is required for East's stockholders to approve this Agreement. This Agreement and the East Stock Option Agreement have been duly executed and delivered by East and, assuming the due authorization, execution and delivery by West and, if applicable, Merger Sub, constitute the valid and binding obligations of East, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the East Stock Option Agreement by East do not, and the performance of this Agreement and the East Stock Option Agreement by East will not, (i) conflict with or violate the Articles of Organization or Bylaws of East or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval of East's stockholders of the Merger as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to East or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair East's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of East or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which East or any of its subsidiaries is a party or by which East or any of its subsidiaries or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on East. The East Schedules list all material consents, waivers and approvals under any of East's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

    (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to East in connection with the execution and delivery of this Agreement and the East Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby, except for
  (i) the filing of a Form S-4 Registration Statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (ii) the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts, (iii) the filing of the Proxy Statement (as defined in Section 2.19) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the filing of a Current Report on Form 8-K with the SEC, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on East or West or have a material adverse effect on the ability of the parties to consummate the Merger. The provisions of the Massachusetts Control Share Acquisition Act, Massachusetts Statutes Chapter 110D, will not apply to this Agreement, the Merger or the transactions contemplated hereby (including, without limitation, the transactions contemplated by the Voting Agreements).

  2.5 SEC Filings; East Financial Statements.

    (a) East has filed all forms, reports and documents required to be filed with the SEC since May 13, 1994, and has made available to West such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that East may file subsequent to the date hereof) are referred to herein as the "East SEC Reports." As of their respective dates, the East SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such East SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of East's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in East SEC Reports (the "East Financials"), including any East SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of East and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of East contained in East SEC Reports as of March 31, 1996 is hereinafter referred to as the "East Balance Sheet." Except as disclosed in the East Financials, neither East nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of East and its subsidiaries taken as a whole, except liabilities (i) provided for in the East Balance Sheet, or (ii) incurred since the date of the East Balance Sheet in the ordinary course of business consistent with past practices.

    (c) East has heretofore furnished to West a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by East with the SEC pursuant to the Securities Act or the Exchange Act.

  2.6 Absence of Certain Changes or Events. Since the date of the East Balance Sheet through the date of this Agreement, there has not been: (i) any Material Adverse Effect on East, (ii) any material change by East in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any revaluation by East of any of its assets having a Material Adverse Effect on East, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business.

  2.7 Taxes. East and each of its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or East has paid on its behalf), or has set up an adequate reserve for the payment of, all material taxes required to be paid as shown on such returns, and the most recent financial statements contained in the East SEC Reports reflect an adequate reserve for all material taxes payable by East and its subsidiaries accrued through the date of such financial statements. Except as reasonably would not be expected to have a Material Adverse Effect on East, no deficiencies for any taxes have been proposed, asserted or assessed against East or any of its subsidiaries. For the purpose of this Agreement, the term "tax" shall include all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

  2.8 Intellectual Property.

    (a) East and its subsidiaries own, or have the right to use, sell or license all intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "East IP Rights"), except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on East.

    (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any East IP Rights (the "East IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any East IP Rights or impair the right of East and its subsidiaries, the Surviving Corporation or West to use, sell or license any East IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on East.

    (c) (i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by East or any of its subsidiaries violates any license or agreement between East or any of its subsidiaries and any third party or infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of East, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any East IP Rights, nor has East received any written notice asserting that any East IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on East.

    (d) East has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all East IP Rights.

  2.9 Compliance; Permits; Restrictions.

    (a) Neither East nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to East or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which East or any of its subsidiaries is a party or by which East or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on East. To the knowledge of East, no investigation or review by any governmental or regulatory body or authority is pending or threatened against East or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material Adverse Effect on East.

    (b) East and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of East and its subsidiaries taken as a whole (collectively, the "East Permits"). East and its subsidiaries are in compliance with the terms of East Permits, except where the failure to so comply would not have a Material Adverse Effect on East.

  2.10 Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which East or any of its subsidiaries has received any notice of assertion nor, to East's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against East or any of its subsidiaries which would have a Material Adverse Effect on East, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

  2.11 Brokers' and Finders' Fees. Except for fees payable to Wessels, Arnold & Henderson pursuant to the engagement letter dated May 31, 1996, a copy of which has been provided to West, East has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  2.12 Employee Benefit Plans.

    (a) With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by East or any trade or business (an "ERISA Affiliate") which is under common control with East within the meaning of Section 414 of the Code (the "East Employee Plans"), East has made available to West a true and complete copy of, to the extent applicable, (i) such East Employee Plan, (ii) the most recent annual report (Form 5500), (iii) each trust agreement related to such East Employee Plan, (iv) the most recent summary plan description for each East Employee Plan for which such a description is required, (v) the most recent actuarial report relating to any East Employee Plan subject to Title IV of ERISA and (vi) the most recent United States Internal Revenue Service ("IRS") determination letter issued with respect to any East Employee Plan.

    (b) Each East Employee Plan which is intended to be qualified under
  Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such East Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each East Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither East nor any ERISA Affiliate of East has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with any East Employee Plan.

  2.13 Absence of Liens and Encumbrances; Condition of Equipment. East and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the East Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not have a Material Adverse Effect on East.

  2.14 Environmental Matters.

    (a) Hazardous Material. Except as would not have a Material Adverse Effect on East, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies, are present, as a result of the deliberate actions of East or any of its subsidiaries, or, to East's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that East or any of its subsidiaries has at any time owned, operated, occupied or leased.

    (b) Hazardous Materials Activities. Except as would not have a Material Adverse Effect on East, neither East nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has East or any of its subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

    (c) Permits. East and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "East Environmental Permits") necessary for the conduct of East's and its subsidiaries' Hazardous Material Activities and other businesses of East and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Material Adverse Effect on East.

    (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to East's knowledge, threatened concerning any East Environmental Permit, Hazardous Material or any Hazardous Materials Activity of East or any of its subsidiaries. East is not aware of any fact or circumstance which could involve East or any of its subsidiaries in any environmental litigation or impose upon East or any of its subsidiaries any environmental liability that would have a Material Adverse Effect on East.

  2.15 Labor Matters. To East's knowledge, there are no activities or proceedings of any labor union to organize any employees of East or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of East or any of its subsidiaries. East and its subsidiaries are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA (as defined below), WARN or any similar state or local law), except for any noncompliance that would not have a Material Adverse Effect on East.

  2.16 Agreements, Contracts and Commitments. Except as set forth in the East Schedules, neither East nor any of its subsidiaries is a party to or is bound by:

    (a) any collective bargaining agreements;

    (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

    (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by East or any of its subsidiaries on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit East's or any of its subsidiaries' ability to terminate employees at will;

    (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

    (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between East or any of its subsidiaries and any of its officers or directors;

    (f) any agreement, contract or commitment containing any covenant limiting the freedom of East or any of its subsidiaries to engage in any line of business or compete with any person;

    (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $150,000 and not cancelable without penalty;

    (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

    (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

    (j) any joint marketing or development agreement (excluding agreements with resellers, value added resellers or independent software vendors entered into in the ordinary course of business that do not permit such resellers or vendors to modify East's or any of its subsidiaries' software products);

    (k) any distribution agreement (identifying any that contain exclusivity provisions); or

    (l) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by East or any of its subsidiaries under any such agreement, contract or commitment of $150,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

  Neither East nor any of its subsidiaries, nor to East's knowledge any other party to an East Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which East is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, an "East Contract") in such a manner as would permit any other party to cancel or terminate any such East Contract, or would permit any other party to seek damages, which would have a Material Adverse Effect on East.

  2.17 Pooling of Interests. To the knowledge of East, based on consultation with its independent accountants, neither East nor any of its directors, officers or stockholders has taken any action which would interfere with West's ability to account for the Merger as a pooling of interests.

  2.18 Change of Control Payments. The East Schedules set forth each plan or agreement pursuant to which all material amounts may become payable (whether currently or in the future) to current or former officers and directors of East as a result of or in connection with the Merger.

  2.19 Statements; Proxy Statement/Prospectus. The information supplied by East for inclusion in the Registration Statement (as defined in Section 2.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by East for inclusion in the proxy statement/prospectus to be sent to the stockholders of East and stockholders of West in connection with the meeting of East's stockholders to consider the approval of this Agreement (the "East Stockholders' Meeting") and in connection with the meeting of West's stockholders to consider the approval of the issuance of shares of West Common Stock pursuant to the terms of the Merger (the "West Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to East's stockholders and West's stockholders, at the time of the East Stockholders' Meeting or the West Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the East Stockholders' Meeting or the West Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to East or any of its affiliates, officers or directors should be discovered by East which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, East shall promptly inform West. Notwithstanding the foregoing, East makes no representation or warranty with respect to any information supplied by West or Merger Sub which is contained in any of the foregoing documents.

  2.20 Board Approval. The Board of Directors of East has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of East and its stockholders, and (ii) to recommend that the stockholders of East approve this Agreement.

  2.21 Fairness Opinion. East has received a written opinion from Wessels, Arnold & Henderson, dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to East's stockholders from a financial point of view and has delivered to West a copy of such opinion.

  2.22 Minute Books. The minute books of East made available to counsel for West are the only minute books of East and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of East.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF WEST AND MERGER SUB

  West and Merger Sub represent and warrant to East, subject to the exceptions specifically disclosed in the disclosure letter supplied by West to East (the "West Schedules"), as follows:

  3.1 Organization of West. West and each of its material subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on West. West has delivered to East a true and complete list of all of West's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and West's equity interest therein. West has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws of West and similar governing instruments of its material subsidiaries, each as amended to date, to counsel for East. When used in connection with West, the term "Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of West and its subsidiaries taken as a whole.

  3.2 West Capital Structure. The authorized capital stock of West consists of 80,000,000 shares of Common Stock, par value $0.0001 per share, of which there were 17,640,640 shares issued and outstanding as of June 1, 1996 and 2,000,000 shares of Preferred Stock, par value $0.0001 per share, of which no shares are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, per value $0.01 per share, all of which, as of the date hereof, are issued and outstanding and are held by West. All outstanding shares of the Common Stock of West are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of West or any agreement or document to which West is a party or by which it is bound. As of June 1, 1996, West had reserved an aggregate of 5,161,802 shares of Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to West's 1995 Stock Option Plan, its 1992 Stock Option/Stock Issuance Plan and the Performix 1991 Incentive Stock Option Plan (collectively, the "West Stock Option Plans"), under which options are outstanding for 3,400,329 shares. All shares of the Common Stock of West subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The West Schedules list each outstanding option to acquire shares of the Common Stock West at June 1, 1996, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicate the extent of acceleration, if any. As of June 1, 1996, there were 270 participants in West's Employee Stock Purchase Plan (the "West Employee Stock Purchase Plan").

  3.3 Obligations With Respect to Capital Stock. Except as set forth in Section 3.2, there are no equity securities of any class of West, or any securities exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for securities West owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of West, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which West or any of its subsidiaries is a party or by which it is bound obligating West or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of West or any of its subsidiaries or obligating West or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of West there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of West or with respect to any equity security of any class of any of its subsidiaries.

  3.4 Authority.

    (a) Each of West and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. West has all requisite corporate power and authority to enter into the West Stock Option Agreement and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the West Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of West and, in the case of this Agreement, Merger Sub, subject only to the approval of the Merger by West's stockholders as contemplated in Section 5.2 and the filing and recordation of the Articles of Merger pursuant to Massachusetts Law. This Agreement has been duly executed and delivered by each of West and Merger Sub and, assuming the due authorization, execution and delivery of this Agreement by East, this Agreement constitutes the valid and binding obligations of each of West and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The West Stock Option Agreement has been duly executed and delivered by West and, assuming the due authorization, execution and delivery of the West Stock Option Agreement by East, the West Stock Option Agreement constitutes the valid and binding obligation of West, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of West and Merger Sub and the execution and delivery of the West Stock Option Agreement by West do not, and the performance of this Agreement by each of West and Merger Sub will not, and the performance of the West Stock Option Agreement by West will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of West or the Articles of Organization or Bylaws of Merger Sub or the equivalent organizational documents of any of its other subsidiaries, (ii) subject to obtaining the approval of the Merger by West's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to West or any of its subsidiaries (including Merger Sub) or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair West's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of West or any of its subsidiaries (including Merger Sub) pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which West or any of its subsidiaries (including Merger Sub) is a party or by which West or any of its subsidiaries (including Merger Sub) or its or any of their respective properties are bound or affected, except, with respect to clauses (ii) and
  (iii), for any such conflicts, violations, defaults or other occurrences that would not have a Material Adverse Effect on West. The West Schedules list all material consents, waivers and approvals under any of West's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

    (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to West or Merger Sub in connection with the execution and delivery of this Agreement or the West Stock Option Agreement or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Articles of Merger with the Secretary of State of the Commonwealth of Massachusetts, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act,
  (iv) the filing of a Current Report on Form 8-K with the SEC, (v) the listing of the West Common Stock on the Nasdaq Stock Market, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on East or West or have a material adverse effect on the ability of the parties to consummate the Merger.

  3.5 Section 203 of the Delaware General Corporation Law Not Applicable. The Board of Directors of West has taken all actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the Stock Option Agreements or to the consummation of the Merger or the other transactions contemplated by this Agreement or the Stock Option Agreements.

  3.6 SEC Filings; West Financial Statements.

    (a) West has filed all forms, reports and documents required to be filed with the SEC since August 1, 1995, and has made available to East such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that West may file subsequent to the date hereof) are referred to herein as the "West SEC Reports." As of their respective dates, the West SEC

  Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such West SEC Reports, and
  (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of West's subsidiaries is required to file any forms, reports or other documents with the SEC.

    (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in West SEC Reports (the "West Financials"), including any West SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of West and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of West contained in West SEC Reports as of March 31, 1996 is hereinafter referred to as the "West Balance Sheet." Except as disclosed in the West Financials, neither West nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of West and its subsidiaries taken as a whole, except liabilities (i) provided for in the West Balance Sheet, or
  (ii) incurred since the date of the West Balance Sheet in the ordinary course of business consistent with past practices.

    (c) West has heretofore furnished to East a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by West with the SEC pursuant to the Securities Act or the Exchange Act.

  3.7 Absence of Certain Changes or Events. Since the date of the West Balance Sheet through the date of this Agreement, there has not been: (i) any Material Adverse Effect on West, (ii) any material change by West in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any revaluation by West of any of its assets having a Material Adverse Effect on West, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business.

  3.8 Taxes. West and each of its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or West has paid on its behalf), or has set up an adequate reserve for the payment of, all material taxes required to be paid as shown on such returns and the most recent financial statements contained in the West SEC Reports reflect an adequate reserve for all material taxes payable by West and its subsidiaries accrued through the date of such financial statements. Except as reasonably would not be expected to have a Material Adverse Effect on West, no deficiencies for any taxes have been proposed, asserted or assessed against West or any of its subsidiaries.

  3.9 Intellectual Property.

    (a) West and its subsidiaries own, or have the right to use, sell or license all intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "West IP Rights"), except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on West.

    (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any West IP Rights (the "West IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any West IP Rights or impair the right of West and its subsidiaries to use, sell or license any West IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on West.

    (c) (i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by West or any of its subsidiaries violates any license or agreement between West or any of its subsidiaries and any third party or infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of West, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any West IP Rights, nor has West received any written notice asserting that any West IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on West.

    (d) West has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all West IP Rights.

  3.10 Compliance; Permits; Restrictions.

    (a) Neither West nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to West or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which West or any of its subsidiaries is a party or by which West or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations which would not have a Material Adverse Effect on West. To the knowledge of West, no investigation or review by any governmental or regulatory body or authority is pending or threatened against West or its subsidiaries, nor has any governmental or regulatory body or authority indicated an intention to conduct the same, other than, in each such case, those the outcome of which would not have a Material Adverse Effect on West.

    (b) West and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of West and its subsidiaries taken as a whole (collectively, the "West Permits"). West and its subsidiaries are in compliance with the terms of West Permits, except where the failure to so comply would not have a Material Adverse Effect on West.

  3.11 Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which West or any of its subsidiaries has received any notice of assertion nor, to West's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against West or any of its subsidiaries which would have a Material Adverse Effect on West, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

  3.12  Brokers' and Finders' Fees. Except for (i) fees payable to DMG
Technology Group pursuant to an engagement letter dated [     , 1996] a copy of
which has been provided to East and (ii) fees payable to Morgan Stanley & Co. Incorporated pursuant to an engagement letter dated May 29, 1996, a copy of which has also been provided to East, West has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  3.13 Employee Benefit Plans.

    (a) With respect to each material employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA) maintained or contributed to by West or any trade or business which is under common control with West within the meaning of Section 414 of the Code (the "West Employee Plans"), West has made available to East a true and complete copy of, to the extent applicable, (i) such West Employee Plan, (ii) the most recent annual report (Form 5500), (iii) each trust agreement related to such West Employee Plan, (iv) the most recent summary plan description for each West Employee Plan for which such a description is required, (v) the most recent actuarial report relating to any West Employee Plan subject to Title IV of ERISA and (vi) the most recent IRS determination letter issued with respect to any West Employee Plan.

    (b) Each West Employee Plan which is intended to be qualified under
  Section 401(a) of the Code has received a favorable determination from the IRS covering the provisions of the Tax Reform Act of 1986 stating that such West Employee Plan is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan. Each West Employee Plan has been operated in all material respects in accordance with its terms and the requirements of applicable law. Neither West nor any ERISA Affiliate of West has incurred or is reasonably expected to incur any material liability under Title IV of ERISA in connection with any West Employee Plan.

  3.14 Absence of Liens and Encumbrances; Condition of Equipment. West and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the West Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not have a Material Adverse Effect on West.

  3.15 Environmental Matters.

    (a) Hazardous Material. Except as would not have a Material Adverse Effect on West, no underground storage tanks and no Hazardous Materials (but excluding office and janitorial supplies) are present as a result of the deliberate actions of West or any of its subsidiaries, or, to West's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that West or any of its subsidiaries has at any time owned, operated, occupied or leased.

    (b) Hazardous Materials Activities. Except as would not have a Material Adverse Effect on West, neither West nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has West or any of its subsidiaries engaged in any Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

    (c) Permits. West and its subsidiaries currently holds all environmental approvals, permits, licenses, clearances and consents (the "West Environmental Permits") necessary for the conduct of West's and its subsidiaries' Hazardous Material Activities and other businesses of West and its subsidiaries as such activities and businesses are currently being conducted, except where the failure to so hold would not have a Material Adverse Effect on West.

    (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to West's knowledge, threatened concerning any West Environmental Permit, Hazardous Material or any Hazardous Materials Activity of West or any of its subsidiaries. West is not aware of any fact or circumstance which could involve West or any of its subsidiaries in any environmental litigation or impose upon West or any of its subsidiaries any environmental liability that would have a Material Adverse Effect on West.

  3.16 Labor Matters. To West's knowledge, there are no activities or proceedings of any labor union to organize any employees of West or any of its subsidiaries and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of West or any of its subsidiaries. West and its subsidiaries are and have been in compliance with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, ERISA, WARN or any similar state or local law), except for any noncompliance that would not have a Material Adverse Effect on West.

  3.17 Agreements, Contracts and Commitments. Except as set forth in the West Schedules, neither West nor any of its subsidiaries is a party to or is bound by:

    (a) any collective bargaining agreements;

    (b) any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

    (c) any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by West or any of its subsidiaries on thirty days notice without liability, except to the extent general principles of wrongful termination law may limit West's or any of its subsidiaries' ability to terminate employees at will;

    (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

    (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between West or any of its subsidiaries and any of its officers or directors;

    (f) any agreement, contract or commitment containing any covenant limiting the freedom of West or any of its subsidiaries to engage in any line of business or compete with any person;

    (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $150,000 and not cancelable without penalty;

    (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

    (i) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

    (j) any joint marketing or development agreement (excluding agreements with resellers, value added resellers or independent software vendors entered into in the ordinary course of business that do not permit such resellers or vendors to modify West's or any of its subsidiaries' software products);

    (k) any distribution agreement (identifying any that contain exclusivity provisions); or

    (l) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by West or any of its subsidiaries under any such agreement, contract or commitment of $150,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

  Neither West nor any of its subsidiaries, nor to West's knowledge any other party to a West Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which West is a party or by which it is bound of the type described in clauses (a) through (l) above (any such agreement, contract or commitment, a "West Contract") in such a manner as would permit any other party to cancel or terminate any such West Contract, or would permit any other party to seek damages, which would have a Material Adverse Effect on West.

  3.18 Pooling of Interests. To the knowledge of West, based on consultation with its independent accountants, neither West nor any of its directors, officers or stockholders has taken any action which would interfere with West's ability to account for the Merger as a pooling of interests.

  3.19 Change of Control Payments. The West Schedules set forth each plan or agreement pursuant to which all material amounts may become payable (whether currently or in the future) to current or former officers and directors of West as a result of or in connection with the Merger.

  3.20 Statements; Proxy Statement/Prospectus. The information supplied by West for inclusion in the Registration Statement (as defined in Section 2.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by West for inclusion in the Proxy Statement to be sent to the stockholders of West and stockholders of East in connection with the West Stockholders' Meeting and in connection with the East Stockholders' Meeting shall not, on the date the Proxy Statement is first mailed to West's stockholders and East's stockholders, at the time of the East Stockholders' Meeting or the West Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the West Stockholders' Meeting or the East Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to West or any of its affiliates, officers or directors should be discovered by West which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, West shall promptly inform East. Notwithstanding the foregoing, West makes no representation or warranty with respect to any information supplied by East which is contained in any of the foregoing documents.

  3.21 Board Approval. The Board of Directors of West has, as of the date of this Agreement, determined to recommend that the stockholders of West approve the issuance of the West Common Stock in the Merger.

  3.22 Fairness Opinion. West has received a written opinion from each of DMG Technology Group and Morgan Stanley & Co. Incorporated, each dated as of the date hereof, to the effect that as of the date hereof, the Merger is fair to West's stockholders from a financial point of view and has delivered to East a copy of such opinions.

  3.23 Minute Books. The minute books of West made available to counsel for East are the only minute books of West and contain a reasonably accurate summary, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of West.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

  4.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, East (which for the purposes of this Article 4 shall include East and each of its subsidiaries) and West (which for the purposes of this Article 4 shall include West and each of its subsidiaries) agree, except (i) in the case of East as provided in Article 4 of the East Schedules and in the case of West as provided in Article 4 of the West Schedules, or (ii) to the extent that the other party shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, East and West agree to confer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business. In addition, except in the case of East as provided in Article 4 of the East Schedules and in the case of West as provided in Article 4 of the West Schedules, without the prior written consent of the other, neither East nor West shall do any of the following, and neither East nor West shall permit its subsidiaries to do any of the following:

    (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

    (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances, agreements to create standards or agreements with "Standards" bodies;

    (c) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

    (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the East IP Rights or the West IP Rights, as the case may be, or enter into grants to future patent rights, other than in the ordinary course of business;

    (e) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

    (f) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan;

    (g) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire and shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance of shares of East Capital Stock or West Common Stock, as the case may be, pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement, (ii) options to purchase shares of East Capital Stock or West Common Stock, as the case may be, to be granted at fair market value in the ordinary course of business, consistent with past practice and in accordance with existing stock option plans, (iii) shares of East Capital Stock or West Common Stock, as the case may be, issuable upon the exercise of the options referred to in clause (ii), and (iv) shares of East Capital Stock or West Common Stock, as the case may be, issuable to participants the West Employee Stock Purchase Plan or the East Employee Stock Purchase Plan consistent with the terms thereof;

    (h) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries);

    (i) Except as set forth on the East Schedules or the West Schedules, as the case may be, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of East or West, as the case may be, or enter into any joint ventures, strategic partnerships or alliances, other than in the ordinary course of business consistent with past practice;

    (j) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of East or West, as the case may be, except in the ordinary course of business consistent with past practice;

    (k) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of East or West, as the case may be, or guarantee any debt securities of others;

    (l) Adopt or amend any employee benefit or stock purchase or option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice;

    (m) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

    (n) Make any grant of exclusive rights to any third party; or

    (o) Agree in writing or otherwise to take any of the actions described in
  Article 4 (a) through (n) above.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

  5.1 Proxy Statement/Prospectus; Registration Statement; Other Filings. As promptly as practicable after the execution of this Agreement, East and West will prepare, and file with the SEC, the Proxy Statement and West will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of East and West will respond to any comments of the SEC, will use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, East and West will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each party will notify the other party promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, East or West, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of East and West, such amendment or supplement. The Proxy Statement will also include the recommendations of (i) the Board of Directors of East in favor of approval of this Agreement (except that the Board of Directors of East may withdraw, modify or refrain from making such recommendation to the extent that the Board determines that the Board's fiduciary duties under applicable law require it to do so), and (ii) the Board of Directors of West in favor of the issuance of shares of West Common Stock in the Merger, the change of West's name and an increase in the number of shares available for employee stock option grants (except that the Board of Directors of West may withdraw, modify or refrain from making such recommendations to the extent that the Board determines that the Board's fiduciary duties under applicable law require it to do so).

  5.2 Meetings of Stockholders. Promptly after the date hereof, East will take all action necessary in accordance with Massachusetts Law and its Articles of Organization and Bylaws to convene the East Stockholders' Meeting to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement. East will consult with West and use its commercially reasonable efforts to hold the East Stockholders' Meeting on the same day as the West Stockholders' Meeting. Promptly after the date hereof, West will take all action necessary in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and Bylaws to convene the West Stockholders' Meeting to be held as promptly as practicable, and in any event within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon the issuance of shares of West Common Stock by virtue of the Merger. West will consult with East and will use its commercially reasonable efforts to hold the West Stockholders' Meeting on the same day as the East Stockholders' Meeting. West and East will each use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the approval of the issuance of shares of West Common Stock pursuant to the terms of the Merger, as the case may be, and will take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by the rules of the National Association of Securities Dealers, Inc., Massachusetts Law or the Delaware General Corporation Law, as the case may be, to obtain such approvals, except to the extent that the Board of Directors of such party determines that doing so would cause the Board of Directors of such party to breach its fiduciary duties under applicable law.

  5.3 Access to Information; Confidentiality.

    (a) Each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

    (b) The parties acknowledge that East and West have previously executed a Confidentiality Agreement, dated May 24, 1996 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as is necessary to comply with the terms of this Agreement.

  5.4 No Solicitation.

    (a) Restrictions on West.

      (i) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, West and its subsidiaries shall not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than East and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning West or any of its subsidiaries to, or afford any access to the properties, books or records of West or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than East and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to West. For the purposes of this Agreement, an "Acquisition Proposal" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or permitted under the terms of this Agreement), (ii) sale of 10% or more of the outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer),
    (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 10% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto); or
    (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. West will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. West will (i) notify East as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify East of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.4(a), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, West and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than East); provided, however, that nothing herein shall prohibit West's Board of Directors from taking and disclosing to West's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

      (ii) Notwithstanding the provisions of paragraph (a)(i) above, prior to the approval of the issuance of the West Common Stock by the stockholders of West at the West Stockholders' Meeting, West may, to the extent the Board of Directors of West determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (a)(iii), below, furnish information to any person, entity or group after such person, entity or group has delivered to West in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of West in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the stockholders of West from a financial point of view than the Merger and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of West (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group and which is likely to be consummated (a "West Superior Proposal"). In addition, notwithstanding the provisions of paragraph (a)(i) above, in connection with a possible Acquisition Proposal, West may refer any third party to this Section 5.4(a) or make a copy of this Section 5.4(a) available to a third party. In the event West receives a West Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of West from approving such West Superior Proposal or recommending such West Superior Proposal to West's stockholders, if the Board determines that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of West may withdraw, modify or refrain from making its recommendation concerning the approval of the issuance of shares of West Common Stock by virtue of the Merger; provided, however, that West shall not accept or recommend to its stockholders, or enter into any agreement concerning, a West Superior Proposal for a period of not less than 48 hours after East's receipt of a copy of such West Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing).

      (iii) Notwithstanding anything to the contrary herein, West will not provide any non-public information to a third party unless: (x) West provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (y) such non-public information is the same information previously delivered to East.

    (b) Restrictions on East.

      (i) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, East and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than West and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning East or any of its subsidiaries to, or afford any access to the properties, books or records of East or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than West and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to East. East will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. East will (i) notify West as promptly as practicable if any inquiry or proposal is made or any information or access is requested in writing in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify West of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.4(b), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, East and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than West); provided, however, that nothing herein shall prohibit East's Board of Directors from taking and disclosing to East's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

      (ii) Notwithstanding the provisions of paragraph (b)(i) above, prior to the approval of this Agreement by the stockholders of East at the East Stockholders' Meeting, East may, to the extent the Board of Directors of East determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph
    (b)(iii), below, furnish information to any person, entity or group after such person, entity or group has delivered to East in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of East in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable to the stockholders of East from a financial point of view than the Merger and for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of East (based upon the advice of independent financial advisors), is reasonably capable of being financed by such person, entity or group and which is likely to be consummated (an "East Superior Proposal"). In addition, notwithstanding the provisions of paragraph (b)(i) above, in connection with a possible Acquisition Proposal, East may refer any third party to this Section 5.4(b) or make a copy of this Section 5.4(b) available to a third party. In the event East receives an East Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of East from approving such East Superior Proposal or recommending such East Superior Proposal to West's stockholders, if the Board determines that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of East may withdraw, modify or refrain from making its recommendation concerning the approval of this Agreement; provided, however, that East shall not accept or recommend to its stockholders, or enter into any agreement concerning, an East Superior Proposal for a period of not less than 48 hours after West's receipt of a copy of such East Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing).

      (iii) Notwithstanding anything to the contrary in paragraph (b), East will not provide any non-public information to a third party unless:
    (x) East provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (y) such non- public information is the same information previously delivered to West.

  5.5 Public Disclosure. West and East will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Alternative Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or the Nasdaq National Market.

  5.6 Legal Requirements. Each of West, Merger Sub and East will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. West will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of West Common Stock pursuant hereto. East will use its commercially reasonable efforts to assist West as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of West Common Stock pursuant hereto.

  5.7 Third Party Consents. As soon as practicable following the date hereof, West and East will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

  5.8 FIRPTA. At or prior to the Closing, East, if requested by West, shall deliver to the IRS a notice that the East Capital Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

  5.9 Notification of Certain Matters. West and Merger Sub will give prompt notice to East, and East will give prompt notice to West, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of West and Merger Sub or East, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

  5.10 Best Efforts and Further Assurances. Subject to the respective rights and obligations of West and East under this Agreement, each of the parties to this Agreement will use its best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

  5.11  Stock Options; Employee Stock Purchase Plan.

    (a) At the Effective Time, each outstanding option to purchase shares of East Capital Stock (each an "East Stock Option") under the East Stock Option Plans, whether or not exercisable, will be assumed by West. Each East Stock Option so assumed by West under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable East Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each East

  Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of West Common Stock equal to the product of the number of shares of East Capital Stock that were issuable upon exercise of such East Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of West Common Stock, and (ii) the per share exercise price for the shares of West Common Stock issuable upon exercise of such assumed East Stock Option will be equal to the quotient determined by dividing the exercise price per share of East Capital Stock at which such East Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, West will issue to each holder of an outstanding East Stock Option a notice describing the foregoing assumption of such East Stock Option by West.

    (b) It is the intention of the parties that East Stock Options assumed by West qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent East Stock Options qualified as incentive stock options immediately prior to the Effective Time; provided, however, that notwithstanding anything contained in Section 1.6(c) or Section 5.11 hereof, or any other provision of this Agreement, the exercise price, the number of shares purchasable and the terms and conditions applicable to any adjustments to the East Employee Stock Purchase Plan and any employee stock purchase plan maintained by West shall be determined so as to comply with Sections 423 and 424 of the Code and the regulations promulgated thereunder (specifically the provisions of Code
  Section 424(a) and 424(h)(3)(A) and Treasury Regulation Section 1.425-1) such that West's assumption of options granted under the East Employee Stock Purchase Plan by reason of the Merger not constitute a "modification."

    (c) West will reserve sufficient shares of West Common Stock for issuance under Section 5.11(a) and under Section 1.6(c) hereof.

  5.12 Form S-8. West agrees to file a registration statement on Form S-8 for the shares of West Common Stock issuable with respect to assumed East Stock Options no later than two (2) business days after the Closing Date.

  5.13 Indemnification and Insurance.

    (a) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of East pursuant to any indemnification agreements between East and its directors and officers existing prior to the date hereof. The Articles of Organization and By-laws of the Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Articles of Organization and By-laws of East, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of East, unless such modification is required by law.

    (b) After the Effective Time the Surviving Corporation will, to the fullest extent permitted under applicable law or under the Surviving Corporation's Articles of Organization or By- laws, indemnify and hold harmless, each present and former director or officer of East or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of East arising out of or pertaining to the transactions contemplated by this Agreement for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time will be reasonably satisfactory to the Surviving Corporation and West, (ii) after the Effective Time, the Surviving Corporation will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation will not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

    (c) For a period of six years after the Effective Time, West will cause the Surviving Corporation to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by East's directors' and officers' liability insurance policy on terms comparable to those applicable to the then current directors and officers of West; provided, however, that in no event will West or the Surviving Corporation be required to expend in excess of 200% of the annual premium currently paid by East for such coverage or such coverage as is available for such 200% of the annual premium.

    (d) This Section 5.13 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit East, the Surviving Corporation and the Indemnified Parties, and will be binding on all successors and assigns of the Surviving Corporation.

  5.14 Tax-Free Reorganization. West and East will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. West and East will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

  5.15 NMS Listing. West agrees to authorize for listing on the Nasdaq National Market the shares of West Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

  5.16 West Affiliate Agreement. Set forth on the West Schedules is a list of those persons who may be deemed to be, in West's reasonable judgment, affiliates of West within the meaning of Rule 145 promulgated under the Securities Act (a "West Affiliate"). West will provide East with such information and documents as East reasonably requests for purposes of reviewing such list. West will use its best efforts to deliver or cause to be delivered to East prior to the Closing Date from each West Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit E, each of which will be in full force and effect as of the Effective Time.

  5.17 East Affiliate Agreement. Set forth on the East Schedules is a list of those persons who may be deemed to be, in East's reasonable judgment, affiliates of East within the meaning of Rule 145 promulgated under the Securities Act (an "East Affiliate"). East will provide West with such information and documents as West reasonably requests for purposes of reviewing such list. East will use its best efforts to deliver or cause to be delivered to West prior to the Closing Date from each East Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit F (the "East Affiliate Agreement"), each of which will be in full force and effect as of the Effective Time. West will be entitled to place appropriate legends on the certificates evidencing any West Common Stock to be received by an East Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the West Common Stock, consistent with the terms of the East Affiliates Agreement.

  5.18 Board of Directors of West. The Board of Directors of West will take all actions necessary to cause the Board of Directors of West, immediately after the Effective Time, to consist of six persons, three of whom shall have served on the Board of Directors of West immediately prior to the Effective Time (one of whom shall be Reed Hastings and two of whom shall be non-employee directors), and three of whom shall have served on the Board of Directors of East immediately prior to the Effective Time (one of whom shall be Paul Levine and two of whom shall be non-employee directors). If, prior to the Effective Time, any of the East or West designees shall decline or be unable to serve as an East or West director, East (if such person was designated by East) or

West (if such person was designated by West) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the other party.

  5.19 Committees of the Board of Directors of West. The Board of Directors of West will take all actions necessary to cause the Audit Committee of the Board of Directors of West, immediately after the Effective Time, to consist of three members, two of whom shall have served on the Board of Directors of West immediately prior to the Effective Time and one who shall have served on the Board of Directors of East immediately prior to the Effective Time. In addition, the Board of Directors of West will take all actions necessary to cause the Compensation Committee of the Board of Directors of West, immediately after the Effective Time, to consist of three members, two of whom shall have served on the Board of Directors of East immediately prior to the Effective Time and one who shall have served on the Board of Directors of West immediately prior to the Effective Time.

  5.20 Headquarters of East. Following the Effective Time, East will relocate its headquarters from Lexington, Massachusetts to Sunnyvale, California.

  5.21 Officers of West. At the Effective Time, Reed Hastings will become the Chief Executive Officer and President of West, Chuck Bay will become the Chief Financial Officer of West and Paul Levine will become the Chairman of the Board of West. All other management positions will essentially remain in place except for certain reassignments as will be mutually determined.

  5.22 Change of Name. Subject to the last sentence of Section 5.1 hereof, at the West Stockholders' Meeting West shall propose and recommend that its Certificate of Incorporation be amended at the Effective Time to change its name to "Pure Atria Corporation."

  5.23 Option Plan. Subject to the last sentence of Section 5.1 hereof, at the West Stockholders' Meeting West shall propose and recommend to increase the number of shares available for employee stock option grants by a number of shares equal to five percent (5%) of the total shares of West Common Stock to be outstanding following the Merger.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

  6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

    (a) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law by the stockholders of East, and the issuance of shares of West Common Stock by virtue of the Merger shall have been duly approved by the requisite vote under the rules of the National Association of Securities Dealers, Inc. by the stockholders of West.

    (b) Registration Statement Effective. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

    (c) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

    (d) Tax Opinions. West and East shall each have received substantially identical written opinions from their counsel, Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, and Testa, Hurwitz &

  Thibeault, LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

    (e) Nasdaq Listing. The shares of West Common Stock issuable to stockholders of East pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

    (f) Opinion of Accountants. Each of West and East shall have received letters from each of KPMG Peat Marwick LLP and Ernst & Young LLP, each dated within two (2) business days prior to the Effective Time, regarding those firms' concurrence with West's managements' and East's managements' conclusions as to the appropriateness of pooling of interest accounting for the Merger under Accounting Principles Board Opinion No. 16, if the Merger is consummated in accordance with this Agreement.

  6.2 Additional Conditions to Obligations of East. The obligations of East to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by East:

    (a) Representations and Warranties. The representations and warranties of West and Merger Sub contained in this Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not have a Material Adverse Effect on West; and East shall have received a certificate to such effect signed on behalf of West by the President and the Chief Financial Officer of West;

    (b) Agreements and Covenants. West and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and East shall have received a certificate to such effect signed on behalf of West by the President and the Chief Financial Officer of West;

    (c) Material Adverse Effect. No Material Adverse Effect with respect to West shall have occurred since the date of this Agreement; and

    (d) Legal Opinion. East shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, counsel to West, in a form reasonably acceptable to East.

  6.3 Additional Conditions to the Obligations of West and Merger Sub. The obligations of West and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by
West:

    (a) Representations and Warranties. The representations and warranties of East contained in this Agreement shall be true and correct on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases where the failure to be so true and correct, would not have a Material Adverse Effect on East; and West and Merger Sub shall have received a certificate to such effect signed on behalf of East by the President and the Chief Financial Officer of East;

    (b) Agreements and Covenants. East shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the West shall have received a certificate to such effect signed on behalf of East by the President and the Chief Financial Officer of East;

    (c) Material Adverse Effect. No Material Adverse Effect with respect to East shall have occurred since the date of this Agreement; and

    (d) Legal Opinion. West shall have received a legal opinion from Testa, Hurwitz & Thibeault, LLP, counsel to East, in a form reasonably acceptable to West.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

  7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of West and East:

    (a) by mutual written consent duly authorized by the Boards of Directors of West and East;

    (b) by either East or West if the Merger shall not have been consummated by December 31, 1996; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

    (c) by either East or West if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (an "Order"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

    (d) by either East or West if the required approvals of the stockholders of East or West contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement);

    (e) by either East or West, if East shall have accepted an East Superior Proposal or if the East Board of Directors recommends an East Superior Proposal to the stockholders of East;

    (f) by West, if the Board of Directors of East shall have withheld, withdrawn or modified in a manner adverse to West its recommendation in favor of approving the issuance of the shares of West Common Stock by virtue of the Merger;

    (g) by either East or West, if West shall have accepted a West Superior Proposal or if the West Board of Directors recommends a West Superior Proposal to the stockholders of West;

    (h) by East, if the Board of Directors of West shall have withheld, withdrawn or modified in a manner adverse to East its recommendation in favor of the Merger;

    (i) by East, upon a breach of any representation, warranty, covenant or agreement on the part of West set forth in this Agreement, or if any representation or warranty of West shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in West's representations and warranties or breach by West is curable by West through the exercise of its commercially reasonable efforts within five (5) days of the time such representation or warranty shall have become untrue or such breach, then East may not terminate this Agreement under this Section 7.1(i) during such five-day period provided West continues to exercise such commercially reasonable efforts;

    (j) by West, upon a breach of any representation, warranty, covenant or agreement on the part of East set forth in this Agreement, or if any representation or warranty of East shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in the Company's representations and warranties or breach by East is curable by

  East through the exercise of its commercially reasonable efforts within five (5) days of the time such representation or warranty shall have become untrue or such breach, then West may not terminate this Agreement under this Section 7.1(j) during such five-day period provided East continues to exercise such commercially reasonable efforts;

    (k) by East, if there shall have occurred any Material Adverse Effect with respect to West since the date of this Agreement;

    (l) by West, if there shall have occurred any Material Adverse Effect with respect to East since the date of this Agreement; or

    (m) by either East or West if the earnings per share reported by the other party for the fiscal quarter ending June 30, 1996 are below the average of earnings per share estimates published by securities analysts as of the date of this Agreement, if such shortfall is material in the opinion of the terminating party determined in its sole good faith judgment; provided, that the right to terminate the Agreement under this Section 7.1(m) shall be null and void if not exercised within 5 days following such report of earnings.

  7.2 Notice of Termination; Effect of Termination.

    (a) Subject to Sections 7.2(b) and (c), any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

    (b) Any termination of this Agreement by East pursuant to Sections 7.1(d) or 7.1(e) hereof shall be of no force or effect unless prior to such termination East shall have paid to West any amounts payable pursuant to
  Section 7.3(b).

    (c) Any termination of this Agreement by West pursuant to Sections 7.1(d) or 7.1(g) hereof shall be of no force or effect unless prior to such termination West shall have paid to East any amounts payable pursuant to
  Section 7.3(c).

  7.3 Fees and Expenses.

    (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that West and East shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

    (b) East shall immediately make payment to West (by wire transfer or cashiers check) of (x) $25,000,000 (i) in the event East shall have accepted an East Superior Proposal or if the East Board of Directors recommends an East Superior Proposal to the stockholders of East, or (ii) in the event the vote of the stockholders of East contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (an "East Negative Vote") if prior to such East Negative Vote there shall have occurred an Acquisition Proposal with respect to East which shall have been publicly disclosed and not withdrawn; or (y) $15,000,000 in the event of an East Negative Vote if (i) prior to such East Negative Vote the Board of Directors of East shall have withheld, withdrawn or modified in a manner adverse to West its recommendation in favor of the Merger and (ii) East shall not be required to make payment of the $25,000,000 required by clause
  (x) above; or (z) $5,000,000 in the event of an East Negative Vote if East shall not be required to make payment of the $25,000,000 required by clause
  (x) above and if East shall not be required to make payment of the $15,000,000 required by clause (y) above.

    (c) West shall immediately make payment to East (by wire transfer or cashiers check) of (x) $25,000,000 (i) in the event West shall have accepted an West Superior Proposal or if the West Board of Directors recommends an West Superior Proposal to the stockholders of West, or (ii) in the event the vote of the stockholders of West contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (an "West Negative Vote") if prior to such West Negative Vote there shall have occurred an Acquisition Proposal with respect to West which shall have been publicly disclosed and not withdrawn; or (y) $15,000,000 in the event of an West Negative Vote if (i) prior to such West Negative Vote the Board of Directors of West shall have withheld, withdrawn or modified in a manner adverse to East its recommendation in favor of the Merger and (ii) West shall not be required to make payment of the $25,000,000 required by clause
  (x) above; or (z) $5,000,000 in the event of an West Negative Vote if West shall not be required to make payment of the $25,000,000 required by clause
  (x) above and if West shall not be required to make payment of the $15,000,000 required by clause (y) above.

    (d) Payment of the fees described in Section 7.3(b) and (c) above shall not be in lieu of damages incurred in the event of breach of this Agreement.

  7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

  7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

  8.1 Non-Survival of Representations and Warranties. The representations and warranties of East, West and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

  8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

    (a)if to West or Merger Sub, to:

      Pure Software Inc.
      1309 South Mary Avenue
      Sunnyvale, California 94087
      Attention: President
      Telephone No.: (408) 720-1600
      Telecopy No.: (408) 720-9200

      with a copy at the same address to the attention of the General Counsel, and with a copy to:

      Wilson, Sonsini, Goodrich & Rosati, P.C.
      650 Page Mill Road
      Palo Alto, California 94304-1050
      Attention: Larry W. Sonsini, Esq.
      Telephone No.: (415) 493-9300
      Telecopy No.: (415) 493-6811

    (b)if to East, to:

      Atria Software, Inc.
      20 Maguire Road
      Lexington, Massachusetts 02173
      Attention: President
      Telephone No.: (617) 676-2400
      Telecopy No.: (617) 676-2410

      with a copy at the same address to the attention of the General
      Counsel, and

      with a copy to:

      Testa, Hurwitz & Thibeault, LLP
      High Street Tower, 125 High Street
      Boston, Massachusetts 02110
      Attention: Mark J. Macenka, Esq.
      Telephone No.: (617) 248-7000
      Telecopy No.: (617) 248-7100

  8.3 Interpretation; Knowledge.

    (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

    (b) For purposes of this Agreement, the term "knowledge" means, with respect to any matter in question, that the executive officers of East or West, as the case may be, have actual knowledge of such matter.

  8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

  8.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including East Schedules and the West Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

  8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this

Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

  8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any state or federal court within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

  8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

  8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the of the parties.

  In Witness Whereof, West, Merger Sub, and East have caused this Agreement to be signed by themselves or their duly authorized respective officers, all as of the date first written above.

                                          Pure Software Inc.

                                          By: _________________________________
                                             Reed Hastings, President and
                                             Chief Executive Officer

                                          Atria Software Inc..

                                          By: _________________________________
                                             Paul H. Levine, President and
                                             Chief Executive Officer

                                          CST Acquisition Corporation

                                          By: _________________________________
                                             Reed Hastings, Chief Executive
                                             Officer

                       **** REORGANIZATION AGREEMENT ****

                          [OPTION FROM WEST TO EAST]

                            STOCK OPTION AGREEMENT

  This Stock Option Agreement dated as of June 6, 1996 (the "Agreement") is entered into by and between Pure Software Inc., a Delaware corporation ("West"), and Atria Software, Inc., a Massachusetts corporation ("East").

                                   RECITALS

  Whereas, concurrently with the execution and delivery of this Agreement, West, East and CST Acquisition Corporation, a Massachusetts corporation and a wholly owned subsidiary of West ("Sub"), are entering into an Agreement and Plan of Reorganization (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Sub will be merged with and into East (the "Merger") with East continuing as the surviving corporation and as a wholly owned subsidiary of West; and

  Whereas, as a condition to East's willingness to enter into the Merger Agreement, East has requested that West agree, and West has so agreed, to grant to East an option to acquire shares of West's Common Stock upon the terms and subject to the conditions set forth herein.

                                   AGREEMENT

  Now, Therefore, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

  1. Grant of Option

  West hereby grants to East an irrevocable option (the "Option") to acquire up to 2,646,096 shares (the "Option Shares") of the Common Stock, par value $.0001 per share, of West ("West Shares") in the manner set forth below (i) by exchanging therefor shares of the Common Stock, par value $.01 per share, of East ("East Shares") at a rate of 0.64741 East Share for each Option Share (the "Exercise Ratio") and/or, at East's election, (ii) by paying cash at a price determined in accordance with Section 4 below. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.


  2. Exercise of Option

  The Option may only be exercised by East, in whole or in part, at any time or from time to time, upon the occurrence of (i) the commencement of a tender or exchange offer for 25% or more of any class of West's capital stock, or
(ii) any of the events specified in Section 7.3(c)(x) of the Merger Agreement (any of the events specified in clauses (i) or (ii) of this sentence being referred to herein as an "Exercise Event"). In the event East wishes to exercise the Option, East shall deliver to West a written notice (an "Exercise Notice") specifying the total number of Option Shares it wishes to acquire and the form of consideration to be paid. Each closing of a purchase of Option Shares (a "Closing") shall occur on a date and at a time designated by East in an Exercise Notice delivered at least five business days prior to the date of such Closing, which Closing shall be held at the offices of counsel to West. The Option shall terminate upon the earlier of (i) at the Effective Time, (ii) 180 days following the termination of the Merger Agreement pursuant to Article VII thereof, if an Exercise Event shall have occurred on or prior to the date of such termination, and (iii) the date on which the Merger Agreement is terminated pursuant to Article VII thereof if an Exercise Event shall not have occurred on or prior to such date; provided, however, with respect to the preceding clause (ii) of this sentence, that if the Option cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR

Act"), if applicable, shall not have expired or been terminated, then the Option shall not terminate until the tenth business day after such impediment to exercise shall have been removed or shall have become final and not subject to appeal. Notwithstanding the foregoing, the Option may not be exercised if East is in breach in any material respect of any of its covenants or agreements contained in the Merger Agreement.

  3. Conditions to Closing

  The obligation of West to issue Option Shares to East hereunder is subject to the conditions that (a) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated;
(b) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

  4. Closing

  At any Closing, (a) West shall deliver to East a single certificate in definitive form representing the number of West Shares designated by East in its Exercise Notice, such certificate to be registered in the name of East and to bear the legend set forth in Section 10 hereof, and (b) East shall pay to West the aggregate purchase price for the West Shares so designated and being purchased by delivery of (i) a single certificate in definitive form representing the number of East Shares being issued by East in consideration therefor (based on the Exercise Ratio), such certificate to be registered in the name of West and to bear the legend set forth in Section 10 hereof, and/or, at East's election, (ii) a certified check or bank check, as the case may be. If East has elected to deliver cash in payment for any West Shares, the price to be paid by East in cash to West at any Closing in respect of such West Shares shall be $40.625 per share (the "Exercise Price").

  5. Representations and Warranties of West

  West represents and warrants to East that (a) West is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by West and consummation by West of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of West and no other corporate proceedings on the part of West are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by West and constitutes a legal, valid and binding obligation of West and, assuming this Agreement constitutes a legal, valid and binding obligation of East, is enforceable against West in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) except for any filings as may be required under the HSR Act, West has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued West Shares for East to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional West Shares or other securities which may be issuable pursuant to Section 9(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (e) upon delivery of the West Shares and any other securities to East upon exercise of the Option, East will acquire such West Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by East;
(f) the execution and delivery of this Agreement by West do not, and the performance of this Agreement by West will not, (i) violate the Certificate of Incorporation or By-Laws of West, (ii) conflict with or violate any order applicable to West or any of its subsidiaries or by which they or any of their property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of West or any of its subsidiaries pursuant to, any contract or agreement to which West or any of its subsidiaries is a party or by which West or any of its subsidiaries or any of their property is bound or affected, except, in the case of clauses (ii) and
(iii) above, for violations, conflicts, breaches, defaults, rights of termination, amendment, acceleration or cancellation, liens or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on West; (g) the execution and delivery of this Agreement by West does not, and the performance of this Agreement by West will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except pursuant to the HSR Act, if applicable; and
(h) any East Shares acquired pursuant to this Agreement will not be acquired by West with a view to the public distribution thereof and West will not sell or otherwise dispose of such shares in violation of applicable law or this Agreement.

  6. Representations and Warranties of East

  East represents and warrants to West that (a) East is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by East and the consummation by East of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of East and no other corporate proceedings on the part of East are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by East and constitutes a legal, valid and binding obligation of East and, assuming this Agreement constitutes a legal, valid and binding obligation of West, is enforceable against East in accordance with its term, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) except for any filings that may be required under the HSR Act, East has taken (or will in a timely manner take) all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option and will take all necessary corporate or other action to authorize and reserve for issuance all additional East Shares or other securities which may be issuable pursuant to Section 9(b) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (e) upon delivery of West Shares to East in consideration of any acquisition of East Shares pursuant hereto, East will acquire such West Shares free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by West; (f) the execution and delivery of this Agreement by East do not, and the performance of this Agreement by East will not, (i) violate the Articles of Organization or By-Laws of East, (ii) conflict with or violate any order applicable to East or any of its subsidiaries or by which they or any of their property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of East or any of its subsidiaries pursuant to, any contract or agreement to which East or any of its subsidiaries is a party or by which East or any of its subsidiaries or any of their property is bound or affected, except, in the case of clauses (ii) and (iii) above, for violations, conflicts, breaches, defaults, rights of termination, amendment, acceleration or cancellation, liens or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on East; (g) the execution and delivery of this Agreement by East does not, and the performance of this Agreement by East will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except pursuant to the HSR Act, if applicable; and (h) any West Shares acquired upon exercise of the Option will not be acquired by East with a view to the public distribution thereof and East will not sell or otherwise dispose of such shares in violation of applicable law or this Agreement.

  7. Certain Rights

  (a) East Put. At the request of East at any time during the period during which the Option is exercisable pursuant to Section 2 (the "Purchase Period"), West (or any successor entity thereof) shall purchase from East the Option, to the extent not previously exercised, at the price set forth in subparagraph (i) below (as limited by subparagraph (iii) below), and the Option Shares, if any, acquired by East pursuant thereto, at the price set forth in subparagraph (ii) below (as limited by subparagraph (iii) below):

    (i) The difference between the "Market Price" for West Shares as of the date East gives notice of its intent to exercise its rights under this
  Section 7(a) (defined as the highest closing sale price of West Shares on the Nasdaq National Market during the five (5) trading days ending on the trading day immediately preceding such date) and the Exercise Price, multiplied by the number of West Shares purchasable pursuant to the Option, but only if the Market Price is greater than the Exercise Price.

    (ii) The Exercise Price paid by East for West Shares acquired pursuant to the Option plus the difference between the Market Price and such Exercise Price (but only if the Market Price is greater than the Exercise Price) multiplied by the number of West Shares so purchased.

    (iii) Notwithstanding subparagraphs (i) and (ii) above, pursuant to this
  Section 7 West shall not be required to pay East in excess of an aggregate of (x) $40,000,000 plus (y) the Exercise Price paid by East for West Shares acquired pursuant to the Option minus (z) any amounts paid to East by West pursuant to Section 7.3(c) of the Merger Agreement.

  (b) Redelivery of East Shares. If East has acquired West Shares pursuant to exercise of the Option by the issuance and delivery of East Shares, then West shall in fulfillment of its obligation pursuant to the first clause of Section 7(a)(ii) with respect to the Exercise Price paid in the form of East Shares only, redeliver all of the applicable certificate(s) for such East Shares to East free and clear of all claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, other than those imposed by East.

  (c) Payment and Redelivery of Option or Shares. In the event East exercises its rights under Sections 7(a) and (b), West shall, within ten business days after East delivers notice pursuant to Section 7(a), pay the required amount to East in immediately available funds (and East Shares, if applicable) and East shall surrender to West the Option and the certificates evidencing the West Shares purchased by East pursuant thereto, and East shall represent and warrant that such shares are then free and clear of all claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

  (d) Restrictions on Transfer. Until the expiration of the Purchase Period, West shall not sell, transfer or otherwise dispose of any East Shares acquired by it pursuant to this Agreement.

  8. Registration Rights

  (a) Following the termination of the Merger Agreement, each party hereto (a "Holder") may by written notice (a "Registration Notice") to the other party (the "Registrant") request the Registrant to register under the Securities Act all or any part of the shares acquired by such Holder pursuant to this Agreement (the "Registrable Securities") in order to permit the sale or other disposition of such shares pursuant to a bona fide firm commitment underwritten public offering in which the Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use reasonable efforts to prevent any person or group from purchasing through such offering shares representing more than 1% of the outstanding shares of Common Stock of the Registrant on a fully diluted basis; provided, however, that any such Registration Notice must relate to a number of shares equal to at least 2% of the outstanding shares of Common Stock of the Registrant on a fully diluted basis and that any rights to require registration hereunder shall terminate with respect to any shares that may be sold pursuant to Rule 144(k) under the Securities Act.

  (b) The Registrant shall use all reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities; provided, however, that (i) neither party shall be entitled to more than an aggregate of two effective registration statements hereunder and (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after a Registration Notice in the case of clause (A) below or 90 days after a Registration Notice in the case of clauses (B) and (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the written opinion of counsel to such Registrant, such information would have to be disclosed if a registration statement were filed at that time; (B) such Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) such Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement therefor, the provisions of this
Section 8 shall again be applicable to any proposed registration, it being understood that neither party shall be entitled to more than an aggregate of two effective registration statements hereunder. The Registrant shall use all reasonable efforts to cause any Registrable Securities registered pursuant to this Section 8 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdictions; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

  (c) The registration rights set forth in this Section 8 are subject to the condition that the Holder shall provide the Registrant with such information with respect to such Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to such Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder.

  (d) A registration effected under this Section 8 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner and (ii) to enter into an underwriting agreement in form and substance customary for transactions of this type with the underwriters participating in such offering.

  9. Adjustment Upon Changes in Capitalization

  (a) In the event of any change in the West Shares by reason of stock dividends, split-ups, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option, the Exercise Ratio and the Exercise Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that East shall receive, upon exercise of the Option, the number and class of shares or other securities or property that East would have received in respect of the West Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

  (b) In the event of any change in the East Shares by reason of stock dividends, split-ups, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities which East can deliver to West pursuant to Section 4 hereof in full payment for any West Shares to be purchased and the Exchange Ratio shall be adjusted appropriately.

  10. Restrictive Legends

  Each certificate representing Option Shares issued to East hereunder, and each certificate representing East Shares delivered to West at a Closing, shall include a legend in substantially the following form:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF JUNE 6, 1995, A COPY OF WHICH MAY BE OBTAINED FROM [NAME OF COMPANY]

  11. Listing and HSR Filing

  West, upon the request of East, shall promptly file an application to list the West Shares to be acquired upon exercise of the Option for quotation on the Nasdaq National Market and shall use its best efforts to obtain approval of such listing as soon as practicable. East, upon the request of West, shall promptly file an application to list the East Shares issued and delivered to West pursuant to Section 4 for quotation on the Nasdaq National Market and shall use its best efforts to obtain approval of such listing as soon as practicable. Promptly after the date hereof, each of the parties hereto shall promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act, if any, to permit the acquisition of the West Shares subject to the Option at the earliest possible date.

  12. Binding Effect

  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any shares sold by a party in compliance with the provisions of
Section 8 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement and any transferee of such shares shall not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear the legend set forth in Section 10.

  13. Specific Performance

  The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

  14. Entire Agreement

  This Agreement and the Merger Agreement (including the appendices thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

  15. Further Assurances

  Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to constitute the transactions contemplated hereby.

  16. Validity

  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and shall execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

  17. Notices

  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

    (1) if to West, to:

          Pure Software Inc.
          1309 South Mary Avenue
          Sunnyvale, CA 94087
          Attention: President
          Telephone No.: (408) 720-1600
          Telecopy No.: (408) 720-9200

    with a copy at the same address to the attention of the General Counsel, and with a copy to:

          Wilson, Sonsini, Goodrich & Rosati, P.C.
          650 Page Mill Road
          Palo Alto, California 94304-1050
          Attention: Larry W. Sonsini, Esq.
          Telephone No.: (415) 493-9300
          Telecopy No.: (415) 493-6811

    (2) if to East, to:
          Atria Software, Inc.
          20 Maguire Road
          Lexington, MA 02173
          Attention: President
          Telephone No.: (617) 676-2400
          Telecopy No.: (617) 676-2445

    with a copy at the same address to the attention of the General Counsel, and with a copy to:

          Testa, Hurwitz & Thibeault, LLP
          High Street Tower, 125 High Street
          Boston, Massachusetts 02110
          Attention: Mark J. Macenka, Esq.
          Telephone No.: (617) 248-7000
          Telecopy No.: (617) 248-7100

  18. Governing Law

  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

  19. Counterparts

  This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

  20. Expenses

  Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

  21. Amendments; Waiver

  This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

  22. Assignment

  Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that East may assign its rights and obligations hereunder to Sub.

                    [Remainder of Page Intentionally Blank]

  In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                          Atria Software, Inc.


                                          By:__________________________________
                                            Name:
                                            Title:

                                          Pure Software Inc.


                                          By:__________________________________
                                            Name:
                                            Title:

                           [OPTION FROM EAST TO WEST]

                             STOCK OPTION AGREEMENT

  This Stock Option Agreement dated as of June 6, 1996 (the "Agreement") is entered into by and between Pure Software Inc., a Delaware corporation ("West"), and Atria Software, Inc., a Massachusetts corporation ("East").

                                    RECITALS

  Whereas, concurrently with the execution and delivery of this Agreement, West, East and CST Acquisition Corporation, a Massachusetts corporation and a wholly owned subsidiary of West ("Sub"), are entering into an Agreement and Plan of Reorganization (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Sub will be merged with and into East (the "Merger") with East continuing as the surviving corporation and as a wholly owned subsidiary of West; and

  Whereas, as a condition to West's and Sub's willingness to enter into the Merger Agreement, West has requested that East agree, and East has so agreed, to grant to West an option to acquire shares of East's Common Stock upon the terms and subject to the conditions set forth herein;

                                   AGREEMENT

  Now, Therefore, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

  1. Grant of Option

  East hereby grants to West an irrevocable option (the "Option") to acquire up to 2,149,038 shares (the "Option Shares") of the Common Stock, par value $.01 per share, of East ("East Shares") in the manner set forth below (i) by exchanging therefor shares of the Common Stock, par value $.0001 per share, of West ("West Shares") at a rate of 1.544615 West Share for each Option Share (the "Exercise Ratio") and/or, at West's election, (ii) by paying cash at a price determined in accordance with Section 4 below. Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

  2. Exercise of Option

  The Option may only be exercised by West, in whole or in part, at any time or from time to time, upon the occurrence of (i) the commencement of a tender or exchange offer for 25% or more of any class of East's capital stock, or (ii) any of the events specified in Section 7.3(b)(x) of the Merger Agreement (any of the events specified in clauses (i) or (ii) of this sentence being referred to herein as an "Exercise Event"). In the event West wishes to exercise the Option, West shall deliver to East a written notice (an "Exercise Notice") specifying the total number of Option Shares it wishes to acquire and the form of consideration to be paid. Each closing of a purchase of Option Shares (a "Closing") shall occur on a date and at a time designated by West in an Exercise Notice delivered at least five business days prior to the date of such Closing, which Closing shall be held at the offices of counsel to East. The Option shall terminate upon the earlier of (i) at the Effective Time, (ii) 180 days following the termination of the Merger Agreement pursuant to Article VII thereof, if an Exercise Event shall have occurred on or prior to the date of such termination, and (iii) the date on which the Merger Agreement is terminated pursuant to Article VII thereof if an Exercise Event shall not have occurred on or prior to such date; provided, however, with respect to the preceding clause (ii) of this sentence, that if the Option cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable, shall not have expired or been terminated, then the Option shall not terminate until the tenth business day after such impediment to exercise shall have been removed or shall have become final and not subject to appeal. Notwithstanding the foregoing, the Option may not be exercised if West is in breach in any material respect of any of its covenants or agreements contained in the Merger Agreement.

  3. Conditions to Closing

  The obligation of East to issue Option Shares to West hereunder is subject to the conditions that (a) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder shall have expired or been terminated;
(b) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder shall have been obtained or made, as the case may be; and (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

  4. Closing

  At any Closing, (a) East shall deliver to West a single certificate in definitive form representing the number of East Shares designated by West in its Exercise Notice, such certificate to be registered in the name of West and to bear the legend set forth in Section 10 hereof, and (b) West shall pay to East the aggregate purchase price for the East Shares so designated and being purchased by delivery of (i) a single certificate in definitive form representing the number of West Shares being issued by West in consideration therefor (based on the Exercise Ratio), such certificate to be registered in the name of East and to bear the legend set forth in Section 10 hereof, and/or, at West's election, (ii) a certified check or bank check, as the case may be. If West has elected to deliver cash in payment for any East Shares, the price to be paid by West in cash to East at any Closing in respect of such East Shares shall be $62.75 per share (the "Exercise Price").

  5. Representations and Warranties of East

  East represents and warrants to West that (a) East is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by East and consummation by East of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of East and no other corporate proceedings on the part of East are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by East and constitutes a legal, valid and binding obligation of East and, assuming this Agreement constitutes a legal, valid and binding obligation of West, is enforceable against East in accordance with its terms, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) except for any filings as may be required under the HSR Act, East has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued East Shares for West to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional East Shares or other securities which may be issuable pursuant to Section 9(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable;
(e) upon delivery of the East Shares and any other securities to West upon exercise of the Option, West will acquire such East Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by West; (f) the execution and delivery of this Agreement by East do not, and the performance of this Agreement by East will not, (i) violate the Articles of Organization or By-Laws of East, (ii) conflict with or violate any order applicable to East or any of its subsidiaries or by which they or any of their property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of East or any of its subsidiaries pursuant to, any contract or agreement to which East or any of its subsidiaries is a party or by which East or any of its subsidiaries or any of their property is bound or affected, except, in the case of clauses (ii) and
(iii) above, for violations, conflicts, breaches, defaults, rights of termination, amendment, acceleration or cancellation, liens or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on East; (g) the execution and delivery of this Agreement by East does not, and the performance of this Agreement by East will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except pursuant to the HSR Act, if applicable; and
(h) any West Shares acquired pursuant to this Agreement will not be acquired by East with a view to the public distribution thereof and East will not sell or otherwise dispose of such shares in violation of applicable law or this Agreement.

  6. Representations and Warranties of West

  West represents and warrants to East that (a) West is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (b) the execution and delivery of this Agreement by West and the consummation by West of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of West and no other corporate proceedings on the part of West are necessary to authorize this Agreement or any of the transactions contemplated hereby; (c) this Agreement has been duly executed and delivered by West and constitutes a legal, valid and binding obligation of West and, assuming this Agreement constitutes a legal, valid and binding obligation of East, is enforceable against West in accordance with its term, except as enforceability may be limited by bankruptcy and other laws affecting the rights and remedies of creditors generally and general principles of equity; (d) except for any filings that may be required under the HSR Act, West has taken (or will in a timely manner take) all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option and will take all necessary corporate or other action to authorize and reserve for issuance all additional West Shares or other securities which may be issuable pursuant to Section 9(b) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (e) upon delivery of West Shares to East in consideration of any acquisition of East Shares pursuant hereto, East will acquire such West Shares free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by East; (f) the execution and delivery of this Agreement by West do not, and the performance of this Agreement by West will not, (i) violate the Certificate of Incorporation or By-Laws of West, (ii) conflict with or violate any order applicable to West or any of its subsidiaries or by which they or any of their property is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of West or any of its subsidiaries pursuant to, any contract or agreement to which West or any of its subsidiaries is a party or by which West or any of its subsidiaries or any of their property is bound or affected, except, in the case of clauses (ii) and (iii) above, for violations, conflicts, breaches, defaults, rights of termination, amendment, acceleration or cancellation, liens or encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on West; (g) the execution and delivery of this Agreement by West does not, and the performance of this Agreement by West will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except pursuant to the HSR Act, if applicable; and (h) any East Shares acquired upon exercise of the Option will not be acquired by West with a view to the public distribution thereof and West will not sell or otherwise dispose of such shares in violation of applicable law or this Agreement.

  7. Certain Rights

  (a) West Put. At the request of West at any time during the period during which the Option is exercisable pursuant to Section 2 (the "Purchase Period"), East (or any successor entity thereof) shall purchase from West the Option, to the extent not previously exercised, at the price set forth in subparagraph (i) below (as limited by subparagraph (iii) below), and the Option Shares, if any, acquired by West pursuant thereto, at the price set forth in subparagraph (ii) below (as limited by subparagraph (iii) below):

    (i) The difference between the "Market Price" for East Shares as of the date West gives notice of its intent to exercise its rights under this
  Section 7(a) (defined as the highest closing sale price of East Shares on the Nasdaq National Market during the five (5) trading days ending on the trading day immediately preceding such date) and the Exercise Price, multiplied by the number of East Shares purchasable pursuant to the Option, but only if the Market Price is greater than the Exercise Price.

    (ii) The Exercise Price paid by West for East Shares acquired pursuant to the Option plus the difference between the Market Price and such Exercise Price (but only if the Market Price is greater than the Exercise Price) multiplied by the number of East Shares so purchased.

    (iii) Notwithstanding subparagraphs (i) and (ii) above, pursuant to this
  Section 7 East shall not be required to pay West in excess of an aggregate of (x) $40,000,000 plus (y) the Exercise Price paid by West for East Shares acquired pursuant to the Option minus (z) any amounts paid to West by East pursuant to Section 7.3(b) of the Merger Agreement.

  (b) Redelivery of West Shares. If West has acquired East Shares pursuant to exercise of the Option by the issuance and delivery of West Shares, then East shall in fulfillment of its obligation pursuant to the first clause of Section 7(a)(ii) with respect to the Exercise Price paid in the form of West Shares only, redeliver all of the applicable certificate(s) for such West Shares to West free and clear of all claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, other than those imposed by West.

  (c) Payment and Redelivery of Option or Shares. In the event West exercises its rights under Sections 7(a) and (b), East shall, within ten business days after West delivers notice pursuant to Section 7(a), pay the required amount to West in immediately available funds (and West Shares, if applicable) and West shall surrender to East the Option and the certificates evidencing the East Shares purchased by West pursuant thereto, and West shall represent and warrant that such shares are then free and clear of all claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

  (d) Restrictions on Transfer. Until the expiration of the Purchase Period, East shall not sell, transfer or otherwise dispose of any West Shares acquired by it pursuant to this Agreement.

  8. Registration Rights

  (a) Following the termination of the Merger Agreement, each party hereto (a "Holder") may by written notice (a "Registration Notice") to the other party (the "Registrant") request the Registrant to register under the Securities Act all or any part of the shares acquired by such Holder pursuant to this Agreement (the "Registrable Securities") in order to permit the sale or other disposition of such shares pursuant to a bona fide firm commitment underwritten public offering in which the Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use reasonable efforts to prevent any person or group from purchasing through such offering shares representing more than 1% of the outstanding shares of Common Stock of the Registrant on a fully diluted basis; provided, however, that any such Registration Notice must relate to a number of shares equal to at least 2% of the outstanding shares of Common Stock of the Registrant on a fully diluted basis and that any rights to require registration hereunder shall terminate with respect to any shares that may be sold pursuant to Rule 144(k) under the Securities Act.

  (b) The Registrant shall use all reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the Registrable Securities; provided, however, that (i) neither party shall be entitled to more than an aggregate of two effective registration statements hereunder and (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after a Registration Notice in the case of clause (A) below or 90 days after a Registration Notice in the case of clauses (B) and (C) below) when (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the written opinion of counsel to such Registrant, such information would have to be disclosed if a registration statement were filed at that time; (B) such Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or (C) such Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 180 days after the filing with the SEC of the initial registration statement therefor, the provisions of this Section 8 shall again be applicable to any proposed registration, it being understood that neither party shall be entitled to more than an aggregate of two effective registration statements hereunder. The Registrant shall use all reasonable efforts to cause any Registrable Securities registered pursuant to this Section 8 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdictions; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

  (c) The registration rights set forth in this Section 8 are subject to the condition that the Holder shall provide the Registrant with such information with respect to such Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to such Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder.

  (d) A registration effected under this Section 8 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the parties agree (i) to indemnify each other and the underwriters in the customary manner and (ii) to enter into an underwriting agreement in form and substance customary for transactions of this type with the underwriters participating in such offering.

  9. Adjustment Upon Changes in Capitalization

  (a) In the event of any change in the East Shares by reason of stock dividends, split-ups, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option, the Exercise Ratio and the Exercise Price shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that West shall receive, upon exercise of the Option, the number and class of shares or other securities or property that West would have received in respect of the East Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

  (b) In the event of any change in the West Shares by reason of stock dividends, split-ups, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities which West can deliver to East pursuant to Section 4 hereof in full payment for any East Shares to be purchased and the Exchange Ratio shall be adjusted appropriately.

  10. Restrictive Legends

  Each certificate representing Option Shares issued to West hereunder, and each certificate representing West Shares delivered to East at a Closing, shall include a legend in substantially the following form:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF JUNE 6, 1995, A COPY OF WHICH MAY BE OBTAINED FROM [NAME OF COMPANY].

  11. Listing and HSR Filing

  East, upon the request of West, shall promptly file an application to list the East Shares to be acquired upon exercise of the Option for quotation on the Nasdaq National Market and shall use its best efforts to obtain approval of such listing as soon as practicable. West, upon the request of East, shall promptly file an application to list the West Shares issued and delivered to East pursuant to Section 4 for quotation on the Nasdaq National Market and shall use its best efforts to obtain approval of such listing as soon as practicable. Promptly after the date hereof, each of the parties hereto shall promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act, if any, to permit the acquisition of the East Shares subject to the Option at the earliest possible date.

  12. Binding Effect

  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any shares sold by a party in compliance with the provisions of
Section 8 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement and any transferee of such shares shall not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 8 shall not be required to bear the legend set forth in Section 10.

  13. Specific Performance

  The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action shall be brought in equity to enforce the provisions of the Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

  14. Entire Agreement

  This Agreement and the Merger Agreement (including the appendices thereto) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

  15. Further Assurances

  Each party will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to constitute the transactions contemplated hereby.

  16. Validity

  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith and shall execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

  17. Notices

  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

    (1) if to West, to:

          Pure Software Inc.
          1309 South Mary Avenue
          Sunnyvale, CA 94087
          Attention: President
          Telephone No.: (408) 720-1600
          Telecopy No.: (408) 720-9200

    with a copy at the same address to the attention of the General Counsel, and with a copy to:

          Wilson, Sonsini, Goodrich & Rosati, P.C.
          650 Page Mill Road
          Palo Alto, California 94304-1050
          Attention: Larry W. Sonsini, Esq.
          Telephone No.: (415) 493-9300
          Telecopy No.: (415) 493-6811

    (2) if to East, to:

          Atria Software, Inc.
          20 Maguire Road
          Lexington, MA 02173
          Attention: President
          Telephone No.: (617) 676-2400
          Telecopy No.: (617) 676-2445

    with a copy at the same address to the attention of the General Counsel, and with a copy to:

          Testa, Hurwitz & Thibeault, LLP
          High Street Tower, 125 High Street
          Boston, Massachusetts 02110
          Attention: Mark J. Macenka, Esq.
          Telephone No.: (617) 248-7000
          Telecopy No.: (617) 248-7100

  18. Governing Law

  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

  19. Counterparts

  This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which, taken together, shall constitute one and the same instrument.

  20. Expenses

  Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

  21. Amendments; Waiver

  This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

  22. Assignment

  Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that West may assign its rights and obligations hereunder to Sub.

                    [Remainder of Page Intentionally Blank]

  In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          Pure Software Inc.


                                          By:__________________________________
                                            Name:
                                            Title:

                                          Atria Software, Inc.


                                          By:__________________________________
                                            Name:
                                            Title:

                                                                        ANNEX C

  85 RIGHTS OF MINORITY STOCKHOLDER, ETC. A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedures set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

  86 APPLICABILITY OF SECTIONS 87 TO 98; PREREQUISITES OF OBJECTING STOCKHOLDER'S RIGHT TO DEMAND PAYMENT FOR SHARES AND APPRAISAL THEREFORE. If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the stockholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

  87 NOTICE OF CERTAIN STOCKHOLDERS' MEETING TO CONTAIN STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS'; EFFECT OF GIVING NOTICE; FORM. The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

  "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

  88 CORPORATION TAKING ACTION, ETC., TO NOTIFY CERTAIN OBJECTING STOCKHOLDERS THAT CERTAIN APPROVED ACTION HAS BECOME EFFECTIVE, ETC. The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

  89 CORPORATION TO PAY TO CERTAIN OBJECTING STOCKHOLDERS FAIR VALUE OF THEIR SHARES ON DEMAND, ETC. If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

  90 BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE OF VALUE THEREOF, ETC. If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

  91 BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF ETC.; PARTIES TO BILL ETC.; SERVICE OF BILL ON CORPORATION; NOTICE TO STOCKHOLDER PARTIES ETC. If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares with whom the corporation has not reached an agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

  92 BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; ENTRY OF DECREE DETERMINING VALUE OF STOCK; DATE ON WHICH VALUE IS TO BE DETERMINED. After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated, or if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

  93 BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; COURT MAY REFER BILL, ETC. TO SPECIAL MASTER TO HEAR PARTIES, ETC. The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

  94 BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; STOCKHOLDER PARTIES MAY BE REQUIRED TO SUBMIT THEIR STOCK CERTIFICATES FOR NOTATION THEREON OF PENDENCY OF BILL,
ETC. On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

  95 BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; TAXATION OF COSTS, ETC.; INTEREST ON AWARD, ETC. The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

  96 STOCKHOLDER DEMANDING PAYMENT FOR STOCK NOT ENTITLED TO NOTICE OF STOCKHOLDERS' MEETINGS OR TO VOTE STOCK OR TO RECEIVE DIVIDENDS, ETC.; EXCEPTIONS. Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

    (1) A bill shall not be filed within the time provided in section ninety;

    (2) A bill, if filed, shall be dismissed as to such stockholder; or

    (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

  Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

  97 CERTAIN SHARES PAID FOR BY CORPORATION TO HAVE STATUS OF TREASURY STOCK, ETC. The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter hall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock of securities.

  98 ENFORCEMENT BY STOCKHOLDER OF RIGHT TO RECEIVE PAYMENT FOR HIS SHARES TO BE EXCLUSIVE REMEDY; EXCEPTION. The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                                                        ANNEX D

                                                                   June 6, 1996

Board of Directors
Pure Software Inc.
1309 South Mary Avenue
Sunnyvale, CA 94087

Members of the Board:

  We understand that Pure Software Inc. ("Pure"), Atria Software, Inc. ("Atria") and CST Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of Pure, have entered into an Agreement and Plan of Reorganization, dated as of June 6, 1996 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Atria. Pursuant to the Merger, Atria will become a wholly-owned subsidiary of Pure and each issued and outstanding share of common stock, par value $0.01 per share, of Atria (the "Atria Common Stock"), other than shares held in treasury or held by Pure or any subsidiary of Pure or Atria or as to which dissenters rights have been perfected, shall be converted into the right to receive
1.544615 (the "Exchange Ratio") shares of common stock, par value $0.0001 per share, of Pure (the "Pure Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

  You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Pure.

  For purposes of the opinion set forth herein, we have:

    (i) analyzed certain publicly available financial statements and other information of Pure and Atria, respectively;

    (ii) analyzed certain internal financial statements and other financial and operating data concerning Pure prepared by the management of Pure;

    (iii) analyzed certain financial forecasts relating to Pure prepared by the management of Pure;

    (iv) discussed the past and current operations and financial condition and the prospects of Pure with senior executives of Pure;

    (v) analyzed certain internal financial statements and other financial and operating data concerning Atria prepared by the management of Atria;

    (vi) analyzed certain financial forecasts relating to Atria prepared by the management of Atria;

    (vii) discussed the past and current operations and financial condition and the prospects of Atria with senior executives of Atria;

    (viii) analyzed the pro forma impact of the Merger on the earnings per share, consolidated capitalization and other financial ratios of Pure and Atria, respectively;

    (ix) reviewed the reported prices and trading activity for the Pure Common Stock and the Atria Common Stock;

    (x) compared the financial performance of Pure and Atria and the prices and trading activity of the Pure Common Stock and the Atria Common Stock with that of certain other comparable publicly-traded companies and their securities;

    (xi) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

    (xii) reviewed and discussed with the senior managements of Pure and Atria (a) the strategic rationale for the Merger and their estimates of the benefits expected to be derived from the Merger and (b) certain alternatives to the Merger;

    (xiii) participated in discussions and negotiations among representatives of Pure and Atria and their financial and legal advisors;

    (xiv) reviewed the Merger Agreement and certain related agreements; and

    (xv) considered such other factors as we have deemed appropriate.

  We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Pure and Atria, respectively. We have relied upon the assessment by the management of Pure of their ability to retain key employees of both Pure and Atria. We have also relied upon, without independent verification, the assessment by the management of each of Pure and Atria of the strategic and other benefits expected to result from the Merger. We have also relied upon, without independent verification, the assessment by Pure's management of Atria's technology and products, the timing and risks associated with the integration of Pure with Atria, and the validity of, and risks associated with, Atria's future products and technology. We have not made any independent valuation or appraisal of the assets, liabilities or technology of Pure or Atria, respectively, nor have we been furnished with any such appraisals. We have assumed that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  We have acted as financial advisor to the Board of Directors of Pure in connection with this transaction and will receive a fee for our services.

  It is understood that this letter is for the information of the Board of Directors of Pure, except that this opinion may be included in its entirety in any filing made by Pure with the Securities and Exchange Commission with respect to the transactions contemplated by the Merger Agreement. In addition, we express no recommendation or opinion as to how the holders of Pure Common Stock should vote at the shareholders meeting held in connection with the Merger.

  Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Pure.

                                          Very truly yours,

                                          Deutsche Morgan Grenfell/ C. J.
                                          Lawrence Inc.

                                                  /s/ George F. Boutros
                                          By: ---------------------------------
                                                George F. Boutros, Managing
                                                          Director

                                                   /s/ Ethan M. Topper
                                          By: ---------------------------------
                                                 Ethan M. Topper, Managing
                                                          Director

                                                                        ANNEX E

                                                                   June 6, 1996

Board of Directors
Pure Software Inc.
1309 South Mary Avenue
Sunnyvale, California 94087

Members of the Board:

  We understand that Pure Software Inc. ("Pure"), Atria Software, Inc. ("Atria") and CST Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of Pure, have entered into an Agreement and Plan of Reorganization, dated as of June 6, 1996 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into Atria. Pursuant to the Merger, Atria will become a wholly-owned subsidiary of Pure and each issued and outstanding share of common stock, par value $0.01 per share, of Atria (the "Atria Common Stock"), other than shares held in treasury or held by Pure or any subsidiary of Pure or Atria or as to which dissenters' rights have been perfected, shall be converted into the right to receive
1.544615 (the "Exchange Ratio") shares of common stock, par value $0.0001 per share, of Pure (the "Pure Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

  You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Pure.

  For purposes of the opinion set forth herein, we have:

    (i) analyzed certain publicly available financial statements and other information of Pure and Atria, respectively;

    (ii) analyzed certain internal financial statements and other financial and operating data concerning Pure prepared by the management of Pure;

    (iii) analyzed certain operating plans relating to Pure prepared by the management of Pure;

    (iv) discussed the past and current operations and financial condition and the prospects of Pure with senior executives of Pure;

    (v) analyzed certain internal financial statements and other financial and operating data concerning Atria prepared by the management of Atria;

    (vi) analyzed certain operating plans relating to Atria prepared by the management of Atria;

    (vii) discussed the past and current operations and financial condition and the prospects of Atria with senior executives of Atria;

    (viii) analyzed the pro forma impact of the Merger on the earnings per share, consolidated capitalization and other financial ratios of Pure and Atria, respectively;

    (ix) reviewed the reported prices and trading activity for the Pure Common Stock and the Atria Common Stock;

    (x) compared the financial performance of Pure and Atria and the prices and trading activity of the Pure Common Stock and the Atria Common Stock with that of certain other comparable publicly-traded companies and their securities;

    (xi) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

    (xii) reviewed and discussed with the senior management of Pure and Atria
  (a) the strategic rationale for the Merger and their estimates of the benefits expected to be derived from the Merger and (b) certain alternatives to the Merger;

    (xiii) participated in discussions and negotiations among representatives of Pure and Atria and their financial and legal advisors;

    (xiv) reviewed the Merger Agreement and certain related agreements; and

    (xv) considered such other factors as we have deemed appropriate.

  We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the operating plans, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Pure and Atria, respectively. We have relied upon the assessment by the management of Pure of their ability to retain key employees of both Pure and Atria. We have also relied upon, without independent verification, the assessment by the managements of Pure and Atria of the strategic and other benefits expected to result from the Merger. We have also relied upon, without independent verification, the assessment by Pure's management of Atria's technology and products, the timing and risks associated with the integration of Atria with Pure, and the validity of, and risks associated with, Atria's existing and future products and technology. We have not made any independent valuation or appraisal of the assets, liabilities or technology of Pure or Atria, respectively, nor have we been furnished with any such appraisals. We have assumed that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and will be consummated in accordance with the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

  We have acted as financial advisor to the Board of Directors of Pure in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Pure and have received fees for the rendering of these services.

  It is understood that this letter is for the information of the Board of Directors of Pure, except that this opinion may be included in its entirety in any filing made by Pure with the Securities and Exchange Commission with respect to the transactions contemplated by the Merger Agreement. In addition, we express no recommendation or opinion as to how the holders of Pure Common Stock should vote at the shareholders' meeting held in connection with the Merger.

  Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Pure.

                                          Very truly yours,

                                          Morgan Stanley & Co. Incorporated

                                          By: _________________________________
                                             Charles R. Cory
                                             Managing Director

                                                                        ANNEX F

                                                                   June 6, 1996

The Board of Directors
Atria Software, Inc.
20 Maguire Road
Lexington, MA 02173

Attention: Mr. Paul H. Levine, President and Chief Executive Officer
           Mr. Elliot M. Katzman, Vice President Finance and Administration & Chief Financial Officer

Gentlemen:

  You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of Atria Software, Inc. (the "Company"), of the consideration to be received by the stockholders pursuant to the terms of the proposed Agreement and Plan of Reorganization (the "Agreement") dated June 6, 1996 by and among Pure Software Inc. ("Pure") CST Acquisition Corporation and the Company. Capitalized terms used herein shall have the meaning used in the Agreement unless otherwise defined herein.

  Pursuant to the Agreement, each outstanding share of common stock of the Company is proposed to be converted into and represent the right to receive such number of shares of Pure's common stock as is equal to the Exchange Ratio. The Exchange Ratio is 1.544615.

  Wessels, Arnold & Henderson, L.L.C. ("Wessels, Arnold & Henderson"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as financial advisor to the Board of Directors of Atria Software, Inc. in connection with the Merger and will receive fees for our services, including the rendering of this opinion. In the ordinary course of business, Wessels, Arnold & Henderson acts as a market maker and broker in the publicly traded securities of the Company and Pure and receives customary compensation in connection therewith, and also provides research coverage for the Company and Pure. In the ordinary course of business, Wessels, Arnold & Henderson actively trades in the publicly traded securities of the Company and Pure for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

  In connection with our review of the Merger, and in arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of the Agreement, (ii) reviewed and analyzed certain publicly available financial statements and other information of the Company and Pure; (iii) reviewed and analyzed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company; (iv) reviewed and analyzed certain internal financial statements and other financial and operating data concerning Pure prepared by the management of Pure; (v) reviewed and analyzed the operating plan prepared by the management of the Company; (vi) reviewed and analyzed the operating plan prepared by the management of Pure; (vii) conducted discussions with members of the senior management of the Company with respect to the business and prospects of the Company; (viii) conducted discussions with members of the senior management of Pure with respect to the business and prospects of Pure; (ix) analyzed the pro forma impact of the Merger on Pure's results of operations; (x) reviewed the reported prices and trading activity for the Company's Common Stock and Pure's Common Stock; (xi) compared the financial performance of the Company and Pure and the prices of the Company's Common Stock and Pure's Common Stock with that of certain other comparable publicly-traded companies and their securities;
(xii) reviewed the financial terms, to the extent publicly available, of certain comparable merger transactions; and (xiii) participated in discussions and negotiations among representatives of the Company and Pure and their respective financial and legal advisors. In addition, we have conducted such other analyses and examinations and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

  In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information provided to us by the Company and Pure, and have not independently verified such information. Further, our opinion is based on the assumption that the Merger will be accounted for as a pooling-of-interests. We have not performed an independent evaluation or appraisal of any of the respective assets or liabilities of the Company or Pure and we have not been furnished with any such valuations or appraisals. With respect to the financial forecasts, we have assumed that they have been reasonably prepared on the bases reflecting the best currently available estimates and judgments of the management of the Company and Pure, as the case may be, as to the respective future financial performance of the Company and Pure.

  It is understood that this letter is for the information of the Board of Directors of the Company, and this letter shall not be published and no public references to Wessels, Arnold & Henderson, L.L.C. shall be made without our prior written consent, which consent shall not be unreasonably withheld; provided, however, that this letter may be included in its entirety in the proxy statement submitted to the stockholders of the Company for the purpose of approving the Merger. Further, our opinion speaks only as of the date hereof and is based on the conditions as they exist and information which we have been supplied as of the date hereof.

  Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof, the consideration to be received by the holders of the Company's Common Stock pursuant to the Agreement is fair from a financial point of view to the holders of the Company's Common Stock.

                                          Very truly yours,

                                          Wessels, Arnold & Henderson, L.L.C.

                                          By: _________________________________
                                               Michael P. Ogborne Investment
                                                          Banking

- --------------------------------------------------------------------------------


                              ATRIA SOFTWARE, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        SPECIAL MEETING OF STOCKHOLDERS
                                AUGUST 23, 1996

  The undersigned stockholder(s) of Atria Software, Inc. ("Atria"), a Massachusetts corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Prospectus/Joint Proxy Statement, each dated July 26, 1996, and hereby appoints Paul H. Levine, Elliot M. Katzman and W. Geoffrey Stein, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Atria to be held on August 23, 1996 at 12 noon, local time, at the offices of Testa, Hurwitz & Thibeault, LLP, located at High Street Tower, 125 High Street, Boston, Massachusetts 02110, and at any adjournments thereof, and to vote all shares of Common Stock of Atria which the undersigned is entitled to vote on the matters set forth below.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE SPECIAL MEETING.
           -------

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- --PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.-
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 Please sign this Proxy exactly as your name appears on the books of Atria. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.
 If a corporation, this signature should be that of an authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?           DO YOU HAVE ANY COMMENTS?
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
[X] PLEASE MARK VOTE                       1. To approve and adopt the                                      FOR AGAINST ABSTAIN
    AS IN THIS EXAMPLE                        Agreement and Plan of
                                              Reorganization dated as of June                               [_]   [_]     [_]
                                              6, 1996 (the "Agreement"), among
                                              Pure Software Inc. ("Pure"),
                                              Atria and CST Acquisition
                                              Corporation, a wholly-owned
                                              subsidiary of Pure ("Merger
                                              Sub") pursuant to which, among
                                              other matters, (i) Merger Sub
                                              will be merged with and into
                                              Atria and (ii) each share of
                                              Common Stock, $.01 par value per
                                              share, of Atria will be
                                              converted into the right to
                                              receive, and become exchangeable
                                              for, 1.544615 shares of Common
                                              Stock $.0001 par value per
                                              share, of Pure.

                                           2. To transact such other matters as may properly come
                                              before the Special Meeting or any postponements or
                                              adjournments of the Special Meeting.
RECORD DATE SHARES:
                                              --------------
Please be sure to sign and date this Proxy.     Date            Mark box at right if comments or address change       [_]
- ------------------------------------------------------------    have been noted on the reverse side of this card.



- ----------Shareholder sign here--------Co-owner sign here----

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